                         CONVERSION VALUATION APPRAISAL REPORT


                                    PREPARED FOR:

                        THE MARKET BUILDING AND SAVING COMPANY

                                         and

                             MARKET FINANCIAL CORPORATION

                                  Mt. Healthy, Ohio




                                        As Of:

                                    August 2, 1996



                                     PREPARED BY:

                                KELLER & COMPANY, INC.
                                555 Metro Place North
                                      Suite 524

                                  Dublin, Ohio 43017
                                    (614) 766-1426






                                   KELLER & COMPANY

                        CONVERSION VALUATION APPRAISAL REPORT




                                    PREPARED FOR:

                        THE MARKET BUILDING AND SAVING COMPANY

                                         and

                             MARKET FINANCIAL CORPORATION

                                  Mt. Healthy, Ohio






                                        As Of:

                                    August 2, 1996








                                     PREPARED BY:


                                  Michael R. Keller
                                      President

                                KELLER & COMPANY, INC.
                                555 METRO PLACE NORTH
                                      SUITE 524
                                  DUBLIN, 0H10 43017
                                    (614) 766-1426
                                  (614) 766-1459 FAX




August 15, 1996



Board of Directors
The Market Building
    and Saving Company
7522 Hamilton Avenue
Mt. Healthy, OH 45231

Gentlemen:

We hereby submit an independent appraisal of the pro forma market value of the to-be-issued stock of Market Financial Corporation (the "Corporation"), which is the newly formed holding company of Market Building and Saving Company, Mt. Healthy, Ohio ("Market" or the "Company"). The Corporation will hold all of the shares of the common stock of the Company. Such stock is to be issued in connection with the Company's conversion from a state-chartered mutual savings and loan association to a state-chartered stock savings and loan association in accordance with the Company's Plan of Conversion. This appraisal was prepared and provided to the Company in accordance with the conversion requirements and regulations of the Office of Thrift Supervision of the United States Department of the Treasury.

Keller & Company, Inc. is an independent financial institution consulting firm that serves both banks and thrift institutions. The firm is a full-service consulting organization, as described in more detail in Exhibit A, specializing in market studies, business and strategic plans, stock valuations, conversion appraisals, and fairness opinions for thrift institutions and banks. The firm has affirmed its independence in this transaction with the preparation of its Affidavit of Independence, a copy of which is included as Exhibit C.

Our appraisal is based on the assumption that the data provided to us by Market and the material provided by the independent auditor, Grant Thornton, LLP, Cincinnati, Ohio, are both accurate and complete. We did not proceed to verify the financial statements provided to us, nor did we conduct independent valuations of the Company's assets and liabilities. We have also used information from other public sources, but we cannot assure the accuracy of such material.

Board of Directors
The Market Building
and Saving Company
August 15, 1996


Page 2




In the completion of this appraisal, we held discussions with the management of Market, with the law firm of Vorys, Sater, Seymour & Pease, Cincinnati, Ohio, the Company's conversion counsel, and with Grant Thornton, LLP, the independent auditors. Further, we viewed the Company's local economy and primary market area.

This valuation must not be considered as a recommendation as to the purchase of stock in the Corporation, and we can provide no guarantee or assurance that any person who purchases shares of the Corporation's stock in this conversion will be able to later sell such shares at a price equivalent to the price designated in this appraisal.

Our valuation will be updated as required and will give consideration to any new developments in the Company's operation that have an impact on operations or financial condition. Further, we will give consideration to any changes in general market conditions and to specific changes in the market for publicly-traded thrift institutions. Based on the material impact of any such changes on the pro forma market value of the Company as determined by this firm, we will proceed to make necessary adjustments to the Company's appraised value in such appraisal update.

It is our opinion that as of August 2, 1996, the pro forma market value or appraised value of the Corporation is $10,100,000. Further, a range for this valuation is from a minimum of $8,585,000 to a maximum of $11,615,000, with a super-maximum of $13,357,250.

Very truly yours,


KELLER & COMPANY, INC.




Michael R. Keller
President

                                  TABLE OF CONTENTS

                                                                            PAGE
INTRODUCTION                                                                 1

I.    DESCRIPTION OF THE MARKET BUILDING AND SAVING COMPANY                  4
      General                                                                4
      Performance Overview                                                   9
      Income and Expense                                                    11
      Yields and Costs                                                      17
      Interest Rate Sensitivity                                             19
      Lending Activities                                                    21
      Non-Performing Assets                                                 24
      Investments                                                           26
      Deposit Activities                                                    27
      Borrowings                                                            28
      Subsidiaries                                                          28
      Office Properties                                                     28
      Management                                                            28

II.   DESCRIPTION OF PRIMARY MARKET AREA                                    30
      Summary                                                               35

III.  COMPARABLE GROUP SELECTION                                            36
      Introduction                                                          36
      General Parameters
         Merger/Acquisition                                                 37
         Mutual Holding Companies                                           38
         Trading Exchange                                                   38
         IPO Date                                                           39
         Geographic Location                                                39
         Asset Size                                                         40
         Summary                                                            40
      Balance Sheet Parameters
         Introduction                                                       41
         Equity to Assets                                                   41
         One- to Four Family Loans to Assets                                42
         Cash and Investments to Assets                                     42
         Mortgage-Backed Securities to Assets                               42
         Total Net Loans to Assets                                          43
         Total Net Loans and Mortgage-Backed Securities to Assets           43
         Advances to Assets                                                 43

TABLE OF CONTENTS (cont.)                                                   PAGE


      Performance Parameters
         Introduction                                                       45
         Return on Average Assets                                           45
         Return on Average Equity                                           46
         Net Interest Margin                                                46
         Operating Expenses to Assets                                       47
         Noninterest Income to Assets                                       47
      Asset Quality Parameters
         Introduction                                                       48
         Nonperforming Assets to Asset Ratio                                48
         Repossessed Assets to Assets                                       49
         Loans Loss Reserves to Assets                                      49
      The Comparable Group                                                  49
      Summary of Comparable Group Institutions                              50
      Enterprise Federal Bancorp                                            50
      Community Investors Bancorp, Inc.                                     50
      FEW Corporation                                                       50
      First Franklin Corporation                                            50
      Harvest Home Financial Corporation                                    50
      MFB Corp.                                                             51
      Milton Federal Financial Corporation                                  51
      North Bancshares, Inc.                                                51
      OHSL Financial Corp.                                                  51
      StateFed Financial Corp.                                              51

IV.   ANALYSIS OF FINANCIAL PERFORMANCE                                     52

V.    MARKET VALUE ADJUSTMENTS                                              55
      Earnings Performance                                                  55
      Financial Condition                                                   59
      Dividend Payments                                                     61
      Subscription Interest                                                 61
      Liquidity of Stock                                                    62
      Management                                                            63
      Marketing of the Issue                                                63

VI.   VALUATION METHODS                                                     65
      Price to Book Value Ratio Method                                      65
      Price to Earnings Ratio Method                                        67
      Price to Net Assets Ratio Method                                      68
      Valuation Conclusion                                                  68

                                   LIST OF EXHIBITS



NUMERICAL                                                                   PAGE
EXHIBITS

  1      Statement of Financial Condition -
          June 30, 1996, and September 30, 1995                             71
  2      Statements of Financial Condition -
          September 30, 1991 through 1994                                   72
  3      Statement of Earnings - Nine months ended March 31,
          1996, and Year Ended September 30, 1995                           73
  4      Statements of Earnings - September 30, 1991 through 1994           74
  5      Selected Financial Information and Other Data                      75
  6      Income and Expense Trends                                          76
  7      Normalized Earnings Trend                                          77
  8      Performance Indicators                                             78
  9      Volume/Rate Analysis                                               79
  10     Yield and Cost Trends                                              80
  11     Net Portfolio Value                                                81
  12     Loan Portfolio Composition                                         82
  13     Loan Maturity Schedule                                             83
  14     Loan Portfolio Originations                                        84
  15     Delinquent Loans                                                   85
  16     Nonperforming Assets                                               86
  17     Classified Assets                                                  87
  18     Allowance for Loan Losses                                          88
  19     Investment Portfolio Composition                                   89
  20     Mix of Deposits                                                    90
  21     Deposit Activity                                                   91
  22     Offices of The Market Building and Saving Company                  92
  23     List of Key Officers and Directors                                 93
  24     Key Demographic Data and Trends                                    94
  25     Major Sources of Personal Income                                   95
  26     Key Housing Data                                                   96
  27     New Housing Permits and Growth Rates                               97
  28     Unemployment Rates                                                 98
  29     Market Share of Deposits                                           99
  30     National Interest Rates                                           100
  31     Thrift Stock Prices and Pricing Ratios                            101
  32     Key Financial Data and Ratios                                     111
  33     Recently Converted Thrift Institutions                            123

NUMERICAL                                                                   PAGE
EXHIBITS


  34     Acquisitions and Pending Acquisitions                             124
  35     Thrift Stock Prices and Pricing Ratios -
          Mutual Holding Companies                                         127
  36     Key Financial Data and Ratios -
          Mutual Holding Companies
  37     Balance Sheets Parameters -
          Comparable Group Selection                                       129
  38     Operating Performance and Asset Quality Parameters -
          Comparable Group Selection                                       131
  39     Balance Sheet Ratios -
          Final Comparable Group                                           134
  40     Operation Performance and Asset Quality Ratios
          Final Comparable Group                                           135
  41     Balance Sheet Totals - Final Comparable Group                     136
  42     Market Area Comparison - Final Comparable Group                   137
  43     Balance Sheet - Asset Composition
          Most Recent Quarter                                              138
  44     Balance Sheet - Liability and Equity
          Most Recent Quarter                                              139
  45     Income and Expense Comparison
          Trailing Four Quarters                                           140
  46     Income and Expense Comparison as a Percent of
          Average Assets - Trailing Four Quarters                          141
  47     Yields, Costs & Earnings Ratios
          Trailing Four Quarters                                           142
  48     Dividends, Reserves and Supplemental Data                         143
  49     Market Pricings and Financial Ratios - Stock Prices
          Comparable Group                                                 144
  50     Valuation Analysis and Conclusions                                145
  51     Pro Forma Minimum Valuation                                       146
  52     Pro Forma Mid-Point Valuation                                     147
  53     Pro Forma Maximum Valuation                                       148
  54     Pro Forma Superrange Valuation                                    149
  55     Summary of Valuation Premium or Discount                          150

ALPHABETICAL EXHIBITS
                                                                            PAGE

  A      Background and Qualifications                                     151
  B      RB 20 Certification                                               153
  C      Affidavit of Independence                                         154

INTRODUCTION


    Keller & Company, Inc., an independent appraisal firm for financial institutions, has prepared this Conversion Appraisal Report ("Report") which provides the pro forma market value of the to-be-issued common stock of Market Financial Corporation (the "Corporation"), an Ohio corporation, formed as a holding company to own all of the to be issued shares of common stock of The Market Building and Saving Company, Mt. Healthy, Ohio, ("Market" or the "Company"). The stock is to be issued in connection with the Company's Application for Approval of Conversion from a state-chartered mutual savings and loan association to a state-chartered stock savings and loan association. The Application is being filed with the Office of Thrift Supervision ("OTS") of the Department of the Treasury and the Securities and Exchange Commission ("SEC"). In accordance with the Company's conversion, there will be a simultaneous issuance of all the Company's stock to the Corporation, which will be formed by the Company. Such Application for Conversion has been reviewed by us, including the Prospectus and related documents, and discussed with the Company's management and the Company's conversion counsel, Vorys, Sater, Seymour & Pease, Cincinnati, Ohio.

    This conversion appraisal was prepared based on the guidelines provided by OTS entitled "Guidelines for Appraisal Reports for the Valuation of Savings Institutions Converting from the Mutual to Stock Form of Organization", in accordance with the OTS application requirements of Regulation Section 563b and the OTS's Revised Guidelines for Appraisal Reports, and represents a full appraisal report. The Report provides detailed exhibits based on the Revised Guidelines and a discussion on each of the fourteen factors that need to be considered. Our valuation will be updated in accordance with the Revised Guidelines and will consider any changes in market conditions for thrift institutions.

    The pro forma market value is defined as the price at which the stock of the Corporation after conversion would change hands between a typical willing buyer and a typical willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and with both parties having reasonable knowledge of relevant facts in an arms-length transaction. The appraisal assumes the Company is a going concern and that the shares issued by the Corporation in the conversion are sold in non-control blocks.

    In preparing this conversion appraisal, we have reviewed the audited financial statements for the five fiscal years ended September 30, 1991 through 1995, as well as the unaudited financial statements for the nine months ended March 31, 1995 and 1996, and discussed them with Market's management and with Market's independent auditors, Grant, Thornton, LLP, Cincinnati, Ohio. We have also discussed and reviewed with management other financial matters. We have reviewed the Corporation's preliminary Form 5-1 and the Company's preliminary Form AC and discussed them with management and with the Company's conversion counsel.

    We have visited Market's home office and have traveled the surrounding area in Hamilton County, Ohio. We have studied the economic and demographic characteristics of the community of Mt. Healthy, where the Company's home office is located, and the Company's primary market area of Hamilton County, relative to Ohio and the United States. We have also examined the competitive environment within which Market operates, giving consideration to the area's key characteristics, both positive and negative.

    We have given consideration to the market conditions for securities in general and for publicly-traded thrift stocks in particular. We have examined the performance of selected publicly-traded thrift institutions and compared the performance of Market to those selected institutions.

    Our valuation is not intended to represent and must not be interpreted to be a recommendation of any kind as to the desirability of purchasing the to-be-outstanding shares of common stock of the Corporation. Giving consideration to the fact that this appraisal is based on numerous factors that can change over time, we can provide no assurance that any person who purchases the stock of the Corporation in this mutual-to-stock conversion will subsequently be able to sell such shares at prices similar to the pro forma market value of the Corporation as determined in this conversion appraisal.

I.  DESCRIPTION OF THE MARKET BUILDING AND SAVING COMPANY


GENERAL


    The Market Building and Saving Company, Cincinnati, Ohio, was incorporated in 1883 as an Ohio savings and loan association with the name of The Court Street Market Building and Saving Company. In 1926, Market changed its name to The Market Building and Saving Company. In 1960, Hilltop Savings and Loan Company of Mt. Healthy, Ohio merged into Market, and in 1994, Cleves-North Bend Building and Loan Company of North Bend, Ohio, merged into the Company, resulting in the Company's current branch in North Bend.

    Market conducts its business from its home office in Mt. Healthy, Ohio, and its branch in North Bend. The Company's primary market area consists of Hamilton County, Ohio, which includes the city of Cincinnati. Market's deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC") in the Savings Association Insurance Fund ("SAIF"). The Company is also subject to certain reserve requirements of the Board of Governors of the Federal Reserve Bank (the "FRB"). Market is a member of the Federal Home Loan Bank (the "FHLB") of Cincinnati and is regulated by the OTS, and by the FDIC.
At June 30, 1996, Market had assets of $46,260,000, deposits of $38,190,000, and retained earnings of $7,141,000.

    In the past five years, legislation has had an impact on the operations in the financial institution industry. In 1989, the Financial Institution Reform, Recovery, and Enforcement Act ("FIRREA") became effective and put into place more stringent supervisory standards and higher capital requirements for the thrift industry. FIRREA established new capital requirements and strengthened OTS' enforcement powers. These capital requirements continue today under the FDIC and the FRB and include a tier one capital requirement of 4.0 percent of total assets, and a risk-based capital requirement of 8.0 percent of risk-weighted assets. OTS now has the power to assess civil money penalties and issue cease and desist orders for violations of regulations deemed unsafe and unsound practices.

    FIRREA also resulted in an increase in deposit insurance premiums which thrifts must pay to the FDIC. A plan for a one-time premium of 0.85 percent to
0.90 percent of deposits based on deposits as of March 31, 1995, to capitalize the SAIF does exist, and such an increase would have an immediate adverse effect on Market's equity and earnings. Further, there has been a recent significant decrease in premiums on Bank Insurance Fund ("BIF") deposits, which has an adverse competitive impact on Market and could affect the Company's ability to compete effectively with BIF-insured banks for deposits. Such impact could result in a downward impact on prices of publicly traded thrift institutions.

    FIRREA's objective was strengthened in December, 1991, when the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was passed, resulting in additional provisions relating to thrift institutions. FDICIA provided for the recapitalization of BIF. FDICIA requires federally-insured financial institutions to be examined at least annually and submit independently audited financial reports based on the size of the institution.

    Market is a community-oriented institution which has been principally engaged in the business of serving the financial needs of the public in its local communities and throughout its market area. Market has been actively and consistently involved in the origination of residential mortgage loans for the purchase of one- to four-family dwellings, comprising 97.2 percent of its loan originations during the nine months ended June 30, 1996, and 89.7 percent of its loan originations during the fiscal year ended September 30, 1995. At June 30, 1996, a strong 92.8 percent of its net loans consisted of residential real estate loans on one- to four-family dwellings, compared to a smaller 87.0 percent at September 30, 1993, with the source of its funds being retail deposits from residents in its local communities. The Company is also an originator of multi-family loans, nonresidential real estate loans, construction loans and offers consumer loans on a less active basis. Consumer loans include only loans on savings accounts. Consumer loans represented a very modest 0.5 percent share of the Company's total loans at June 30, 1996.

    The Company had a strong $19.9 million, or 43.1 percent of its assets in U.S. government and federal agency securities, Federal funds sold, FHLB stock, FHLMC stock and interest-bearing deposits in other financial institutions. The Company had an additional $1.8 million, or 3.9 percent of its assets, in mortgage-backed securities, with the combined total of investment securities, mortgage-backed securities and cash and cash equivalents being $22.9 million or
49.4 percent of assets. Deposits and retained earnings have been the sources of funds for the Company's lending and investment activities.

    The management of Market is aware of the emphasis on matching the maturities of assets and liabilities and monitoring the Company's interest rate sensitivity position and market value of portfolio equity. The Company understands the nature of interest rate risk and the potential earnings impact during times of rapidly changing rates, either rising or falling. Market also recognizes the need and importance of attaining a competitive net interest margin due to its more moderate levels of fee and other income.

    The Company's gross amount of stock to be sold in the conversion will be $10,100,000 or 1,010,000 shares at $10 per share based on the midpoint of the appraised value, with net conversion proceeds of $9,665,000 reflecting conversion expenses of $435,000. The actual cash proceeds to the Company of $4.0 million will represent fifty percent of the net conversion proceeds, less the ESOP of $808,000, and will be invested in mortgage loans and construction loans over time, and initially invested in short term investments. The Company may also use the proceeds to expand services, expand operations or other financial service organizations, diversification into other businesses, or for any other purposes authorized by law. The Holding Company will use its proceeds to fund the ESOP and to invest in short- and intermediate-term government securities.

    Market has witnessed a shrinkage in deposits over the past five fiscal years with deposits decreasing 7.0 percent from September 30, 1991, to September 30, 1995, or an average of 1.75 percent per year. From September 30, 1995, to June 30, 1996, deposits increased by 0.4 percent or 0.5 percent a year, annualized, compared to a 1.6 percent decrease in fiscal 1995. The Company anticipates a shrinkage in deposits in 1996. The Company has focused on maintaining a strong residential real estate loan portfolio during the past five years, increasing its level of investments, monitoring its earnings and increasing its capital to assets ratio. Equity to assets increased from 11.25 percent of assets at September 30, 1991, to 15.64 percent at September 30, 1995, and to 16.28 percent at June 30, 1996.

    Market's lending strategy has been to originate and retain fixed-rate residential mortgage loans with no activity in the secondary market and no originations of adjustable-rate mortgage loans.

    Market's loan share of one- to four-family mortgage loans has remained strong, increasing from 87.0 percent of net loans at September 30, 1993, to 92.8 percent as of June 30, 1996. Nonresidential real estate loans decreased from
10.1 percent of net loans at September 30, 1993, to 5.3 percent at June 30, 1996. Multi-family loans decreased from 2.7 percent of net loans at September 30, 1993, to 1.8 percent at June 30, 1996. The decrease in multi-family and nonresidential loans was offset by the Company's increase in one- to four-family loans. The Company's share of consumer loans decreased from 0.8 percent at September 30, 1993, to 0.5 percent at June 30, 1996, representing a dollar decrease of only $47,000.

    Management's internal strategy has also included continued emphasis on maintaining an adequate and appropriate allowance for loan losses relative to loans and nonperforming assets and in recognition of the more stringent requirements within the industry to establish and maintain a higher level of general valuation allowances. At September 30, 1993, Market had $39,000 in its loan loss allowance or 1.0 percent of total loans, which increased to $52,000 and represented a lower 0.23 percent of total loans at June 30, 1996.

    Interest income from loans and investments has been the basis of earnings with the net interest margin being the key determinant of net earnings. The Company had very minimal levels of noninterest income. With a dependence on net interest margin for earnings, current management will focus on strengthening the Company's net interest margin without undertaking excessive credit risk and will not pursue any significant change in its interest rate risk position.

PERFORMANCE OVERVIEW


    Market's financial position over the past five fiscal years of September 30, 1991, Through September 30, 1995, and for the nine months ended June 30, 1996, is highlighted through the use of selected financial data in Exhibit 5. Market has focused on strengthening its equity position, controlling its overhead ratio, maintaining its general valuation allowance, and strengthening its net interest margin and interest rate spread. Market has experienced basically no change in assets from 1991 to 1995 and a decrease in deposits with a less than average increase in equity over the past five fiscal years. The resultant impact has been a modest increase in the Company's equity to assets ratio.

    Market witnessed an actual decrease in assets of $640,000 or 1.4 percent for the period of September 30, 1991, to September 30, 1995, representing an average annual decrease in assets of 0.3 percent. For the year ended September 30, 1995, assets increased $394,000 or 0.9 percent. For the nine months ended June 30, 1996, the Company's assets increased $526,000 or 1.2 percent. Over the past four fiscal periods, the Company experienced its largest dollar rise in assets of $1.2 million in fiscal year 1992, which represented a 2.5 percent increase in assets due partially to a rise in mortgage-backed securities and primarily funded by a rise in deposits. This increase was succeeded by a $614,000 or 1.3 percent decrease in assets in fiscal year 1993, a $1.6 million or 3.4 percent decrease in 1994 and a 0.9 percent increase in 1995.

    The Company's net loan portfolio, including mortgage loans and non-mortgage loans, increased from $18.9 million at September 30, 1991, to $23.0 million at September 30, 1995, and represented a total increase of $4.1 million, or 21.9 percent. The average annual decrease during that period was 5.48 percent. That increase was the result of a high level of loan originations of one- to four-family loans in fiscal year 1994 and a much lower level of loan payoffs in 1994. The increase in loans at Market was partially offset by the Company's decrease in mortgage-backed securities. For the year ended September 30, 1995, loans actually decreased $640,000 or 2.7 percent. For the nine months ended June

30, 1996, net loans continued to decrease $634,000 or 2.8 percent.

    Market has pursued obtaining funds through deposit growth in accordance with the demand for loans, and had no use of FHLB advances during the past five fiscal years. The Company's competitive rates for savings in its local market have been the source of retail deposits. Deposits increased 1.9 percent from 1991 to 1992, followed by a 2.4 percent decrease in fiscal year 1993, a 5.0 percent decrease in 1994 and then a modest 1.6 percent decrease in 1995, with an average annual rate of decrease of 1.75 percent from September 30, 1991, to September 30, 1995. For the nine months ended June 30, 1996, deposits increased by $134,000 or 0.4 percent. The Company's strongest fiscal year deposit growth was in fiscal year 1992, when deposits increased $2.3 million or 8.9 percent. Deposits decreased $2.7 million or 6.7 percent from September 30, 1991, to June 30, 1996.

    Market has been able to increase its retained earnings each fiscal year from 1991 through 1995. At September 30, 1991, the Company had total retained earnings of $5.2 million representing an 11.25 percent equity to assets ratio, increasing to $7.2 million at September 30, 1995, and representing a 15.64 percent equity to assets ratio. At June 30, 1996, equity was a higher $7.5 million or 16.28 percent of assets. The rise in the equity to assets ratio is primarily the result of the Company's steady earnings performance in 1991 through 1995. Equity increased 37.1 percent from September 30, 1991, to September 30, 1995, representing an average annual increase of 9.3 percent and increased 5.31 percent for the nine months ended June 30, 1996, or 7.1 percent, annualized.

INCOME AND EXPENSE


    Exhibit 6 presents selected operating data for Market, reflecting the Company's income and expense trends. This table provides selected audited income and expense figures in dollars for the fiscal years of 1991 through 1995 and unaudited income and expense figures for the nine months ended March 31, 1995 and 1996.

    Market has witnessed a decrease in its annual dollar level of interest income from fiscal 1991 to fiscal 1995, ranging from a high of $3.8 million in fiscal 1991 to a low of $2.9 million in fiscal 1994, increasing modestly to $3.2 million in fiscal year 1995, but representing a four year decrease of 15.7 percent, or an average decrease of 3.9 percent per year. In fiscal year 1995, interest income increased $274,000, or 9.4 percent to $3.2 million. For the nine months ended June 30, 1996, interest income was $2.5 million or $3.3 million, annualized, compared to a similar $2.4 million for the nine months ended March 31, 1995, suggesting a basically flat trend. The overall decrease in interest income from 1991 to 1995 was due primarily to the Company's decrease in yields.

    The Company's interest expense experienced a similar overall declining trend from fiscal year 1991 to 1995, with an increase in 1995. Interest expense decreased $1,348,000, or 47.7 percent, from 1991 to 1994, compared to a decrease in interest income of $868,000, or 23.0 percent, for the same time period. Interest expense then increased $144,000 or 9.7 percent from 1994 to 1995, compared to an increase in interest income of $274,000 or 9.4 percent as discussed above. Such lower increase in interest expense in 1995, notwithstanding the increase in interest income, resulted in a moderate increase in annual net interest income to $1,560,000 for the fiscal year ended September 36, 1995. Net interest income increased from $950,000 in fiscal 1991 to its highest level of $1,560,000 in 1995. For the nine months ended June 30, 1996, Market's interest expense was $ 1.3 million, or $ 1.7 million on an annualized basis, which was greater than 1995 interest expense of $1.6 million. The rise in interest expense during the nine months ended June 30, 1996, combined with a flat trend in interest income resulted in a decrease in net interest income. For the nine months ended June 30, 1996, net interest income was $1.1 million or $1.5 million, annualized, representing a 3.1 percent decrease from net interest income in fiscal year 1995.

    The Company has made provisions for loan losses in three of the past five fiscal years of 1991 through 1995, and in the nine months ended June 30, 1996. The amounts of those provisions were determined in recognition of the Company's level of nonperforming assets, charge-offs and repossessed assets, but also relative to the increase in provisions in the industry to strengthen the level of general valuation allowance. The loan loss provisions were $9,000 in 1991, $11,000 in 1992, $10,000 in 1993 and $13,000 in the nine months ended June 30,
1996. The impact of these loan loss provisions has been to provide Market with a general valuation allowance of $52,000 at June 30, 1996, or 0.23 percent of net loans and 346.7 percent of nonperforming assets.

    Total other income or noninterest income indicated modest and very stable levels in fiscal years 1991 to 1995. The highest level of noninterest income was in fiscal year 1994 at $12,000 or 0.03 percent of assets and the lowest level at $8,000 was in 1992 and 1995, representing 0.02 percent of assets. The average noninterest income level for the past five fiscal years was $9,400 or
0.02 percent of average assets, which is significantly below the industry average of 0.44 percent. For the nine months ended June 30, 1996, noninterest income was $6,000 or $8,000, annualized.

    The Company's general and administrative expenses or noninterest expenses increased from $659,000 for the fiscal year of 1991 to $861,000 for the fiscal year ended September 30, 1995. The dollar increase in noninterest expenses was $202,000 from 1991 to 1995, representing an average annual increase of $50,500 or 7.2 percent. The average annual increase in other expenses was due to the Company's normal rise in overhead expenses and an increase in staffing. On a percent of assets basis, operating expenses increased from 1.46 percent of average assets for the fiscal year ended September 30, 1991, to 1.89 percent for the fiscal year ended September 30, 1995, which was the Company's highest ratio during the past five years but lower than current industry averages of approximately 2.35 percent. For the nine months ended June 30, 1996, Market's ratio of operating expenses to average assets was a nominally higher 2.00 percent.

    The net earnings position of Market has indicated profitable performance in each of the past five fiscal years ended September 30, 1991 through 1995, and for the nine months ended June 30, 1996. The annual net income figures for the past five fiscal years of 1991, 1992, 1993, 1994 and 1995 have been $205,000, $331,000, $469,000, $412,000, and $467,000, representing returns on average assets of 0.45 percent, 0.70 percent, 0.99 percent, 0.89 percent, and 1.03 percent, respectively. The average return on assets for the past five fiscal years was 0.81 percent. For the nine months ended June 30, 1996, net earnings were $302,000, representing an annualized return on assets of 0.88 percent.

    Exhibit 7 provides the Company's normalized earnings or core earnings for fiscal years 1993 to 1995 and for the twelve months ended June 30, 1996. The Company's normalized earnings eliminate any nonrecurring income and expense items. There were no adjustments for any of the periods with core earnings equal to net income.

    The key performance indicators comprised of selected operating ratios, asset quality ratios and capital ratios are shown in Exhibit 8 to reflect the results of performance. The Company's return on assets increased from 0.45 percent in fiscal year 1991 to its highest level of 1.03 percent in fiscal year 1995, decreasing to 0.88 percent for the nine months ended June 30, 1996, annualized.

    The Company's average interest rate spread strengthened from a low of 1.44 percent in fiscal year 1991 to 2.98 percent in fiscal year 1994, then declined the next fiscal year to 2.93 percent in 1995 and then decreased to 2.66 percent for the nine months ended June 30, 1996, annualized. The Company's net interest margin indicated a similar trend, increasing from 2.14 percent in fiscal year 1991 to 2.57 percent in fiscal year 1992, then increasing to 3.29 percent in 1994, and then rising to 3.55 percent in 1995 and then down to 3.37 percent for the nine months ended June 30, 1996. Market's interest rate spread increased 54 basis points in 1992 to 1.98 percent from 1.44 percent in 1991 and then increased 60 basis points in 1993 to 2.58 percent. Interest rate spread then increased 40 basis points to 2.98 percent for fiscal year 1994 and then decreased 5 basis points to 2.93 percent for the fiscal year ended September 30, 1995. The Company's net interest margin followed a similar trend, increasing 43 basis points to 2.57 percent in 1992 and then increasing 46 basis points to 3.03 percent in 1993. Net interest margin increased 26 basis points to 3.29 percent in 1994 and increased 26 basis points to 3.55 percent in 1995. For the nine months ended June 30, 1996, Market's annualized net interest spread was a lower
2.66 percent, and its net interest margin was a lower 3.37 percent.

    The Company's return on average equity increased from 1991 to 1993, but decreased from 1993 to 1995. The return on average equity increased from 4.01 percent in 1991 to 8.15 percent in fiscal year 1993, and then down to 6.91 percent in fiscal year 1995. For the nine months ended June 30, 1996, annualized, return on average equity was an even lower 4.56 percent.

    Market's ratio of interest-earning assets to interest-bearing liabilities increased modestly from 111.04 percent at September 30, 1991, to 116.62 percent at September 30, 1995, and then to 117.64 percent at June 30, 1996.

    The Company's ratio of non-interest expenses to average assets increased from 1.46 percent in fiscal year 1991 to 1.89 percent in fiscal year 1995, which was its highest ratio during the past five years. For the nine months ended June 30, 1996, noninterest expenses to assets increased to 2.00 percent.
Another key noninterest expense ratio reflecting efficiency of operation is the ratio of noninterest expenses to the sum of net interest income and non-interest income referred to as the "efficiency ratio". The industry norm is 60.0 percent with a higher ratio indicating less efficiency. The Company has been characterized with a normal efficiency ratio, which decreased from 68.72 percent in 1991 to 54.91 percent in 1995. The ratio was 58.30 percent for the nine months ended June 30, 1996.

    Earnings performance can be affected by an institution's asset quality position. The ratio of nonperforming assets to total assets is a key indicator of asset quality. Market witnessed a decrease in its nonperforming asset ratio from 0.6 percent of assets in 1993 to zero in 1995 and remaining at zero at June 30, 1996. Nonperforming assets consist of nonaccruing loans, loans 90 days or more past due and repossessed assets. The ratio of nonperforming assets to total assets was 0.6 percent at September 30, 1993, and decreased to zero at September 30, 1995. At June 30, 1996, Market's ratio of nonperforming assets to total assets remained at zero. The Company's allowance for loan losses was 20.2 percent of nonperforming assets at September 30, 1993, and increased to 346.7 percent at June 30, 1996.

    Exhibit 9 provides the changes in net interest income due to rate and volume changes for the past two fiscal years of 1994 and 1995 and for the nine months ended June 30, 1996. In fiscal year 1994, net interest income increased $41,000, due to a decrease in interest expense of $228,000 partially offset by a smaller $187,000 decrease in interest income. The decrease in interest expense was due to a decrease due to a change in rate of $192,000 accented by a decrease due to volume of $36,000. The decrease in interest income was due to a decrease due to rate of $124,000 increased by a decrease due to a change in volume of $63,000.

    In fiscal year 1995, net interest income increased $130,000, due to a $274,000 increase in interest income reduced by a $144,000 increase in interest expense. The increase in interest income was due to a $193,000 increase due to rate increased by an $81,000 increase due to volume. The increase in interest expense was due to a $230,000 increase due to rate reduced by a $86,000 decrease due to volume.

    For the nine months ended June 30, 1996, compared to the nine months ended March 31, 1995, net interest income decreased $73,000 due to a $166,000 increase in interest expense reduced by a $93,000 increase in interest income. The rise in interest expense was due to a $148,000 increase due to rate accented by an $18,000 increase due to volume. The rise in interest income was somewhat split with $36,000 due to a rise in rate and $57,000 due to a rise in volume.

YIELDS AND COSTS


    The overview of yield and cost trends for the years ended September 30, 1993 to 1995, for the nine months ended March 31, 1995, and June 30, 1996 and at March 31, 1996, can be seen in Exhibit 10, which offers a summary of key yields on interest-earning assets and costs of interest-bearing liabilities.

    Market's weighted average yield on its loan portfolio was 10.09 percent in 1993 and decreased 165 basis points from fiscal year 1993 to 1995, to 8.44 percent, and then decreased 18 basis points to 8.26 percent for the nine months ended June 30, 1996. The yield on mortgage-backed securities increased 49 basis points from fiscal year 1993 to 1995 from 8.16 percent to 8.65 percent and then increased 41 basis points to 9.06 percent for the nine months ended June 30, 1996. The yield on investment securities decreased 107 basis points from 5.31 percent in 1993 to 4.24 percent in 1995 and increased to 6.47 percent for the nine months ended June 30, 1996. Other interest bearing deposits indicated an increase in their yield of 299 basis points from 3.44 percent in 1993 to 6.43 percent in 1995 and then decreased to 5.83 percent for the nine months ended June 30, 1996. The combined weighted average yield on all interest-earning assets increased 48 basis points to 7.24 percent from 1993 to 1995. The yield on interest-earning assets for the nine months ended June 30, 1996, was a higher
7.33 percent, while the yield at June 30, 1996, was a similar 7.16 percent when compared to fiscal 1995.

    Market's weighted average cost of interest-bearing liabilities decreased 47 basis points to 3.71 percent from fiscal year 1993 to 1994, which was greater than the Company's 7 basis point decrease in yield, resulting in an increase in the Company's interest rate spread of 40 basis points from 2.58 percent to 2.98 percent from 1993 to 1994. The Company's average cost of interest-bearing liabilities then increased from 1994 to 1995 by 60 basis points to 4.31 percent compared to a 55 basis point increase in yield on interest earning assets. The result was a decrease in the Company's interest rate spread of 5 basis points to
2.93 percent for fiscal year 1995. For the nine months ended June 30, 1996, the Company's cost of funds increased 36 basis points to 4.67 percent, compared to a smaller 9 basis point increase in yield on interest-earning assets, resulting in a lower net interest rate spread of 2.66 percent compared to 2.93 percent for the fiscal year ended September 30, 1995. The net interest spread was an even lower 2.56 percent at June 30, 1996. The Company's net interest margin increased from 3.03 percent in fiscal year 1993 to 3.29 percent in fiscal year 1994, then increasing to 3.55 percent for the year ended September 30, 1995. The Company's net interest margin for the nine months ended June 30, 1996, then decreased 18 basis points to 3.37 percent.

INTEREST RATE SENSITIVITY


    Market has been successful in controlling its interest rate sensitivity position even though it focuses on the origination of all fixed-rate mortgage loans, but offsets this activity by maintaining a higher level of short term investments. Further, the Company's higher level of capital is another factor that must be considered.

    Market has been aware of the thrift industry's significant interest rate risk exposure in the 1980's, which caused a negative impact on earnings and Market value of portfolio equity as a result of significant fluctuations in interest rates, specifically rising rates. Such exposure was due to the disparate rate of maturity and/or repricing of assets relative liabilities commonly referred to as an institution's "gap". The larger an institution's gap, the greater the risk (interest rate risk) of earnings loss due to a decrease in net interest margin and a decrease in Market value of equity or portfolio loss. In response to the potential impact of interest rate volatility and negative earnings impact, many institutions have taken steps in the 1990's to minimize their gap position. This frequently results in a decline in the institution's net interest margin and overall earnings performance.

    The Company measures its interest rate risk through the use of its net portfolio value ("NPV") of the expected cash flows from interest-earning assets and interest-bearing liabilities and any off-balance sheet contracts. The NPV for the Company was prepared by the Sendero Corporation as well as the change in the NPV for the Company under rising and falling interest rates. Such changes in NPV under changing rates is reflective of the Company's interest rate risk exposure.

    There are other factors which have a measurable influence on interest rate sensitivity. Such key factors to consider when analyzing interest rate sensitivity include the Company's equity position, liquidity level, the loan payoff schedule, accelerated principal payments, deposit maturities, interest rate caps on any adjustable-rate loans, and deposit withdrawals.

    Exhibit 11 provides the Company's NPV as of March 31, 1996, and the change in the Company's NPV under rising and declining interest rates. Such calculations are provided by Sendero Corporation, and the focus of this exposure table is a 200 basis points change in interest rates either up or down.

    The Company's change in its NPV at March 31, 1996, based on a rise in interest rates of 200 basis points was a moderate 13.75 percent decrease, representing a dollar decrease in equity value of $987,000. In contrast, based on a decline in interest rates of 200 basis points, the Company's NPV was estimated to increase 3.75 percent or $269,000 at March 31, 1996. The Company's exposure at March 31, 1996, increases to a 26.48 percent decrease under a 400 basis point rise in rates, and the NPV is estimated to decrease 6.64 percent based on a 400 basis point decrease in rates.

    The Company is aware of its higher negative interest rate risk exposure under strongly rising rates compared to declining rates. Due to Market's recognition of the need to control its interest rate exposure, the Company has maintained a higher level of investments, which represented 49.4 percent of assets.

LENDING ACTIVITIES


    Market has focused its lending activity on the origination of conventional fixed-rate mortgage loans secured by one- to four-family dwellings. Exhibit 12 provides a summary of Market's loan portfolio, by loan type, at September 30, 1993 through 1995, and at June 30, 1996.

    Residential loans secured by one- to four-family dwellings was the primary loan type representing a very significant 92.8 percent of the Company's net loans as of June 30, 1996. This share has seen a minimal increase from 87.0 percent at September 30, 1993. The second largest real estate loan type as of June 30, 1996, was nonresidential real estate loans which comprised 5.3 percent of net loans compared to a larger 10.1 percent as of September 30, 1993. The nonresidential loan category was also the second largest real estate loan type in 1993. The third real estate loan type was multi-family loans, which represented 1.8 percent of net loans as of June 30, 1996, compared to a larger
2.7 percent at September 30, 1993. These three real estate loan categories represented 99.9 percent of net loans at June 30, 1996, compared to a similar
99.8 percent of net loans at September 30, 1993.

    Consumer loans were the only other loan group at June 30, 1996, and represented only 0.5 percent of net loans compared to 0.8 percent at September 30, 1993. Consumer loans were the fourth largest overall loan type at June 30, 1996, and the fourth largest loan type in 1993. The Company originates savings account loans. The overall mix of loans has witnessed minimal change from fiscal year-end 1993 to June 30, 1996, with the Company having increased its level of one- to four-family real estate loans to offset its decreases in multi-family loans and nonresidential real estate loans.

    The emphasis of Market's lending activity is the origination of conventional mortgage loans secured by one- to four-family residences. Such residences are located in Market's primary market area of Hamilton County. At June 30, 1996, 92.8 percent of Market's net loans consisted of loans secured by one- to four-family residential properties.

    The Company originates fixed-rate mortgage loans. The fixed rate loans have normal terms of up to 30 years. The Company retains all of its fixed rate loans. Historically, all of Market's mortgage loans have been fixed-rate loans.

    The original loan to value ratio for conventional mortgage loans to purchase or refinance single-family dwellings generally does not exceed 80 percent at Market, even though the Company will grant loans with up to a 95 percent loan to value ratio, but private mortgage insurance is required for the amount of the loan in excess of 80 percent at the expense of the borrower.

    Market has also been an originator of nonresidential real estate loans, and has been less active in multifamily loans in the past. The Company will continue to make multifamily and nonresidential real estate loans. The Company had a total of $1.2 million in nonresidential real estate loans at June 30, 1996, or 5.3 percent of net loans, compared to $1.9 million or 10.1 percent of net loans at September 30, 1993. The major portion of non-residential real estate loans are secured by office buildings and other commercial properties. Multifamily loans have decreased from $508,000 or 2.7 percent of net loans at September 30, 1993, to $410,000 or 1.8 percent of net loans at June 30, 1996.

    Market has not been active in consumer lending. Consumer loans consist of savings account loans and represented a total of 0.5 percent of net loans at June 30, 1996, down from 0.8 percent in 1993. At June 30, 1996, consumer loans totaled $107,000.

    Exhibit 13 provides a maturity schedule for Market's loan portfolio and a breakdown of Market's fixed- and adjustable-rate loans. All loans are fixed-rate, with a strong 61.3 percent of one- to four-family residential mortgage loans and 56.3 percent of total loans having maturities of less than 20 years.

    As indicated in Exhibit 14, Market experienced a decrease in both its single-family loan originations and total loan originations from fiscal years 1993 to 1995. Total loan originations in fiscal year 1995 were $2.4 million compared to $7.7 million in fiscal year 1993, with fiscal year 1994 indicating a higher $10.7 million. The decrease in one- to four-family residential loan originations from 1993 to 1995 of $5.3 million represented 98.1 percent of the $5.4 million aggregate decrease in total loan originations from 1993 to 1995. Loan originations for the nine months ended June 30, 1996, were $2.0 million, up from $759,000 for the nine months ended March 31, 1995. Loan originations for the purchase of one- to four-family residences represented 95.9 percent of total loan originations in fiscal year 1993, compared to a similar 95.8 percent in fiscal year 1994 and a lower 89.7 percent in fiscal year 1995. One- to four family loan originations were 97.2 percent of total loan originations for the nine months ended June 30, 1996. The Company had no loan purchases or loan sales. Overall, loan originations exceeded repayments and other reductions in fiscal 1993 by $329,000 and by $4.7 million in 1994, and fell short of reductions in fiscal year 1995 by $640,000. For the nine months ended June 30, 1996, originations fell short of reductions by $634,000.

NONPERFORMING ASSETS


    Market understands the risk related to asset quality and the direct relationship of such risk to delinquent loans and nonperforming assets including real estate owned. The quality of assets has been a key concern to financial institutions throughout many regions of the country. A number of financial institutions have been confronted with rapid increases in their levels of nonperforming assets and have been forced to recognize significant losses, setting aside major valuation allowances. A sharp increase in nonperforming assets has often been related to specific regions of the country and has frequently been associated with higher risk loans, including purchased nonresidential real estate loans. Market has not been faced with such problems and has made a concerted effort to control its nonperforming assets during the past five years.

    Exhibit 15 provides a summary of Market's delinquent loans at September 30, 1993 through 1995, and at June 30, 1996, indicating a moderate level of delinquent loans from 1993 to 1995. Loans delinquent 90 days or more totaled $183,000 at September 30, 1993, and decreased to zero at September 30, 1995, with all delinquent loans totaling $777,000 in 1993 and $922,000 or 4.0 percent of loans at September 30, 1995. At June 30, 1996, delinquent loans of ninety days or more decreased to $15,000 or 0.10 percent of loans compared to 1.0 percent in 1993, with total delinquent loans up to $1,005,000 or 4.5 percent of loans.

    Market reviews each loan when it becomes delinquent 30 days or more, to assess its collectibility and to initiate direct contact with the borrower. The Company sends the borrower a late payment notice within 15 days after the payment is due. The Company then initiates both written and oral communication with the borrower if the loan remains delinquent for 60 days or more. When the loan becomes delinquent at least 90 days, the Company will commence foreclosure proceedings. The Company normally accrues interest on loans past due 90 days or more. Most loans delinquent 90 days still accrue interest, and at that point in time the Company considers initiating foreclosure procedures. Market had no real estate owned at September 30, 1994 or 1995, or at June 30, 1996.

    Exhibit 16 provides a summary of Market's nonperforming assets at June 30, 1996, and at September 30, 1993 through 1995. Nonperforming assets consist of non-accrual loans, loans delinquent 90 days or more and real estate acquired by foreclosure or by deed in lieu. The Company has historically carried a lower than average level of nonperforming assets when compared to its peer group and the thrift industry in general. Market's level of nonperforming assets ranged from a high of $272,000 or 0.60 percent of total assets at September 30, 1993, to a low of zero at September 30, 1994, and 1995. At June 30, 1996, Market's nonperforming assets consisted entirely of loans delinquent 90 days or more with no real estate owned or nonaccrual loans, and totaled $15,000 or 0.03 percent of assets and 0.10 percent of total loans.

    Market's level of nonperforming assets is much lower than its level of classified assets. The Company's level of classified assets was $53,000 or 0.11 percent of assets at June 30, 1996 (reference Exhibit 17). The Company's classified assets consisted of $15,000 in substandard assets, with no assets classified as doubtful and $2,000 classified as loss. The Company's classified assets were a higher $170,000 at September 30, 1993, or 0.36 percent of assets, and consisted of $167,000 in substandard assets and $3,000 of assets classified as loss.

    Exhibit 18 shows Market's allowance for loan losses at June 30, 1996, and for fiscal years 1993 through 1995, indicating the activity and the resultant balances. Market has witnessed a moderate change in its balance of allowance for loan losses, changing from $39,000 in 1993 to $52,000 at June 30, 1996, with provisions of $10,000 in 1993, and $13,000 during the nine months ended June 30, 1996. The Company had net charge-offs of $4,000 in 1993, with no charge-offs or recoveries in any other period. The Company's ratio of allowance for loan losses to total loans decreased from 0.21 percent at September

30,1993, to 0.17 percent at September 30, 1995, due simply to growth in loans. The allowance for loan losses to total loans was a higher 0.23 percent at June 30, 1996. Allowance for loan losses to nonperforming assets were 20.21 percent at September 30, 1993, and a higher 346.7 percent at June 30, 1996, reflecting the increase in allowance for loan losses.

INVESTMENTS


    The investment and securities portfolio of Market has been comprised of interest-bearing deposits, Federal funds sold, U.S. government obligations, mortgage-backed securities, FHLMC stock and FHLB stock. Exhibit 19 provides a summary of Market's investment portfolio at September 30, 1993 through 1995, and at June 30, 1996. Total investment securities were $22.1 million at June 30, 1996, compared to $21.5 million at September 30, 1995, and $26.9 million at September 30, 1993. The primary component of investment securities at June 30, 1996, was interest-bearing deposits, representing 48.7 percent of investments, followed by U. S. government obligations, representing 36.3 percent, for a combined total of 87.6 percent. At September 30, 1995, the major component was again interest-bearing deposits representing a smaller 48.7 percent of investments, with U. S. government obligations being the second major investment group comprising 37.1 percent of investments, and these two categories still representing a strong 85.8 percent. The securities portfolio had a weighted average yield of 6.05 percent, and the mortgage-backed securities had a weighted average yield of 9.06 percent for the nine months ended June 30, 1996.

    The Company's mortgage-backed securities had a book value of $1.79 million at June 30, 1996, compared to a market value of $1.86 million. Mortgage-backed securities are included in total investments and shown in Exhibit 19. Mortgage-backed securities had a book value of $2.21 million at September 30, 1995, compared to a higher fair market value of $2.31 million.

DEPOSIT ACTIVITIES


    The mix of deposits from September 30, 1993, to June 30, 1996, and the change in the mix is provided in Exhibit 20. There has been a moderate change in both total deposits and in the deposit mix during this period. Certificates of deposit witnessed a modest increase in their share of deposits, rising from a moderate 53.7 percent of deposits at September 30, 1993, to a higher 60.6 percent at June 30, 1996. The rise in the share of certificates of deposits is typical of the thrift industry overall. The major component of certificates had rates between 5.0 percent and 5.99 percent and represented 77.2 percent of certificates at June 30, 1996. At September 30, 1993, the major component of certificates was the 4.00 percent to 4.99 percent category with a lower 45.2 percent of certificates. Passbook accounts decreased in dollar amount from $12.1 million to $11.4 million, but their share of total deposits increased from
29.8 percent to 29.9 percent from September 30, 1993, to June 30, 1996, respectively, with modest decreases in rates during that period. Money market accounts indicated a larger decrease in their share from 16.4 percent in 1993 to
9.4 percent at June 30, 1996. The Company had no non-interest bearing accounts or NOW accounts.

    Exhibit 21 shows the Company's deposit activity for the three years ended September 30, 1993 to 1995, and for the nine months ended June 30, 1996. With interest credited, Market experienced a net decrease in deposits in fiscal years 1993, 1994 and 1995 and an increase for the nine months ended June 30, 1996. In fiscal year 1993, there was a net decrease in deposits of $1.0 million or 2.4 percent, with net withdrawals exceeding interest credited. In fiscal year 1994, withdrawals exceeded deposits resulting in a $2.0 million or a 5.0 percent decrease, and in 1995 there was a net decrease of $618,000 or 1.6 percent. For the nine months ended June 30, 1996, an increase in deposit balances of $134,000 resulted in a net increase in deposits of 0.4 percent.

BORROWINGS


    Market has relied on retail deposits as its primary source of funds, making no use of FHLB advances during the past three fiscal years ended September 30, 1995 or during the nine months ended June 30, 1996. Market has never utilized FHLB advances.

SUBSIDIARIES


    Market has no wholly-owned subsidiaries.


OFFICE PROPERTIES


    Market has two offices, its home office located in Mt. Healthy, a suburb north of downtown Cincinnati and a branch located in North Bend, located west of Cincinnati. Market owns both its offices. The Company's investment in its office premises totaled $79,000 or only 0.17 percent of assets at June 30, 1996.

MANAGEMENT


    The president, chief executive officer, and managing officer of Market is John T. Larimer. Mr. Larimer has served the Company as president since 1993 and as managing officer since November, 1995. Mr. Larimer has been a director since 1976. Mr. Larimer is also an attorney and worked in private practice prior to working at Market. Mr. Larimer has over twenty years experience in the financial institution industry having served Market as its counsel since 1976. Julie Bertsch is chief financial officer of the Company and prior to that was associated with the accounting firm of Grant Thornton, LLP in its Cincinnati office. Charles Dell is vice president in charge of lending and joined Market in 1996, having served in a similar capacity at a larger area thrift institution (reference Exhibit 22).

II. DESCRIPTION OF PRIMARY MARKET AREA


    Market Building and Saving's primary market area is Hamilton County, Ohio, including the city and community of Mt. Healthy, located in Hamilton County. The Company's home office is located in the City of Mt. Healthy and its branch is located in North Bend.

    The Company's economic performance has been very dependent on the overall market and economic trends in Hamilton County. Hamilton County is home to a diverse economy, and is a major center for manufacturing, wholesaling and retailing. Among its prominent manufacturing groups are transportation equipment, which includes aircraft engines and auto parts; food products; metal working and general industrial machinery; chemicals and fabricated metal products. Nearly 800 firms in Hamilton County are engaged in international trade and generate large sales to customers outside the United States. Hamilton County also offers strong opportunities for graduate and undergraduate education, including the University of Cincinnati and Xavier University among many other colleges, universities and specialized institutions.

    Exhibit 24 provides a summary of key demographic data and trends for the United States, Ohio, Hamilton County and Mt. Healthy for the periods of 1990, 1995, and 2000. Mt. Healthy indicated a decrease in population from 1990 through 1995, the only decline in population of the four geographic regions in our table. Hamilton County witnessed no growth in population, while Ohio and the United States did show increases. Overall, the period of 1990 to 1995 was characterized by a rise in the national population of 5.7 percent, compared to an increase in population of 2.8 percent in Ohio. Hamilton County witnessed a nominal decrease from 866,288 in 1990 to 866,222 in 1995. During the same time, population also decreased in Mt. Healthy by 1.5 percent, from 44,648 in 1990 to 43,967 in 1995. From 1995 through 2000, the population is projected to continue to rise in the United States by 5.4 percent and in Ohio by 2.7 percent.
Hamilton County will show no percentage change in population though it will decrease slightly to 866,216. Mt. Healthy is projected to continue to decrease its population by 0.7 percent, declining to 43,639 by the year 2000.

    Hamilton County and Mt. Healthy displayed trends in household levels, similar to their trends in population growth from 1990 to 1995. In 1990, Hamilton County had a level of households of 338,881 households, and Mt. Healthy's number of households was 15,970. By 1995, Hamilton County, while showing no percentage decline, had decreased minimally to 338,749 households, while Mt. Healthy decreased its number of households by 1.2 percent to 15,785. Both the county and the city should experience slight decreases in households from 1995 to 2000. Hamilton County is projected once again to experience no percentage change, while actually decreasing to 338,595 households, and Mt. Healthy is projected to decrease by 0.6 percent to 15,692 households. These decreases are in contrast to Ohio's increase in households of 2.7 percent, and the United States' increase of 5.3 percent from 1995 to 2000.

    Both Mt. Healthy and Hamilton County had higher per capita income levels than Ohio or the United States in 1990 and 1995. Mt. Healthy's per capita income was a relatively high $16,805 in 1995 compared to an even higher $18,004 for Hamilton County, while Ohio and the United States experienced lower per capita income levels of $15,708 and $16,405, respectively. In 1995, this represented a per capita income for Mt. Healthy that was 6.7 percent lower than Hamilton County, 7.0 percent higher than Ohio, and 2.4 percent higher than the United States. From 1990 to 1995, Mt. Healthy and Hamilton County witnessed increases in median household income which exceeded the average increase in Ohio, and median household income levels above those of Ohio and the United States. In 1990, the United States had a median household income of $28,255 compared to $29,276 in Ohio, $29,498 in Hamilton County, and a much higher $34,088 in Mt. Healthy. In 1995, Mt. Healthy had an even higher $39,043 median household income, and Hamilton County's level increased to $34,401. These figures were higher than Ohio and the United

States at $33,038 and $33,610, respectively. In 2000, Mt. Healthy is projected to have a median household income that is by far the highest figure among the four groups on our table, 15.0 percent higher than Hamilton County, 14.9 percent higher than Ohio and 13.1 percent higher than the United States. Mt. Healthy's median household income is projected to decrease by 4.5 percent to $37,300 by 2000, remaining higher than Hamilton County at $32,443, Ohio at $32,477, and the United States at $32,972.

    The major business source of personal income by industry group in Hamilton County, based on total wages, was the manufacturing industry. This sector contributed 30.3 percent of the wages in 1993, which was somewhat lower than Ohio at 34.8 percent and moderately higher than the United States at 24.8 percent (reference Exhibit 25). The major employers in Hamilton County are:

Employer                          Industry                 Employees
--------                          --------                 ---------
Procter & Gamble Co.              Manufacturing            14,150
U.S. Government (all agencies)    Government               13,562
University of Cincinnati          Government               11,716
The Kroger Co.                    Wholesale/Retail         10,000
G.E. Aircraft Engines             Manufacturing             8,000
City of Cincinnati                Government                7,526
Cincinnati Public Schools         Government                6,226
Hamilton County                   Government                5,679
Cincinnati Gas & Electric Co.     Services                  5,000
Cincinnati Milacron               Manufacturing             5,000
AK Steel                          Manufacturing             4,300

    The major provider of income in the United States was the services industry with a 31.0 percent share in 1993, while manufacturing was the major provider in Ohio at 34.8 percent. The leading provider of income in Hamilton County was also manufacturing at

30.3 percent, whereas the services sector ranked second at 28.5 percent of personal income and the wholesale/retail trade was third in Hamilton County with a 22.2 percent share of personal income. These numbers compare to 19.3 percent for wholesale/retail and 26.5 percent for services in Ohio. The wholesale/retail trade group was the, third major source of personal income in the United States at 19.8 percent and in Ohio at 19.3 percent. The construction, finance, insurance and real estate, transportation/utilities, and the agriculture/mining groups combined to contribute 19.0 percent of the wages earned in Hamilton County, 19.4 percent of wages earned in Ohio, and 24.4 percent in the United States. The mix of income sources by industry group for Hamilton County was similar to Ohio's mix in that both were dominated by the manufacturing, wholesale/retail, and services sectors.

    Exhibit 26 provides a summary of key housing data for Mt. Healthy, Hamilton County, Ohio, and the United States. Mt. Healthy is characterized by the highest share of owner-occupied housing among the four areas outlined on Exhibit 26, at 74.9 percent, whereas Hamilton County has the lowest share of owner-occupancy at 58.3 percent. Ohio and the United States fall in the middle of these two figures at 67.5 percent and 64.2 percent, respectively. Correspondingly, Mt. Healthy supports a low rate of renter-occupied housing of
25.1 percent compared to 41.7 percent in Hamilton County, which is higher than Ohio at 32.5 percent, and the United States at 35.8 percent. Mt. Healthy had a median housing value of $64,696 which is 2.0 percent higher than Ohio's value of $63,457, but lower than the Hamilton County and the United States' median housing values of $72,243 and $79,098, respectively. Mt. Healthy had a median rent of $373 which is exceeded only by the United States at $374. These median rent figures are significantly higher than Hamilton County at $304 and Ohio at $296.

    An economic indicator that pertains more directly to the banking and thrift industries is the issuance of new housing permits (reference Exhibit 27). In 1991, 1,713 new housing permits were issued in Hamilton County, and in 1992, his number grew by 22.4 percent to

2,096 new housing permits in Hamilton County. These numbers are fairly small when compared to the issuance of 29,542 permits in Ohio, and 796,647 in the United States. Ohio and the United States also witnessed building permit growth rates of 16.3 percent and 20.1 percent, respectively, in 1992. In 1993, however, Ohio and the United States witnessed less significant growth, and Hamilton County authorized 1,924 new permits, a decrease of 8.2 percent over the previous year. Ohio's increase of 9.1 percent was higher than the United States increase in new housing permits of 8.6 percent. Hamilton County's decline continued through 1994, when the county issued 1,676 new housing permits, a 12.9 percent decrease, compared to increases of 5.2 percent and 8.8 percent in Ohio and the United States, respectively.

    The unemployment rate is another key economic indicator. Exhibit 28 shows the average unemployment rates in Hamilton County, Ohio, and the United States in 1990, 1994 and April, 1996. Hamilton County has been characterized by unemployment rates lower than Ohio and the United States in 1990, 1994 and to date in 1996. The County has experienced an increase in its unemployment rate from 4.2 percent in 1990 to 4.8 percent in 1994, but then declined to 3.6 percent by April, 1996. This represents a 25.0 percent decline in unemployment since 1994 for Hamilton County, compared to a 20.0 percent decline for Ohio and a 11.5 percent decline for the United States since 1994. Hamilton County's April unemployment figure is 18.1 percent lower than the state unemployment level and 33.3 percent lower than the unemployment figure for the United States for April, 1996.

    Exhibit 29 provides deposit data for banks, thrifts, and credit unions in the Company's market area of Hamilton County. Market Building and Saving's market penetration in Hamilton County was a minimal 1.1 percent of thrift deposits and 0.2 percent of all financial institution deposits which totaled $16.4 billion.

    Exhibit 30 provides interest rate data by quarter for the years 1992 through the first quarter of 1996. The rates tracked are the prime rate, as well as the rates on 90-Day, One-Year and 30-Year Treasury Bills. Rates indicated a declining trend in the first three quarters of 1992, but then began to rise in the fourth quarter with the exception of the prime rate, which remained at a lower level at year end. In 1993 rates experienced some volatility, but indicated the beginning of a rising trend in the last quarter. This rising trend continued throughout all of 1994 and into the first quarter of 1995 with prime reaching 9.00 percent. After the first quarter of 1995, however, rates experienced considerable declines through the end of 1995, with the prime rate decreasing to 8.50 percent. Such decrease in the prime rate continued through the first quarter of 1996 as it fell to 8.25 percent. Rates on T-bills, however, witnessed an increase with 30-Year Treasury Bills experiencing the largest increase.

SUMMARY


    To summarize, Hamilton County in general and Mt. Healthy in particular represent a somewhat stagnant market in terms of population growth and household levels. However, per capita income and median household income have reached levels above state and national averages. The market is led by the manufacturing industry, which provides almost one third of all jobs in Hamilton County, and unemployment levels have historically been lower than state and national levels. The city of Mt. Healthy also had a higher median rent level than Ohio or Hamilton County, and also a higher median household value than Ohio. Hamilton County has a relatively strong financial institution market dominated by the banking industry with $12.4 billion in deposits and $16.3 billion in total deposits for banks, thrifts and credit unions. The market area represents an overall positive market.

III. COMPARABLE GROUP SELECTION


INTRODUCTION


    Integral to the valuation of Market is the selection of an appropriate group of publicly-traded thrift institutions, hereinafter referred to as the "comparable group". This section identifies the comparable group and describes each parameter used in the selection of each institution in the group, resulting in a comparable group based on such specific and detailed parameters, current financials and recent trading prices. The various characteristics of the selected comparable group provide the primary basis for making the necessary adjustments to the Company's pro forma value relative to the comparable group. There is also a recognition and consideration of financial comparisons with all publicly-traded, SAIF-insured thrifts in the United States and all publicly-traded, SAIF-insured thrifts in the Midwest and in Ohio.

    Exhibits 31 and 32 present Thrift Stock Prices and Pricing Ratios and Key Financial Data and Ratios, respectively, both individually and in aggregate, for the universe of 335 publicly-traded, SAIF-insured thrifts in the United States ("all thrifts"), excluding mutual holding companies, used in the selection of the comparable group and other financial comparisons. Exhibits 31 and 32 also subclassify all thrifts by region, including the 152 Midwest thrifts ("Midwest thrifts") and the 31 thrifts in Ohio ("Ohio thrifts"), and by trading exchange.
Exhibit 33 presents prices, pricing ratios and price trends for all SAIF-insured thrifts completing their conversions between January 1, 1996, and August 2, 1996.

    The selection of the comparable group was based on the establishment of both general and specific parameters using financial, operating and asset quality characteristics of Market as determinants for defining those parameters. The determination of parameters was also based on the uniqueness of each parameter as a normal indicator of a thrift institution's operating philosophy and perspective. The parameters established and defined are considered to be both reasonable and reflective of Market's basic operation. Inasmuch as the comparable group must consist of at least ten institutions, the parameters relating to asset size and geographic location have been expanded as necessary in order to fulfill this requirement.

GENERAL PARAMETERS


MERGER/ACQUISITION


    The comparable group will not include any institution that is in the process of a merger or acquisition due to the price impact of such a pending transaction. The thrift institutions that were potential comparable group candidates but were not considered due to their involvement in a merger/acquisition or a potential merger/acquisition include the following:

Institution                            State
-----------                            -----
Financial Security Corp.               Illinois
Workingmens Capital Holdings           Indiana
Marshalltown Financial Corp.           Iowa
Circle Financial Corp.                 Ohio
Seven Hills Financial Corp.            Ohio
Third Financial Corp.                  Ohio
Bridgeville Savings Bank               Pennsylvania

    Five thrift institutions in Market's city, county or market area are currently involved in merger/acquisition activity or have been recently so involved, as indicated in Exhibit 34.

MUTUAL HOLDING COMPANIES


    The comparable group will not include any mutual holding companies. Mutual holding companies typically demonstrate higher price to book valuation ratios that are the result of their minority ownership structure that are inconsistent with those of conventional, publicly-traded institutions. Exhibit 35 presents pricing ratios and Exhibit 36 presents key financial data and ratios for all publicly-traded, SAIF-insured mutual holding companies in the United States. The following thrift institutions were potential comparable group candidates, but were not considered due to their mutual holding company form:

                  Institution                         State
                  -----------                         -----
         Webster City Federal Savings Company, MHC    Iowa
         Wayne Savings & Loan Co., MHC                Ohio
         Greater Delaware Valley Savings Bank, MHC    Pennsylvania

TRADING EXCHANGE


    It is necessary that each institution in the comparable group be listed on one of the two major stock exchanges, the New York Stock Exchange or the American Stock Exchange, or traded over-the-counter ("OTC") and listed on the National Company of Securities Dealers Automated Quotation System ("NASDAQ"). Such a listing indicates that an institution's stock has demonstrated trading activity and is responsive to normal market conditions, which are requirements for listing. Of the 353 publicly-traded, SAIF insured institutions, including 18 mutual holding companies, 14 are traded on the New York Stock Exchange, 17 are traded on the American Stock Exchange and 322 are listed on NASDAQ.

IPO DATE


    Another general parameter for the selection of the comparable group is the initial public offering ("IPO") date, which must be at least four quarterly periods prior to the trading date of August 2, 1996, used in this report, in order to insure at least four consecutive quarters of reported data as a publicly-traded institution. The resulting parameter is a required IPO date prior to March 31, 1995.


GEOGRAPHIC LOCATION


    The geographic location of an institution is a key parameter due to the impact of various economic and thrift industry conditions on the performance and trading prices of thrift institution stocks. Although geographic location and asset size are the two parameters that have been developed incrementally to fulfill the comparable group requirements, the geographic location parameter has definitely eliminated regions of the United States distant to Market, including the western states, the Southeastern states and the New England states.

    The geographic location parameter consists of Ohio, its surrounding states of Kentucky, Indiana, Michigan, Pennsylvania and West Virginia, as well as the states of Iowa, Illinois and Wisconsin, for a total of nine states. To extend the geographic parameter beyond those states could result in the selection of similar thrift institutions with regard to financial conditions and operating characteristics, but with different pricing ratios due to their geographic regions. The result could then be an unrepresentative comparable group with regard to price relative to the parameters and, therefore, an inaccurate value.

ASSET SIZE


    Asset size was another key parameter used in the selection of the comparable group. The maximum total assets for any comparable group institution considered was $250 million, due to the typically different operating strategies, expansion capabilities, liquidity of stock and acquisition appeal of larger institutions when compared to Market, with assets of approximately $46 million. Such an asset size parameter was necessary to obtain a comparable group of at least ten institutions.

    In connection with asset size, we did not consider the number of offices or branches in selecting or eliminating candidates since this characteristic is directly related to operating expenses, which are recognized as an operating performance parameter.

SUMMARY


    Exhibits 37 and 38 show the 35 institutions considered as comparable group candidates after applying the general parameters, with the shaded lines denoting the institutions ultimately selected for the comparable group using the balance sheet, performance and asset quality parameters established in this section.

BALANCE SHEET PARAMETERS


INTRODUCTION


    The balance sheet parameters focused on seven balance sheet ratios as determinants for selecting a comparable group, as presented in Exhibit 37. The balance sheet ratios consist of the following:

         1.   Cash and Investments/Assets
         2.   Mortgage-Backed Securities/Assets
         3.   One- to Four-Family Loans/Assets
         4.   Total Net Loans/Assets
         5.   Total Net Loans and Mortgage-Backed Securities/Assets
         6.   Borrowed Funds/Assets
         7.   Equity/Assets

    The parameters enable the identification and elimination of thrift institutions that are distinctly different from Market with regard to asset mix. The balance sheet parameters also distinguish institutions with a significantly different capital position from Market. The ratio of deposits to assets was not used as a parameter as it is directly related to and affected by an institution's equity and borrowed funds ratios, which are separate parameters.

EQUITY TO ASSETS


    Market's equity to assets ratio as of June 30, 1996, was 16.28 percent.
The equity to assets ratio for Market after conversion, based on the midpoint value of $10,100,000 and net proceeds to the Company of approximately $4.8 million, is projected to stabilize in the area of 24.0 percent to 25.0 percent. Based on those equity ratios, we have defined the equity ratio parameter to be
8.0 percent to 25.0 percent with a midpoint ratio of 16.5 percent.

ONE- TO FOUR-FAMILY LOANS TO ASSETS


    Market's lending activity is focused on the origination of residential mortgage loans secured by one- to four-family dwellings. One- to four-family loans, including construction loans, represented 44.8 percent of the Company's assets at June 30, 1996, which is below to industry averages. The parameter for this characteristic requires any comparable group institution to have from 35.0 percent to 70.0 percent of its assets in one- to four-family loans with a midpoint of 52.5 percent.

CASH AND INVESTMENTS TO ASSETS


    Market's level of cash and investments to assets was 45.5 percent at June 30, 1996, and reflects the Company's level of investments considerably higher than national and regional averages. The Company's investments consist primarily of FHLB deposits and government securities. It should be noted that for the purposes of comparable group selection and comparison, Federal Home Loan Bank stock is included in other assets rather than in investments. During the past five fiscal years, Market's level of cash and investments to assets has averaged 46.1 percent, from a high of 50.3 percent at September 30, 1993, to a low of 40.7 percent in 1994.

    The parameter range for cash and investments is broad due to the volatility of this parameter and to prevent the elimination of otherwise good potential comparable group candidates. The range has been defined as 10.0 percent of assets to 50.0 of assets, with a midpoint of 30.0 percent.

MORTGAGE-BACKED SECURITIES TO ASSETS


    At June 30, 1996, Market's ratio of mortgage-backed securities to assets was 3.9 percent, well below the national average of 14.0 percent and the regional average of 9.8 percent. Inasmuch as many institutions purchase mortgage-backed securities as an alternative to lending relative to cyclical loan demand and prevailing interest rates, this parameter is moderately broad at 25.0 percent or less of assets and a midpoint of 12.5 percent.

TOTAL NET LOANS TO ASSETS


    At June 30, 1996, Market had a ratio of total net loans to assets of 48.4 percent and a five fiscal year average of 44.5 percent. The parameter for the selection of the comparable group is from 40.0 percent to 85.0 percent with a midpoint of 62.5 percent. The wider range is simply due to the fact, as stated above, that many institutions purchase a greater or smaller volume of mortgage-backed securities as an alternative to lending, but may otherwise be similar to Market.

TOTAL NET LOANS AND MORTGAGE-BACKED SECURITIES TO ASSETS


    As discussed previously, Market's shares of mortgage-backed securities to assets and total net loans to assets were 3.9 percent and 48.4 percent, respectively, for a combined share of 52.2 percent. Recognizing the industry and regional ratios of 14.0 percent and 9.8 percent, respectively, of mortgage-backed securities to assets, the parameter range for the comparable group in this category is 45.0 percent to 90.0 percent, with a midpoint of 67.5 percent.

ADVANCES TO ASSETS


    Market was absent FHLB advances at June 30, 1996, and likewise had no advances at the end of its last five fiscal years. The use of borrowed funds by some thrift institutions indicates an alternative to retail deposits and may provide a source of term funds for lending. The federal insurance premium on deposits has also increased the attractiveness of borrowed funds.

    The public demand for longer term funds increased in 1994 and the first half of 1995 due to the rise in interest rates. The result was competitive rates on longer term Federal Home Loan Bank advances, and an increase in borrowed funds by many institutions as an alternative to higher cost, long term certificates. The ratio of borrowed funds to assets, therefore, does not typically indicate higher risk or more aggressive lending, but primarily an alternative to retail deposits.

    The required range of borrowed funds to assets is 30.0 percent or less with a midpoint of 15.0 percent, similar to the national average of 12.5 percent.

PERFORMANCE PARAMETERS


INTRODUCTION


    Exhibit 38 presents five parameters identified as key indicators of Market's earnings performance and the basis for such performance. The primary performance indicator is the Company's return on average assets ("ROAA"). The second performance indicator is the Company's return on average equity ("ROAE"). To measure the Company's ability to generate net interest income, we have used net interest margin. The supplemental source of income for the Company is noninterest income, and the parameter used to measure this factor is noninterest income to assets. The final performance indicator that has been identified is the Company's ratio of operating expenses to assets (noninterest expenses to assets), a key factor in distinguishing different types of operations, particularly institutions that are aggressive in secondary market activities which results in much higher operating costs and overhead ratios.

RETURN ON AVERAGE ASSETS


    The key performance parameter is the ROAA.  Market's most recent ROAA was
0.85 percent for the twelve months ended June 30, 1996, based on identical net and core earnings after taxes as detailed in Item I of this report and presented in Exhibit 7. The Company's ROAA over the past five fiscal years, based on net earnings, has ranged from a low of 0.45 percent in 1991 to a high of 1.02 percent in 1995 with an average ROAA of 0.81 percent, similar to the current period. The Company's pro forma ROAA at the time of conversion is 1.02 percent, and for the four quarters following conversion in the fourth quarter of 1996, Market's ROAA is projected to be between 0.70 percent and 0.88 percent, remaining within that range through the end of 1998.

    Considering primarily the historical, current and projected earnings performance of Market, the range for the ROAA parameter based on net income has been defined as 0.55 percent to a high of 1.20 percent with a midpoint of 0.88 percent.

RETURN ON AVERAGE EQUITY


    The ROAE has been used as a secondary parameter to eliminate any institutions with an unusually high or low ROAE that is inconsistent with the Company's position. This parameter does not provide as much meaning for a newly converted thrift institution as it does for established stock institutions, due to the newness of the capital structure of the newly converted thrift and the inability to accurately reflect a mature ROAE for the newly converted thrift relative to other stock institutions.

    The consolidated ROAE for the Company and the Corporation on a pro forma basis at the time of conversion is 3.55 percent based on the midpoint valuation. Prior to conversion, the Company's ROAE was 5.36 percent for the twelve months ended June 30, 1996, based on net income, with a five fiscal year average ROAE of 6.38 percent. The parameter range for the comparable group, based on net income, is from 2.0 percent to 10.0 percent with a midpoint of 6.0 percent.

NET INTEREST MARGIN


    Market had a net interest margin of 3.31 percent based on the twelve month period ended June 30, 1996. The Company's range of net interest margin for the past five fiscal years has been from a low of 2.14 percent in 1991 to a high of
3.55 percent in 1995 with an average of 2.92 percent.

    The parameter range for the selection of the comparable group is from a low of 2.75 percent to a high of 4.00 percent with a midpoint of 3.38 percent.

OPERATING EXPENSES TO ASSETS


    Market had a lower than average operating expense to average assets ratio of 1.92 percent for the twelve months ended June 30, 1996. The Company's ratio of operating expenses to average assets for the last five years has ranged from a low of 1.46 percent in 1991 to a high of 1.89 percent in 1995 with an average of 1.63 percent, considerably lower than the industry average of approximately
2.30 percent.

    The operating expense to assets parameter for the selection of the comparable group is from a low of 1.50 percent to a high of 2.75 percent with a midpoint of 2.13 percent.

NONINTEREST INCOME TO ASSETS


    Market experienced a much lower than average dependence on noninterest income as a source of additional income for the twelve months ended June 30, 1996, and the fiscal year ended September 30, 1995, at 0.02 percent of average assets for both annual periods. For the four fiscal years prior to 1995, the Company also had ratios of noninterest income to average assets much lower than average. The Company's noninterest income to average assets of 0.02 percent for the twelve months ended June 30, 1996, was below the industry average of 0.44 percent for that period. Market's noninterest income for the past five fiscal years, including net gains and losses, has remained generally constant, from a high of 0.03 percent of assets in 1994 to a low of 0.02 percent in fiscal years 1995, 1993, 1992 and 1992, with an average ratio of 0.02 percent.

    The range for this parameter for the selection of the comparable group is
0.35 percent of assets or less, with a midpoint of 0.18 percent.

ASSET QUALITY PARAMETERS


INTRODUCTION


    The final set of financial parameters used in the selection of the comparable group are asset quality parameters, also shown in Exhibit 38. The purpose of these parameters is to insure that any thrift institution in the comparable group has an asset quality position similar to that of Market. The three defined asset quality parameters are the ratios of nonperforming assets to total assets, repossessed assets to total assets and loan loss reserves to total assets at the end of the most recent period.

NONPERFORMING ASSETS TO ASSETS RATIO


    Market's ratio of nonperforming assets to assets was 0.03 percent at June 30, 1996, which is considerably lower than both the national average of 1.34 percent and the Midwest regional average of 0.58 percent, compared to the Company's absence of nonperforming assets at September 30, 1995. For the five fiscal years ended September 30, 1995, the Company's ratio decreased significantly from a high of 0.81 percent at September 30, 1991, to a low of zero at September 30, 1994 and 1995, with a five year average of 0.39 percent.

    The parameter range for nonperforming assets to assets has been defined as
0.75 percent of assets or less with a midpoint of 0.38 percent.

REPOSSESSED ASSETS TO ASSETS


    Market was absent repossessed assets at June 30, 1996, and at the end of its past five fiscal years. National and regional averages were 0.63 percent and 0.47 percent, respectively.

    The range for the repossessed assets to total assets parameter is 0.20 percent of assets or less with a midpoint of 0.10 percent, significantly below the industry average.

LOANS LOSS RESERVES TO ASSETS


    Market had a loan loss reserve or allowance for loan losses of $52,000, representing a loan loss allowance to total assets ratio of 0.11 percent at June 30, 1996, which is higher than its ratio of 0.09 percent at both September 30, 1995 and 1994.

    The loan loss allowance to assets parameter range used for the selection of the comparable group focused on a minimum required ratio of 0.10 percent of assets.

THE COMPARABLE GROUP


    With the application of the parameters previously identified and applied, the final comparable group represents ten institutions identified in Exhibits 39, 40 and 41. The comparable group institutions range in size from $73.0 million to $216.5 million with an average asset size of $151.9 million and have an average of 3.6 offices per institution compared to Market with assets of $46.3 million and 2 offices. One of the comparable group institutions was converted in 1988, three in 1993, five in 1994 and one in 1995.

    Exhibit 42 presents a comparison of Market's market area demographic data with that of each of the institutions in the comparable group.

SUMMARY OF COMPARABLE GROUP INSTITUTIONS


    ENTERPRISE FEDERAL BANCORP, Lockland, Ohio, is the holding company for Enterprise Federal Savings Bank, which operates five offices in the Cincinnati, Ohio, area. With assets of $203.4 million and equity of $31.5 million, Enterprise reported an ROAA of 1.03 percent and an ROAE of 5.52 percent for its most recent four quarters.

    COMMUNITY INVESTORS BANCORP, INC., Bucyrus, Ohio, is the holding company for First Federal Savings and Loan Association of Bucyrus. The Association serves its Crawford County, Ohio, market with three offices, two in Bucyrus and one in New Washington. As of its most recent quarter, the Association had assets of $85.8 million and equity of $11.9 million, and reported an ROAA of
1.01 percent and an ROAE of 6.98 percent.

    FEW CORPORATION, Wabash, Indiana, is the holding company of First Federal Savings Bank of Wabash, and operates three offices, two of which are in Wabash County, Indiana. The third office is located in nearby Kosciusko County, giving the Bank a combined market area population of 102,500. The Company has an asset size of $148.9 million with equity of $16.1 million and reported an ROAA of 0.90 percent for its most recent four quarters.

    FIRST FRANKLIN CORPORATION, Cincinnati, Ohio, is the holding company of Franklin Savings & Loan Company which operates seven branches in the Greater Cincinnati Metropolitan Area. The Company has assets of $216.1 million and equity of $20.5 million and reported an ROAA of 0.63 percent.

    HARVEST HOME FINANCIAL CORPORATION, Cincinnati, Ohio, is the holding company for Harvest Home Savings Bank, which operates three offices serving the Greater Cincinnati area. The Bank had assets of 73.0 million and equity of 12.9 million at the end of its most recent quarter, and reported an ROAA of 0.80 percent for its trailing four quarters.


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SUMMARY OF COMPARABLE GROUP INSTITUTIONS (CONT.)


    MFB CORP., Mishawaka, Indiana, is the holding company for Mishawaka Federal Savings. Mishawaka Federal operates four offices in Mishawaka and surrounding St. Joseph County. As of the most recent quarter, Mishawaka Federal had total assets of $200.9 million, and total equity of $38.8 million. For the most recent four quarters, Mishawaka Federal reported an ROAA of 0.69 percent.

    MILTON FEDERAL FINANCIAL CORPORATION, West Milton, Ohio, is the holding company for Milton Federal Savings and Loan Association. The Association operates two full service offices, one in West Milton, Ohio, in Miami County and the other in Englewood, Ohio, in Montgomery County. Milton Federal has assets of $171.7 million, equity of $34.3 million and an ROAA of 1.13 percent for its most recent four quarters.

    NORTH BANCSHARES, INC., Chicago, Illinois, is the holding company for North Federal Savings Bank, a community oriented thrift operating 2 offices in the Chicago area. As of the most recent quarter, the Bank had assets of $114.3 million and equity of $19.8 million, and reported an ROAA of 0.57 percent for its most recent four quarters.

    OHSL FINANCIAL CORP., Cincinnati, Ohio, is the holding company for Oak
Hills Savings and Loan Company, F.A. The Company's headquarters and three offices are all in Hamilton County, and serve the Greater Cincinnati Metropolitan Area. The Company has total assets of $205.5 million and equity of $25.5 million, and had an ROAA of 0.95 percent for its most recent four quarters.

    STATEFED FINANCIAL CORP., Des Moines, Iowa, is the holding company for
State Federal Savings and Loan Association of Des Moines, operating two offices in Polk County, Iowa. The Association has total assets of $74.2 million and equity of $14.9 million and reported an ROAA of 1.18 percent for its most recent four quarters.


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

IV. ANALYSIS OF FINANCIAL PERFORMANCE


    This section reviews and compares the financial performance of Market to all thrifts, regional thrifts, Ohio thrifts and the ten institutions constituting Market's comparable group, as selected and described in the previous section. The comparative analysis focuses on financial condition, earning performance and pertinent ratios as presented in Exhibits 43 through 48.

    As presented in Exhibits 43 and 44, at June 30, 1996, Market's total equity of 16.28 percent of assets was higher than the 15.18 percent for the comparable group, and also higher than the 12.84 percent ratio of all thrifts, the 14.16 percent ratio for Midwest thrifts, and the 13.45 percent ratio for Ohio thrifts. The Company had a 48.38 percent share of net loans in its asset mix, significantly lower than the comparable group at 66.55 percent, all thrifts at
66.59 percent, Midwest thrifts at 68.35 percent and Ohio thrifts at 72.04 percent. Market's share of net loans, lower than industry averages, is reflected in its higher level of cash and investments of 45.54 percent, notwithstanding its lower share of mortgage-backed securities of 3.86 percent. The comparable group had a higher 8.58 percent share of mortgage-backed securities, but a much lower 24.27 percent share of cash and investments. All thrifts had 14.52 percent of assets in mortgage-backed securities and 13.95 percent in cash and investments. Market's share of deposits of 82.56 percent was significantly higher than the comparable group and the three geographic categories, reflecting the Company's absence of FHLB advances. The comparable group had deposits of 73.10 percent and borrowings of 10.79 percent. All thrifts averaged a 73.18 percent share of deposits and 12.52 percent of borrowed funds, while Midwest thrifts had a 72.12 percent share of deposits and an 12.51 percent share of borrowed funds. Ohio thrifts averaged a 76.66 percent share of deposits and a 8.77 percent share of borrowed funds. Market was absent goodwill and other intangibles, while the comparable group averaged a nominal 0.01 percent. The ratio to assets of goodwill and other intangibles was 0.33 percent for all thrifts, 0.15 percent for Midwest thrifts and 0.18 percent for Ohio thrifts.


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

ANALYSIS OF FINANCIAL PERFORMANCES (CONT.)

    Operating performance indicators are summarized in Exhibits 45 and 46 and provide a synopsis of key sources of income and key expense items for Market in comparison to the comparable group, all thrifts, and regional thrifts for the trailing four quarters.

    As shown in Exhibit 47, for the twelve months ended June 30, 1996, Market had a yield on average interest-earning assets lower than the comparable group and the three geographical categories. The Company's yield on interest-earning assets was 7.30 percent compared to the comparable group at 7.60 percent, all thrifts at 7.72 percent, Midwest thrifts at 7.70 percent and Ohio thrifts at
7.86 percent.

    The Company's cost of funds for the twelve months ended June 30, 1996, was also lower than the comparable group and all geographical categories for their most recent four quarters. Market had an average cost of interest-bearing liabilities of 4.70 percent compared to 5.15 percent for the comparable group,
4.91 percent for all thrifts, 5.00 percent for Midwest thrifts and 4.99 for Ohio thrifts. The Company's interest income and interest expense ratios resulted in an interest rate spread of 2.60 percent, which was higher than the comparable group at 2.45 percent, but lower than all thrifts at 2.82 percent, Midwest thrifts at 2.70 percent, and Ohio thrifts at 2.87 percent. Market demonstrated a net interest margin of 3.31 percent for the twelve months ended June 30, 1996, based on average interest-earning assets, which was similar to the comparable group ratio of 3.25 percent. All thrifts also averaged a similar 3.34 percent net interest margin for the trailing four quarters, as did Midwest thrifts at
3.32 percent, while Ohio thrifts averaged a modestly higher 3.45 percent.

    Market's major source of income is interest earnings, as is evidenced by the operations ratios presented in Exhibit 46. The Company made a $13,000 provision for loan losses during the twelve months ended June 30, 1996, representing a 0.03 percent ratio to


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

ANALYSIS OF FINANCIAL PERFORMANCES (CONT.)

average assets, almost identical to the comparable group at 0.04 percent, but lower than all thrifts at 0.12 percent, Midwest thrifts at 0.08 percent and Ohio thrifts at 0.05 percent.

Reflecting the Company's absence of repossessed assets, and very low levels of high risk real estate loans and nonperforming and classified assets, its loan loss reserve remains lower than national, regional and state averages. The Company's non-interest income was $8,000 or 0.02 percent of average assets for the twelve months ended June 30, 1996, much lower than the comparable group at
0.15 percent, all thrifts at 0.44 percent, Midwest thrifts at 0.41 percent and Ohio thrifts at 0.26 percent. For the twelve months ended June 30, 1996, Market's operating expense ratio was 1.92 percent, similar to the comparable group but considerably lower than the three geographical averages. The comparable group's operating expense ratio was 2.00 percent, while all thrifts averaged 2.29 percent, Midwest thrifts averaged 2.20 percent and Ohio thrifts averaged 2.21 percent.

    The overall impact of Market's income and expense ratios is reflected in the Company's income and return on assets. The Company had an ROAA, based on both net and core income, of 0.85 percent for the twelve months ended June 30, 1996. For its most recent four quarters, the comparable group had a higher ROAA of 0.89 percent based on net income, but a lower ROAA of 0.84 percent based on core income. All thrifts averaged a similar net ROAA of 0.86 percent, while Midwest thrifts and Ohio thrifts averaged a higher 0.92 percent and 0.93 percent, respectively. Midwest thrifts indicated a core ROAA of 0.86 percent, while all thrifts and Ohio thrifts averaged a core ROAA of 0.80 percent and 0.88 percent, respectively.


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

V.  MARKET VALUE ADJUSTMENTS


    This is a conclusive section where adjustments are made to determine the pro forma market value or appraised value of the Corporation based on a comparison of Market with the comparable group. These adjustments will take into consideration such key items as earnings performance, market area, financial condition, dividend payments, subscription interest, liquidity of the stock to be issued, management, and market conditions or marketing of the issue. It must be remembered that all of the institutions in the comparable group have their differences, and as a result, such adjustments become necessary.

EARNINGS PERFORMANCE


    In analyzing earnings performance, consideration was given to the level of net interest income, the level and volatility of interest income and interest expense relative to changes in market area conditions and overall interest rates, the quality of assets as it relates to the presence of problem assets which may result in adjustments to earnings, the level of current and historical classified assets and real estate owned, the level of valuation allowances to support any problem assets or nonperforming assets, the level and volatility of non-interest income, and the level and trend of non-interest expenses.

    As discussed earlier, the Company's historical business philosophy has focused on strengthening its net interest income, maintaining its current low level of nonperforming assets, improving its ratio of interest sensitive assets relative to interest sensitive liabilities, maintaining stable net earnings, maintaining an adequate level of general valuation allowances to reduce the impact of any unforeseen losses, and closely scrutinizing and maintaining its reasonable level of overhead expenses. The Company will continue to focus on striving to increase its yield on interest-earning assets, its net interest spread and its net interest margin, and to maintain its lower cost of savings, through well designed and more active lending and the continued conservative pricing of deposits, and to strive to improve its ratio of interest sensitive assets relative to interest sensitive liabilities through the origination of adjustable-rate mortgage loans for the first time and to increase its level of construction loans.

    Earnings are often related to an institution's ability to generate loans. The Company was a moderately active originator of mortgage loans in fiscal years 1993 and 1994, but loan origination activity declined significantly in fiscal year 1995, although it rebounded modestly during the twelve months ended June 30, 1996. In fiscal years 1993 and 1994, total loan originations were $7.7 million and $10.6 million, respectively. In fiscal year 1995, originations declined by 77.9 percent to $2.4 million and for the twelve months ended June 30, 1996, originations were a higher $3.6 million, with most the changes occurring in the category of one- to four-family residential loans. Higher levels of principal repayments during fiscal years 1993 and 1994 offset a significant portion of the Company's originations, resulting in a very small increase in net loans receivable in fiscal year 1993 and a moderate increase in 1994. In fiscal year 1995 and the twelve months ended June 30, 1996, much lower originations resulted in net decreases in net loans receivable. Market's loans receivable increased a significant $8.1 million or 56.9 percent from September 30, 1991, to June 30, 1996, an annualized average increase of 12.0 percent, with totals remaining generally constant in fiscal years 1991 to 1993, increasing
62.6 percent in fiscal year 1994, reflecting Market's merger with Cleves-North Bend Building and Loan Company, and then decreasing at both September 30, 1995, and June 30, 1996. The Company's focus has consistently been on the origination of fixed-rate one- to four-family residential mortgage loans, with that loan category constituting a preponderant 95.9 percent, 95.8 percent and 89.7 percent of total origination in fiscal years 1993, 1995 and 1995, respectively, and 93.8 percent for the twelve months ended June 30, 1996. Construction loans represented the second largest loan origination category in fiscal year 1995 and for the twelve months ended June 30, 1996, although no construction loans remained outstanding at June 30, 1996. Non-residential loans was the second largest loan origination category in fiscal years 1993 and 1994. The impact of these primary lending efforts has been to generate a yield on average interest-earning assets of 7.30 percent for Market for the twelve months ended June 30, 1996, compared to 7.60 percent for the comparable group, 7.72 percent for all thrifts and 7.70 for Midwest thrifts. The Company's level of interest income to average assets was 7.09 percent for the twelve months ended June 30, 1996, which was lower than the comparable group at 7.40 percent and both Midwest thrifts and all thrifts at 7.41 percent for their most recent four quarters.

    The Company's net interest margin of 3.31 percent, based on average interest-earning assets, for the twelve months ended June 30, 1996, was similar to the comparable group at 3.24 percent, all thrifts at 3.32 percent and Midwest thrifts at 3.25 percent. Market's cost of interest-bearing liabilities of 4.70 percent for the twelve months ended June 30, 1996, was lower than the comparable group at 5.15 percent, and also lower than all thrifts at 4.91 percent and Midwest thrifts at 5.00 percent. Market's net interest spread of 2.60 percent for the twelve months ended June 30, 1996, was higher than the comparable group at 2.45 percent, but lower than all thrifts at 2.80 percent and Midwest thrifts at 2.70 percent.

    The Company's ratio of noninterest income to assets was 0.02 percent for the twelve months ended June 30, 1996, much lower than the comparable group at
0.15 percent, and considerably lower than all thrifts at 0.44 percent and Midwest thrifts at 0.41 percent. The Company has indicated operating expenses similar to the comparable group, but lower than all thrifts and Midwest thrifts. For the twelve months ended June 30, 1996, Market had an operating expenses to assets ratio of 1.92 percent, compared to a similar 2.00 percent for the comparable group and higher ratios of 2.29 percent for all thrifts 2.20 percent for Midwest thrifts. It should be noted, however, that although the Company's operating expenses are below industry averages, those expenses have increased steadily and noticeably since 1991, with that trend expected to continue as staff is added to implement and administer its more active post-conversion lending programs.

    Relative to its comparable group for the twelve months ended June 30, 1996, Market generated a lower level of noninterest income and similar levels of noninterest expenses and net interest margin. As a result, the Company's net income level was slightly lower than its comparable group for the twelve months ended June 30, 1996. Based on identical net and core earnings, the Company had a return on average assets of 0.45 percent in fiscal year 1991, 0.70 percent in fiscal year 1992, 0.99 percent in fiscal year 1993, 0.89 percent in fiscal year 1994, 1.03 percent in fiscal year 1995, and 0.85 percent for the twelve months ended June 30, 1996. For its most recent four quarters, the comparable group had a higher ROAA of 0.89 percent, as did Midwest thrifts at 0.91 percent. All thrifts indicated a similar ROAA of 0.86 percent.

    Market's earnings stream will continue to be dependent to a considerable degree on the overall trends in interest rates. Based on current rate projections, the Company's cost of newly issued or repriced interest-bearing liabilities will continue to increase moderately during the next few years, as will its overall liability cost, as deposits continue their gradual movement toward longer term instruments. Such upward pressure on savings costs is likely to continue based on current rates, although the rate of increase may subside somewhat during the next few years. Additionally, as previously noted, operating costs have indicated an upward trend in recent years and are expected to show some additional increases in the future.

    In recognition of the foregoing earnings related factors, as well as the Company's recent downward trend in ROAA, net interest spread and net interest margin, a minimum downward adjustment has been made to Market's pro forma market value for earnings performance.

    Market's primary market area is Hamilton County, Ohio, including the Cincinnati community. The Company's home office is in Mt. Healthy, Ohio, and its branch office is located in North Bend, Ohio, both in Hamilton County. The market area is part of the

    Cincinnati MSA with Hamilton County having a population base of almost 900,000 residents in 1995. The county and the Company's market area communities are characterized by higher housing values, higher income levels and lower unemployment levels when compared to all of Ohio. As discussed in Section II, a predominance of market area demographic factors are favorable for the Company's market area compared to both all of Ohio and the United States (reference
Exhibit 41).

    The major private sector employer in Hamilton County is Proctor & Gamble, which contributes to the county's 30.3 percent share of workers in the manufacturing industry. Other major private sector employers in Hamilton County include The Kroger Company, a large supermarket chain, G.E. Aircraft Engines, AK Steel, Cincinnati Gas & Electric and Cincinnati Milacron. The manufacturing industry is the major employment category in Hamilton County, followed by the retail/wholesale trade, with services a close third.

    The level of financial competition is strong in the county, dominated by the commercial banking industry, and results in more competitive pricing of savings and loan products. Market has been only moderately aggressive in competing for deposits during the past five years, with withdrawals exceeding new deposits. The market area indicates growth potential, but at a high cost considering the large deposit base and the competitiveness of the market. In recognition of all these factors, we believe a minimum upward adjustment is warranted.

FINANCIAL CONDITION

    The financial condition of Market is discussed in Section I and shown in Exhibits 1, 2, 5, 15, 16 and 17, and is compared to the comparable group in Exhibits 40, 42 and 43. The Company's total equity ratio before conversion was
16.28 percent at June 30, 1996, which was higher than the comparable group at
15.18 percent, all thrifts at 12.84 percent and Midwest thrifts at 14.16 percent. With a conversion at the midpoint, the Corporation's pro forma equity to assets ratio will increase to approximately 28.60 percent, and the Company's pro forma equity to assets ratio will increase to approximately 25.00 percent.

    The Company's mix of assets indicates a few differences from its comparable group. Market had a 48.38 percent share of net loans at June 30, 1996, compared to the comparable group at 66.55 percent and all thrifts at 66.59 percent. The Company's share of cash and investments was a strong 45.54 percent of total assets, compared to a lower 24.27 percent for the comparable group and 14.52 percent for all thrifts. Market's ratio of mortgage-backed securities to total assets was 3.86 percent, also lower than the comparable group at 8.58 percent and all thrifts at 13.95 percent. The Company had a higher share of deposits at
82.56 percent with no FHLB advances, compared to the comparable group's 73.10 percent in deposits and 10.79 percent in borrowed funds.

    The Company was absent both goodwill and repossessed real estate compared to 0.02 percent and 0.63 percent of repossessed real estate for the comparable group and all thrifts, respectively. The financial condition of Market is further affected by its level of nonperforming assets at 0.03 percent of assets at June 30, 1996, compared to a higher 0.26 percent for the comparable group and a much higher 1.34 percent for all thrifts. It should be recognized, however, that while the Company's 0.03 percent ratio of nonperforming assets to total assets has decreased from 0.81 percent in fiscal year 1991 and 0.58 percent in fiscal year 1993, its current ratio has increased slightly from zero at the end of its two most recent fiscal years of 1994 and 1995. The Company was absent repossessed real estate in fiscal years 1991 through 1995 and at June 30, 1996.

    The Company had a lower share of high risk real estate loans at 3.45 percent compared to 10.79 percent for the comparable group and 14.90 percent for all thrifts. Market had $52,000 in allowance for loan losses or 346.67 percent of nonperforming assets at June 30, 1996, compared to the comparable group's much lower coverage of 185.29 percent, with Midwest thrifts at 142.57 percent and all thrifts at a lower 83.73 percent. The Company's ratio is reflective of its current absence of real estate owned and lower share of high risk real estate loans.

    Overall, we believe that a minimum upward adjustment is warranted for Market's current financial condition.

DIVIDEND PAYMENTS

    Market has not indicated its intention to pay an initial cash dividend. The future payment of cash dividends will be dependent upon such factors as earnings performance, capital position, growth level, and regulatory limitations. Nine of the ten institutions in the comparable group pay cash dividends for an average dividend-yield of 2.92 percent for those eight institutions, and an average dividend yield of 2.63 percent for all ten institutions.

    Currently, some thrifts are committing to initial cash dividends in 1996, in comparison to absence of such dividend commitments in 1994 and 1995 conversions. As a result, we believe that a minimum downward adjustment to the pro forma market value is warranted at this time related to dividend payments.

SUBSCRIPTION INTEREST

    The general interest in thrift conversion offerings was often difficult to gauge in 1995. Based upon recent offerings, subscription and community interest weakened significantly in early 1995 but regained some strength in the second half of the year. To date in 1996, nationwide subscription interest in thrift conversion offerings is once again indicating measureable weakness. Such interest has frequently been directly related to the financial performance and condition of the thrift institution converting, the strength of the local economy, general market conditions and aftermarket price trends.

    Market will focus its offering to depositors and residents in the market area, which has generally been an active and receptive market for new thrift stocks. The board of directors and officers anticipate purchasing approximately $1,568,000 or 15.5 percent of the conversion stock based on the appraised midpoint valuation. Market will form an 8.0 percent ESOP, which plans to purchase stock in the initial offering. Additionally, the Prospectus restricts to 2.0 percent of the total number of shares to be issued in the conversion the amount of conversion stock that may be purchased by a single account holder, or by persons and associates acting in concert.

    The Company has secured the services of Charles Webb & Company ("Webb") to assist the Company in the marketing and sale of the conversion stock. Based on the size of the offering, current market conditions, local market interest and the terms of the offering, we believe that no adjustment is warranted for the Company's anticipated subscription interest.

LIQUIDITY OF THE STOCK

    Market will offer its shares through concurrent subscription and community offerings with the assistance of Webb. If necessary, Webb will conduct a syndicated community offering upon the completion of the subscription and community offering. Market will pursue two market makers for the stock. The Company's offering is much smaller in size than the comparable group, far below the national average and, more significantly, approximately 90.0 percent below the Ohio average. It is likely, therefore, that the stock of Market will be much less liquid than thrift stocks nationally and in its Ohio market area. Therefore, we believe that a moderate downward adjustment to the pro forma market value is warranted at this time relative to the liquidity of the stock.

MANAGEMENT


    The president, chief executive officer and designated managing officer of Market is John T. Larimer, who also serves as a director of the Company. Mr. Larimer, who has been president of Market since 1993 and managing officer since 1995, joined the Company in 1975 and has over 20 years of financial institution experience. Previously, Mr. Larimer served the Company as legal counsel and was in private legal practice. Mr. Larimer and the management of Market have made a concerted and combined effort to increase and stabilize earnings, strengthen the Company's financial condition, increase equity and maintain market share.

    Market has been able to strengthen its equity position and maintain a reasonable level 9f operating expenses over the past few years. The Company's current asset quality, including nonperforming assets, is generally superior to industry averages. Earnings and net interest margin, historically above industry averages, have declined since the end of Market's most recent fiscal year and are currently similar to or slightly below those averages. It is our opinion that no adjustment to the pro forma market value is warranted for management.

MARKETING OF THE ISSUE

    The response to a newly issued thrift institution stock is more difficult to predict, due to the volatility of new thrift stocks. Further, with each conversion, there is a high level of uncertainty with regard to the stock market, related particularly thrift institution stocks and interest rate trends. The impact of recent increases in interest rates has made it more difficult for more thrift institutions to strengthen their earnings and resulted in soft market prices. Recently disseminated projections of rising interest rate trends have also resulted in some significant stock volatility. Further, the impact of the difference in a thrift's premium level on deposits compared to BIF-insured institutions is another key concern, along with the imminent one time assessment of SAIF-insured thrifts to increase the capitalization of the SAIF insurance fund.

    The necessity to build a new issue discount into the stock price of a converting thrift has prevailed in the thrift industry in recognition of higher uncertainty among investors as a result of the thrift industry's dependence on interest rate trends. We believe that a new issue discount applied to the price to book valuation approach continues and is considered to be reasonable and necessary in the pricing of the Corporation, and we have made a maximum downward adjustment to the Corporation's pro forma market value in recognition of the new issue discount.

VI. VALUATION METHODS

    Under normal stock market conditions, the most frequently used method for determining the pro forma market value of common stock for thrift institutions by this firm is the price to book value ratio method. The focus on the price to book value method is primarily due to the volatility of earnings in the thrift industry. As earnings in the thrift industry stabilized in 1993, 1994 and 1995, there has been more emphasis placed on the price to earnings method, but the price to book value method continues to be the primary valuation method. These two pricing methods, as well as the price to net assets method, have both been used in determining the pro forma market value of the Corporation.

In recognition of the volatility and variance in earnings due to fluctuations in interest rates, the continued differences in asset and liability repricing and the frequent disparity in value between the price to book approach and the price to earnings approach, the price to net assets method is used as a third valuation approach. The price to net assets method is used less often for valuing ongoing institutions; however, this method becomes more useful in valuing converting institutions when the equity position and earnings performance of the institutions under consideration are different.

    In addition to the pro forma market value, we have defined a valuation range with the minimum of the range being 85.0 percent of the pro forma market value, the maximum of the range being 115.0 percent of the pro forma market value, and a super maximum being 115.0 percent of the maximum. The pro forma market value or appraised value will also be referred to as the "midpoint value".

PRICE TO BOOK VALUE METHOD

    The price to book value method focuses on a thrift institution's financial condition, and does not give as much consideration to the institution's performance as measured by net earnings. Therefore, this method is sometimes considered less meaningful for institutions that do provide a consistent earnings trend. Due to the earnings volatility of many thrift stocks, the price to book value method is frequently used by investors who rely on an institution's financial condition rather than earnings performance.

    Consideration was given to the adjustments to the Company's pro forma market value discussed in Section V. Minimum upward adjustments were made for market area financial condition. Minimum downward adjustments were made for earnings performance and dividend payments. A moderate downward adjustment was made for the liquidity of the stock and a maximum downward adjustment was made for the marketing of the issue. No adjustments were made for subscription interest or for the Company's management.

    Exhibit 48 shows the average and median price to book value ratios for the comparable group which were 86.75 percent and 86.38 percent, respectively. The total comparable group indicated a moderately wide range, from a low of 77.13 percent (Milton Federal Financial Corporation) to a high of 97.77 percent (North Bancshares, Inc.). This variance cannot be attributed to any one factor such as the institution's equity ratio or earnings performance. Excluding the low and the high in this group, the price to book value range narrowed slightly from a low of 77.27 percent to a high of 93.12 percent.

    Taking into consideration all of the previously mentioned items in conjunction with the adjustments made in Section V, we have determined a pro forma price to book value ratio of 63.18 percent at the midpoint and ranging from a low of 58.52 percent at the minimum to a high of 70.99 percent at the super maximum for the Corporation, which is strongly influenced by the Company's earnings performance, local market and subscription interest in thrift stocks. Further, the Company's pro forma equity to assets after conversion will be 28.58 percent compared to 15.18 percent for the comparable group. Based on this price to book value ratio and the Company's equity of $7,533,000 at June 30, 1996, the indicated pro forma market value for the Company using this approach is $11,101,137 (reference Exhibit 49).

PRICE TO EARNINGS METHOD

    The focal point of this method is the determination of the earnings base to be used and secondly, the determination of an appropriate price to earnings multiple. The recent earnings position of Market is displayed in Exhibit 3, indicating after tax net earnings for the twelve months ended June 30, 1996, of $392,000. Exhibit 7 indicates that the Company's core or normalized earnings were also $392,000 for the twelve months ended June 30, 1996. To arrive at the pro forma market value of the Company by means of the price to earnings method, we used the net and core earnings base of $392,000.

    In determining the price to earnings multiple, we reviewed the range of price to core earnings multiples for the comparable group and all publicly-traded thrifts. The average price to net earnings multiple for the comparable group was 16.33, while the median was 14.21. The average price to core earnings multiple was a higher 17.54 and the median multiple was 15.91. The comparable group's price to net earnings multiple was similar to the average for all publicly-traded thrifts of 16.42 and higher than their median of 13.34. The price to core earnings multiple for all publicly-traded thrifts was slightly higher than the comparable group with an average of 17.61 times core earnings and a median of 14.66 times core earnings. The range in the price to net earnings multiple for the comparable group was from a low of 11.76 (FFW Corp.) to a high of 29.55 (North Bancshares, Inc.). The primary range in the price to earnings multiple for the comparable group excluding the high and low ranges was from a low price to earnings multiple of 11.90 to a high of 20.77 times earnings for eight of the ten institutions in the group.

    Consideration was given to the adjustments to the Corporation's pro forma market value discussed in Section V. In recognition of these adjustments, we have determined a price to earnings multiple of 17.78 based on Market's net and core earnings of $392,000 for twelve months ended June 30, 1996. Based on such an earnings base of $392,000 and a price to earnings multiple of 17.78 (reference Exhibits 48 and 49), the pro forma market value of the Corporation using the price to earnings ratio method is $10,098,278 at the midpoint. The range in the price to earnings multiple is from a low of 15.90 at the minimum of the range to a high of 21.24 at the super maximum of the range.

PRICE TO NET ASSETS METHOD

    The final valuation method is the price to net assets method. This method is not as frequently used due to the fact that it does not focus as much on an institution's equity position or earnings performance. Exhibit 48 indicates that the average price to net assets ratio for the comparable group was 13.07 percent and the median was 13.96 percent. The range in the price to net assets ratios for the comparable group varied from a low of 7.80 percent (First Franklin Corporation) to a high of 16.93 percent (StateFed Financial Corporation). It narrows very modestly with the elimination of the two extremes in the group to a low of 9.93 percent and a high of 15.15 percent.

    Based on the adjustments made previously for Market, it is our opinion that an appropriate price to net assets ratio for the Corporation is 18.06 percent which is higher than file comparable group at 13.07 and ranges from a low of
15.77 percent at the minimum to 22.58 percent at the super maximum. Based on the Company's June 30, 1996, asset base of $46,260,000, the indicated pro forma market value of the Corporation using the price to net assets method is $10,099,364 (reference Exhibit 49).

VALUATION CONCLUSION

    Exhibit 54 provides a summary of the valuation premium or discount for each of the valuation ranges when compared to the comparable group based on each of the valuation approaches. At the midpoint value, the price to book value ratio of 63.18 percent for the Corporation represents a discount of 27.16 percent relative to the comparable group and decreases to 18.16 percent at the super maximum. The price to earnings multiple of 17.78 for the Corporation at the midpoint value indicates a premium of 8.88 percent, increasing to a premium of 30.08 percent at the super maximum. The price to assets ratio of 18.06 percent at the midpoint represents a premium of 38.21 percent, increasing to a premium of 72.85 percent at the super maximum.

    It is our opinion that as of August 2, 1996, the pro forma market value of the common stock to be issued by the Corporation is $11,100,000, representing 1,010,000 shares at $10.00 per share. The valuation range for this stock is from a minimum of $8,585,000 or 858,500 shares at $10.00 per share to a maximum of $11,615,000 or 1,161,500 shares at $10.00 per share, with such range being defined as 15 percent below the appraised value to 15 percent above the appraised value. The super maximum is $13,357,250 or 1,335,725 shares at $10.00 per share (reference Exhibits 49 to 53). The appraised value of Market Financial Corporation as of August 2, 1996, is $10,100,000.

                                      NUMERICAL

                                       EXHIBITS

                                      EXHIBIT 1

                        THE MARKET BUILDING AND SAVING COMPANY
                                  MT. HEALTHY, OHIO

                           STATEMENT OF FINANCIAL CONDITION
                                   AT JUNE 30, 1995

                                    (In thousands)

                                                                           June 30,        September 30,
ASSETS                                                                       1996               1995
------                                                                     --------        -------------
                                                                         (Unaudited)
Cash and due from banks                                                    $  1,120          $    669
Federal funds sold                                                            3,207             2,727
Interest-bearing deposits in other financial institutions                       424               617
                                                                           --------          --------
  Cash and cash equivalents                                                   4,751             4,013

Certificates of deposit in other financial institutions                       7,140             7,139
Investment securities - at amortized cost. Approximate market value of $8,559 and $8,023 at June 30,1996,
  and September 30,1995                                                       8,554             7,984
Investment securities designated as available for sale - at market              622               504
Mortgage-backed securities - at cost. Approximate market value of $1,856 and $2,313 at June 30,1996, and September
 30,1995                                                                      1,785             2,211
Loans receivable, net                                                        22,384            23,018
Office premises and equipment, at depreciated cost                              125               121
Federal Home Loan Bank stock - at cost                                          357               339
Accrued interest receivable                                                     343               341
Prepaid expenses and other assets                                               147                64
Prepaid federal income taxes                                                     52                 -
                                                                           --------          --------

TOTAL ASSETS                                                               $ 46,260          $ 45,734
                                                                           --------          --------
                                                                           --------          --------


LIABILITIES AND RETAINED EARNINGS
---------------------------------
Deposits                                                                   $ 38,190          $ 38,056
Advances by borrowers for taxes and insurance                                    10                57
Accrued interest payable                                                        137               134
Other liabilities                                                                 6                13
Accrued federal income taxes                                                      -                14
Deferred federal income taxes                                                   384               307
                                                                           --------          --------
                                                                             38,727            38,581

Retained earnings - substantially restricted                                  7,141             6,839
Unrealized gains on securities designated as available for sale,
  net of related tax effects                                                    392               314
                                                                           --------          --------
    Total retained earnings                                                   7,533             7,153

TOTAL LIABILITIES AND RETAINED EARNINGS                                    $ 46,260          $ 45,734
                                                                           --------          --------


Source: The Market Building and Saving Company's audited and unaudited financial statements

                                      EXHIBIT 2


                        THE MARKET BUILDING AND SAVING COMPANY
                                  MT. HEALTHY, OHIO

                          STATEMENTS OF FINANCIAL CONDITION
                          AT SEPTEMBER 30, 1991 THROUGH 1994



ASSETS                                                           1994      1993      1992      1991
------                                                           ----      ----      ----      ----
                                                                           (In thousands)
Cash and due from banks                                       $   676   $   558   $   362   $   487
Federal funds sold                                              4,510     7,500     8,100     8,100
Interest-bearing deposits in other financial institutions       1,194     8,129     4,744     1,816
                                                              -------   -------   -------   -------
  Cash and cash equivalents                                     6,380    16,186    13,207    10,403

Certificates of deposit in other financial institutions         6,139     1,340     3,715     5,447
Investment securities - at cost, approximate market value
  of $6,113, $3,806, $3,523 and $5,139 at September 30,
  1994,1993,1992 and 1991, respectively                         5,919     3,517     3,235     4,910
Mortgage-backed securities, at cost (approximate market
  value of $2,220, $3,407, $5,430 and $3,727 at
  September 1994, 1993,1992 and 1991, respectively              2,441     3,220     5,056     3,632
Loans receivable - net                                         23,658    14,557    14,345    14,264
Real estate acquired through foreclosure - net                      -        79         -         -
Office premises and equipment - at depreciated cost               112       103       110       112
Federal Home Loan Bank stock - at cost                            318       246       235       225
Accrued interest receivable                                       235       129       133       223
Prepaid expenses and other assets                                 100        70        47        47
Prepaid Federal income taxes                                       38         -         -        33
                                                              -------   -------   -------   -------

TOTAL ASSETS                                                  $45,340   $39,448   $40,084   $39,296
                                                              -------   -------   -------   -------
                                                              -------   -------   -------   -------

LIABILITIES AND RETAINED EARNINGS
---------------------------------
Deposits                                                      $38,674   $34,414   $35,361   $34,857
Advances by borrowers for taxes and insurance                      63        52        41        43
Accrued interest payable                                          103        74       109       148
Accrued Federal income taxes                                        -        21        31         -
Deferred Federal income taxes                                     114        89        22        13
Other liabilities                                                  14        14        44         3
                                                              -------   -------   -------   -------
     Total liabilities                                        $38,968   $34,664   $35,609   $35,064

Retained earnings - substantially restricted                    6,372     4,784     4,475     4,232
                                                              -------   -------   -------   -------

                                                              $45,340   $39,448   $40,084   $39,296
                                                              -------   -------   -------   -------
                                                              -------   -------   -------   -------


Note: Balance sheet information subsequent to fiscal year 1993 reflects the merger of Market Building and Saving Company and Cleves-North Bend Building and Loan Company.

Source:  The Market Building and Saving Company's audited financial statements

                                      EXHIBIT 3

                        THE MARKET BUILDING AND SAVING COMPANY
                                  MT. HEALTHY, OHIO

                                STATEMENT OF EARNINGS
                     FOR THE NINE MONTHS ENDED JUNE 30, 1996, AND
                       THE FISCAL YEAR ENDED SEPTEMBER 30,1995

                                    (In thousands)


                                                               Nine months ended        Year ended
                                                                  June 30, 1996     September 30, 1995
                                                               -----------------    ------------------
                                                                   (Unaudited)
Interest income:
  Loans                                                             $1,414              $1,960
  Mortgage-backed securities                                           133                 196
  Investment securities                                                436                 309
  Interest-bearing deposits and other                                  486                 717
                                                                    ------              ------
    Total interest income                                            2,469               3,182

Interest expense:
  Deposits                                                           1,336               1,622
                                                                    ------              ------
  Net interest income before provision for losses on
    loans                                                            1,133               1,560

Provision for losses on loans                                           13                   -
                                                                    ------              ------

  Net interest income after provision for losses on loans            1,120               1,560

Other operating income                                                   6                   8

General, administrative and other expense:
  Employee compensation and benefits                                   328                 376
  Occupancy and equipment                                               85                 122
  Federal deposit insurance premiums                                    60                  92
  Franchise taxes                                                       70                 101
  Loss on sale of real estate acquired through
    foreclosure                                                          -                   -
  Other operating                                                      121                 170
                                                                    ------              ------
    Total general, administrative and other expense                    664                 861
                                                                    ------              ------

    Earnings before income taxes                                       462                 707

Federal Income tax expense:
  Current                                                              123                 210
  Deferred                                                              37                  30
                                                                    ------              ------
                                                                       160                 240
                                                                    ------              ------
NET EARNINGS                                                        $  302              $  467
                                                                    ------              ------
                                                                    ------              ------



Source: The Market Building and Saving Company's audited financial statements

                                      EXHIBIT 4

                        THE MARKET BUILDING AND SAVING COMPANY
                                  MT. HEALTHY, OHIO

                                STATEMENTS OF EARNINGS
                  FISCAL YEARS ENDED SEPTEMBER 30, 1991 THROUGH 1994

                                            1994       1993      1992     1991
                                            ----       ----      ----     ----
                                                      (In thousands)

Interest income:
  Loans                                   $1,398    $1,443    $1,402    $1,455
  Mortgage-backed securities                 230       348       485       109
  Interest-bearing deposits and
    investment securities                    749       758     1,013     1,600
                                           -----     -----     -----     -----
    Total interest income                  2,378     2,549     2,900     3,163

Interest expense:
  Deposits                                 1,236     1,444     1,972     2,413
                                           -----     -----     -----     -----
    Net Interest Income                    1,142     1,105       928       750

Provision for loan losses                      -        10        11         5
                                           -----     -----     -----     -----
    Net interest income after provision
      for loan losses                      1,142     1,095       917       745

  Other operating income                       9         6         5         5

General, administrative and other
expense
  Employee compensation and benefits         273       253       258       224
  Occupancy and equipment                     65        68        72        66
  Federal deposit insurance premiums          79        36        61        60
  Franchise taxes                             72        62        69        60
  Loss on sale of real estate acquired
    through foreclosure                       24         -         0         -
  Other operating                            140       121       108       104
                                           -----     -----     -----     -----

    Total noninterest expense                652       540       570       513
                                           -----     -----     -----     -----

    Earnings before income taxes             499       561       352       237

Federal income tax expense:
  Current                                    148       185       100        93
  Deferred                                    22         7        10       (20)
                                           -----     -----     -----     -----
                                             170       192       109        73

    NET EARNINGS                          $  329    $  368    $  243    $  164
                                          ------    ------    ------    ------
                                          ------    ------    ------    ------

Source: The Market Building and Saving Company's audited financial statements

                                      EXHIBIT 5

                    SELECTED FINANCIAL INFORMATION AND OTHER DATA
               AT JUNE 30, 1996, AND AT SEPTEMBER 30, 1991 THROUGH 1995




                                                                                 At September 30,
                                             At June 30,   ------------------------------------------------------
                                                1996        1995        1994        1993        1992        1991
                                               ------      ------      ------      ------      ------      ------
                                            (Unaudited)                        (In thousands)
Selected financial condition (1):

Total amount of:
   Assets                                    $45,260     $45,734     $45,340     $46,942     $47,556     $46,374
   Cash and cash equivalents                   4,751       4,013       6,380      18,289      15,126      12,174
   Certificates of deposit in other
     financial institutions                    7,140       7,139       6,139       1,789       4,164       5,647
   Investment security - at cost               8,554       7,984       5,919       3,525       3,243       4,917
   Investment securities designated as
     available for sale - at market              622         504           -           -           -           -
   Mortgage-backed securities - at cost        1,785       2,211       2,441       3,661       5,793       4,081
   Loans receivable - net                     22,384      23,018      23,658      18,945      18,616      18,882
   Real estate acquired through
     foreclosure                                   -           -           -          79           -           -
   Deposits                                   38,190      38,056      38,674      40,703      41,719      40,925
   Unrealized gains on securities
     designated as available for sale (2)        392         314           -           -           -           -
   Retained earnings, net, substantially
     restricted                                7,533       7,153       6,372       5,960       5,550       5,218




----------------------------

(1) The consolidated financial statements as of June 30,1996, and for the nine months ended June 30,1996 and 1995, are unaudited. However, in the opinion of management all adjustments (consisting only of normal recurring accruals) which are necessary for a fair presentation of financial condition and results of operation have been included. The results of operations for the nine months ended June 30,1996, are not necessarily indicative of the results that may be obtained for the fiscal year.

(2) The Association adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investment in Debt and Equity Securities," on October 1,1994. As of and subsequent to that date, the Association carries at market value securities designated as available for sale.

Source: Market Financial Corporation's Prospectus

                                      EXHIBIT 6

                              INCOME AND EXPENSE TRENDS
                FOR THE NINE MONTHS ENDED JUNE 30, 1995 AND 1996, AND
                 FOR THE YEARS ENDED SEPTEMBER 30, 1991 THROUGH 1995



                                      Nine months ended
                                           June 30,               For the years ended September 30,
                                      ------------------   -----------------------------------------------
                                        1996      1995     1995      1994       1993      1992      1991
                                       ------    ------   ------    ------     ------    ------    ------
                                                              (In thousands)
Selected operating data (1):
Interest income                       $2,469    $2,376    $3,182    $2,908    $3,095    $3,500    $3,776
Interest expense                       1,336     1,170     1,622     1,478     1,706     2,318     2,826
                                      ------    ------    ------    ------    ------    ------    ------
Net interest income                    1,133     1,206     1,560     1,430     1,389     1,182       450
Provision for losses on loans             13         -         -         -        10        11         -
                                      ------    ------    ------    ------    ------    ------    ------
Net interest income after
  provision for loan losses            1,120     1,206     1,560     1,430     1,379     1,171       941
Other income                               6         6         8        12        10         8         9
General, administrative and
  other expenses                         664       643       861       836       697       710       659
                                      ------    ------    ------    ------    ------    ------    ------
Earnings before income taxes             462       569       707       606       692       459       291
Federal income taxes                     160       192       240       194       223       138        86
                                      ------    ------    ------    ------    ------    ------    ------
Net earnings                          $  302    $  377    $  467    $  412    $  469    $  331    $  205
                                      ------    ------    ------    ------    ------    ------    ------
                                      ------    ------    ------    ------    ------    ------    ------



(1) The consolidated financial statements as of June 30,1996, and for the nine months ended June 30,1996 and 1995, are unaudited. However, in the opinion of management all adjustments (consisting only of normal recurring accruals) which are necessary for a fair presentation of financial condition and results of operation have been included. The results of operations for the nine months ended June 30,1996, are not necessarily indicative of the results that may be obtained for the fiscal year.

Source: Market Financial Corporation's Prospectus

                                      EXHIBIT 7

                              NORMALIZED EARNINGS TREND
                    FOR THE TWELVE MONTHS ENDED JUNE 30,1996, AND
              FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 1993 THROUGH 1995




                                    Twelve      Fiscal years ended September 30,
                                 months ended   --------------------------------
                                 June 30,1996       1995      1994      1993
                                 ------------      ------    ------    ------
                                                (Dollars in thousands)

Net income after taxes                $392         $467      $412      $469

Net income before taxes and effect
  of accounting adjustments            600          707       606       692

Income adjustments                       0            0         0         0

Expense adjustments                      0            0         0         0

Normalized earnings before taxes       600          707       606       692

Taxes                                  208          240       194       223
                                      ----         ----      ----      ----

Normalized earnings after taxes       $392         $467      $412      $469
                                      ----         ----      ----      ----
                                      ----         ----      ----      ----


Source: Market Financial Corporation's Prospectus

                                      EXHIBIT 8

                                PERFORMANCE INDICATORS
                 FOR THE NINE MONTHS ENDED JUNE 30,1995 AND 1996, AND FOR THE YEARS ENDED SEPTEMBER 30, 1991 THROUGH 1995


                                               At or for the
                                                nine months
                                              ended June 30,(1)          For the years ended September 30,
                                              -----------------    ----------------------------------------------
Selected Financial Ratios:                     1996       1995      1995      1994      1993      1992      1991
                                              ------     ------    ------    ------    ------    ------    ------
                                                  (unaudited)
Performance ratios:
   Return on average asset (2)(3)              0.88%     1.11%     1.03%     0.89%     0.99%     0.70%     0.45%
   Return on average equity (3)(4)             5.49      7.49      6.91      6.68      8.15      6.15      4.01
   Interest rate spread(5)                     2.66      3.23      2.93      2.98      2.58      1.98      1.44
   Net interest margin(6)                      3.37      3.75      3.55      3.29      3.03      2.57      2.14
   Operating expenses to average assets        1.92      1.89      1.89      1.81      1.48      1.51      1.46
   Equity to average assets (7)               16.28     15.55     15.64     14.05     12.70     11.67     11.25

Asset quality ratios:
   Nonperforming assets to total assets        -         -         -         -         0.58      0.57      0.81
   Nonperforming loans to total
    loans(8)                                   -         -         -         -         1.02      1.46      2.00
  Allowance for losses on loans to total
    loans                                      0.23      0.17      0.17      0.16      0.21      0.18      0.16
  Allowance for losses on loans to non-
    performing loans                         346.67     N/M(7)    N/M(7)    N/M(7)    20.21     12.18      7.96
  Net (charge-offs) recoveries to
    average loans                              -         -         -         -        (0.02)    (0.05)     -
  Average interest-earning assets to
    average interest-bearing liabilities     117.74%   114.26%   116.62%   109.04%   112.38%   111.54%   111.04%


---------------------------

(1) Annualized, where appropriate.

(2) Return on average assets equals net earnings divided by average assets.

(3) Based on the arithmetic average of beginning and ending balances.

(4) Return on average equity is calculated by dividing net earnings by average equity capital.

(5) Average yield on interest-earning assets less average cost of interest-bearing liabilities.

(6) Net interest income as a percentage of average interest-earning assets.

(7) At present period.

(8) Not meaningful, as the Company had no non performing loans at September 30,1995 or 1994.


Source: Market Financial Corporation's Prospectus

                                      EXHIBIT 9


                                 VOLUME RATE ANALYSIS

                     FOR THE NINE MONTHS ENDED JUNE 30, 1996, AND

                FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 1994 AND 1995


                                            Nine months ended
                                                 June 30,                      For the fiscal years ended September 30,
                                       ---------------------------   ----------------------------------------------------------
                                            1996 vs. 1995                 1995 vs. 1994                      1994 vs. 1993
                                       ---------------------------   ----------------------------  ----------------------------
                                       Increase (Decrease)           Increase (Decrease)           Increase (Decrease)
                                            Due to                        Due to                        Due to
                                       ------------------            -------------------           -------------------
                                        Volume    Rate      Total     Volume    Rate      Total     Volume    Rate       Total
                                       --------  ------    -------   --------  ------    -------   --------  ------     -------
                                                                           (In thousands)
INTEREST INCOME ATTRIBUTABLE TO:
  Loans receivable                       $(30)     $(39)     $(69)     $241      $(80)     $161      $193     $(247)   $  (54)
  Mortgage-backed securities              (23)       (4)      (27)      (50)       (4)      (54)     (181)       28      (153)
  Investment securities                    76       150       226       118       (10)      108        52       (32)       20
  Interest-bearing deposits                34       (71)      (37)     (228)      287        59      (127)      127         0
                                          ---     -----     -----     -----      ----      ----    ------     -----     -----
    Total interest income                 $57     $  36     $  93     $  81      $193      $274    $  (63)    $(124)    $(187)
                                          ---     -----     -----     -----      ----      ----    ------     -----     -----
                                          ---     -----     -----     -----      ----      ----    ------     -----     -----
INTEREST EXPENSE ATTRIBUTABLE TO:
  Deposits                                 18       148       166       (86)      230       144       (36)     (192)     (228)
                                          ---     -----     -----     -----      ----      ----    ------     -----     -----
    Total interest expense                 18       148       166       (86)      230       144       (36)     (192)     (228)
                                          ---     -----     -----     -----      ----      ----    ------     -----     -----

Increase (decrease) in net
 interest income                          $39     $(112)     $(73)     $167    $  (37)     $130    $  (27)    $  68     $  41
                                          ---     -----     -----     -----      ----      ----    ------     -----     -----
                                          ---     -----     -----     -----      ----      ----    ------     -----     -----


Source: Market Financial Corporations Prospectus

                                      EXHIBIT 10

                                YIELD AND COST TRENDS

                FOR THE NINE MONTHS ENDED JUNE 30, 1995 AND 1996, AND

              FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 1993 THROUGH 1995


                                                      Nine months ended
                                                           June 30,                 Years ended September 30,
                                                      ----------------         ---------------------------------
                                                       1996        1995         1995           1994        1993
                                                      ------      ------       ------         ------      ------

                                                      Average     Average      Average        Average     Average
                                                    yield/rate   yield/rate   yield/rate    yield/rate   yield/rate
                                                    ----------   ----------   ----------    ----------   ----------
Interest-earning assets:
  Loans receivable                                      8.26%        8.48%        8.44%        8.81%       10.09%
  Mortgage-backed secures                               9.06%        9.36%        8.65%        8.77%        8.16%
  Investment securities                                 6.47%        9.10%        4.24%        4.47%        5.31%
  Other interest earning assets                         5.83%        6.69%        6.43%        4.18%        3.44%
                                                      ------       ------       ------       ------       ------
    Total interest-earning assets                       7.33%        7.38%        7.24%        6.69%        6.76%

Interest-bearing liabilities:

  Deposits                                              4.67%        4.15%        4.31%        3.71%        4.18%
    Total interest-bearing liabilities                  4.67%        4.15%        4.31%        3.71%        4.18%
                                                      ------       ------       ------       ------       ------

Net interest spread                                     2.66%        3.23%        2.93%        2.98%        2.58%
                                                      ------       ------       ------       ------       ------
Net interest margin (net interest income as
  a percent of average interest-earning assets)         3.37%        3.75%        3.55%        3.29%        3.03%
                                                      ------       ------       ------       ------       ------

Average interest-earning assets
  to interest-bearing liabilities                     117.74%      114.26%      116.62%      109.04%      112.38%
                                                      ------       ------       ------       ------       ------
                                                      ------       ------       ------       ------       ------


Source:  Market Financial Corporation's Prospectus

                                      EXHIBIT 11


                                 NET PORTFOLIO VALUE
                                   AT MARCH 31,1996

                                           At March 31, 1996
                                          ------------------
               Change in      Board Limit
             Interest Rate     % change   $ change  % change
            (basis points)     in MVP     in MVP   in MVP
            --------------    ----------- ------   ---------
                                       (Dollars in thousands)


               +400          (70.0)%   $(1,901)  (26.48)%
               +300          (50.0)%    (1,492)  (20.78)%
               +200          (35.0)%      (987)  (13.75)%
               +100          (20.0)%      (487)   (6.79)%
                  0             0          0        0
               -100          (20.0)%       279     3.89 %
               -200          (35.0)%       269     3.75 %
               -300          (50.0)%      (233)   (3.24)%
               -400          (70.0)%      (477)   (6.64)%


Source:  Market Financial Corporation's Prospectus

                                      EXHIBIT 12

                              LOAN PORTFOLIO COMPOSITION

               AT JUNE 30, 1996, AND AT SEPTEMBER 30,1993 THROUGH 1995

                                                                                      At September 30,
                                            At June 30,        ------------------------------------------------------------------
                                              1996                   1995                    1994                    1993
                                       ------------------      ------------------      ------------------      ------------------
                                             Percent of              Percent of              Percent of              Percent of
                                      Amount total loans      Amount total loans      Amount total loans      Amount total loans
                                      ------ -----------      ------ -----------      ------ -----------      ------ -----------
                                                                                    (In thousands)
Real estate loans
  One-to-four family                 $20,763        92.8%    $21,093        91.6%    $21,299        90.0%    $16,482       87.0 %
  Multifamily                            410         1.8         465         2.0         500         2.1         508         2.7
  Nonresidential                       1,186         5.3       1,431         6.3       1,627         6.9       1,917        10.1
  Construction                             -           -         146         0.6         260         1.1           -           -
                                     -------       -----     -------      ------     -------      ------     -------      ------
   Total real estate loans            22,359        99.9      23,135       100.5      23,686       100.1      18,907       99.8 %

Consumer loans:
  Loans on deposits                      107         0.5         118         0.5         117         0.5         154         0.8
                                     -------       -----     -------      ------     -------      ------     -------      ------

Total loans                           22,466       100.4      23,253       101.0%     23,803       100.6%     19,061       100.6%

Less:
  Undisbursed portions of loans in
   process                                 -           -         146         0.6          41         0.1           -           -
  Unearned and deferred income            30         0.2          50         0.2          65         0.3          77         0.4
  Allowance for loan losses               52         0.2          39         0.2          39         0.2          39         0.2
                                     -------       -----     -------      ------     -------      ------     -------      ------

    Net loans                        $22,384       100.0%  $  23,018       100.0%  $  23,658       100.0%  $  18,945       100.0%
                                     -------       -----     -------      ------     -------      ------     -------      ------
                                     -------       -----     -------      ------     -------      ------     -------      ------


Source:  Market Financial Corporation's Prospectus

                                      EXHIBIT 13


                                LOAN MATURITY SCHEDULE

                                   AT JUNE 30,1996


                                            Due during the year
                                                  ending                 Due           Due           Due       Due 20 or
                                                  June 30,             4-5 years    6-10 years   11-20 years   more years
                                     ------------------------------     after         after         after        after
                                     1997          1998        1999    6/30196       6/30/96       6/30196      6/30/96     Total
                                     ----          ----        ----    -------       -------       -------      -------     -----
                                                                                  (In thousands)
Real estate loans:
One-to-four family                 $620           50          $65         $424       $1,509      $10,051       $8,044      $20,763
Multifamily                           -            1            1            -           68          340            -          410
Nonresidential                        1            2            3            -          197          983            -        1,186
Consumer loans                       68           16           15            8            -            -            -          107
                                   ----          ---          ---         ----       ------      -------       ------      -------

Total                              $689          $69          $84         $432       $1,774      $11,374       $8,044      $22,466
                                   ----          ---          ---         ----       ------      -------       ------      -------
                                   ----          ---          ---         ----       ------      -------       ------      -------

Source:  Market Financial Corporation's Prospectus

                                      EXHIBIT 14


                                  LOAN ORIGINATIONS

                 FOR THE NINE MONTHS ENDED JUNE 30,1995 AND 1996, AND

                      YEARS ENDED SEPTEMBER 30,1993 THROUGH 1995



                                                Nine months ended
                                                    June 30,                    Year ended September 30,
                                            ---------------------         ------------------------------------
                                            1996           1995           1995           1994           1993
                                           ------         ------         ------         ------         ------
Loans originated:
 One- to-four-family residential           $1,991          $ 684         $2,115        $10,216         $7,425
 Nonresidential                                38              -              -            368            184
 Construction                                   -              -            146             41
 Consumer                                      20             75             97             37            135
                                           ------         ------         ------        -------         ------
  Total loans originated                    2,049            759          2,358         10,662          7,744

Principal loan repayments                  (2,695)        (1,733)        (3,018)        (6,008)        (7,479)

Increase (decrease) in other items, net(1)     12             14             20             59             64
                                           ------         ------         ------        -------         ------

  Net increase (decrease)                  $ (634)         $(960)        $ (640)       $ 4,713         $  329


(1) Other items consist of loans in process, deferred loan origination fees and allowance for loan losses.

Source:  Market Financial Corporation's Prospectus

                                      EXHIBIT 15


      DELINQUENT LOANS AT JUNE 30, 1996, AND AT SEPTEMBER 30, 1993 THROUGH 1995



                                 At June 30,                                       At September 30,
                       ------------------------   ------------------------   ------------------------   ------------------------
                                  1996                       1995                       1994                      1993
                       ------------------------   ------------------------   ------------------------   ------------------------
                                         Percent                   Percent                    Percent                    Percent
                                        of Total                  of Total                   of Total                   of Total
                       Number    Amount   Loans   Number    Amount   Loans   Number    Amount   Loans   Number    Amount   Loans
                       ------    ------   -----   ------    ------   -----   ------    ------   -----   ------    ------   -----
                                                                 (Dollars in thousands)
Loans delinquent for:
 30-59 days              19     $357     1.6%       17     $902     3.9%       23     $424     2.3%       23     $505     2.7%
 60-89 days               6      148     0.6%        2       20     0.1%        2       45     0.2%        5       89     0.5%
 90 days and over         1       15     0.1%        -        -        -                 -        -        6      183     1.0%
                         --     ----     ----       --     ----     ----       --     ----     ----
Total delinquent loans   26     $520     2.3%       19     $922     4.0%       25     $469     2.5%       34     $777     4.2%
                         --     ----     ----       --     ----     ----       --     ----     ----
                         --     ----     ----       --     ----     ----       --     ----     ----


Source:  Market Financial Corporations Prospectus

                                      EXHIBIT 16

                                 NONPERFORMING ASSETS

          AT JUNE 30, 1995 AND 1996, AND AT SEPTEMBER 30, 1993 THROUGH 1995


                                                          At June 30,            At September 30,
                                                        --------------      ------------------------

                                                       1996      1995      1995      1994      1993
                                                       ----      ----      ----      ----      ----
                                                                    (Dollars in thousands)

Accruing loans delinquent more than 90 days(1)         $ 15      $  -      $  -      $  -      $ 89
Loans accounted for on a nonaccrual basis:
 Real estate:
  One- to four family                                     -         -         -         -        32
  Multifamily                                             -         -         -         -        72
  Nonresidential                                          -         -         -         -         -
Consumer                                                  -         -         -         -         -
                                                       ----      ----      ----      ----      ----
  Total nonaccrual loans                                  -         -         -         -       104
                                                       ----      ----      ----      ----      ----

  Total nonperforming loans                              15         -         -         -       193

Real estate owned                                         -         -         -         -        79
                                                       ----      ----      ----      ----      ----

  Total nonperforming assets                           $ 15      $  -      $  -      $         $272
                                                       ----      ----      ----      ----      ----
                                                       ----      ----      ----      ----      ----

  Allowance for loans losses                           $ 52      $ 39      $ 39      $ 39      $ 39
                                                       ----      ----      ----      ----      ----
                                                       ----      ----      ----      ----      ----

  Nonperforming assets as a percent of total assets       -       N/A       N/A       N/A       0.6%

  Nonperforming loans as a percent of total loans       0.1%      N/A       N/A       N/A       1.0%

  Allowance for loans losses as a percent of          346.7%      N/A       N/A       N/A      20.2%
   nonperforming loans


(1) Consists entirely of one- to four-family residential loans for all dates presented.

Source:  Market Financial Corporation's Prospectus

                                      EXHIBIT 17


                                  CLASSIFIED ASSETS

               AT JUNE 30, 1996, AND AT SEPTEMBER 30, 1993 THROUGH 1995


                                                At September 30,
                                At June 30, --------------------------
                                  1996      1995      1994      1993
                                 ------    ------    ------    ------
                                             (In thousands)

Classified Assets:
  Substandard                    $   51    $   15    $   52    $  167
  Doubtful                            -         -         -         -
  Loss                                2         2         3         3
                                 ------    ------    ------    ------

    Total classified assets      $   53    $   17    $   55    $  170
                                 ------    ------    ------    ------
                                 ------    ------    ------    ------

Source:  Market Financial Corporation's Prospectus

                                      EXHIBIT 18


                              ALLOWANCE FOR LOAN LOSSES
                    NINE MONTHS ENDED JUNE 30, 1995 AND 1996, AND
                  FISCAL YEARS ENDED SEPTEMBER 30, 1993 THROUGH 1995


                                     Nine months ended
                                          June 30,     Years ended September 30,
                                     ---------------   ------------------------
                                     1996     1995     1995     1994     1993
                                    ------   ------   ------   ------   ------
                                                (Dollars in thousands)

Balance at beginning of period         $39      $39      $39      $39      $33
Loans charged off:                       -        -        -        -        -
  Residential real estate loans          -        -        -        -       (4)
  Nonresidential real estate loans       -        -        -        -        -
  Consumer loans                         -        -        -        -        -
                                       ---      ---      ---      ---      ---
Total charge offs                        -        -        -        -       (4)
Recoveries                               -        -        -        -        -
Provision for possible loan losses      13        -        -        -       10
                                       ---      ---      ---      ---      ---

Balance at end of period               $52      $39      $39      $39      $39

 Ratio of net charge-offs to average
  loans                                  -        -        -        -     0.02%
                                       ---      ---      ---      ---     ----

Ratio of allowance for loan losses
  to total loans                      0.23%    0.17%    0.17%    0.16%    0.21%
                                      ----     ----     ----     ----     ----

Source:  Market Financial Corporation's Prospectus

                                      EXHIBIT 19

                           INVESTMENT PORTFOLIO COMPOSITION
                                AT JUNE 30, 1996, AND
                          AT SEPTEMBER 30, 1993 THROUGH 1995


                                                                                     At September 30,
                                                                 --------------------------------------------------------------
                                             At June 30,1996            1995                 1994                  1993
                                            ------------------   ------------------    -----------------     ------------------
                                            Book      Percent    Book      Percent     Book     Percent      Book      Percent
                                            Value     of Total   Value     of Total    Value    of Total     Value     of Total
                                            -----     --------   -----     --------    -----    --------     ------------------
                                                                          (Dollars in thousands)
Interest-bearing deposits
  in other financial institutions         $10,771      53.0%    $10,483      54.3%    $11,843      65.5%    $19,444      83.6%
  U.S. government agency  obligations(2)    8,554      42.1%      7,984      41.3%      5,890      32.6%      3,496      15.0%
  FHLMC stock(3)                              622       3.1%        504       2.6%         29       0.2%         29       0.1%
  FHLB stock                                  357       1.8%        339       1.8%        318       1.7%        302       1.3%
                                          -------      ----     -------      ----     -------      ----     -------      ----

    Total interest-bearing deposits,
     investment securities and FHLB stock $20,304     100.0%    $19,310     100.0%    $18,080     100.0%    $23,271     100.0%


(1) Includes interest-bearing deposits, Federal Funds sold and certificates of deposit.

(2) Consists primarily of investments in U.S. Treasury Notes and Bills, which are classified as held to maturity at March 31,1996.

(3) Classified as available for sale at June 30,1996.


                                                  At June 30,1996                                  At September 30,1995
                                  -----------------------------------------------    -----------------------------------------------
                                                 Gross        Gross                                 Gross        Gross
                                  Amortized   Unrealized   Unrealized   Estimated    Amortized   Unrealized   Unrealized   Estimated
                                    Cost         Gains        Loss     Fair Value       Cost        Gains        Loss     Fair Value
                                  ---------   ----------   ----------  ----------    ---------   ----------   ----------  ----------
                                      (In thousands)
GNMA participation certificates    $1,785         $71         $ -        $1,856        $2,211        $102        $ -        $2,313


                                                At September 30,1994
                                  -----------------------------------------------
                                                 Gross        Gross
                                  Amortized   Unrealized   Unrealized   Estimated
                                    Cost         Gains        Loss     Fair Value
                                  -----------------------------------------------
GNMA participation certificates   $2,441         $32         $54        $2,409


Source: Market Financial Corporation's Prospectus

                                      EXHIBIT 20

                                   MIX OF DEPOSITS
               AT JUNE 30, 1996, AND AT SEPTEMBER 30, 1993 THROUGH 1995


                                                                                       At September 30,
                                               At June 30,      ---------------------------------------------------------------
                                                  1996                 1995                  1994                  1993
                                          --------------------  -------------------   -------------------   -------------------

                                                      Percent              Percent               Percent               Percent
                                                      of total             of total              of total              of total
                                           Amount     deposits   Amount    deposits    Amount    deposits    Amount    deposits
                                           ------     --------   ------    --------    ------    --------    ------    --------
                                                                               (In thousands)
TRANSACTION ACCOUNTS:
  Passbook accounts(1)                    $11,424       29.9%   $11,008       28.9%   $12,058       31.2%   $12,109       29.8%
  Club accounts(2)                             37        0.1%        54        0.1%        54        0.1%        55        0.1%
  Money market accounts(3)                  3,574        9.4%     3,857       10.2%     5,988       15.5%     6,676       16.4%
                                          -------       ----    -------       ----    -------       ----    -------       ----

     Total transaction accounts            15,035       39.4%    14,919       39.2%    18,100      46.80%    18,840      46.30%
                                          -------       ----    -------       ----    -------       ----    -------       ----

CERTIFICATES OF DEPOSIT:
  3.00 - 3.99%                                  2          -         22        0.1%     2,927        7.6%     4,980       12.2%
  4.00 - 4.99%                                  -          -     12,545       33.0%    12,252       31.7%     9,891       24.3%
  5.00-5.99%                               17,882       46.8%     8,304       21.8%     5,337       13.8%     6,874       16.9%
  6.00-6.99%                                5,271       13.8%     2,266        5.9%         -          -         48        0.1%
  7.00-7.99%                                    -          -          -          -          -          -          -          -
  8.00 - 9.99%                                  -          -          -          -         58        0.1%        70        0.2%
                                          -------       ----    -------       ----    -------       ----    -------       ----
     Total certificates of Deposit (4)     23,155       60.6%    23,137       60.8%    20,574       53.2%    21,863       53.7%
                                          -------       ----    -------       ----    -------       ----    -------       ----

     Total deposits                       $38,190      100.0%   $38,056      100.0%   $38,674      100.0%   $40,703      100.0%
                                          -------       ----    -------       ----    -------       ----    -------       ----
                                          -------       ----    -------       ----    -------       ----    -------       ----


(1) The weighted average interest rates on passbook accounts were 2.83% at June 30, 1996, and September 30, 1995 and 1994, and 3.22% at September 30, 1993.

(2) The weighted average interest rate on club accounts was 5.08% at June 30, 1996, and 5.07%, 5.00% and 5.00% at September 30, 1995, 1994 and 1993,
    respectively.

(3) The weighted average interest rate on money market accounts were 2.83%, 3.09%, 3.11% and 3.26%, respectively, at June 30, 1996, and September 30, 1995, 1994 and 1993.

(4) The weighted average rates on all certificates of deposit were 5.74%, 5.04%, 4.38% and 4.43% at June 30, 1996, and September 30, 1995, 1994 and
    1993, respectively.

Source:  Market Financial Corporation's Prospectus

                                      EXHIBIT 21


                                   DEPOSIT ACTIVITY
                FOR THE NINE MONTHS ENDED JUNE 30, 1995 AND 1996, AND
                 FOR THE YEARS ENDED SEPTEMBER 30, 1993 THROUGH 1995


                            Nine months ended
                                June 30,            Year ended September 30,
                           -------------------    ---------------------------
                             1996       1995       1995       1994      1993
                            ------     ------     ------     ------    ------
                                              (In thousands)

Beginning balance          $38,056    $38,674    $38,674    $40,703   $41,719
Deposits                    10,015     14,999     19,344     16,866    21,265
Withdrawals                (10,875)   (16,566)   (21,039)   (19,905)  (23,390)
Interest credited              994        766      1,077      1,010     1,109
                           -------    -------    -------    -------   -------
Ending balance             $38,190    $37,873    $38,056    $38,674   $40,703
                           -------    -------    -------    -------   -------

Net increase (decrease)    $   134    $  (801)   $  (618)   $(2,029)  $(1,016)
                           -------    -------    -------    -------   -------
                           -------    -------    -------    -------   -------

Percent increase (decrease)  0.4%       (2.0)%    (1.6)%      (5.0)%    (2.4)%
                             ---         ---       ---         ---       ---
                             ---         ---       ---         ---       ---


Source:  Market Financial Corporation's Prospectus

                                      EXHIBIT 22



                  OFFICES OF THE MARKET BUILDING AND SAVING COMPANY

                                  AS OF JUNE 30,1996



                        Owned or    Date    Square    Net book
    Location             leased   acquired  footage    value       Deposits
------------------      --------  --------  -------   --------   -----------

7522 Hamilton Avenue      Owned     1964     2,325    $74,000    $32,902,000
Mt. Healthy, Ohio 45231


125-127 Miami Avenue      Owned     1994     1,753     $5,000    $ 5,288,000
North Bend, Ohio 45052



Source:  Market Financial Corporation's Prospectus

                                      EXHIBIT 23



                          LIST OF KEY OFFICERS AND DIRECTORS




                                                     Year of
                             Position with         commencement     Term
     Name                   the Association      or directorship   expires
----------------           -----------------     ---------------   -------

John T. Larimer         Director, President and
                           Managing Officer           1975           1997
David H. Korn                  Director               1961           1997
R.C. Meyerenke          Director and Treasurer        1974           1999
Edgar H. May                   Director               1992           1998
Una Schaeperklaus       Director and Secretary        1992           1998
Julie M. Bertsch        Chief Financial Officer         -              -
Charles D. Dell         Vice President/Lending          -              -



Source:  Market Financial Corporation's Prospectus

                                      EXHIBIT 24


                           KEY DEMOGRAPHIC DATA AND TRENDS
               MT. HEALTHY, HAMILTON COUNTY, OHIO AND THE UNITED STATES
                                   1990, 1995, 2000



Population                        1990            1995           % Chg.           2000           % Chg.
----------                        ----            ----           ------           ----           ------
Mt. Healthy                      44,648          43,967           (1.5%)         43,639           (0.7%)
Hamilton County                 866,288         866,222            0.0%         866,216            0.0%
Ohio                         10,847,115      11,151,720            2.8%      11,457,175            2.7%
United States               248,709,873     263,006,245           5.70%     277,083,635            5.4%


Households
----------
Mt. Healthy                      15,970          15,785           (1.2%)         15,692           (0.6%)
Hamilton County                 338,881         338,749            0.0%         338,595            0.0%
Ohio                          4,087,546       4,198,418            2.7%       4,311,607            2.7%
United States                91,947,410      97,069,804            5.6%     102,201,641            5.3%


Per Capita Income ($)
--------------------
Mt. Healthy                     $14,460         $16,805           16.2%
Hamilton County                  15,354          18,004            7.3%               -               -
Ohio                             12,788          15,708           22.8%               -               -
United States                    12,313          16,405           33.2%               -               -

Median Household Income ($)
--------------------------
Mt. Healthy                     $34,088         $39,043           14.5%         $37,300           (4.5%)
Hamilton County                  29,498          34,401           16.6%          32,443           (5.7%)
Ohio                             29,276          33,038           12.9%          32,477           (1.7%)
United States                    28,255          33,610           19.0%          32,972           (1.9%)


Source:     Data Users Center and CACI.

                                      EXHIBIT 25


                  MAJOR SOURCES OF PERSONAL INCOME BY INDUSTRY GROUP
                     HAMILTON COUNTY, OHIO AND THE UNITED STATES
                                         1993

                                 Hamilton
Industry Group                    County           Ohio        United States
--------------                    ------           ----        -------------
Agriculture/Mining                 0.4%            1.0%            1.6%
Construction                       4.4%            5.1%            5.4%
Manufacturing                     30.3%           34.8%           24.8%
Transportation/Utilities           6.6%            6.3%            7.7%
Wholesale/Retail                  22.2%           19.3%           19.8%
Finance, Insurance,
  Real Estate                      7.6%            7.0%            9.7%
Services                          28.5%           26.5%           31.0%



Source:  Bureau of the Census County Business Patterns

                                      EXHIBIT 26


                                   KEY HOUSING DATA
               MT. HEALTHY, HAMILTON COUNTY, OHIO AND THE UNITED STATES
                                         1990


Occupied Housing Units                                            1990
----------------------                                            ----
Mt. Healthy                                                      15,785
Hamilton County                                                 338,881
Ohio                                                          4,087,546
United States                                                91,947,410

Occupancy
---------
Mt. Healthy
  Owner-Occupied                                                  74.9%
  Renter-Occupied                                                 25.1%

Hamilton County
  Owner-Occupied                                                  58.3%
  Renter-Occupied                                                 41.7%

Ohio
  Owner-Occupied                                                  67.5%
  Renter-Occupied                                                 32.5%

United States
  Owner-Occupied                                                  64.2%
  Renter-Occupied                                                 35.8%

Median Housing Values
---------------------
Mt. Healthy                                                     $64,696
Hamilton County                                                  72,243
Ohio                                                             63,457
United States                                                    79,098

Median Rent
-----------
Mt. Healthy                                                        $373
Hamilton County                                                     304
Ohio                                                                296
United States                                                       374


Source:  U.S. Department of Commerce and CACI Sourcebook.

                                      EXHIBIT 27

                         NEW HOUSING PERMITS AND GROWTH RATES
                       UNITED STATES, OHIO AND HAMILTON COUNTY
                                      1991-1994

                                 New Housing Permits
                                 1-4 Family Dwellings


                                          % Chg.                % Chg.                % Chg.
                     1991      1992     `91 -`92      1993     `92-'93       1994     `93-'94
                    ------    ------    ---------    ------    -------      ------    -------
United States      796,647   956,494      20.1%    1,038,907     8.6%     1,130,657      8.8%
Ohio                29,542    34,361      16.3%       37,477     9.1%        39,443      5.2%
Hamilton County      1,713     2,096      22.4%        1,924    (8.2%)        1,676    (12.9%)

Source:  Bureau of the Census

                                      EXHIBIT 28


                                  UNEMPLOYMENT RATES
                     HAMILTON COUNTY, OHIO AND THE UNITED STATES
                                  1990,1994 AND 1996


Location                     1990           1994           1996*
--------                     ----           ----           ----

Hamilton County              4.2%           4.8%           3.6%

Ohio                         5.7%           5.5%           4.4%

United States                5.5%           6.1%           5.4%

*April, 1996


Source:  Ohio Bureau of Employment Services

                                      EXHIBIT 29


                               MARKET SHARE OF DEPOSITS
                                   HAMILTON COUNTY



                                          Market                 Market
                  Hamilton County   Building & Saving's    Building & Saving's
                     Deposits              Share                  Share
                      (000)                (000)                    %
                  ---------------   -------------------    -------------------

Banks              $12,423,808                  -
Thrifts            $ 2,970,477            $31,937                  1.1%
Credit Unions      $   865,203                  -                    -
                   -----------             ------                  ---

Total              $16,259,488            $31,937                  0.2%


Source:  Sheshunoff

                                      EXHIBIT 30


                          NATIONAL INTEREST RATES BY QUARTER
                                      1992-1996

                          1st Qtr.       2nd Qtr.       3rd Qtr.       4th Qtr.
                            1992           1992           1992           1992
                            ----           ----           ----           ----

Prime Rate                  6.50%          6.50%          6.00%          6.00%
90-Day Treasury Bills       4.14%          3.63%          2.73%          3.13%
1-Year Treasury Bills       4.49%          4.03%          3.04%          3.57%
30-Year Treasury Bills      7.98%          7.78%          7.67%          7.39%


                          1st Qtr.       2nd Qtr.       3rd Qtr.       4th Qtr.
                            1993           1993           1993           1993
                            ----           ----           ----           ----

Prime Rate                  6.00%          6.00%          6.00%          6.00%
90-Day Treasury Bills       2.93%          3.07%          2.96%          3.05%
1-Year Treasury Bills       3.27%          3.43%          3.35%          3.58%
30-Year Treasury Bills      6.92%          6.67%          6.03%          6.35%


                          1st Qtr.       2nd Qtr.       3rd Qtr.       4th Qtr.
                            1994           1994           1994           1994
                            ----           ----           ----           ----

Prime Rate                  6.25%          7.25%          7.75%          8.50%
90-Day Treasury Bills       3.54%          4.23%          5.14%          5.66%
1-Year Treasury Bills       4.40%          5.49%          6.13%          7.15%
30-Year Treasury Bills      7.11%          7.43%          7.82%          7.88%


                          1st Qtr.       2nd Qtr.       3rd Qtr.       4th Qtr.
                            1995           1995           1995           1995
                            ----           ----           ----           ----

Prime Rate                  9.00%          9.00%          8.75%          8.50%
90-Day Treasury Bills       5.66%          5.58%          5.40%          5.06%
1-Year Treasury Bills       6.51%          5.62%          5.45%          5.14%
30-Year Treasury Bills      7.43%          6.71%          5.69%          5.97%


                          1st Qtr.       2nd Qtr.
                            1996           1996
                            ----           ----

Prime Rate                  8.25%          8.25%
90-Day Treasury Bills       5.18%          5.25%
1-Year Treasury Bills       5.43%          5.91%
30-Year Treasury Bills      6.73%          7.14%


Source:    THE WALL STREET JOURNAL

KELLER & COMPANY                                                          Page 2
Columbus, Ohio
614-766-1426


                                   EXHIBIT 31
                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                              AS OF AUGUST 2, 1996

                                                                                        PER SHARE
                                                      ------------------------------------------------------------------------------
                                                      Latest   All Time   All Time   Monthly  Quarterly   Book              12 Month
                                                       Price     High        Low     Change    Change     Value    Assets     Div.
                                      State  Exchange   ($)       ($)        ($)       (%)       (%)       ($)       ($)       ($)
                                      -----  -------- -------  --------   --------   -------  ---------   -----   --------  --------
MORG   Morgan Financial Corp.           CO    NASDAQ   12.250    12.500     6.750      0.00     11.36     12.61     86.05      0.77
EGFC   Eagle Financial Corp.            CT    NASDAQ   24.500    27.750     6.198     (2.97)     6.52     22.69    318.06      0.88
FFES   First Federal of East Hartford   CT    NASDAQ   17.500    21.500     4.000     (1.41)     1.45     21.95    364.96      0.58
NTMG   Nutmeg Federal S&LA              CT    NASDAQ    7.250     7.750     4.645      0.00      0.00      7.84    120.36      0.00
WBST   Webster Financial Corporation    CT    NASDAQ   29.250    30.500     3.864      2.63      7.10     24.42    473.65      0.64
IFSB   Independence Federal Savings     DC    NASDAQ    7.250    10.250     0.250     (7.94)    (1.69)    13.21    206.21      0.22
BANC   BankAtlantic Bancorp, Inc.       FL    NASDAQ   11.375    12.800     0.223      4.36     (9.72)     9.32    111.92      0.14
BKUNA  BankUnited Financial Corp.       FL    NASDAQ    7.250    12.750     2.320     (1.69)    (5.35)     7.93    129.72      0.00
FFFG   F.F.O. Financial Group, Inc.     FL    NASDAQ    2.625    10.000     0.563      5.00      0.00      2.18     36.26      0.00
FFLC   FFLC Bancorp, Inc.               FL    NASDAQ   18.500    20.250    12.750     (2.63)     4.23     21.54    126.81      0.34
FFML   First Family Financial Corp.     FL    NASDAQ   21.500    23.000     5.000      2.38      2.38     16.38    291.83      0.16
FFPB   First Palm Beach Bancorp, Inc.   FL    NASDAQ   20.375    24.875    14.000     (4.68)    (4.12)    21.93    277.55      0.35
FFPC   Florida First Bancorp, Inc.      FL    NASDAQ   11.000    11.250     0.750     (1.12)    27.54      6.31     89.43      0.24
HOFL   Home Financial Corp.             FL    NASDAQ   14.250    16.250     5.803      6.54      3.64     12.86     49.19      0.75
SCSL   Suncoast Savings and Loan        FL    NASDAQ    6.500    10.682     1.250      6.12      3.01      6.59    234.43      0.00
CCFH   CCF Holding Company              GA    NASDAQ   11.750    12.750    10.750     (6.00)    (3.09)    14.79     69.66        NA
EBSI   Eagle Bancshares                 GA    NASDAQ   15.000    19.000     1.875     (3.23)     0.00     12.56    134.33      0.51
FGHC   First Georgia Holding, Inc.      GA    NASDAQ    6.000     7.833     1.222    (11.11)   (14.29)     5.86     70.23      0.07
FLFC   First Liberty Financial Corp.    GA    NASDAQ   20.500    25.000     4.000     (4.65)    (4.65)    16.84    246.56      0.49
FLAG   FLAG Financial Corp.             GA    NASDAQ   12.000    15.000     3.200     (2.04)   (11.11)    10.75    112.50      0.30
NFSL   Newnan Savings Bank, FSB         GA    NASDAQ   20.000    20.500     2.955      1.27     14.29     12.86    111.04      0.31
CASH   First Midwest Financial, Inc.    IA    NASDAQ   21.750    24.250    13.250     (1.41)    (9.84)    21.94    192.34      0.41
GFSB   GFS Bancorp, Inc.                IA    NASDAQ   20.250    20.750    11.000      0.00     (1.22)    19.52    163.47      0.33
HZFS   Horizon Financial Svcs Corp.     IA    NASDAQ   14.000    16.375    10.375     (6.67)   (13.18)    18.66    161.24      0.32
MFCX   Marshalltown Financial Corp.     IA    NASDAQ   15.750    16.750     8.500      1.61     (4.55)    13.86     88.78      0.00
MIFC   Mid-Iowa Financial Corp.         IA    NASDAQ    6.375     7.875     2.474      6.25     (5.56)     6.42     68.49      0.08
MWBI   Midwest Bancshares, Inc.         IA    NASDAQ   24.500    27.125    11.750     (4.85)    (7.55)    26.46    396.78      0.52
FFFD   North Central Bancshares, Inc.   IA    NASDAQ   11.000    12.683     8.071     (2.22)     4.17     13.90     48.44        NA
PMFI   Perpetual Midwest Financial      IA    NASDAQ   17.500    17.750    10.000      0.00     (1.41)    17.86    185.44      0.15
SFFC   StateFed Financial Corporation   IA    NASDAQ   15.250    19.750    10.500     (4.69)   (10.29)    18.12     90.08      0.40
AVND   Avondale Financial Corp.         IL    NASDAQ   14.000    15.250    11.500      7.69      2.75     16.33    164.65      0.00
CBCI   Calumet Bancorp, Inc.            IL    NASDAQ   28.375    28.500    10.333      1.34     (0.44)    33.23    206.72      0.00
CBSB   Charter Financial, Inc.          IL    NASDAQ   11.000    12.250     6.361     (4.35)    (4.35)    12.95     60.48        NA
CBK    Citizens First Financial Corp.   IL    AMSE     10.250    10.500     9.500      1.23     (2.38)       NA        NA        NA



                                                                  PRICING RATIOS
                                                     -----------------------------------------
                                                      Price/   Price/Bk    Price/   Price/Core
                                                     Earnings    Value     Assets    Earnings
                                                        (X)       (%)        (%)        (X)
                                                     --------  --------   --------  ----------
MORG   Morgan Financial Corp.                           15.31     97.15     14.24     15.91
EGFC   Eagle Financial Corp.                             6.98    107.98      7.70     14.00
FFES   First Federal of East Hartford                    9.21     79.73      4.80      9.31
NTMG   Nutmeg Federal S&LA                              12.29     92.47      6.02     20.71
WBST   Webster Financial Corporation                    11.99    119.78      6.18     11.38
IFSB   Independence Federal Savings                      7.25     54.88      3.52     15.10
BANC   BankAtlantic Bancorp, Inc.                        9.32    122.05     10.16     12.10
BKUNA  BankUnited Financial Corp.                        5.99     91.42      5.59        NM
FFFG   F.F.O. Financial Group, Inc.                     17.50    120.41      7.24     16.41
FFLC   FFLC Bancorp, Inc.                               15.81     85.89     14.59     15.81
FFML   First Family Financial Corp.                      8.37    131.26      7.37     15.58
FFPB   First Palm Beach Bancorp, Inc.                   10.67     92.91      7.34     11.32
FFPC   Florida First Bancorp, Inc.                      13.58    174.33     12.30     14.67
HOFL   Home Financial Corp.                             21.92    110.81     28.97     17.59
SCSL   Suncoast Savings and Loan                        13.27     98.63      2.77        NM
CCFH   CCF Holding Company                                 NA     79.45     16.87        NA
EBSI   Eagle Bancshares                                  9.80    119.43     11.17      9.93
FGHC   First Georgia Holding, Inc.                      10.71    102.39      8.54     11.54
FLFC   First Liberty Financial Corp.                     9.67    121.73      8.31     12.20
FLAG   FLAG Financial Corp.                             12.24    111.63     10.67     13.79
NFSL   Newnan Savings Bank, FSB                          9.52    155.52     18.01     10.87
CASH   First Midwest Financial, Inc.                    12.43     99.13     11.31     12.57
GFSB   GFS Bancorp, Inc.                                11.77    103.74     12.39     12.13
HZFS   Horizon Financial Svcs Corp.                     20.00     75.03      8.68     23.33
MFCX   Marshalltown Financial Corp.                     49.22    113.64     17.74     52.50
MIFC   Mid-Iowa Financial Corp.                         10.63     99.30      9.31     10.81
MWBI   Midwest Bancshares, Inc.                          6.84     92.59      6.17      9.84
FFFD   North Central Bancshares, Inc.                      NA     79.14     22.71        NA
PMFI   Perpetual Midwest Financial                      23.65     97.98      9.44     23.65
SFFC   StateFed Financial Corporation                   14.66     84.16     16.93     14.66
AVND   Avondale Financial Corp.                         15.05     85.73      8.50     20.90
CBCI   Calumet Bancorp, Inc.                            12.13     85.39     13.73     12.13
CBSB   Charter Financial, Inc.                             NA     84.94     18.19        NA
CBK    Citizens First Financial Corp.                      NA        NA        NA        NA


KELLER & COMPANY                                                          Page 3
Columbus, Ohio
614-766-1426

                                   EXHIBIT 31
                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                               AS OF AUGUST 2,1996

                                                                                        PER SHARE
                                                      ------------------------------------------------------------------------------
                                                      Latest   All Time   All Time   Monthly  Quarterly   Book              12 Month
                                                       Price     High        Low     Change    Change     Value    Assets     Div.
                                      State  Exchange   ($)       ($)        ($)       (%)       (%)       ($)       ($)       ($)
                                      -----  -------- -------  --------   --------   -------  ---------   -----   --------  --------
CSBF   CSB Financial Group, Inc.        IL    NASDAQ    9.000     9.625     8.810     (2.70)    (1.37)    12.30     39.82        NA
DFIN   Damen Financial Corp.            IL    NASDAQ   11.440    11.940    11.000     (0.52)    (0.52)    14.34     59.31        NA
EGLB   Eagle BancGroup, Inc.            IL    NASDAQ   11.500    11.750    10.500      2.22        NA        NA        NA        NA
FBCI   Fidelity Bancorp, Inc.           IL    NASDAQ   15.690    17.000     9.500     (3.45)    (0.38)    16.99    155.90      0.22
FNSC   Financial Security Corp.         IL    NASDAQ   26.000    26.500    11.875      1.46     (0.95)    25.85    179.85      0.00
FFBI   First Financial Bancorp, Inc.    IL    NASDAQ   15.500    16.250     9.000      0.00      0.00     16.67    187.79      0.00
FMBD   First Mutual Bancorp, Inc.       IL    NASDAQ   12.625    14.750    11.125      5.21      3.06     16.83     73.11        NA
FFDP   FirstFed Bancshares              IL    NASDAQ   16.875    17.625     8.000     (2.88)    11.88     16.12    186.84      0.30
GTPS   Great American Bancorp           IL    NASDAQ   13.500    15.125    11.875     (5.26)    (2.70)    17.96     65.17        NA
HNFC   Hinsdale Financial Corp.         IL    NASDAQ   23.500    26.750     9.000     (8.74)    11.90     20.62    246.26      0.00
HMCI   HomeCorp, Inc.                   IL    NASDAQ   18.500    18.750     5.000      0.00      1.37     18.72    300.36      0.00
KNK    Kankakee Bancorp, Inc.           IL    AMSE     19.250    21.000    13.625      1.32     (1.28)    24.72    252.33      0.40
LBCI   Liberty Bancorp, Inc.            IL    NASDAQ   25.000    30.625    12.750      0.24      9.89     25.84    262.90      0.60
MAFB   MAF Bancorp, Inc.                IL    NASDAQ   25.250    26.810     2.727      4.66     (3.81)    23.42    301.45      0.32
NBSI   North Bancshares, Inc.           IL    NASDAQ   16.250    16.250    11.000      6.56      0.00     16.62    107.25      0.20
SWBI   Southwest Bancshares             IL    NASDAQ   26.750    28.250    11.750     (1.38)     0.00     22.30    198.77      1.06
SPBC   St. Paul Bancorp, Inc.           IL    NASDAQ   24.310    26.625     3.833      5.12      1.82     20.88    241.13      0.35
STND   Standard Financial, Inc.         IL    NASDAQ   16.125    16.500     9.125     (0.77)     7.50     16.29    139.15      0.16
SFSB   SuburbFed Financial Corp.        IL    NASDAQ   17.250    18.167     6.667      0.00      4.55     20.72    301.02      0.32
WCBI   Westco Bancorp                   IL    NASDAQ   21.250    22.000     7.667      1.19     10.39     18.40    119.07      0.45
FBCV   1ST Bancorp                      IN    NASDAQ   29.000    34.286     4.190      7.41      1.75     32.33    410.07      0.34
AMFC   AMB Financial Corp.              IN    NASDAQ   10.250    11.000     9.750     (2.38)     0.00        NA        NA        NA
ASBI   Ameriana Bancorp                 IN    NASDAQ   13.750    14.438     2.750      1.85      5.77     13.51    121.72      0.54
ATSB   AmTrust Capital Corp.            IN    NASDAQ    8.625    11.250     7.750      0.00    (19.77)    13.32    128.88      0.00
CBCO   CB Bancorp, Inc.                 IN    NASDAQ   17.625    19.250     7.125     (0.70)     5.22     16.44    166.49      0.00
CBIN   Community Bank Shares            IN    NASDAQ   13.125    14.750    12.000      3.96    (11.02)    12.85    113.08        NA
FFWC   FFW Corp.                        IN    NASDAQ   20.000    20.000    12.500      3.90      1.27     21.76    201.43      0.48
FFED   Fidelity Federal Bancorp         IN    NASDAQ   10.750    14.773     1.534    (10.42)   (10.75)     5.70    112.36      0.70
FISB   First Indiana Corporation        IN    NASDAQ   23.125    25.190     1.797     (3.65)    (5.61)    16.40    177.60      0.51
HFGI   Harrington Financial Group       IN    NASDAQ   10.250    11.000    10.250     (2.38)       NA      5.92    164.03      0.00
HBFW   Home Bancorp                     IN    NASDAQ   15.500    16.000    12.500      3.33      5.08     16.60    101.07      0.00
HBBI   Home Building Bancorp            IN    NASDAQ   17.750    21.250    10.000    (16.47)     5.97     20.04    131.70      0.23
HOMF   Home Federal Bancorp             IN    NASDAQ   27.250    27.750     3.222      0.00      5.83     23.14    282.99      0.45
HWEN   Home Financial Bancorp           IN    NASDAQ   10.500    10.875     9.875      2.44        NA        NA        NA        NA


                                                                  PRICING RATIOS
                                                     -----------------------------------------
                                                      Price/   Price/Bk    Price/   Price/Core
                                                     Earnings    Value     Assets    Earnings
                                                        (X)       (%)        (%)        (X)
                                                     --------  --------   --------  ----------
CSBF   CSB Financial Group, Inc.                           NA     73.17     22.60        NA
DFIN   Damen Financial Corp.                               NA     79.78     19.29        NA
EGLB   Eagle BancGroup, Inc.                               NA        NA        NA        NA
FBCI   Fidelity Bancorp, Inc.                           16.01     92.35     10.06     16.01
FNSC   Financial Security Corp.                         18.98    100.58     14.46     15.85
FFBI   First Financial Bancorp, Inc.                    13.72     92.98      8.25     16.67
FMBD   First Mutual Bancorp, Inc.                          NA     75.01     17.27        NA
FFDP   FirstFed Bancshares                              18.15    104.68      9.03     34.44
GTPS   Great American Bancorp                              NA     75.17     20.72        NA
HNFC   Hinsdale Financial Corp.                         15.16    113.97      9.54     16.91
HMCI   HomeCorp, Inc.                                   16.09     98.82      6.16     25.34
KNK    Kankakee Bancorp, Inc.                           17.99     77.87      7.63     18.33
LBCI   Liberty Bancorp, Inc.                            18.80     96.75      9.51     18.80
MAFB   MAF Bancorp, Inc.                                 9.15    107.81      8.38      9.35
NBSI   North Bancshares, Inc.                           29.55     97.77     15.15     32.50
SWBI   Southwest Bancshares                             13.65    119.96     13.46     13.72
SPBC   St. Paul Bancorp, Inc.                           12.66    116.43     10.08     12.93
STND   Standard Financial, Inc.                         15.81     98.99     11.59     17.34
SFSB   SuburbFed Financial Corp.                        12.87     83.25      5.73     14.74
WCBI   Westco Bancorp                                   15.40    115.49     17.85     15.18
FBCV   1ST Bancorp                                       2.96     89.70      7.07        NM
AMFC   AMB Financial Corp.                                 NA        NA        NA        NA
ASBI   Ameriana Bancorp                                 14.03    101.78     11.30     14.32
ATSB   AmTrust Capital Corp.                            23.96     64.75      6.69     95.83
CBCO   CB Bancorp, Inc.                                  8.39    107.21     10.59      8.39
CBIN   Community Bank Shares                               NA    102.14     11.61        NA
FFWC   FFW Corp.                                        11.76     91.91     9.931      0.58
FFED   Fidelity Federal Bancorp                          8.53    188.60      9.57      9.11
FISB   First Indiana Corporation                        11.34    141.01     13.02     13.60
HFGI   Harrington Financial Group                       16.80    173.14      6.25     19.34
HBFW   Home Bancorp                                     18.45     93.37     15.34     18.45
HBBI   Home Building Bancorp                            27.31     88.57     13.48     27.73
HOMF   Home Federal Bancorp                              8.46    117.76      9.63      9.98
HWEN   Home Financial Bancorp                              NA        NA        NA        NA


KELLER & COMPANY                                                          Page 4
Columbus, Ohio
614-766-1426

                                   EXHIBIT 31
                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                               AS OF AUGUST 2,1996

                                                                                        PER SHARE
                                                      ------------------------------------------------------------------------------
                                                      Latest   All Time   All Time   Monthly  Quarterly   Book              12 Month
                                                       Price     High        Low     Change    Change     Value    Assets     Div.
                                      State  Exchange   ($)       ($)        ($)       (%)       (%)       ($)       ($)       ($)
                                      -----  -------- -------  --------   --------   -------  ---------   -----   --------  --------
INCB   Indiana Community Bank, SB       IN    NASDAQ   13.250    16.750    11.000     (4.95)   (10.17)    15.35    102.46      0.33
IFSL   Indiana Federal Corporation      IN    NASDAQ   18.500    21.500     4.000     (6.92)     5.71     14.88    151.50      0.78
LOGN   Logansport Financial Corp.       IN    NASDAQ   12.500    13.750    11.250     (3.85)    (3.85)    15.48     57.84        NA
MARN   Marion Capital Holdings          IN    NASDAQ   20.000    21.000    14.250     (1.23)    (1.84)    21.47     91.94      0.74
MFBC   MFB Corp.                        IN    NASDAQ   14.750    16.250    10.500      7.27      3.51     19.09    106.67      0.00
NEIB   Northeast Indiana Bancorp        IN    NASDAQ   12.375    13.500    11.250      4.78     (4.81)    14.13     74.76      0.23
PFDC   Peoples Bancorp                  IN    NASDAQ   19.250    22.500     5.375     (1.28)    (2.53)    18.46    118.51      0.54
PERM   Permanent Bancorp, Inc.          IN    NASDAQ   15.750    18.500     9.750     (3.08)     5.88     19.44    185.48      0.20
SOBI   Sobieskl Bancorp, Inc.           IN    NASDAQ   12.125    13.250    10.000      2.11     (1.02)    16.87     91.25      0.00
WCHI   Workingmens Capital Holdings     IN    NASDAQ   20.500    20.750     4.313      1.23      3.14     14.63    115.12      0.35
LARK   Landmark Bancshares, Inc.        KS    NASDAQ   15.375    15.875     9.750      0.42      4.24     17.06     99.15      0.35
MCBS   Mid Continent Bancshares Inc.    KS    NASDAQ   17.500    19.250     9.750     (5.41)    (6.04)    18.61    141.13      0.40
WBCI   WFS Bancorp, Inc.                KS    NASDAQ   23.000    23.090    11.000     (0.26)     1.66     21.99    171.20      0.40
CKFB   CKF Bancorp, Inc.                KY    NASDAQ   19.500    20.250    11.375      0.00      0.00     17.21     63.06      0.40
CLAS   Classic Bancshares, Inc.         KY    NASDAQ   11.000    11.750    10.375      2.33     (3.30)    14.76     51.26        NA
FSBS   First Ashland Financial Corp     KY    NASDAQ   18.250    18.375    12.500      0.00      2.82     16.15     59.37        NA
FFKY   First Federal Financial Corp.    KY    NASDAQ   21.500    22.000     3.063      2.38     20.28     11.70     83.27      0.45
FLKY   First Lancaster Bancshares       KY    NASDAQ   14.250    14.250    13.125      8.57        NA        NA        NA        NA
FTSB   Fort Thomas Financial Corp.      KY    NASDAQ   17.750    17.750    11.250      2.90     20.34     13.58     55.89        NA
FKKY   Frankfort First Bancorp, Inc.    KY    NASDAQ   12.125    15.875    11.000      0.00    (23.02)    13.87     40.18        NA
GWBC   Gateway Bancorp, Inc.            KY    NASDAQ   13.000    16.250    11.000     (7.96)    (8.77)    15.64     62.93      1.50
GTFN   Great Financial Corporation      KY    NASDAQ   26.440    27.375    13.875      1.21     (0.23)    19.19    169.06      0.42
HFFB   Harrodsburg First Fin Bancorp    KY    NASDAQ   16.250    16.750    12.375      3.17     14.04     15.49     49.82        NA
KYF    Kentucky First Bancorp, Inc.     KY    AMSE     14.750    15.250    11.375      5.36     21.65     14.29     60.48        NA
ANA    Acadiana Bancshares, Inc.        LA    AMSE     11.875    12.125    11.690        NA        NA        NA        NA        NA
CZF    CitiSave Financial Corp          LA    AMSE     13.750    16.500    12.750     (1.79)    (6.78)    16.26     82.63        NA
ISBF   ISB Financial Corporation        LA    NASDAQ   14.375    17.000    12.938     (2.14)    (7.26)    16.37     84.51        NA
JEBC   Jefferson Bancorp, Inc.          LA    NASDAQ   22.250    22.500    12.750      1.14      1.14     16.42    120.96      0.30
MERI   Meritrust Federal SB             LA    NASDAQ   31.500    34.000    13.500      0.80     (4.55)    22.40    295.05      0.58
TSH    Teche Holding Co.                LA    AMSE     12.625    14.500    11.375     (3.81)    (2.88)    14.51     84.54        NA
AFCB   Affiliated Community Bancorp     MA    NASDAQ   17.500    18.000    16.060      0.72      1.45     19.30    193.66        NA
BFD    BostonFed Bancorp, Inc.          MA    AMSE     12.500    12.625    10.000      4.17      2.04     14.55    118.06        NA
FMLY   Family Bancorp                   MA    NASDAQ   24.750    25.250     1.167      0.51     22.22     16.60    219.50      0.42


                                                                  PRICING RATIOS
                                                     -----------------------------------------
                                                      Price/   Price/Bk    Price/   Price/Core
                                                     Earnings    Value     Assets    Earnings
                                                        (X)       (%)        (%)        (X)
                                                     --------  --------   --------  ----------
INCB   Indiana Community Bank, SB                       18.93     86.32     12.93     18.93
IFSL   Indiana Federal Corporation                      12.09    124.33     12.21     12.94
LOGN   Logansport Financial Corp.                          NA     80.75     21.61        NA
MARN   Marion Capital Holdings                          16.39     93.15     21.75     16.39
MFBC   MFB Corp.                                        20.77     77.27     13.83     21.38
NEIB   Northeast Indiana Bancorp                        15.47     87.58     16.55     15.47
PFDC   Peoples Bancorp                                  11.26    104.28     16.24     11.26
PERM   Permanent Bancorp, Inc.                          28.64     81.02      8.49     28.64
SOBI   Sobieskl Bancorp, Inc.                           32.77     71.87     13.29     32.77
WCHI   Workingmens Capital Holdings                     20.10    140.12     17.81     19.90
LARK   Landmark Bancshares, Inc.                        16.90     90.12     15.51     19.46
MCBS   Mid Continent Bancshares Inc.                     9.51     94.04     12.40      9.78
WBCI   WFS Bancorp, Inc.                                18.55    104.59     13.43     17.16
CKFB   CKF Bancorp, Inc.                                25.66    113.31     30.92     25.66
CLAS   Classic Bancshares, Inc.                            NA     74.53     21.46        NA
FSBS   First Ashland Financial Corp                        NA    113.00     30.74        NA
FFKY   First Federal Financial Corp.                    16.29    183.76     25.82     18.86
FLKY   First Lancaster Bancshares                          NA        NA        NA        NA
FTSB   Fort Thomas Financial Corp.                         NA    130.71     31.76        NA
FKKY   Frankfort First Bancorp, Inc.                       NA     87.42     30.18        NA
GWBC   Gateway Bancorp, Inc.                            19.70     83.12     20.66     19.70
GTFN   Great Financial Corporation                      17.06    137.78     15.64     20.82
HFFB   Harrodsburg First Fin Bancorp                       NA    104.91     32.62        NA
KYF    Kentucky First Bancorp, Inc.                        NA    103.22     24.39        NA
ANA    Acadiana Bancshares, Inc.                           NA        NA        NA        NA
CZF    CitiSave Financial Corp                             NA     84.56     16.64        NA
ISBF   ISB Financial Corporation                           NA     87.81     17.01        NA
JEBC   Jefferson Bancorp, Inc.                          18.54    135.51     18.39     18.54
MERI   Meritrust Federal SB                             11.33    140.63     10.68     11.62
TSH    Teche Holding Co.                                   NA     87.01     14.93        NA
AFCB   Affiliated Community Bancorp                        NA     90.67      9.04        NA
BFD    BostonFed Bancorp, Inc.                             NA     85.91     10.59        NA
FMLY   Family Bancorp                                   13.16    149.10     11.28     13.67


KELLER & COMPANY                                                          Page 5
Columbus, Ohio
614-766-1426

                                   EXHIBIT 31
                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                               AS OF AUGUST 2,1996

                                                                                        PER SHARE
                                                      ------------------------------------------------------------------------------
                                                      Latest   All Time   All Time   Monthly  Quarterly   Book              12 Month
                                                       Price     High        Low     Change    Change     Value    Assets     Div.
                                      State  Exchange   ($)       ($)        ($)       (%)       (%)       ($)       ($)       ($)
                                      -----  -------- -------  --------   --------   -------  ---------   -----   --------  --------
ANBK   American National Bancorp        MD    NASDAQ   10.125    10.625     4.639     (4.71)     1.25     12.87    112.80        NA
EQSB   Equitable Federal Savings Bank   MD    NASDAQ   25.250    26.250    11.250      2.02     (3.81)    22.75    433.56      0.00
FCIT   First Citizens Financial Corp.   MD    NASDAQ   17.625    19.091     0.375     (0.70)     2.17     13.45    214.17      0.00
FFWM   First Financial-W. Maryland      MD    NASDAQ   22.500    27.250     7.167     11.80     11.11     18.70    149.25      0.48
HRBF   Harbor Federal Bancorp, Inc.     MD    NASDAQ   12.875    15.500     9.750      0.98     (0.96)    15.84    114.58      0.30
HFMD   Home Federal Corp.               MD    NASDAQ   10.375    15.873     0.750      1.22     (5.16)     7.41     86.02      0.12
MFSL   Maryland Federal Bancorp         MD    NASDAQ   29.250    34.125     4.545      0.43     (3.31)    29.95    357.10      0.61
WSB    Washington Savings Bank, FSB     MD    AMSE      5.060     6.917     0.281     (5.86)     1.20      4.97     60.42      0.09
WHGB   WHG Bancshares Corp.             MD    NASDAQ   11.125    11.750    10.875      0.59      1.14        NA        NA        NA
MCBN   Mid-Coast Bancorp, Inc.          ME    NASDAQ   20.250    20.250     8.095      5.88      4.52     21.67    239.77      0.50
BWFC   Bank West Financial Corp.        MI    NASDAQ   11.625    12.250     8.500      4.49     19.23     11.99     60.63      0.21
CFSB   CFSB Bancorp, Inc.               Ml    NASDAQ   19.500    24.000     3.486     (6.02)    (2.50)    14.57    177.22      0.45
DNFC   D & N Financial Corp.            MI    NASDAQ   12.690    18.875     2.500    (10.95)    (2.38)    10.30    180.31      0.00
MSBF   MSB Financial, Inc.              MI    NASDAQ   17.000    19.500    10.750      1.86      0.00     18.86     83.33      0.30
MSBK   Mutual Savings Bank, FSB         Ml    NASDAQ    5.190    25.500     3.000     (9.74)    (3.44)     9.03    159.10      0.00
OFCP   Ottawa Financial Corp.           MI    NASDAQ   16.250    16.750    10.250      0.00      0.00     14.92    136.66      0.32
SJSB   SJS Bancorp                      MI    NASDAQ   20.000    20.750    10.810     (1.23)     5.26     17.90    153.42      0.30
SFB    Standard Federal Bancorp         Ml    NYSE     41.000    43.125     4.750      5.47      3.80     30.74    486.52      0.74
THR    Three Rivers Financial Corp.     MI    AMSE     13.000    13.625    11.375     (2.80)     2.97     15.17     99.04        NA
BDJI   First Federal Bancorporation     MN    NASDAQ   13.000    14.750    10.625     (0.46)    (1.89)    17.64    122.69        NA
FFHH   FSF Financial Corp.              MN    NASDAQ   11.625    13.500     7.750     (3.13)    (5.10)    15.58     95.29      0.50
HMNF   HMN Financial, Inc.              MN    NASDAQ   15.375    16.500     9.313     (5.73)    (0.81)    17.54    104.63      0.00
MIVI   Mississippi View Holding Co.     MN    NASDAQ   11.000    12.250     8.500      0.00     (4.35)    13.78     73.08      0.08
QCFB   QCF Bancorp, Inc.                MN    NASDAQ   14.750    15.250    11.000     (3.28)    (2.48)    17.82     81.68        NA
TCB    TCF Financial Corp.              MN    NYSE     37.250    37.625     2.813      7.19      9.16     14.98    194.88      0.66
WEFC   Wells Financial Corp.            MN    NASDAQ   12.250    12.250     9.000      6.52     15.29     13.41     89.68        NA
CMRN   Cameron Financial Corp           MO    NASDAQ   14.000    15.500    10.688      1.82     (1.75)    17.29     60.52        NA
CAPS   Capital Savings Bancorp, Inc.    MO    NASDAQ   18.750    19.500    12.250      4.17      0.67     20.34    194.94      0.33
CNSB   CNS Bancorp, Inc.                MO    NASDAQ   11.500    12.000    11.000     (2.13)       NA        NA        NA        NA
FBSI   First Bancshares, Inc.           MO    NASDAQ   16.250    17.000    10.250      6.56     (1.52)    18.26    107.92      0.20
GSBC   Great Southern Bancorp, Inc.     MO    NASDAQ   28.500    28.500     2.292      3.64      4.59     15.04    148.61      0.68
HFSA   Hardin Bancorp, Inc.             MO    NASDAQ   12.000    13.000    11.000      3.23      2.13     14.75     85.90        NA
JSBA   Jefferson Savings Bancorp        MO    NASDAQ   23.125    30.750    13.250     (6.57)   (24.18)    21.59    266.48      0.08
JOAC   Joachim Bancorp, Inc.            MO    NASDAQ   12.500    13.500    11.500      0.00      0.00     14.14     48.37        NA


                                                                  PRICING RATIOS
                                                     -----------------------------------------
                                                      Price/   Price/Bk    Price/   Price/Core
                                                     Earnings    Value     Assets    Earnings
                                                        (X)       (%)        (%)        (X)
                                                     --------  --------   --------  ----------
ANBK   American National Bancorp                           NA     78.67      8.98        NA
EQSB   Equitable Federal Savings Bank                    7.75    110.99      5.82      7.77
FCIT   First Citizens Financial Corp.                   13.25    131.04      8.23     16.63
FFWM   First Financial-W. Maryland                      34.62    120.32     15.08     37.50
HRBF   Harbor Federal Bancorp, Inc.                     23.41     81.28     11.24     23.41
HFMD   Home Federal Corp.                               10.27    140.01     12.06     10.48
MFSL   Maryland Federal Bancorp                         10.56     97.66      8.19     14.92
WSB    Washington Savings Bank, FSB                      9.20    101.81      8.37     12.05
WHGB   WHG Bancshares Corp.                                NA        NA        NA        NA
MCBN   Mid-Coast Bancorp, Inc.                          14.57     93.45      8.45     15.82
BWFC   Bank West Financial Corp.                        25.83     96.96     19.17     44.71
CFSB   CFSB Bancorp, Inc.                               12.26    133.84     11.00     13.00
DNFC   D & N Financial Corp.                             7.25    123.20      7.04      7.93
MSBF   MSB Financial, Inc.                              10.97     90.14     20.40     12.06
MSBK   Mutual Savings Bank, FSB                            NM     57.48      3.26        NM
OFCP   Ottawa Financial Corp.                           21.67    108.91     11.89     21.96
SJSB   SJS Bancorp                                      21.74    111.73     13.04     22.22
SFB    Standard Federal Bancorp                         10.33    133.38      8.43     11.85
THR    Three Rivers Financial Corp.                        NA     85.70     13.13        NA
BDJI   First Federal Bancorporation                        NA     73.70     10.60        NA
FFHH   FSF Financial Corp.                              20.39     74.61     12.20     20.39
HMNF   HMN Financial, Inc.                              13.03     87.66     14.69     14.64
MIVI   Mississippi View Holding Co.                     11.00     79.83     15.05     12.36
QCFB   QCF Bancorp, Inc.                                   NA     82.77     18.06        NA
TCB    TCF Financial Corp.                              13.07    248.66     19.11     13.69
WEFC   Wells Financial Corp.                               NA     91.35     13.66        NA
CMRN   Cameron Financial Corp                              NA     60.97     23.13        NA
CAPS   Capital Savings Bancorp, Inc.                    10.36     92.18      9.62     10.36
CNSB   CNS Bancorp, Inc.                                   NA        NA        NA        NA
FBSI   First Bancshares, Inc.                           18.06     88.99     15.06     18.26
GSBC   Great Southern Bancorp, Inc.                     11.97    189.49     19.18     12.72
HFSA   Hardin Bancorp, Inc.                                NA     81.36     13.97        NA
JSBA   Jefferson Savings Bancorp                        13.06    107.11      8.68     14.27
JOAC   Joachim Bancorp, Inc.                               NA     88.40     25.84        NA


KELLER & COMPANY                                                          Page 6
Columbus, Ohio
614-766-1426

                                   EXHIBIT 31
                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                               AS OF AUGUST 2,1996

                                                                                        PER SHARE
                                                      ------------------------------------------------------------------------------
                                                      Latest   All Time   All Time   Monthly  Quarterly   Book              12 Month
                                                       Price     High        Low     Change    Change     Value    Assets     Div.
                                      State  Exchange   ($)       ($)        ($)       (%)       (%)       ($)       ($)       ($)
                                      -----  -------- -------  --------   --------   -------  ---------   -----   --------  --------
LXMO   Lexington B&L Financial Corp.    MO    NASDAQ   10.125    10.125     9.500      1.86        NA        NA        NA        NA
MBLF   MBLA Financial Corp.             MO    NASDAQ   21.500    26.000    12.750     (7.53)    (9.47)    20.68    142.21      0.40
MFSB   Mutual Bancompany                MO    NASDAQ   21.000    21.750    10.000      0.00      0.00     18.70    159.85      0.00
NASB   North American Savings Bank      MO    NASDAQ   29.500    32.375     2.500      0.00     (1.86)    21.44    291.83      0.53
NSLB   NS&L Bancorp, Inc.               MO    NASDAQ   12.500    13.750    11.750     (0.99)    (3.85)    15.62     66.51        NA
PCBC   Perry County Financial Corp.     MO    NASDAQ   16.250    21.500    12.375     (8.45)    (7.14)    18.37     91.63      0.30
RFED   Roosevelt Financial Group        MO    NASDAQ   16.000    19.750     2.167    (11.11)   (14.09)    10.98    221.32      0.59
SMFC   Sho-Me Financial Corp.           MO    NASDAQ   17.000    17.000     9.375      6.25      6.25     19.59    161.62      0.00
SMBC   Southern Missouri Bancorp, Inc.  MO    NASDAQ   14.125    17.500     8.875     (4.24)    (2.59)    15.41     93.96      0.50
CFTP   Community Federal Bancorp        MS    NASDAQ   12.875    13.750    12.250     (3.74)     2.51     14.37     43.56        NA
FFBS   FFBS BanCorp, Inc.               MS    NASDAQ   22.000    24.250    12.000     (9.28)    10.00     16.43     78.55      1.40
MGNL   Magna Bancorp, Inc.              MS    NASDAQ   37.000    37.750     1.688      5.71     10.45     18.36    191.00      0.50
GBCI   Glacier Bancorp, Inc.            MT    NASDAQ   20.250    22.273     1.495     (5.81)    (9.08)    11.45    121.53      0.59
SFBM   Security Bancorp                 MT    NASDAQ   20.250    23.250     4.250     (4.14)    (1.22)    21.97    246.22      0.65
UBMT   United Financial Corp.           MT    NASDAQ   18.000    22.500     5.625     (4.00)    (4.00)    20.12     85.48      0.83
WSTR   WesterFed Financial Corp.        MT    NASDAQ   14.500    17.125    11.375     (1.69)     0.00     17.88    128.31      0.36
COOP   Cooperative Bankshares, Inc.     NC    NASDAQ   16.750    22.500     3.467     (1.47)    (2.90)    19.77    212.28      0.00
SOPN   First Savings Bancorp, Inc.      NC    NASDAQ   17.500    21.000    13.500     (4.11)    (7.89)    17.94     68.45      0.68
GSFC   Green Street Financial Corp.     NC    NASDAQ   12.875    13.125    12.125     (1.90)     4.04     14.60     41.64        NA
HFNC   HFNC Financial Corp.             NC    NASDAQ   16.750    16.750    13.125      2.29     18.58     14.21     41.66        NA
KSAV   KS Bancorp. Inc.                 NC    NASDAQ   20.000    22.000    11.625      9.59     15.94     20.86    141.02      1.10
MBSP   Mitchell Bancorp, Inc.           NC    NASDAQ   10.625    10.625    10.190        NA        NA        NA        NA        NA
PDB    Piedmont Bancorp, Inc.           NC    AMSE     13.250    13.625    12.000      0.00     (2.75)    14.05     47.20        NA
SSB    Scotland Bancorp, Inc.           NC    AMSE     12.125    12.625    11.625     (2.02)     2.11        NA        NA        NA
SSM    Stone Street Bancorp, Inc.       NC    AMSE     16.750    18.500    16.250     (0.74)    (4.29)       NA        NA        NA
UFRM   United Federal Savings Bank      NC    NASDAQ    8.000     8.750     1.750      0.00      3.23      6.81     82.27      0.17
CFB    Commercial Federal Corporation   NE    NYSE     39.125    39.125     1.625      0.97      3.99     26.57    439.20      0.30
EBCP   Eastern Bancorp                  NH    NASDAQ   17.000    18.333     3.000      4.62      7.37     17.77    230.19      0.43
CJFC   Central Jersey Financial         NJ    NASDAQ   31.500    31.500     2.645      1.20     13.27     20.84    175.50      0.46
COFD   Collective Bancorp, Inc.         NJ    NASDAQ   24.000    28.250     1.351     (2.04)    (3.03)    17.88    252.55      0.85
FSPG   First Home Bancorp, Inc.         NJ    NASDAQ   17.750    19.000     2.531      0.00     (2.74)    14.97    229.73      0.48
FSFI   First State Financial Services   NJ    NASDAQ   12.875    14.125     1.625     (0.96)    13.19     10.69    156.21      0.22


                                                                  PRICING RATIOS
                                                     -----------------------------------------
                                                      Price/   Price/Bk    Price/   Price/Core
                                                     Earnings    Value     Assets    Earnings
                                                        (X)       (%)        (%)        (X)
                                                     --------  --------   --------  ----------
LXMO   Lexington B&L Financial Corp.                       NA        NA        NA        NA
MBLF   MBLA Financial Corp.                             22.40    103.97     15.12     22.40
MFSB   Mutual Bancompany                                61.76    112.30     13.14     53.85
NASB   North American Savings Bank                       7.97    137.59     10.11      8.70
NSLB   NS&L Bancorp, Inc.                                  NA     80.03     18.79        NA
PCBC   Perry County Financial Corp.                     17.11     88.46     17.73     17.47
RFED   Roosevelt Financial Group                        12.70    145.72      7.23      9.25
SMFC   Sho-Me Financial Corp.                           13.49     86.78     10.52     13.93
SMBC   Southern Missouri Bancorp, Inc.                  17.88     91.66     15.03     19.35
CFTP   Community Federal Bancorp                           NA     89.60     29.56        NA
FFBS   FFBS BanCorp, Inc.                               20.56    133.90     28.01     20.56
MGNL   Magna Bancorp, Inc.                              12.33    201.53     19.37     12.42
GBCI   Glacier Bancorp, Inc.                            11.13    176.86     16.66     11.13
SFBM   Security Bancorp                                 12.50     92.17      8.22     16.74
UBMT   United Financial Corp.                           13.64     89.46     21.06     13.64
WSTR   WesterFed Financial Corp.                        13.55     81.10     11.30     14.80
COOP   Cooperative Bankshares, Inc.                     29.39     84.72      7.89     29.91
SOPN   First Savings Bancorp, Inc.                      18.42     97.55     25.57     18.04
GSFC   Green Street Financial Corp.                        NA     88.18     30.92        NA
HFNC   HFNC Financial Corp.                                NA    117.87     40.21        NA
KSAV   KS Bancorp. Inc.                                 14.39     95.88     14.18     14.18
MBSP   Mitchell Bancorp, Inc.                              NA        NA        NA        NA
PDB    Piedmont Bancorp, Inc.                              NA     94.31     28.07        NA
SSB    Scotland Bancorp, Inc.                              NA        NA        NA        NA
SSM    Stone Street Bancorp, Inc.                          NA        NA        NA        NA
UFRM   United Federal Savings Bank                      10.96    117.47      9.72     12.31
CFB    Commercial Federal Corporation                   10.43    147.25      8.91     10.49
EBCP   Eastern Bancorp                                  10.76     95.67      7.39     14.66
CJFC   Central Jersey Financial                         16.07    151.15     17.95     16.94
COFD   Collective Bancorp, Inc.                          8.99    134.23      9.50      9.09
FSPG   First Home Bancorp, Inc.                          8.18    118.57      7.73      8.57
FSFI   First State Financial Services                   13.41    120.44      8.24     17.40


KELLER & COMPANY                                                          Page 7
Columbus, Ohio
614-766-1426

                                   EXHIBIT 31
                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                               AS OF AUGUST 2,1996

                                                                                        PER SHARE
                                                      ------------------------------------------------------------------------------
                                                      Latest   All Time   All Time   Monthly  Quarterly   Book              12 Month
                                                       Price     High        Low     Change    Change     Value    Assets     Div.
                                      State  Exchange   ($)       ($)        ($)       (%)       (%)       ($)       ($)       ($)
                                      -----  -------- -------  --------   --------   -------  ---------   -----   --------  --------
FMCO   FMS Financial Corporation        NJ    NASDAQ   15.875    17.500     1.500     (2.31)    (3.79)    13.91    209.90      0.20
IBSF   IBS Financial Corp.              NJ    NASDAQ   14.250    15.455     8.409      7.55      3.64     13.55     68.05      0.21
LVSB   Lakeview Financial               NJ    NASDAQ   20.750    20.750     8.068      5.06      7.79     19.99    200.89      0.23
LFBI   Little Falls Bancorp, Inc.       NJ    NASDAQ   10.250    11.500     9.500     (1.20)    (1.20)    14.40     92.79        NA
OCFC   Ocean Financial Corp.            NJ    NASDAQ   21.000    21.250    19.625        NA        NA        NA        NA        NA
PBCI   Pamrapo Bancorp, Inc.            NJ    NASDAQ   18.560    26.125     2.563     (3.58)    (3.58)    17.23    111.42      0.90
PFSB   PennFed Financial Services Inc.  NJ    NASDAQ   17.000    17.000     9.063     12.40      9.68     19.69    201.44      0.00
PULS   Pulse Bancorp                    NJ    NASDAQ   17.750    18.000     4.000     (1.39)    14.52     12.90    165.62      0.78
SFIN   Statewide Financial Corp.        NJ    NASDAQ   11.875    13.750    11.250     (2.06)    (6.86)    13.36    120.40        NA
WYNE   Wayne Bancorp, Inc.              NJ    NASDAQ   12.000    12.000    10.750      2.13        NA        NA        NA        NA
WWFC   Westwood Financial Corporation   NJ    NASDAQ   10.310    11.000    10.250     (2.96)       NA        NA        NA        NA
FSBC   First Savings Bank, FSB          NM    NASDAQ    5.750    10.417     1.750      4.55     (8.87)     7.86    166.01      0.00
GUPB   GFSB Bancorp, Inc.               NM    NASDAQ   14.000    15.000    12.875      3.70      0.00     17.09     74.23        NA
ALBK   ALBANK Financial Corporation     NY    NASDAQ   25.375    30.625     9.167     (4.25)    (7.53)    23.83    250.27      0.44
ALBC   Albion Banc Corp.                NY    NASDAQ   17.500    18.750    10.500      2.94      2.94     23.29    217.45      0.31
ASFC   Astoria Financial Corporation    NY    NASDAQ   27.000    28.125    12.688     (2.26)     2.37     26.11    329.08      0.41
BFSI   BFS Bankorp, Inc.                NY    NASDAQ   38.000    39.750     2.500     (0.65)     0.00     29.73    379.90      0.00
CARV   Carver Federal Savings Bank      NY    NASDAQ    8.250    10.750     6.250      3.13     (2.25)    15.03    156.57      0.00
FIBC   Financial Bancorp, Inc.          NY    NASDAQ   14.250    14.875     8.500     14.00      8.57     14.60    146.15      0.25
HAVN   Haven Bancorp, Inc.              NY    NASDAQ   27.875    28.875    10.000     (0.89)     6.70     21.77    358.85      0.45
LISB   Long Island Bancorp, Inc.        NY    NASDAQ   28.750    32.875    12.090    (12.55)     5.02     21.03    210.48      0.40
NYB    New York Bancorp Inc.            NY    NYSE     27.500    27.500     2.425      7.32     12.24     13.78    253.93      0.80
PEEK   Peekskill Financial Corp.        NY    NASDAQ   12.000    12.125    11.125      0.00      2.13     15.73     47.24        NA
PKPS   Poughkeepsie Savings Bank, FS    NY    NASDAQ    5.000    26.750     0.875     (4.76)     0.00      5.65     66.97      0.09
RELY   Reliance Bancorp, Inc.           NY    NASDAQ   16.625    16.625     8.875      3.10     11.28     16.83    195.27      0.46
SFED   SFS Bancorp, Inc.                NY    NASDAQ   12.375    13.500    11.000      0.00      1.02     17.24    127.17      0.00
TPNZ   Tappan Zee Financial, Inc.       NY    NASDAQ   13.250    13.500    11.250     13.98      7.07     13.80     70.86        NA
YFCB   Yonkers Financial Corporation    NY    NASDAQ   10.125    10.125     9.310      0.00      1.25        NA        NA        NA
ASBP   ASB Financial Corp.              OH    NASDAQ   14.750    16.500    11.375     (1.67)    (1.67)    15.04     65.18        NA
CAFI   Camco Financial Corporation      OH    NASDAQ   18.000    19.286    12.245      0.80      3.56     13.83    166.04      0.39
COFI   Charter One Financial            OH    NASDAQ   37.625    38.000     3.445      6.74      7.50     20.76    309.97      0.82
CRCL   Circle Financial Corp.           OH    NASDAQ   35.000    35.500    10.500      0.00      6.06     34.51    323.98      0.62
CTZN   CitFed Bancorp, Inc.             OH    NASDAQ   38.500    39.500     9.250      0.00     13.24     30.62    456.93      0.27
CIBI   Community Investors Bancorp      OH    NASDAQ   15.000    17.500    10.750      0.00     (1.64)    16.93    122.33      0.12


                                                                  PRICING RATIOS
                                                     -----------------------------------------
                                                      Price/   Price/Bk    Price/   Price/Core
                                                     Earnings    Value     Assets    Earnings
                                                        (X)       (%)        (%)        (X)
                                                     --------  --------   --------  ----------
FMCO   FMS Financial Corporation                         9.74    114.13      7.56      9.74
IBSF   IBS Financial Corp.                              19.52    105.17     20.94     19.00
LVSB   Lakeview Financial                                9.88    103.80     10.33     16.21
LFBI   Little Falls Bancorp, Inc.                          NA     71.18     11.05        NA
OCFC   Ocean Financial Corp.                               NA        NA        NA        NA
PBCI   Pamrapo Bancorp, Inc.                            12.71    107.72     16.66     12.71
PFSB   PennFed Financial Services Inc.                  13.18     86.34      8.44     12.23
PULS   Pulse Bancorp                                    12.86    137.60     10.72     12.86
SFIN   Statewide Financial Corp.                           NA     88.88      9.86        NA
WYNE   Wayne Bancorp, Inc.                                 NA        NA        NA        NA
WWFC   Westwood Financial Corporation                      NA        NA        NA        NA
FSBC   First Savings Bank, FSB                             NA     73.16      3.46        NA
GUPB   GFSB Bancorp, Inc.                                  NA     81.92     18.86        NA
ALBK   ALBANK Financial Corporation                     12.20    106.48     10.14     12.20
ALBC   Albion Banc Corp.                                26.12     75.14      8.05     30.70
ASFC   Astoria Financial Corporation                    11.84    103.41      8.20     12.98
BFSI   BFS Bankorp, Inc.                                 6.38    127.82     10.00      6.60
CARV   Carver Federal Savings Bank                      23.57     54.89      5.27     24.26
FIBC   Financial Bancorp, Inc.                          16.57     97.60      9.75     16.96
HAVN   Haven Bancorp, Inc.                              11.61    128.04      7.77     12.02
LISB   Long Island Bancorp, Inc.                        15.37    136.71     13.66     16.91
NYB    New York Bancorp Inc.                             9.68    199.56     10.83     10.30
PEEK   Peekskill Financial Corp.                           NA     76.29     25.40        NA
PKPS   Poughkeepsie Savings Bank, FS                     4.67     88.50      7.47      3.45
RELY   Reliance Bancorp, Inc.                           12.69     98.78      8.51     13.41
SFED   SFS Bancorp, Inc.                                14.73     71.78      9.73     14.56
TPNZ   Tappan Zee Financial, Inc.                          NA     96.01     18.70        NA
YFCB   Yonkers Financial Corporation                       NA        NA        NA        NA
ASBP   ASB Financial Corp.                                 NA     98.07     22.63        NA
CAFI   Camco Financial Corporation                       8.91    130.15     10.84     11.61
COFI   Charter One Financial                            33.00    181.24     12.14     12.02
CRCL   Circle Financial Corp.                           24.31    101.42     10.80     28.46
CTZN   CitFed Bancorp, Inc.                             14.05    125.73      8.43     17.11
CIBI   Community Investors Bancorp                      11.90     88.60     12.26     12.61


KELLER & COMPANY                                                          Page 8
Columbus, Ohio
614-766-1426

                                   EXHIBIT 31
                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                               AS OF AUGUST 2,1996

                                                                                        PER SHARE
                                                      ------------------------------------------------------------------------------
                                                      Latest   All Time   All Time   Monthly  Quarterly   Book              12 Month
                                                       Price     High        Low     Change    Change     Value    Assets     Div.
                                      State  Exchange   ($)       ($)        ($)       (%)       (%)       ($)       ($)       ($)
                                      -----  -------- -------  --------   --------   -------  ---------   -----   --------  --------
EFBI   Enterprise Federal Bancorp       OH    NASDAQ   13.750    18.000    11.250     (5.17)    (3.51)    15.09     97.56      3.00
FFDF   FFD Financial Corp.              OH    NASDAQ   10.375    10.750    10.000      2.47     (1.19)       NA        NA        NA
FFYF   FFY Financial Corp.              OH    NASDAQ   23.875    24.000    12.250      1.06      4.37     20.25    110.37      0.55
FFOH   Fidelity Financial of Ohio       OH    NASDAQ    9.750    10.890     3.112     (2.50)    (1.27)    12.54     61.66        NA
FDEF   First Defiance Financial         OH    NASDAQ   10.375    11.000     5.790      0.00     (3.49)    12.14     49.91        NA
FFBZ   First Federal Bancorp, Inc.      OH    NASDAQ   24.500    24.500     6.250      0.00      4.26     16.84    226.57      0.40
FFHS   First Franklin Corporation       OH    NASDAQ   14.500    17.500     3.500     (3.33)    (1.69)    17.41    185.79      0.29
FFSW   First Federal Financial Svcs     OH    NASDAQ   30.250    31.000     2.232      7.08     23.47     15.09    291.48      0.45
GFCO   Glenway Financial Corp.          OH    NASDAQ   19.286    23.333    15.419      0.00     (6.89)    23.12    239.12      0.49
HHFC   Harvest Home Financial Corp.     OH    NASDAQ   12.000    13.250     8.750     (4.00)    (7.69)    14.44     81.55      0.39
HVFD   Haverfield Corporation           OH    NASDAQ   18.000    19.250     5.165      0.00      2.13     14.90    175.30      0.53
INBI   Industrial Bancorp               OH    NASDAQ   10.250    16.000    10.250     (7.87)   (32.23)    10.95     56.45        NA
LONF   London Financial Corporation     OH    NASDAQ   10.440    11.250     9.750      3.11      1.85        NA        NA        NA
MFFC   Milton Federal Financial Corp.   OH    NASDAQ   11.500    17.125    10.000     (4.17)   (24.59)    14.91     78.76      1.37
OHSL   OHSL Financial Corp.             OH    NASDAQ   19.500    22.000    11.500     (2.50)    (6.02)    20.94    171.71      0.72
PTRS   Potters Financial Corp.          OH    NASDAQ   16.000    18.500     9.000     (0.78)    (3.03)    20.80    213.70      0.21
PVFC   PVF Capital Corp.                OH    NASDAQ   19.000    21.000     6.474      2.70     (5.00)    13.77    205.36      0.00
SFSL   Security First Corp.             OH    NASDAQ   14.000    17.250     1.625      1.82      9.80     11.58    132.99      0.40
SHFC   Seven Hills Financial Corp.      OH    NASDAQ   17.500    18.125    11.000     (3.45)    20.69     17.99     84.83      0.86
SSBK   Strongsville Savings Bank        OH    NASDAQ   20.750    22.000    15.500      1.22     (4.60)    16.81    209.10      0.45
SBCN   Suburban Bancorporation, Inc.    OH    NASDAQ   15.250    18.500    10.500     (1.61)    (1.61)    17.48    133.13      0.55
THIR   Third Financial Corp.            OH    NASDAQ   32.625    32.625    14.500      1.95      5.24     24.88    137.05      0.60
WOFC   Western Ohio Financial Corp.     OH    NASDAQ   20.750    24.375    14.750     (6.74)    (8.79)    25.19    138.38      1.00
WFCO   Winton Financial Corp.           OH    NASDAQ   11.250    15.000     3.750    (16.67)   (16.67)    10.61    142.40      0.41
FFWD   Wood Bancorp, Inc.               OH    NASDAQ   13.250    13.500     8.000      1.92      7.44     13.14     90.07      0.22
BRFC   Bridgeville Savings Bank         PA    NASDAQ   15.125    15.375    11.750      0.83     14.15     14.13     49.56      0.38
CVAL   Chester Valley Bancorp Inc.      PA    NASDAQ   18.500    20.476     4.073      1.37      1.37     15.91    173.80      0.35
CMSB   Commonwealth Bancorp, Inc.       PA    NASDAQ   10.500    12.389     5.790     (2.60)    (2.52)       NA        NA        NA
FSBI   Fidelity Bancorp, Inc.           PA    NASDAQ   16.000    18.182     3.756      0.00      0.57     15.73    231.70      0.29
FBBC   First Bell Bancorp, Inc.         PA    NASDAQ   13.500    14.250    10.000     (0.92)     0.93     14.24     69.88      0.10
FKFS   First Keystone Financial         PA    NASDAQ   16.750    20.875    10.250     (2.90)    (4.29)    17.83    215.24      0.00
SHEN   First Shenango Bancorp, Inc.     PA    NASDAQ   21.250    22.250    12.750      1.19      0.00     20.53    161.88      0.42
GAF    GA Financial, Inc.               PA    AMSE     11.875    11.875    10.250      9.20      7.95     14.43     63.19        NA


                                                                  PRICING RATIOS
                                                     -----------------------------------------
                                                      Price/   Price/Bk    Price/   Price/Core
                                                     Earnings    Value     Assets    Earnings
                                                        (X)       (%)        (%)        (X)
                                                     --------  --------   --------  ----------
EFBI   Enterprise Federal Bancorp                       13.75     91.12     14.09     20.83
FFDF   FFD Financial Corp.                                 NA        NA        NA        NA
FFYF   FFY Financial Corp.                              17.69    117.90     21.63     17.05
FFOH   Fidelity Financial of Ohio                          NA     77.75     15.81        NA
FDEF   First Defiance Financial                            NA     85.46     20.79        NA
FFBZ   First Federal Bancorp, Inc.                      10.56    145.49     10.81     10.75
FFHS   First Franklin Corporation                       13.55     83.29      7.80     13.81
FFSW   First Federal Financial Svcs                     15.43    200.46     10.38     18.67
GFCO   Glenway Financial Corp.                          14.50     83.42      8.07     14.72
HHFC   Harvest Home Financial Corp.                     18.75     83.10     14.71     18.75
HVFD   Haverfield Corporation                           13.95    120.81     10.27     14.75
INBI   Industrial Bancorp                                  NA     93.61     18.16        NA
LONF   London Financial Corporation                        NA        NA        NA        NA
MFFC   Milton Federal Financial Corp.                   15.75     77.13     14.60     17.16
OHSL   OHSL Financial Corp.                             12.83     93.12     11.36     13.09
PTRS   Potters Financial Corp.                          13.91     76.92      7.49     14.16
PVFC   PVF Capital Corp.                                 8.88    137.98      9.25     10.00
SFSL   Security First Corp.                             10.77    120.90     10.53     10.22
SHFC   Seven Hills Financial Corp.                      58.33     97.28     20.63     60.34
SSBK   Strongsville Savings Bank                        10.81    123.44      9.92     12.13
SBCN   Suburban Bancorporation, Inc.                    28.77     87.24     11.45     19.81
THIR   Third Financial Corp.                            18.13    131.13     23.81     20.14
WOFC   Western Ohio Financial Corp.                     19.95     82.37     14.99     34.02
WFCO   Winton Financial Corp.                            9.07    106.03      7.90     10.82
FFWD   Wood Bancorp, Inc.                               12.62    100.84     14.71     12.99
BRFC   Bridgeville Savings Bank                         25.21    107.04     30.52     25.21
CVAL   Chester Valley Bancorp Inc.                      12.01    116.28     10.64     12.42
CMSB   Commonwealth Bancorp, Inc.                          NA        NA        NA        NA
FSBI   Fidelity Bancorp, Inc.                           11.76    101.72      6.91     11.85
FBBC   First Bell Bancorp, Inc.                         12.27     94.80     19.32     12.39
FKFS   First Keystone Financial                         15.80     93.94      7.78     14.57
SHEN   First Shenango Bancorp, Inc.                     13.98    103.51     13.13     14.66
GAF    GA Financial, Inc.                                  NA     82.29     18.79        NA


KELLER & COMPANY                                                          Page 9
Columbus, Ohio
614-766-1426

                                   EXHIBIT 31
                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                               AS OF AUGUST 2,1996

                                                                                        PER SHARE
                                                      ------------------------------------------------------------------------------
                                                      Latest   All Time   All Time   Monthly  Quarterly   Book              12 Month
                                                       Price     High        Low     Change    Change     Value    Assets     Div.
                                      State  Exchange   ($)       ($)        ($)       (%)       (%)       ($)       ($)       ($)
                                      -----  -------- -------  --------   --------   -------  ---------   -----   --------  --------
HARL   Harleysville Savings Bank        PA    NASDAQ   17.875    19.750     3.535      2.14     (0.69)    15.38    231.24      0.38
LARL   Laurel Capital Group, Inc.       PA    NASDAQ   15.000    16.500     3.627      1.69     (6.25)    13.66    127.95      0.27
MLFB   MLF Bancorp, Inc.                PA    NASDAQ   24.625    25.000    12.438      1.55      1.55     24.47    282.67      0.52
PVSA   Parkvale Financial Corporation   PA    NASDAQ   26.000    28.500     2.688      2.97     (7.14)    21.56    284.10      0.52
PBIX   Patriot Bank Corp.               PA    NASDAQ   13.125    13.375    12.310      2.94      2.94     15.47     89.48        NA
PWBC   PennFirst Bancorp, Inc.          PA    NASDAQ   13.750    15.915     4.019      0.00      7.84     13.37    170.26      0.36
PWBK   Pennwood Savings Bank            PA    NASDAQ    9.060     9.750     9.000        NA        NA        NA        NA        NA
PHFC   Pittsburgh Home Financial Corp   PA    NASDAQ   10.250    11.125     9.500      0.00     (2.38)    13.93     84.32        NA
PRBC   Prestige Bancorp Inc.            PA    NASDAQ   10.250    10.500     9.750     (2.38)       NA        NA        NA        NA
PSAB   Prime Bancorp, Inc.              PA    NASDAQ   19.000    20.682     3.194      5.56      7.80     15.58    173.03      0.66
PFNC   Progress Financial Corporation   PA    NASDAQ    6.000    18.750     0.750    (11.11)   (14.29)     5.23     93.26      0.00
SVRN   Sovereign Bancorp, Inc.          PA    NASDAQ   10.000    11.250     1.005      0.00     (2.44)     7.75    185.25      0.08
THRD   TF Financial Corporation         PA    NASDAQ   14.250    16.000     9.750     (0.87)     0.88     17.80    114.78      0.26
THBC   Troy Hill Bancorp Inc.           PA    NASDAQ   13.000    14.000    10.250     (3.70)    (7.14)    16.73     75.37      0.32
WVFC   WVS Financial Corporation        PA    NASDAQ   20.250    22.250    13.000     (1.22)     0.00     20.92    138.38      0.52
YFED   York Financial Corp.             PA    NASDAQ   16.125    18.864     4.731     (6.52)    (6.52)    15.22    173.33      0.55
AMFB   American Federal Bank            SC    NASDAQ   16.000    16.750     0.625     (1.90)    (1.90)     9.88    122.62      0.31
CFCP   Coastal Financial Corp.          SC    NASDAQ   21.000    21.000     1.918     16.67     26.14      7.83    128.74      0.40
FFCH   First Financial Holdings Inc.    SC    NASDAQ   18.375    22.250     4.000     (3.29)    (9.26)    15.04    227.64      0.60
FSFC   First Southeast Financial Corp   SC    NASDAQ    9.375    20.250     9.125     (6.25)   (49.32)     7.67     74.42     10.48
PALM   Palfed, Inc.                     SC    NASDAQ   13.125    18.500     3.500      5.00      5.00     10.09    119.41      0.02
SCCB   S. Carolina Community Bancshrs   SC    NASDAQ   16.000    20.500    12.625     (0.78)    (3.03)    16.80     59.01      0.55
HFFC   HF Financial Corp.               SD    NASDAQ   16.000    16.750     5.500      6.67      8.47     16.86    187.92      0.32
LFCT   Leader Financial Corp.           TN    NASDAQ   45.500    46.375    14.500      2.25      4.00     26.78    322.79      0.66
TWIN   Twin City Bancorp                TN    NASDAQ   17.500    18.250    10.500      6.06      9.38     15.69    114.01      0.55
CBSA   Coastal Bancorp, Inc.            TX    NASDAQ   17.625    18.875     9.875     (1.40)    (0.70)    18.89    563.56      0.36
FTFS   East Texas Financial Services    TX    NASDAQ   14.250    16.750    11.000     (2.56)    (9.52)    18.91     96.32      0.05
FBHC   Fort Bend Holding Corp.          TX    NASDAQ   17.000    20.250    10.375     (1.45)    (8.11)    21.98    310.96      0.28
LOAN   Horizon Bancorp                  TX    NASDAQ   12.250    12.250     7.250     28.95     10.11      7.69     94.41      0.14
JXVL   Jacksonville Bancorp, Inc.       TX    NASDAQ   10.125    11.990     7.141     (4.71)     2.53        NA        NA        NA
BFSB   Bedford Bancshares, Inc.         VA    NASDAQ   17.000    18.750    10.250      3.03     (2.16)    16.86     98.42      0.33
CNIT   CENlT Bancorp, Inc.              VA    NASDAQ   31.750    40.250    10.875     (7.30)    (5.22)    29.58    406.57      0.50
CFFC   Community Financial Corp.        VA    NASDAQ   22.000    22.000     4.250      6.02      4.76     17.25    125.85      0.43
ESX    Essex Bancorp, Inc.              VA    AMSE      2.375    19.250     0.750      5.56    (17.39)     7.72    300.38      0.00


                                                                  PRICING RATIOS
                                                     -----------------------------------------
                                                      Price/   Price/Bk    Price/   Price/Core
                                                     Earnings    Value     Assets    Earnings
                                                        (X)       (%)        (%)        (X)
                                                     --------  --------   --------  ----------
HARL   Harleysville Savings Bank                        10.51    116.22      7.73      9.99
LARL   Laurel Capital Group, Inc.                        9.04    109.81     11.72      9.38
MLFB   MLF Bancorp, Inc.                                13.53    100.63      8.71     15.20
PVSA   Parkvale Financial Corporation                    9.09    120.59      9.15      9.74
PBIX   Patriot Bank Corp.                                  NA     84.84     14.67        NA
PWBC   PennFirst Bancorp, Inc.                          14.03    102.84      8.08     14.95
PWBK   Pennwood Savings Bank                               NA        NA        NA        NA
PHFC   Pittsburgh Home Financial Corp                      NA     73.58     12.16        NA
PRBC   Prestige Bancorp Inc.                               NA        NA        NA        NA
PSAB   Prime Bancorp, Inc.                              11.73    121.95     10.98     12.58
PFNC   Progress Financial Corporation                    6.74    114.72      6.43      8.33
SVRN   Sovereign Bancorp, Inc.                           9.35    129.03      5.40      9.71
THRD   TF Financial Corporation                         14.84     80.06     12.42     15.66
THBC   Troy Hill Bancorp Inc.                           12.15     77.70     17.25     13.27
WVFC   WVS Financial Corporation                        12.27     96.80     14.63     11.25
YFED   York Financial Corp.                             10.08    105.95      9.30     11.86
AMFB   American Federal Bank                            10.81    161.94     13.05     10.00
CFCP   Coastal Financial Corp.                          17.95    268.20     16.31     19.81
FFCH   First Financial Holdings Inc.                    11.20    122.17      8.07     11.00
FSFC   First Southeast Financial Corp                   31.25    122.23     12.60     11.87
PALM   Palfed, Inc.                                     15.81    130.08     10.99     18.75
SCCB   S. Carolina Community Bancshrs                   19.75     95.24     27.11     19.75
HFFC   HF Financial Corp.                               11.68     94.90      8.51     14.95
LFCT   Leader Financial Corp.                           10.41    169.90     14.10     10.66
TWIN   Twin City Bancorp                                13.78    111.54     15.35     15.91
CBSA   Coastal Bancorp, Inc.                             8.24     93.30      3.13      8.56
FTFS   East Texas Financial Services                    15.49     75.36     14.79     16.76
FBHC   Fort Bend Holding Corp.                           9.55     77.34      5.47     10.83
LOAN   Horizon Bancorp                                  11.45    159.30     12.98     14.24
JXVL   Jacksonville Bancorp, Inc.                          NA        NA        NA        NA
BFSB   Bedford Bancshares, Inc.                         13.60    100.83     17.27     13.60
CNIT   CENlT Bancorp, Inc.                              17.07    107.34      7.81     15.34
CFFC   Community Financial Corp.                        13.75    127.54     17.48     13.75
ESX    Essex Bancorp, Inc.                                 NA     30.76      0.79        NA


KELLER & COMPANY                                                         Page 10
Columbus, Ohio
614-766-1426

                                   EXHIBIT 31
                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                               AS OF AUGUST 2,1996

                                                                                        PER SHARE
                                                      ------------------------------------------------------------------------------
                                                      Latest   All Time   All Time   Monthly  Quarterly   Book              12 Month
                                                       Price     High        Low     Change    Change     Value    Assets     Div.
                                      State  Exchange   ($)       ($)        ($)       (%)       (%)       ($)       ($)       ($)
                                      -----  -------- -------  --------   --------   -------  ---------   -----   --------  --------
FFFC   FFVA Financial Corp.             VA    NASDAQ   17.000    18.250     8.250     (1.45)     8.80     16.79     95.43      0.33
FFRV   Fidelity Financial Bankshares    VA    NASDAQ   13.000    14.750     2.381      0.00     (3.70)    12.01    141.09      0.16
GSLC   Guaranty Financial Corp.         VA    NASDAQ    7.250     8.500     6.313     (6.45)   (14.71)     6.93    112.02      0.00
LIFB   Life Bancorp, Inc.               VA    NASDAQ   14.250    16.625     8.313      0.88      0.00     14.73    122.86      0.44
VABF   Virginia Beach Fed. Financial    VA    NASDAQ    7.000     9.938     1.625      0.43    (12.17)     8.28    125.95      0.16
VFFC   Virginia First Financial         VA    NASDAQ   11.000    14.250     1.250    (10.20)    (4.35)     9.81    127.14      0.06
CASB   Cascade Financial Corp.          WA    NASDAQ   15.500    17.250     2.662     (1.59)     3.33      9.94    159.90      0.00
FWWB   First SB of Washington Bancorp   WA    NASDAQ   15.375    15.625    12.375      0.42      5.13     15.30     73.75        NA
IWBK   InterWest Bancorp, Inc.          WA    NASDAQ   24.500    25.125     8.478      0.51      5.38     14.94    219.20      0.44
MSEA   Metropolitan Bancorp             WA    NASDAQ   16.875    17.000     3.636     26.17     19.47     13.79    205.11      0.00
STSA   Sterling Financial Corp.         WA    NASDAQ   14.000    15.000     1.878     (2.61)     3.70     11.01    272.67      0.00
WFSL   Washington Federal, Inc.         WA    NASDAQ   21.500    23.967     1.723      4.24      2.38     14.14    119.31      0.88
AADV   Advantage Bancorp, Inc.          WI    NASDAQ   33.750    34.500    10.600     (0.74)    (0.74)    26.04    284.07      0.26
ABCW   Anchor BanCorp Wisconsin         WI    NASDAQ   35.000    36.250     9.800      0.72      5.26     24.00    355.58      0.32
FCBF   FCB Financial Corp.              WI    NASDAQ   17.750    18.500    10.000      1.43      0.00     18.78    101.75      0.60
FFEC   First Fed Bncshrs Eau Claire     WI    NASDAQ   15.125    16.190     8.375     (3.60)     8.04     14.04     98.07      0.10
FTFC   First Federal Capital Corp.      WI    NASDAQ   20.625    22.875     1.449     (2.94)    (5.17)    15.03    219.45      0.56
FFHC   First Financial Corp.            WI    NASDAQ   22.750    24.000     1.392     (1.09)     1.11     13.64    186.56      0.54
FNGB   First Northern Capital Corp.     WI    NASDAQ   15.250    16.500     3.063     (3.17)    (3.17)    16.10    132.01      0.58
HALL   Hallmark Capital Corp.           WI    NASDAQ   15.250    16.250     9.875      3.39      3.39     18.38    235.13      0.00
MWFD   Midwest Federal Financial        WI    NASDAQ   15.750    16.000     4.167      0.00      9.57     10.21    109.16      0.14
NWEQ   Northwest Equity Corp.           WI    NASDAQ   10.250    11.375     6.875      0.00      1.23     12.74     88.04      0.33
OSBF   OSB Financial Corp.              WI    NASDAQ   23.000    24.875    14.500     (2.13)    (3.66)    28.26    225.03      0.58
RELI   Reliance Bancshares, Inc.        WI    NASDAQ    8.000     8.500     7.500     (1.54)    (1.54)       NA        NA        NA
SECP   Security Capital Corporation     WI    NASDAQ   60.250    62.500    25.000      1.69      3.43     56.63    369.03      0.45
STFR   St. Francis Capital Corp.        WI    NASDAQ   26.000    28.000    12.625      5.05      0.97     23.39    238.04      0.30
FOBC   Fed One Bancorp                  WV    NASDAQ   13.500    16.250     5.358     (6.90)   (12.90)    16.73    134.09      0.54
CRZY   Crazy Woman Creek Bancorp        WY    NASDAQ   10.310    11.000    10.000      2.49     (1.81)    14.61     47.57        NA
TRIC   Tri-County Bancorp, Inc.         WY    NASDAQ   18.875    18.875    11.375      4.86      7.86     20.76    116.42      0.45


                                                                  PRICING RATIOS
                                                     -----------------------------------------
                                                      Price/   Price/Bk    Price/   Price/Core
                                                     Earnings    Value     Assets    Earnings
                                                        (X)       (%)        (%)        (X)
                                                     --------  --------   --------  ----------
FFFC   FFVA Financial Corp.                             14.66    101.25     17.81     15.04
FFRV   Fidelity Financial Bankshares                     9.49    108.24      9.21      9.70
GSLC   Guaranty Financial Corp.                          8.84    104.62      6.47     14.22
LIFB   Life Bancorp, Inc.                               14.69     96.74     11.60     13.97
VABF   Virginia Beach Fed. Financial                    21.21     84.54      5.56        NA
VFFC   Virginia First Financial                          7.59    112.13      8.65      9.32
CASB   Cascade Financial Corp.                          20.13    155.94      9.69     41.89
FWWB   First SB of Washington Bancorp                      NA    100.49     20.85        NA
IWBK   InterWest Bancorp, Inc.                          11.04    163.99     11.18     11.61
MSEA   Metropolitan Bancorp                             10.89    122.37      8.23     10.17
STSA   Sterling Financial Corp.                         15.56    127.16      5.13     16.47
WFSL   Washington Federal, Inc.                         10.86    152.05     18.02     11.32
AADV   Advantage Bancorp, Inc.                          14.42    129.61     11.88     16.00
ABCW   Anchor BanCorp Wisconsin                         12.96    145.83      9.84     13.46
FCBF   FCB Financial Corp.                              17.57     94.52     17.44     17.93
FFEC   First Fed Bncshrs Eau Claire                     17.39    107.73     15.42     18.01
FTFC   First Federal Capital Corp.                      11.15    137.23      9.40     15.17
FFHC   First Financial Corp.                             9.68    166.79     12.19     10.02
FNGB   First Northern Capital Corp.                     16.05     94.72     11.55     16.76
HALL   Hallmark Capital Corp.                           12.92     82.97      6.49     14.52
MWFD   Midwest Federal Financial                        13.70    154.26     14.43     16.94
NWEQ   Northwest Equity Corp.                           11.39     80.46     11.64     11.92
OSBF   OSB Financial Corp.                              46.94     81.39     10.22     28.40
RELI   Reliance Bancshares, Inc.                           NA        NA        NA        NA
SECP   Security Capital Corporation                     17.72    106.39     16.33     16.92
STFR   St. Francis Capital Corp.                        10.53    111.16     10.92     14.21
FOBC   Fed One Bancorp                                  10.89     80.69     10.07     10.89
CRZY   Crazy Woman Creek Bancorp                           NA     70.57     21.67        NA
TRIC   Tri-County Bancorp, Inc.                         19.46     90.92     16.21     19.87


KELLER & COMPANY                                                         Page 11
Columbus, Ohio
614-766-1426

                                   EXHIBIT 31
                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                               AS OF AUGUST 2,1996

                                                                                        PER SHARE
                                                      ------------------------------------------------------------------------------
                                                      Latest   All Time   All Time   Monthly  Quarterly   Book              12 Month
                                                       Price     High        Low     Change    Change     Value    Assets     Div.
                                      State  Exchange   ($)       ($)        ($)       (%)       (%)       ($)       ($)       ($)
                                      -----  -------- -------  --------   --------   -------  ---------   -----   --------  --------
ALL THRIFTS
       AVE RAGE                                        17.216    21.453     7.956      0.23      1.24     16.76    168.62      0.41
       MEDIAN                                          15.750    17.500     9.125      0.00      0.00     16.14    138.38      0.35
       HIGH                                            60.250   589.500    25.000     28.95     54.17     56.63    617.63     10.48
       LOW                                              2.375     6.917     0.223    (16.67)   (49.32)     2.18     36.26      0.00

AVERAGE FOR STATE
       OH                                              18.632    20.549     8.964     (0.95)    (0.71)    17.67    164.06      0.60

AVERAGE BY REGION
       MIDWEST                                         18.019    19.738     8.975     (0.41)     0.07     17.85    156.38      0.39
       NEW ENGLAND                                     18.025    19.496     5.878      1.17      5.14     17.83    242.76      0.49
       MID ATLANTIC                                    16.349    18.423     7.181      0.48      1.47     16.32    171.88      0.33
       SOUTHEAST                                       15.665    18.382     7.017     (0.43)    (0.34)    14.16    138.60      0.66
       SOUTHWEST                                       14.900    16.577     9.681      1.79     (0.82)    15.63    164.14      0.31
       WEST                                            18.292    39.277     6.458      2.33      7.11     16.79    228.64      0.32
       OTC/NASDAQ                                      16.951    18.956     8.040      0.07      0.86     16.68    162.66      0.41


                                                                  PRICING RATIOS
                                                     -----------------------------------------
                                                      Price/   Price/Bk    Price/   Price/Core
                                                     Earnings    Value     Assets    Earnings
                                                        (X)       (%)        (%)        (X)
                                                     --------  --------   --------  ----------
ALL THRIFTS
       AVE RAGE                                         16.42    106.18     12.77     17.61
       MEDIAN                                           13.34     99.79     11.18     14.66
       HIGH                                            124.14    268.20     40.21    155.00
       LOW                                               2.96     30.76      0.79      3.45

AVERAGE FOR STATE
       OH                                              17.207   108.345    13.319    17.841

AVERAGE BY REGION
       MIDWEST                                          16.71    104.67     13.96     18.38
       NEW ENGLAND                                      11.34     99.96      7.80     13.86
       MID ATLANTIC                                     13.14    103.88     11.26     14.17
       SOUTHEAST                                        16.79    113.19     14.26     18.45
       SOUTHWEST                                        12.84    100.54     13.01     13.78
       WEST                                             22.46    109.69      9.99     21.09
       OTC/NASDAQ                                       16.52    105.34     12.86     17.61


                                                                          Page l

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                      EXHIBIT 32
                            KEY FINANCIAL DATA AND RATIOS
                      PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                         (EXCLUDING MUTUAL HOLDING COMPANIES)

                                 AS OF AUGUST 2,1996


                                                                    ASSETS AND EQUITY
                                                       ------------------------------------------
                                                           Total          Total        Total
                                                          Assets         Equity    Tang. Equity
                                             State        ($000)         ($000)        ($000)
                                             -----     -----------    ------------  -------------
PLE       Pinnacle Bank                       AL          185,793         15,223         14,682
SRN       Southern Banc Company, Inc          AL          109,768         22,293             NA
SZB       SouthFirst Bancshares, Inc.         AL           88,899         13,235         13,235
VAFD      Valley Federal Savings Bank         AL          118,625          9,595          9,595
FF BH     First Federal Bancshares of AR      AR          466,101         36,255         36,255
FTF       Texarkana First Financial Corp      AR          163,391         33,683         33,683
AHM       Ahmanson & Company (H.F.)           CA       49,506,630      2,777,356      2,637,334
AFFFZ     America First Financial Fund        CA        2,333,113        158,755        155,020
BPLS      Bank Plus Corp.                     CA        3,296,633        174,998             NA
BVFS      Bay View Capital Corp.              CA        3,388,847        206,177        181,928
BYFC      Broadway Financial Corp.            CA          115,222         14,062         14,062
CAL       Cal Fed Bancorp, Inc.               CA       14,045,400        683,200             NA
CFHC      California Financial Holding        CA        1,327,178         86,924         86,431
CENF      CENFED Financial Corp.              CA        2,148,344        107,221        106,989
CSA       Coast Savings Financial             CA        8,350,710        429,883        423,104
DSL       Downey Financial Corp.              CA        4,712,294        391,919        385,323
FSSB      First FS&LA of San Bernardino       CA          103,288          5,827          5,566
FED       FirstFed Financial Corp.            CA        4,104,854        188,766        185,646
GLN       Glendale Federal Bank, FSB          CA       14,456,564        957,451        898,235
GDW       Golden West Financial               CA       35,775,375      2,362,246      2,224,420
GWF       Great Western Financial             CA       43,719,958      2,834,725      2,529,871
HTHR      Hawthorne Financial Corp.           CA          761,162         46,137         45,982
HEMT      HF Bancorp, Inc.                    CA          826,916         81,072             NA
HBNK      Highland Federal Bank FSB           CA          441,911         34,626         34,626
MBBC      Monterey Bay Bancorp, Inc.          CA          318,879         47,771         47,196
NHSL      NHS Financial, Inc.                 CA          292,618         24,671         24,618
PSSB      Palm Springs Savings Bank           CA          192,093         11,693         11,693
PFFB      PFF Bancorp, Inc.                   CA        2,146,293        290,480        287,172
PRQV      Provident Financial Holdings        CA          567,186         37,323         37,323
QCBC      Quaker City Bancorp, Inc.           CA          725,085         67,926         67,628
REDF      RedFed Bancorp Inc.                 CA          857,959         48,329         48,329


                                                                             PROFITABILITY
                                                           -----------------------------------------------------
                                                                           Core                          Core
                                                             ROAA          ROAA           ROAE           ROAE
                                             State            (%)           (%)            (%)            (%)
                                             -----          -----         ------        -------         ------
PLE       Pinnacle Bank                       AL             0.79           0.70         10.34            9.23
SRN       Southern Banc Company, Inc          AL             0.54           0.54          3.96            3.96
SZB       SouthFirst Bancshares, Inc.         AL             0.55           0.37          3.24            2.19
VAFD      Valley Federal Savings Bank         AL             0.08           0.07          0.96            0.85
FF BH     First Federal Bancshares of AR      AR               NA             NA            NA              NA
FTF       Texarkana First Financial Corp      AR             1.77           1.77         10.80           10.80
AHM       Ahmanson & Company (H.F.)           CA             0.92           0.26         15.79            4.50
AFFFZ     America First Financial Fund        CA             0.81           0.81         12.57           12.50
BPLS      Bank Plus Corp.                     CA            (1.74)         (1.75)       (30.56)         (30.67)
BVFS      Bay View Capital Corp.              CA             0.06           0.36          0.85            5.12
BYFC      Broadway Financial Corp.            CA             0.41           0.41          6.78            6.83
CAL       Cal Fed Bancorp, Inc.               CA             0.82           0.73         14.84           13.17
CFHC      California Financial Holding        CA             0.57           0.52          8.53            7.65
CENF      CENFED Financial Corp.              CA             0.55           0.40         11.33            8.16
CSA       Coast Savings Financial             CA             0.49           0.45          9.90            9.08
DSL       Downey Financial Corp.              CA             0.69           0.61          8.44            7.48
FSSB      First FS&LA of San Bernardino       CA            (0.17)         (0.34)        (2.90)          (6.03)
FED       FirstFed Financial Corp.            CA             0.23           0.22          4.98            4.82
GLN       Glendale Federal Bank, FSB          CA             0.28           0.42          4.43            6.82
GDW       Golden West Financial               CA             0.81           0.79         12.46           12.25
GWF       Great Western Financial             CA             0.72           0.67         11.60           10.83
HTHR      Hawthorne Financial Corp.           CA             0.61          (0.02)        12.80           (0.38)
HEMT      HF Bancorp, Inc.                    CA             0.26           0.26          2.31            2.31
HBNK      Highland Federal Bank FSB           CA             0.22           0.21          3.92            3.87
MBBC      Monterey Bay Bancorp, Inc.          CA             0.19           0.23          1.28            1.53
NHSL      NHS Financial, Inc.                 CA             0.16           0.16          1.93            1.93
PSSB      Palm Springs Savings Bank           CA             0.62           0.34         10.80            5.85
PFFB      PFF Bancorp, Inc.                   CA              NA             NA            NA              NA
PRQV      Provident Financial Holdings        CA            (0.72)         (0.80)        (9.81)         (10.93)
QCBC      Quaker City Bancorp, Inc.           CA             0.53           0.51          5.25            5.08
REDF      RedFed Bancorp Inc.                 CA            (0.56)         (0.90)        (9.99)         (16.03)


                                                                                CAPITAL ISSUES
                                                      -----------------------------------------------------
                                                                                  Number of      Mkt. Value
                                                        IPO                        Shares         of Shares
                                             State      Date         Exchange      Outstg.           ($M)
                                             -----    --------       --------   -----------      ----------
PLE       Pinnacle Bank                       AL      12/17/86          AMSE        889,824          15.91
SRN       Southern Banc Company, Inc          AL      10/05/95          AMSE      1,454,750          17.09
SZB       SouthFirst Bancshares, Inc.         AL      02/14/95          AMSE        854,855          10.15
VAFD      Valley Federal Savings Bank         AL      10/15/87         NASDAQ       366,860          12.11
FF BH     First Federal Bancshares of AR      AR      05/03/96         NASDAQ            NA             NA
FTF       Texarkana First Financial Corp      AR      07/07/95          AMSE      1,983,750          29.51
AHM       Ahmanson & Company (H.F.)           CA      10/01/72          NYSE    107,188,014        2894.08
AFFFZ     America First Financial Fund        CA            NA         NASDAQ     6,010,589         174.31
BPLS      Bank Plus Corp.                     CA            NA         NASDAQ    18,242,465         159.62
BVFS      Bay View Capital Corp.              CA      05/09/86         NASDAQ     6,885,242         234.10
BYFC      Broadway Financial Corp.            CA      01/09/96         NASDAQ       892,688           9.26
CAL       Cal Fed Bancorp, Inc.               CA      03/01/83          NYSE     49,395,947         901.48
CFHC      California Financial Holding        CA      04/01/83         NASDAQ     4,688,652         101.98
CENF      CENFED Financial Corp.              CA      10/25/91         NASDAQ     5,040,437         112.15
CSA       Coast Savings Financial             CA      12/23/85          NYSE     18,583,617         608.61
DSL       Downey Financial Corp.              CA      01/01/71          NYSE     16,972,905         371.28
FSSB      First FS&LA of San Bernardino       CA      02/02/93         NASDAQ       328,296           3.78
FED       FirstFed Financial Corp.            CA      12/16/83          NYSE     10,508,897         182.59
GLN       Glendale Federal Bank, FSB          CA      10/01/83          NYSE     46,729,698         846.98
GDW       Golden West Financial               CA      05/29/59          NYSE     57,923,709        3243.73
GWF       Great Western Financial             CA            NA          NYSE    137,392,481        3280.25
HTHR      Hawthorne Financial Corp.           CA            NA         NASDAQ     2,599,000          22.74
HEMT      HF Bancorp, Inc.                    CA      06/30/95         NASDAQ     6,281,875          61.25
HBNK      Highland Federal Bank FSB           CA            NA         NASDAQ     2,295,983          39.03
MBBC      Monterey Bay Bancorp, Inc.          CA      02/15/95         NASDAQ     3,414,063          42.68
NHSL      NHS Financial, Inc.                 CA            NA         NASDAQ     2,522,827          22.71
PSSB      Palm Springs Savings Bank           CA            NA         NASDAQ     1,130,946          11.03
PFFB      PFF Bancorp, Inc.                   CA      03/29/96         NASDAQ    19,837,500         220.69
PRQV      Provident Financial Holdings        CA      06/28/96         NASDAQ            NA             NA
QCBC      Quaker City Bancorp, Inc.           CA      12/30/93         NASDAQ     3,813,600          52.21
REDF      RedFed Bancorp Inc.                 CA      04/08/94         NASDAQ     4,059,917          36.54


                                                                          Page 2
KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                     EXHIBIT 32
                           KEY FINANCIAL DATA AND RATIOS
                     PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                        (EXCLUDING MUTUAL HOLDING COMPANIES)

                                AS OF AUGUST 2,1996


                                                                     ASSETS AND EQUITY
                                                          ----------------------------------------
                                                           Total          Total        Total
                                                          Assets         Equity    Tang. Equity
                                             State        ($000)         ($000)        ($000)
                                             -----      ----------    ----------   -------------
SGVB      SGV Bancorp, Inc.                   CA          333,064         32,581         32,581
WES       Westcorp                            CA        3,027,248        312,836             NA
FFBA      First Colorado Bancorp, Inc.        CO        1,501,330        245,056        242,168
MORG      Morgan Financial Corp.              CO           71,654         10,501         10,501
EGFC      Eagle Financial Corp.               CT        1,428,558        101,928         73,743
FFES      First Federal of East HartFord      CT          947,807         57,007         56,846
NTMG      Nutmeg Federal S&LA                 CT           85,194          5,548          5,548
WBST      Webster Financial Corporation       CT        3,837,220        214,669        167,767
lFSB      Independence Federal Savings        DC          263,735         16,891         14,544
BANC      BankAtlantic Bancorp, Inc.          FL        1,642,825        136,819        125,676
BKUNA     BankUnited Financial Corp.          FL          738,491         69,468         66,955
FFFG      F.F.O. Financial Group, Inc.        FL          305,683         18,408         18,408
FFLC      FFLC Bancorp, Inc.                  FL          332,087         56,404         56,404
FFML      First Family Financial Corp.        FL          159,049          8,929          8,929
FFPB      First Palm Beach Bancorp, Inc.      FL        1,438,024        113,606        110,733
FFPC      Florida First Bancorp, Inc.         FL          302,689         21,349         21,349
HOFL      Home Financial Corp.                FL        1,215,712        301,582        301,582
SCSL      Suncoast Savings and Loan           FL          466,504         25,338         25,283
CCFH      CCF Holding Company                 GA           78,772         16,725         16,725
EBSI      Eagle Bancshares                    GA          611,512         57,175         57,175
FGHC      First Georgia Holding, Inc.         GA          142,133         11,605         10,263
FLFC      First Liberty Financial Corp.       GA          981,694         74,634         63,866
FLAG      FLAG Financial Corp.                GA          225,960         21,599         21,599
NFSL      Newnan Savings Bank, FSB            GA          160,656         18,605         18,483
CASH      First Midwest Financial, Inc.       1A          342,095         39,029         36,450
GFSB      GFS Bancorp, Inc.                   1A           83,305          9,945          9,945
HZFS      Horizon Financial Svcs Corp.        1A               72          8,358          8,358
MFCX      Marshalltown Financial Corp.        IA          125,308         19,563         19,563
MlFC      Mid-Iowa Financial Corp.            IA          115,260         10,807         10,791
MWBI      Midwest Bancshares, Inc.            IA          138,628          9,244          9,244
FFFD      North Central Bancshares, Inc.      1A          194,283         55,736         55,736



                                                                              PROFITABILITY
                                                            --------------------------------------------------
                                                                           Core                          Core
                                                             ROAA          ROAA           ROAE           ROAE
                                             State            (%)           (%)            (%)            (%)
                                             -----          -----         ------        -------         ------
SGVB      SGV Bancorp, Inc.                   CA             0.12           0.11          1.10            1.08
WES       Westcorp                            CA             1.28           0.51         13.55            5.37
FFBA      First Colorado Bancorp, Inc.        CO             1.09           1.09          8.16            8.13
MORG      Morgan Financial Corp.              CO             0.97           0.93          6.38            6.12
EGFC      Eagle Financial Corp.               CT             1.29           0.64         17.83            8.86
FFES      First Federal of East HartFord      CT             0.57           0.57          8.65            8.58
NTMG      Nutmeg Federal S&LA                 CT             0.66           0.42         10.75            6.78
WBST      Webster Financial Corporation       CT             0.60           0.63         10.69           11.19
lFSB      Independence Federal Savings        DC             0.49           0.24          7.71            3.69
BANC      BankAtlantic Bancorp, Inc.          FL             1.08           0.86         16.11           12.86
BKUNA     BankUnited Financial Corp.          FL             1.12           0.13         14.68            1.64
FFFG      F.F.O. Financial Group, Inc.        FL             0.45           0.45          6.83            6.75
FFLC      FFLC Bancorp, Inc.                  FL             0.94           0.94          5.51            5.51
FFML      First Family Financial Corp.        FL             0.90           0.48         17.04            9.16
FFPB      First Palm Beach Bancorp, Inc.      FL             0.73           0.69          8.92            8.44
FFPC      Florida First Bancorp, Inc.         FL             0.90           0.83         13.27           12.31
HOFL      Home Financial Corp.                FL             1.23           1.54          4.78            5.99
SCSL      Suncoast Savings and Loan           FL             0.51          (0.16)         8.77           (2.73)
CCFH      CCF Holding Company                 GA             0.85           0.81          5.07            4.80
EBSI      Eagle Bancshares                    GA             0.98           0.97         13.09           12.96
FGHC      First Georgia Holding, Inc.         GA             0.87           0.81         10.61            9.91
FLFC      First Liberty Financial Corp.       GA             1.03           0.83         13.14           10.60
FLAG      FLAG Financial Corp.                GA             0.92           0.81          9.91            8.77
NFSL      Newnan Savings Bank, FSB            GA             1.89           1.65         17.69           15.47
CASH      First Midwest Financial, Inc.       1A             1.06           1.05          8.14            8.05
GFSB      GFS Bancorp, Inc.                   1A             1.16           1.13          9.19            8.93
HZFS      Horizon Financial Svcs Corp.        1A             0.46           0.39          3.71            3.14
MFCX      Marshalltown Financial Corp.        IA             0.38           0.36          2.43            2.31
MlFC      Mid-Iowa Financial Corp.            IA             0.93           0.92         10.00            9.79
MWBI      Midwest Bancshares, Inc.            IA             1.01           0.70         14.64           10.14
FFFD      North Central Bancshares, Inc.      1A             1.64           1.64          8.13            8.11




                                                                           CAPITAL ISSUES
                                                      -----------------------------------------------------
                                                                                  Number of      Mkt. Value
                                                        IPO                        Shares         of Shares
                                             State      Date         Exchange      Outstg.           ($M)
                                             -----    --------       --------    ----------      ----------
SGVB      SGV Bancorp, Inc.                   CA      06/29/95         NASDAQ     2,727,656          24.55
WES       Westcorp                            CA      05/01/86          NYSE     25,977,094         461.09
FFBA      First Colorado Bancorp, Inc.        CO      01/02/96         NASDAQ    20,134,256         266.78
MORG      Morgan Financial Corp.              CO      01/11/93         NASDAQ       832,700           9.78
EGFC      Eagle Financial Corp.               CT      02/03/87         NASDAQ     4,491,493         106.67
FFES      First Federal of East HartFord      CT      06/23/87         NASDAQ     2,597,010          46.75
NTMG      Nutmeg Federal S&LA                 CT            NA         NASDAQ       707,814           5.49
WBST      Webster Financial Corporation       CT      12/12/86         NASDAQ     8,101,382         226.84
lFSB      Independence Federal Savings        DC      06/06/85         NASDAQ     1,278,935           9.27
BANC      BankAtlantic Bancorp, Inc.          FL      11/29/83         NASDAQ    14,678,749         176.14
BKUNA     BankUnited Financial Corp.          FL      12/11/85         NASDAQ     5,693,125          46.97
FFFG      F.F.O. Financial Group, Inc.        FL      10/13/88         NASDAQ     8,430,000          22.93
FFLC      FFLC Bancorp, Inc.                  FL      01/04/94         NASDAQ     2,618,763          47.14
FFML      First Family Financial Corp.        FL      10/22/92         NASDAQ       545,000          11.45
FFPB      First Palm Beach Bancorp, Inc.      FL      09/29/93         NASDAQ     5,181,187         110.75
FFPC      Florida First Bancorp, Inc.         FL      11/06/86         NASDAQ     3,384,645          37.65
HOFL      Home Financial Corp.                FL      10/25/94         NASDAQ    24,716,619         321.32
SCSL      Suncoast Savings and Loan           FL      07/30/85         NASDAQ     1,989,930          12.69
CCFH      CCF Holding Company                 GA      07/12/95         NASDAQ     1,130,738          13.57
EBSI      Eagle Bancshares                    GA      04/01/86         NASDAQ     4,552,200          70.56
FGHC      First Georgia Holding, Inc.         GA      02/11/87         NASDAQ     2,023,711          14.67
FLFC      First Liberty Financial Corp.       GA      12/06/83         NASDAQ     3,981,578          83.61
FLAG      FLAG Financial Corp.                GA      12/11/86         NASDAQ     2,008,457          25.11
NFSL      Newnan Savings Bank, FSB            GA      03/01/86         NASDAQ     1,446,856          24.96
CASH      First Midwest Financial, Inc.       1A      09/20/93         NASDAQ     1,778,577          39.13
GFSB      GFS Bancorp, Inc.                   1A      01/06/94         NASDAQ        509600          10.32
HZFS      Horizon Financial Svcs Corp.        1A      06/30/94         NASDAQ       447,937           7.06
MFCX      Marshalltown Financial Corp.        IA      03/31/94         NASDAQ     1,411,475          21.88
MlFC      Mid-Iowa Financial Corp.            IA      10/14/92         NASDAQ     1,682,880          10.10
MWBI      Midwest Bancshares, Inc.            IA      11/12/92         NASDAQ       349,379           9.00
FFFD      North Central Bancshares, Inc.      1A      03/21/96         NASDAQ     4,011,057          44.12


                                                                          Page 3
KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                     EXHIBIT 32
                           KEY FINANCIAL DATA AND RATIOS
                     PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                        (EXCLUDING MUTUAL HOLDING COMPANIES)

                                AS OF AUGUST 2, 1996


                                                                    ASSETS AND EQUITY
                                                       ------------------------------------------
                                                           Total          Total         Total
                                                          Assets         Equity    Tang. Equity
                                             State        ($000)         ($000)        ($000)
                                             -----     -----------    ------------  -------------
PMFI      Perpetual Midwest Financial         IA          374,039         36,053         36,053
SFFC      StateFed Financial Corporation      IA           74,181         14,925         14,925
AVND      Avondale Financial Corp.            IL          592,727         58,798         58,798
CBCI      Calumet Bancorp, Inc.               IL          500,814         80,507         80,507
CBSB      Charter Financial, Inc.             IL          300,812         64,393         62,739
CBK       Citizens First Financial Corp.      IL          232,196         15,765         15,765
CSBF      CSB Financial Group, Inc.           IL           41,211         12,730         12,730
DFIN      Damen Financial Corp.               IL          235,320         56,903         56,903
EGLB      Eagle BancGroup, Inc.               IL          150,974         11,515         11,515
FBCI      Fidelity Bancorp, Inc.              IL          456,896         49,801         49,630
FNSC      Financial Security Corp.            IL          273,965         39,372         39,372
FFBI      First Financial Bancorp, Inc.       IL           88,615          7,865          7,865
FMBD      First Mutual Bancorp, Inc.          IL          301,690         69,445         69,445
FFDP      FirstFed Bancshares                 IL          635,096         54,810         52,341
GTPS      Great American Bancorp              IL          120,540         33,212         33,212
HNFC      Hinsdale Financial Corp.            IL          662,482         55,463         53,831
HMCI      HomeCorp, Inc.                      IL          338,985         21,133         21,133
KNK       Kankakee Bancorp, Inc.              IL          363,182         35,581         33,014
LBCI      Liberty Bancorp, Inc.               IL          651,198         64,017         63,854
MAFB      MAF Bancorp, Inc.                   IL        3,117,149        242,226        215,325
NBSI      North Bancshares, Inc.              IL          119,436         18,514         18,514
SWBI      Southwest Bancshares                IL          356,692         40,010         40,010
SPBC      St. Paul Bancorp. Inc.              IL        4,337,546        375,542        374,234
STND      Standard Financial, Inc.            IL        2,274,536        266,294        265,772
SFSB      SuburbFed Financial Corp.           IL          378,388         26,045         25,898
WCBI      Westco Bancorp                      IL          312,158         48,236         48,236
FBCV      1ST Bancorp                         IN          273,122         21,535         21,535
AMFC      AMB Financial Corp.                 IN           80,533         16,147         16,147
ASBI      Ameriana Bancorp                    IN          402,051         44,609         44,547
ATSB      AmTrust Capital Corp.               IN           73,072          7,553          7,472
CBCO      CB Bancorp, Inc.                    IN          195,658         19,319         19,319



                                                                               PROFITABILITY
                                                            --------------------------------------------------
                                                                            Core                          Core
                                                             ROAA           ROAA           ROAE           ROAE
                                             State            (%)            (%)            (%)            (%)
                                             -----          -----          -----         ------          -----
PMFI      Perpetual Midwest Financial         IA             0.41           0.41          4.09            4.09
SFFC      StateFed Financial Corporation      IA             1.18           1.18          5.80            5.80
AVND      Avondale Financial Corp.            IL             0.62           0.45          5.81            4.20
CBCI      Calumet Bancorp, Inc.               IL             1.31           1.31          7.85            7.84
CBSB      Charter Financial, Inc.             IL             1.11           1.11          7.88            7.87
CBK       Citizens First Financial Corp.      IL             0.43           0.35          6.49            5.34
CSBF      CSB Financial Group, Inc.           IL             0.84           0.84          4.03            4.03
DFIN      Damen Financial Corp.               IL               NA             NA            NA              NA
EGLB      Eagle BancGroup, Inc.               IL            (0.05)         (0.11)        (0.68)          (1.59)
FBCI      Fidelity Bancorp, Inc.              IL             0.74           0.74          5.68            5.67
FNSC      Financial Security Corp.            IL             0.78           0.93          5.71            6.81
FFBI      First Financial Bancorp, Inc.       IL             0.70           0.57          6.53            5.33
FMBD      First Mutual Bancorp, Inc.          IL             0.98           0.94          3.80            3.65
FFDP      FirstFed Bancshares                 IL             0.58           0.31          6.32            3.39
GTPS      Great American Bancorp              IL             0.68           0.67          2.46            2.43
HNFC      Hinsdale Financial Corp.            IL             0.63           0.57          8.18            7.37
HMCI      HomeCorp, Inc.                      IL             0.40           0.25          6.66            4.23
KNK       Kankakee Bancorp, Inc.              IL             0.50           0.49          4.53            4.46
LBCI      Liberty Bancorp, Inc.               IL             0.55           0.55          5.61            5.61
MAFB      MAF Bancorp, Inc.                   IL             0.70           0.71          9.90            9.97
NBSI      North Bancshares, Inc.              IL             0.59           0.54          3.19            2.92
SWBI      Southwest Bancshares                IL             1.15           1.14          8.95            8.89
SPBC      St. Paul Bancorp. Inc.              IL             0.91           0.88          9.81            9.56
STND      Standard Financial, Inc.            IL             0.80           0.73          6.06            5.53
SFSB      SuburbFed Financial Corp.           IL             0.50           0.44          6.91            6.12
WCBI      Westco Bancorp                      IL             1.30           1.31          8.37            8.44
FBCV      1ST Bancorp                         IN             2.25          (0.13)        35.92           (2.02)
AMFC      AMB Financial Corp.                 IN             0.50           0.50          4.75            4.75
ASBI      Ameriana Bancorp                    IN             0.92           0.91          7.38            7.28
ATSB      AmTrust Capital Corp.               IN             0.31           0.07          2.75            0.60
CBCO      CB Bancorp, Inc.                    IN             1.38           1.38         14.64           14.64



                                                                         CAPITAL ISSUES
                                                      ----------------------------------------------------
                                                                                  Number of     Mkt. Value
                                                        IPO                        Shares        of Shares
                                             State      Date         Exchange      Outstg.          ($M)
                                             -----    --------       --------    ----------     ----------
PMFI      Perpetual Midwest Financial         IA      03/31/94         NASDAQ     2,017,082          34.29
SFFC      StateFed Financial Corporation      IA      01/05/94         NA5DAQ       823,485          14.00
AVND      Avondale Financial Corp.            IL      04/07/95         NASDAQ     3,599,868          48.38
CBCI      Calumet Bancorp, Inc.               IL      02/20/92         NASDAQ     2,422,678          67.83
CBSB      Charter Financial, Inc.             IL      12/29/95         NASDAQ     4,974,016          59.07
CBK       Citizens First Financial Corp.      IL      05/01/96          AMSE             NA             NA
CSBF      CSB Financial Group, Inc.           IL      10/09/95         NASDAQ     1,035,000           9.44
DFIN      Damen Financial Corp.               IL      10/02/95         NASDAQ     3,967,500          46.12
EGLB      Eagle BancGroup, Inc.               IL      07/01/96         NASDAQ            NA             NA
FBCI      Fidelity Bancorp, Inc.              IL      12/15/93         NASDAQ     2,930,608          47.99
FNSC      Financial Security Corp.            IL      12/29/92         NASDAQ     1,523,338          39.61
FFBI      First Financial Bancorp, Inc.       IL      10/04/93         NASDAQ       471,896           7.31
FMBD      First Mutual Bancorp, Inc.          IL      07/05/95         NASDAQ     4,126,600          51.07
FFDP      FirstFed Bancshares                 IL      07/01/92         NASDAQ     3,399,116          59.91
GTPS      Great American Bancorp              IL      06/30/95         NASDAQ     1,849,562          26.36
HNFC      Hinsdale Financial Corp.            IL      07/07/92         NASDAQ     2,690,155          67.93
HMCI      HomeCorp, Inc.                      IL      06/22/90         NASDAQ     1,128,579          20.31
KNK       Kankakee Bancorp, Inc.              IL      01/06/93          AMSE      1,439,318          29.33
LBCI      Liberty Bancorp, Inc.               IL      12/24/91         NASDAQ     2,477,022          61.93
MAFB      MAF Bancorp, Inc.                   IL      01/12/90         NASDAQ    10,340,673         253.35
NBSI      North Bancshares, Inc.              IL      12/21/93         NASDAQ     1,113,631          16.98
SWBI      Southwest Bancshares                IL      06/24/92         NASDAQ     1,794,474          48.68
SPBC      St. Paul Bancorp. Inc.              IL      05/18/87         NASDAQ    17,988,321         413.73
STND      Standard Financial, Inc.            IL      08/01/94         NASDAQ        16,876         269.71
SFSB      SuburbFed Financial Corp.           IL      03/04/92         NASDAQ      1,257019          21.68
WCBI      Westco Bancorp                      IL      06/26/92         NASDAQ     2,621,643          56.04
FBCV      1ST Bancorp                         IN      04/07/87         NASDAQ       666,042          19.81
AMFC      AMB Financial Corp.                 IN      04/01/96         NASDAQ            NA             NA
ASBI      Ameriana Bancorp                    IN      03/02/87         NASDAQ     3,303,130          44.59
ATSB      AmTrust Capital Corp.               IN      03/28/95         NASDAQ       566,964           5.81
CBCO      CB Bancorp, Inc.                    IN      12/28/92         NASDAQ     1,175,226          20.86


KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                     EXHIBIT 32
                           KEY FINANCIAL DATA AND RATIOS
                     PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                        (EXCLUDING MUTUAL HOLDING COMPANIES)

                                AS OF AUGUST 2, 1996


                                                                     ASSETS AND EQUITY
                                                       ------------------------------------------
                                                           Total          Total        Total
                                                          Assets         Equity    Tang. Equity
                                             State        ($000)         ($000)        ($000)
                                             -----     -----------    ------------  -------------
CBIN      Community Bank Shares               IN          224,311         25,482         25,482
FFWC      FFW Corp.                           IN          148,892         16,083         16,083
FFED      Fidelity Federal Bancorp            IN          280,138         14,221         14,221
FISB      First Indiana Corporation           IN        1,473,094        136,048        134,184
HFGI      Harrington Financial Group          IN          321,756         11,616         11,616
HBFW      Home Bancorp                        IN          312,758         51,355         51,355
HBBI      Home Building Bancorp               IN           42,407          5,992          5,992
HOMF      Home Federal Bancorp                IN          630,015         51,517         49,619
HWEN      Home Financial Bancorp              IN           33,462          3,295          3,295
INCB      Indiana Community Bank, SB          IN           94,476         14,156         14,156
IFSL      Indiana Federal Corporation         IN          717,720         70,504         65,491
LOGN      Logansport Financial Corp.          IN           76,493         20,473         20,473
MARN      Marion Capital Holdings             IN          177,767         41,511         41,511
MFBC      MFB Corp.                           IN          210,559         37,691         37,691
NEIB      Northeast Indiana Bancorp           IN          154,128         29,125         29,125
PFDC      Peoples Bancorp                     IN          277,958         43,298         43,298
PERM      Permanent Bancorp, Inc.             IN          395,903         41,494         40,949
SOBl      Sobieski Bancorp, Inc.              IN           76,362         14,120         14,120
VCHI      Workingmens Capital Holdings        IN          208,203         26,459         26,459
FFSL      First Independence Corp.            KS          105,771         13,050         13,050
LARK      Landmark Bancshares, Inc.           KS          193,403         33,272         33,272
MCBS      Mid Continent Bancshares Inc.       KS          290,903         36,434         36,384
WBCI      WFS Bancorp, Inc.                   KS          267,829         34,405         34,390
CKFB      CKF Bancorp, Inc.                   KY           58,763         16,036         16,036
CLAS      Classic Bancshares Inc.             KY           67,786         19,517         19,517
FSBS      First Ashland Financial Corp        KY           86,860         23,631         23,631
FFKY      First Federal Financial Corp.       KY          351,010         49,291         45,966
FLKY      First Lancaster Bancshares          KY           33,812          4,643          4,643
FTSB      Fort Thomas Financial Corp.         KY           87,960         21,368         21,368
FKKY      Frankfort First Bancorp, Inc.       KY          138,616         47,836         47,836
GWBC      Gateway Bancorp, Inc.               KY           71,260         17,714         17,714



                                                                               PROFITABILITY
                                                            --------------------------------------------------
                                                                           Core                          Core
                                                             ROAA          ROAA           ROAE           ROAE
                                             State            (%)           (%)            (%)            (%)
                                             -----          -----         ------        -------         ------
CBIN      Community Bank Shares               IN             0.91           0.88          7.91            7.71
FFWC      FFW Corp.                           IN             0.90           1.00          8.07            8.96
FFED      Fidelity Federal Bancorp            IN             1.29           1.22         25.83           24.30
FISB      First Indiana Corporation           IN             1.19           0.99         13.57           11.33
HFGI      Harrington Financial Group          IN             0.42           0.38         11.98           11.00
HBFW      Home Bancorp                        IN             0.86           0.86          4.97            4.96
HBBI      Home Building Bancorp               IN             0.46           0.45          3.16            3.09
HOMF      Home Federal Bancorp                IN             1.23           1.04         15.14           12.85
HWEN      Home Financial Bancorp              IN             0.97           0.97          9.55            9.55
INCB      Indiana Community Bank, SB          IN             0.67           0.67          4.39            4.39
IFSL      Indiana Federal Corporation         IN             1.02           0.96         10.75           10.07
LOGN      Logansport Financial Corp.          IN             1.40           1.33          5.41            5.13
MARN      Marion Capital Holdings             IN             1.41           1.41          5.86            5.86
MFBC      MFB Corp.                           IN             0.73           0.71          3.69            3.59
NEIB      Northeast Indiana Bancorp           IN             1.19           1.19          5.46            5.46
PFDC      Peoples Bancorp                     IN             1.45           1.44          9.51            9.49
PERM      Permanent Bancorp, Inc.             IN             0.34           0.34          2.94            2.92
SOBl      Sobieski Bancorp, Inc.              IN             0.42           0.42          2.24            2.24
VCHI      Workingmens Capital Holdings        IN             0.86           0.87          7.04            7.09
FFSL      First Independence Corp.            KS             1.10           0.94          8.51            7.28
LARK      Landmark Bancshares, Inc.           KS             0.92           0.80          5.34            4.64
MCBS      Mid Continent Bancshares Inc.       KS             1.40           1.36         10.14            9.85
WBCI      WFS Bancorp, Inc.                   KS             0.67           0.73          5.71            6.18
CKFB      CKF Bancorp, Inc.                   KY             1.24           1.24          4.39            4.39
CLAS      Classic Bancshares Inc.             KY               NA             NA            NA              NA
FSBS      First Ashland Financial Corp        KY             0.96           0.95          3.61            3.58
FFKY      First Federal Financial Corp.       KY             1.65           1.43         11.50            9.98
FLKY      First Lancaster Bancshares          KY             1.50           1.50         11.24           11.24
FTSB      Fort Thomas Financial Corp.         KY             1.29           1.29          5.55            5.55
FKKY      Frankfort First Bancorp, Inc.       KY             1.05           1.11          3.80            4.02
GWBC      Gateway Bancorp, Inc.               KY             1.05           1.05          4.05            4.05


                                                                        CAPITAL ISSUES
                                                     ------------------------------------------------------
                                                                                  Number of      Mkt. Value
                                                        IPO                        Shares         of Shares
                                             State      Date         Exchange      Outstg.           ($M)
                                             -----    --------       --------   -----------      ----------
CBIN      Community Bank Shares               IN      04/10/95         NASDAQ     1,983,720          27.03
FFWC      FFW Corp.                           IN      04/05/93         NASDAQ       739,176          13.31
FFED      Fidelity Federal Bancorp            IN      08/31/87         NASDAQ     2,493,229          32.02
FISB      First Indiana Corporation           IN      08/02/83         NASDAQ     8,294,482         199.07
HFGI      Harrington Financial Group          IN            NA         NASDAQ     1,961,626             NA
HBFW      Home Bancorp                        IN      03/30/95         NASDAQ     3,094,489          44.87
HBBI      Home Building Bancorp               IN      02/08/95         NASDAQ       322,000           5.64
HOMF      Home Federal Bancorp                IN      01/23/88         NASDAQ     2,226,282          57.88
HWEN      Home Financial Bancorp              IN      07/02/96         NASDAQ            NA             NA
INCB      Indiana Community Bank, SB          IN      12/15/94         NASDAQ       922,039          14.06
IFSL      Indiana Federal Corporation         IN      02/04/87         NASDAQ     4,737,329          87.64
LOGN      Logansport Financial Corp.          IN      06/14/95         NASDAQ     1,322,500          16.37
MARN      Marion Capital Holdings             IN      03/18/93         NASDAQ     1,933,613          40.12
MFBC      MFB Corp.                           IN      03/25/94         NASDAQ     1,973,980          27.14
NEIB      Northeast Indiana Bancorp           IN      06/28/95         NASDAQ     2,061,670          24.22
PFDC      Peoples Bancorp                     IN      07/07/87         NASDAQ     2,345,512          46.32
PERM      Permanent Bancorp, Inc.             IN      04/04/94         NASDAQ     2,134,515          30.42
SOBl      Sobieski Bancorp, Inc.              IN      03/31/95         NASDAQ       836,860          10.67
VCHI      Workingmens Capital Holdings        IN      06/07/90         NASDAQ     1,808,560          36.85
FFSL      First Independence Corp.            KS      10/08/93         NASDAQ       583,421          10.36
LARK      Landmark Bancshares, Inc.           KS      03/28/94         NASDAQ     1,950,522          28.77
MCBS      Mid Continent Bancshares Inc.       KS      06/27/94         NASDAQ     2,061,250          36.98
WBCI      WFS Bancorp, Inc.                   KS      06/03/94         NASDAQ     1,564,387          36.07
CKFB      CKF Bancorp, Inc.                   KY      01/04/95         NASDAQ       931,911          18.64
CLAS      Classic Bancshares Inc.             KY      12/29/95         NASDAQ     1,322,500          15.54
FSBS      First Ashland Financial Corp        KY      04/07/95         NASDAQ     1,463,039          26.33
FFKY      First Federal Financial Corp.       KY      07/15/87         NASDAQ     4,215,360          76.93
FLKY      First Lancaster Bancshares          KY      07/01/96         NASDAQ            NA             NA
FTSB      Fort Thomas Financial Corp.         KY      06/28/95         NASDAQ     1,573,775          22.82
FKKY      Frankfort First Bancorp, Inc.       KY      07/10/95         NASDAQ      3,450000          48.73
GWBC      Gateway Bancorp, Inc.               KY      01/18/95         NASDAQ     1,132,372          15.99


KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                     EXHIBIT 32
                           KEY FINANCIAL DATA AND RATIOS
                     PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                        (EXCLUDING MUTUAL HOLDING COMPANIES)

                                AS OF AUGUST 2,1996


                                                                      ASSETS AND EQUITY
                                                       -----------------------------------------
                                                           Total          Total        Total
                                                          Assets         Equity    Tang. Equity
                                             State        ($000)         ($000)        ($000)
                                             -----     -----------    -----------  -------------
GTFN      Great Financial Corporation         KY        2,477,204        281,206        278,685
HFFB      Harrodsburg Firstfin Bancorp        KY          108,710         31,161         31,161
KYF       Kentucky First Bancorp, Inc.        KY           83,981         19,841         19,841
ANA       Acadiana Bancshares, Inc.           LA          225,248         17,697         17,697
CZF       CitiSave Financial Corp             LA           79,717         14,497         14,484
ISBF      ISB Financial Corporation           LA          623,720        120,802        120,752
JEBC      Jefferson Bancorp, Inc.             LA          265,594         36,060         36,060
MERI      Meritrust Federal SB                LA          228,419         17,338         17,338
TSH       Teche Holding Co.                   LA          346,115         59,404         59,404
AFCB      Affiliated Community Bancorp        MA          983,904         96,871         96,159
BFD       BostonFed Bancorp, Inc.             MA          777,997         88,947         88,947
FMLY      Family Bancorp                      MA          925,239         69,952         64,294
ANBK      American National Bancorp           MD          449,019         49,011         49,011
EQSB      Equitable Federal Savings Bank      MD          260,134         13,648         13,648
FCIT      First Citizens Financial Corp.      MD          624,118         39,192         39,192
FFWM      First Financial-W. Maryland         MD          326,489         40,919         40,919
HRBF      Harbor Federal Bancorp, Inc.        MD          201,030         27,782         27,782
HFMD      Home Federal Corp.                  MD          216,684         18,673         18,417
MFSL      Maryland Federal Bancorp            MD        1,128,449         94,654         93,158
WSB       Washington Savings Bank, FSB        MD          254,968         20,959         20,959
WHGB      WHG Bancshares Corp.                MD          111,704         23,008         23,008
MCBN      Mid Coast Bancorp, Inc.             ME           55,048          4,976           4976
BWFC      Bank West Financial Corp.           Ml          139,217         27,540         57,540
CFSB      CFSB Bancorp, Inc.                  MI          791,610         65,067         65,067
DNFC      D & N Financial Corp.               Ml        1,364,024         78,954         77,886
MSBF      MSB Financial Inc.                  Ml           56,317         12,747         12,747
MSBK      Mutual Savings Bank, FSB            MI          680,033         38,616         38,616
OFP       Ottawa Financial Corp.              MI           745464          81374          65222
SJSB      SJS Bancorp                         Ml          150 752          17587         17,587
SFB       Standard Federal Bancorp            MI      15,239,983.        962,935        754,005
THR       Three Rivers Financial Corp.        Ml           85,138         13,044         12,986



                                                                                PROFITABILITY
                                                            --------------------------------------------------
                                                                            Core                          Core
                                                             ROAA           ROAA           ROAE           ROAE
                                             State            (%)            (%)            (%)           (%)
                                             -----          -----          -----         ------          -----
GTFN      Great Financial Corporation         KY             1.00           0.81          8.18            6.68
HFFB      Harrodsburg Firstfin Bancorp        KY               NA             NA            NA              NA
KYF       Kentucky First Bancorp, Inc.        KY             1.12           1.12          5.27            5.27
ANA       Acadiana Bancshares, Inc.           LA            (0.43)         (0.11)        (5.23)          (1.34)
CZF       CitiSave Financial Corp             LA             1.15           1.08          7.47            6.98
ISBF      ISB Financial Corporation           LA             1.24           1.23          6.22            6.18
JEBC      Jefferson Bancorp, Inc.             LA             0.94           0.94          7.22            7.21
MERI      Meritrust Federal SB                LA             1.01           0.98         13.70           13.38
TSH       Teche Holding Co.                   LA             1.17           1.15          6.66            6.55
AFCB      Affiliated Community Bancorp        MA             0.74           0.88          6.71            7.98
BFD       BostonFed Bancorp, Inc.             MA             0.49           0.45          4.66            4.28
FMLY      Family Bancorp                      MA             0.90           0.87         11.79           11.33
ANBK      American National Bancorp           MD             0.34           0.33          3.88            3.80
EQSB      Equitable Federal Savings Bank      MD             0.84           0.83         16.13           16.03
FCIT      First Citizens Financial Corp.      MD             0.71           0.57         11.36            9.03
FFWM      First Financial-W. Maryland         MD             0.43           0.39          3.56            3.27
HRBF      Harbor Federal Bancorp, Inc.        MD             0.56           0.56          3.19            3.19
HFMD      Home Federal Corp.                  MD             1.19           1.17         14.29           14.01
MFSL      Maryland Federal Bancorp            MD             0.79           0.56          9.60            6.77
WSB       Washington Savings Bank, FSB        MD             0.94           0.71         12.56            9.48
WHGB      WHG Bancshares Corp.                MD               NA             NA            NA              NA
MCBN      Mid Coast Bancorp, Inc.             ME             0.60           0.55          6.65            6.10
BWFC      Bank West Financial Corp.           Ml             0.69           0.41          3.41            2.03
CFSB      CFSB Bancorp, Inc.                  MI             0.96           0.90         11.70           10.96
DNFC      D & N Financial Corp.               Ml             1.08           0.99         19.53           17.89
MSBF      MSB Financial Inc.                  Ml             1.92           1.76          7.79            7.13
MSBK      Mutual Savings Bank, FSB            MI             0.01          (0.08)         0.18           (1.55)
OFP       Ottawa Financial Corp.              MI             0.99           0.99          4.97            4.99
SJSB      SJS Bancorp                         Ml             0.63           0.61          5.00            4.87
SFB       Standard Federal Bancorp            MI             0.95           0.82         14.09           12.27
THR       Three Rivers Financial Corp.        Ml              NA              NA            NA             NA


                                                                            CAPITAL ISSUES
                                                      -----------------------------------------------------
                                                                                  Number of      Mkt. Value
                                                        IPO                        Shares         of Shares
                                             State      Date         Exchange        Outstg.         ($M)
                                             -----    --------       --------   -----------      ----------
GTFN      Great Financial Corporation         KY      03/31/94         NASDAQ    14,652,595         362.65
HFFB      Harrodsburg Firstfin Bancorp        KY      10/04/95         NASDAQ     2,182,185          31.10
KYF       Kentucky First Bancorp, Inc.        KY      08/29/95          AMSE      1,388,625          17.18
ANA       Acadiana Bancshares, Inc.           LA      07/16/96          AMSE             NA             NA
CZF       CitiSave Financial Corp             LA      07/14/95          AMSE        964,707          13.51
ISBF      ISB Financial Corporation           LA      04/07/95         NASDAQ     7,380,671         114.84
JEBC      Jefferson Bancorp, Inc.             LA      08/18/94         NASDAQ     2,195,635          48.30
MERI      Meritrust Federal SB                LA            NA         NASDAQ       774,176          24.19
TSH       Teche Holding Co.                   LA      04/19/95          AMSE      4,093,900          53.22
AFCB      Affiliated Community Bancorp        MA      10/19/95         NASDAQ     5,080,666          88.28
BFD       BostonFed Bancorp, Inc.             MA      10/24/95          AMSE      6,589,617          79.08
FMLY      Family Bancorp                      MA      11/07/86         NASDAQ     4,215,211         104.85
ANBK      American National Bancorp           MD      10/31/95         NASDAQ     3,980,500          40.30
EQSB      Equitable Federal Savings Bank      MD      09/10/93         NASDAQ       600,000          13.50
FCIT      First Citizens Financial Corp.      MD      12/17/86         NASDAQ     2,914,100          48.35
FFWM      First Financial-W. Maryland         MD      02/11/92         NASDAQ     2,187,584          40.47
HRBF      Harbor Federal Bancorp, Inc.        MD      08/12/94         NASDAQ     1,754,420          21.93
HFMD      Home Federal Corp.                  MD      02/10/84         NASDAQ     2,519,010          20.78
MFSL      Maryland Federal Bancorp            MD      06/02/87         NASDAQ     3,160,068          93.22
WSB       Washington Savings Bank, FSB        MD            NA          AMSE      4,220,206          21.10
WHGB      WHG Bancshares Corp.                MD      04/01/96         NASDAQ            NA             NA
MCBN      Mid Coast Bancorp, Inc.             ME      11/02/89         NASDAQ       229,588           4.39
BWFC      Bank West Financial Corp.           Ml      03/30/95         NASDAQ     2,296,040          22.52
CFSB      CFSB Bancorp, Inc.                  MI      06/22/90         NASDAQ     4,466,741          92.68
DNFC      D & N Financial Corp.               Ml      02/13/85         NASDAQ     7,564,730         105.91
MSBF      MSB Financial Inc.                  Ml      02/06/95         NASDAQ       675,804          12.16
MSBK      Mutual Savings Bank, FSB            MI      07/17/92         NASDAQ     4,274,154          24.04
OFP       Ottawa Financial Corp.              MI      08/19/94         NASDAQ       5454838           88.6
SJSB      SJS Bancorp                         Ml      02/16/95         NASDAQ       982,622          18.18
SFB       Standard Federal Bancorp            MI      01/21/87          NYSE     31,324,268        1205.98
THR       Three Rivers Financial Corp.        Ml      08/24/95          AMSE        859,625          11.39



KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                     EXHIBIT 32
                           KEY FINANCIAL DATA AND RATIOS
                     PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                        (EXCLUDING MUTUAL HOLDING COMPANIES)

                                AS OF AUGUST 2, 1996


                                                                    ASSETS AND EQUITY
                                                             ------------------------------------------
                                                           Total          Total          Total
                                                          Assets         Equity      Tang. Equity
                                             State        ($000)         ($000)          ($000)
                                             -----     -----------    ------------  -------------
BDJI      First Federal Bancorporation        MN          100,533         14,458         14,458
FFHH      FSF Financial Corp.                 MN          331,395         47,624         47,624
HMNF      HMN Financial, Inc.                 MN          542,012         90,879         90,879
MIVI      Mississippi View Holding Co.        MN           69,983         13,197         13,197
QCFB      QCF Bancorp, Inc.                   MN          145,608         31,760         31,760
TCB       TCF Financial Corp.                 MN        7,000,871        523,788        500,956
WEFC      Wells Financial Corp.               MN          196,184         29,327         29,327
CMRN      Cameron Financial Corp              MO          172,484         45,775         45,775
CAPS      Capital Savings Bancorp, Inc.       MO          202,554         21,136         21,136
CNSB      CNS Bancorp, Inc.                   MO           85,390          9,180          9,180
FBSl      First Bancshares, Inc.              MO          140,471         23,771         23,725
GSBC      Great Southern Bancorp, Inc.        MO          658,997         66,706         65,583
HFSA      Hardin Bancorp, Inc.                MO           86,949         14,932         14,932
JSBA      Jefferson Savings Bancorp           MO        1,114,294         81,088         66,842
JOAC      Joachim Bancorp, Inc.               MO           36,779         10,751         10,751
LXMO      Lexington B&L Financial Corp.       MO           49,981          7,195          7,195
MBLF      MBLA Financial Corp.                MO          195,074         28,365         28,365
MFSB      Mutual Bancompany                   MO           53,311          6,236          6,236
NASB      North American Savings Bank         MO          664,250         48,808         46,849
NSLB      NS&L Bancorp, Inc.                  MO           59,052         13,868         13,868
PCBC      Perry County Financial Corp.        MO           78,480         15,733         15,733
RFED      Roosevelt Financial Group           MO        9,327,772        516,317             NA
SMFC      Sho-Me Financial Corp.              MO          280,027         30,787         30,787
SMBC      Southern Missouri Bancorp, Inc      MO          161,992         26,572         26,572
CFTP      Community Federal Bancorp           MS          201,650         66,523         66,523
FFBS      FFBS BanCorp, Inc.                  MS          123,553         24,170         24,170
MGNL      Magna Bancorp, Inc.                 MS        1,308,657        125,819        119,043
GBCI      Glacier Bancorp, Inc.               MT          408,467         38,472         38,425
SFBM      Security Bancorp                    MT          360,021         32,128          27666
UBMT      United Financial Corp.              MT          104,574         24,609         24,609
WSTR      WesterFed Financial Corp.           MT          563,931         78,607         78,607



                                                                                 PROFITABILITY
                                                             -------------------------------------------------
                                                                            Core                          Core
                                                             ROAA           ROAA           ROAE           ROAE
                                             State            (%)            (%)            (%)            (%)
                                             -----           ----          -----         ------          -----
BDJI      First Federal Bancorporation        MN             0.71           0.71          5.03            5.02
FFHH      FSF Financial Corp.                 MN             0.64           0.64          3.79            3.76
HMNF      HMN Financial, Inc.                 MN             1.10           0.98          6.27            5.59
MIVI      Mississippi View Holding Co.        MN             1.32           1.17          6.73            5.98
QCFB      QCF Bancorp, Inc.                   MN             1.51           1.51          7.61            7.61
TCB       TCF Financial Corp.                 MN             1.43           1.37         20.06           19.14
WEFC      Wells Financial Corp.               MN             0.81           0.79          5.96            5.77
CMRN      Cameron Financial Corp              MO             1.60           1.58          5.72            5.64
CAPS      Capital Savings Bancorp, Inc.       MO             0.95           0.95          8.96            8.96
CNSB      CNS Bancorp, Inc.                   MO             0.22           0.26          2.14            2.54
FBSl      First Bancshares, Inc.              MO             0.79           0.78          4.42            4.34
GSBC      Great Southern Bancorp, Inc.        MO             1.74           1.63         17.18           16.11
HFSA      Hardin Bancorp, Inc.                MO             0.76           0.75          4.25            4.23
JSBA      Jefferson Savings Bancorp           MO             0.62           0.57          8.90            8.19
JOAC      Joachim Bancorp, Inc.               MO             0.63           0.63          2.82            2.82
LXMO      Lexington B&L Financial Corp.       MO             1.17           1.23          8.36            8.82
MBLF      MBLA Financial Corp.                MO             0.70           0.70          4.83            4.81
MFSB      Mutual Bancompany                   MO             0.20           0.23          1.84            2.10
NASB      North American Savings Bank         MO             1.33           1.22         18.15           16.65
NSLB      NS&L Bancorp, Inc.                  MO             0.92           0.81          3.83            3.39
PCBC      Perry County Financial Corp.        MO             1.00           0.97          4.86            4.76
RFED      Roosevelt Financial Group           MO             0.64           0.86         12.31           16.46
SMFC      Sho-Me Financial Corp.              MO             0.85           0.83          6.89            6.66
SMBC      Southern Missouri Bancorp, Inc      MO             0.87           0.82          4.98            4.67
CFTP      Community Federal Bancorp           MS             1.29           1.27          6.12            5.99
FFBS      FFBS BanCorp, Inc.                  MS             1.32           1.32          6.50            6.50
MGNL      Magna Bancorp, Inc.                 MS             1.71           1.70         17.51           17.38
GBCI      Glacier Bancorp, Inc.               MT             1.59           1.59         16.40           16.41
SFBM      Security Bancorp                    MT             0.69           0.52          8.01            6.01
UBMT      United Financial Corp.              MT             1.50           1.50          6.64            6.63
WSTR      WesterFed Financial Corp.           MT             0.81           0.74          5.93            5.44




                                                                        CAPITAL ISSUES
                                                      -----------------------------------------------------
                                                                                  Number of      Mkt. Value
                                                        IPO                        Shares         of Shares
                                             State      Date         Exchange      Outstg.         ($M)
                                             -----    --------       --------   -----------      ----------
BDJI      First Federal Bancorporation        MN      04/04/95         NASDAQ       819,375          11.68
FFHH      FSF Financial Corp.                 MN      10/07/94         NASDAQ     3,477,694          41.30
HMNF      HMN Financial, Inc.                 MN      06/30/94         NASDAQ     5,180,210          75.76
MIVI      Mississippi View Holding Co.        MN      03/24/95         NASDAQ       957,593          10.89
QCFB      QCF Bancorp, Inc.                   MN      04/03/95         NASDAQ     1,782,750          25.63
TCB       TCF Financial Corp.                 MN      06/17/86          NYSE     35,924,268        1194.48
WEFC      Wells Financial Corp.               MN      04/11/95         NASDAQ     2,187,500          22.70
CMRN      Cameron Financial Corp              MO      04/03/95         NASDAQ     2,850,180          39.19
CAPS      Capital Savings Bancorp, Inc.       MO      12/29/93         NASDAQ     1,039,079          18.44
CNSB      CNS Bancorp, Inc.                   MO      06/12/96         NASDAQ            NA             NA
FBSl      First Bancshares, Inc.              MO      12/22/93         NASDAQ     1,301,576          21.80
GSBC      Great Southern Bancorp, Inc.        MO      12/14/89         NASDAQ     4,434,331         109.20
HFSA      Hardin Bancorp, Inc.                MO      09/29/95         NASDAQ     1,012,180          11.51
JSBA      Jefferson Savings Bancorp           MO      04/08/93         NASDAQ     4,181,563         123.88
JOAC      Joachim Bancorp, Inc.               MO      12/28/95         NASDAQ       760,437           9.51
LXMO      Lexington B&L Financial Corp.       MO      06/06/96         NASDAQ            NA             NA
MBLF      MBLA Financial Corp.                MO      06/24/93         NASDAQ     1,371,738          28.81
MFSB      Mutual Bancompany                   MO      02/02/95         NASDAQ       333,500           5.59
NASB      North American Savings Bank         MO      09/27/85         NASDAQ     2,276,148          73.69
NSLB      NS&L Bancorp, Inc.                  MO      06/08/95         NASDAQ       887,814          10.88
PCBC      Perry County Financial Corp.        MO      02/13/95         NASDAQ       856,452          15.42
RFED      Roosevelt Financial Group           MO      01/23/87         NASDAQ    42,145,561         811.30
SMFC      Sho-Me Financial Corp.              MO      07/01/94         NASDAQ     1,732,674          26.86
SMBC      Southern Missouri Bancorp, Inc      MO      04/13/94         NASDAQ     1,724,013          23.92
CFTP      Community Federal Bancorp           MS      03/26/96         NASDAQ     4,628,750          62.49
FFBS      FFBS BanCorp, Inc.                  MS      07/01/93         NASDAQ     1,572,883          29.88
MGNL      Magna Bancorp, Inc.                 MS      03/13/91         NASDAQ     6,851,434         255.22
GBCI      Glacier Bancorp, Inc.               MT      03/30/84         NASDAQ     3,361,133          71.42
SFBM      Security Bancorp                    MT      11/20/86         NASDAQ     1,462,182          29.61
UBMT      United Financial Corp.              MT      09/23/86         NASDAQ     1,223,312          22.02
WSTR      WesterFed Financial Corp.           MT      01/10/94         NASDAQ     4,395,204          65.38


KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                     EXHIBIT 32
                           KEY FINANCIAL DATA AND RATIOS
                     PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                        (EXCLUDING MUTUAL HOLDING COMPANIES)

                                AS OF AUGUST 2, 1996


                                                                    ASSETS AND EQUITY
                                                             ------------------------------------------
                                                           Total          Total          Total
                                                          Assets         Equity      Tang. Equity
                                             State        ($000)         ($000)          ($000)
                                             -----     -----------    ------------  -------------
COOP      Cooperative Bankshares, Inc.        NC          316,654         29,494         26,038
SOPN      First Savings Bancorp, Inc.         NC          256,294         67,178         67,178
GSFC      Green Street Financial Corp.        NC          178,965         62,755         62,755
HFNC      HFNC Financial Corp.                NC          716,277        244,362        244,362
KSAV      KS Bancorp, Inc.                    NC           93,536         13,835         13,821
MBSP      Mitchell Bancorp, Inc.              NC           27,596          6,078          6,078
PDB       Piedmont Bancorp, Inc.              NC          124,847         37,164         37,164
SSB       Scotland Bancorp, Inc               NC           70,412         26,464         26,464
SSM       Stone Street Bancorp, Inc.          NC          116,101         39,117         39,117
UFRM      United Federal Savings Bank         NC          252,170         20,859         20,859
CFB       Commercial Federal Corporation      NE        6,617,488        400,399        359,682
EBCP      Eastern Bancorp                     NH          840,534         64,880         61,257
NHTB      New Hampshire Thrift Bncshrs        NH          252,481         19,417         19,417
FBER      1st Bergen Bancorp                  NJ          252,173         43,397         43,397
CJFC      Central Jersey Financial            NJ          468,272         55,612         51,821
COFD      Collective Bancorp, Inc.            NJ        5,145,471        364,304        339,997
FSPG      First Home Bancorp, Inc.            NJ          466,363         30,396         29,572
FSFI      First State Financial Services      NJ          628,684         43,014         40,765
FMCO      FMS Financial Corporation           NJ          517,943         34,327         33,491
IBSFF     IBS Financial Corp.                 NJ          748,745        149,085        149,085
LVSB      Lakeview Financial                  NJ          455,155         45,287         34,781
LFBl      Little Falls Bancorp, Inc.          NJ          282,232         43,813         40,416
OCFC      Ocean Financial Corp.               NJ        1,036,445         92,351         92,351
PBCI      Pamrapo Bancorp, Inc.               NJ          365,553         56,543         56,058
PFSB      Pennfed Financial Services Inc      NJ        1 022,777         91,782         72,708
PULS      Pulse Bancorp                       NJ          505,034         39,338         39,338
SFlN      Statewide Financial Corp.           NJ          634,464         70,421         70,218
WYNE      Wayne Bancorp, Inc.                 NJ          207,997         17,299         17,299
WWFC      Westwood Financial Corporation      NJ           84,779          5,978          4,717
FSBC      First Savings Bank, FSB             NM          115,492          5,471          5,471
GUPB      GFSB Bancorp, Inc.                  NM           70,422         16,216         16,216



                                                                              PROFITABILITY
                                                            --------------------------------------------------
                                                                           Core                           Core
                                                             ROAA          ROAA            ROAE           ROAE
                                             State            (%)           (%)             (%)           (%)
                                             -----          -----         ------         ------          -----
COOP      Cooperative Bankshares, Inc.        NC             0.29           0.28          3.14            3.06
SOPN      First Savings Bancorp, Inc.         NC             1.48           1.51          5.68            5.78
GSFC      Green Street Financial Corp.        NC               NA             NA            NA              NA
HFNC      HFNC Financial Corp.                NC               NA             NA            NA              NA
KSAV      KS Bancorp, Inc.                    NC             1.11           1.12          6.88            6.97
MBSP      Mitchell Bancorp, Inc.              NC             0.92           0.92          4.24            4.24
PDB       Piedmont Bancorp, Inc.              NC             1.35           1.38          7.23            7.43
SSB       Scotland Bancorp, Inc               NC               NA             NA            NA              NA
SSM       Stone Street Bancorp, Inc.          NC               NA             NA            NA              NA
UFRM      United Federal Savings Bank         NC             0.87           0.77         11.31           10.05
CFB       Commercial Federal Corporation      NE             0.84           0.84         15.33           15.24
EBCP      Eastern Bancorp                     NH             0.72           0.53          9.60            7.07
NHTB      New Hampshire Thrift Bncshrs        NH             0.58           0.61          7.41            7.74
FBER      1st Bergen Bancorp                  NJ               NA             NA            NA              NA
CJFC      Central Jersey Financial            NJ             1.13           1.07         10.41            9.88
COFD      Collective Bancorp, Inc.            NJ             1.07           1.06         15.71           15.51
FSPG      First Home Bancorp, Inc.            NJ             1.01           0.96         15.60           14.84
FSFI      First State Financial Services      NJ             0.63           0.49          9.27            7.24
FMCO      FMS Financial Corporation           NJ             0.83           0.83         12.68           12.66
IBSFF     IBS Financial Corp.                 NJ             1.05           1.06          4.99            5.05
LVSB      Lakeview Financial                  NJ             1.15           0.70         10.25            6.23
LFBl      Little Falls Bancorp, Inc.          NJ               NA             NA            NA              NA
OCFC      Ocean Financial Corp.               NJ             0.80           0.83          9.44            9.70
PBCI      Pamrapo Bancorp, Inc.               NJ             1.34           1.34          6.52            8.52
PFSB      Pennfed Financial Services Inc      NJ             0.74           0.80          7.04            7.59
PULS      Pulse Bancorp                       NJ             1.19           1.19         10.28           10.28
SFlN      Statewide Financial Corp.           NJ               NA             NA            NA              NA
WYNE      Wayne Bancorp, Inc.                 NJ             0.46           0.59          5.12            6.51
WWFC      Westwood Financial Corporation      NJ             0.67           0.67          9.40            9.40
FSBC      First Savings Bank, FSB             NM             0.31           0.24          6.81            5.26
GUPB      GFSB Bancorp, Inc.                  NM             1.25           1.25          4.87            4.87



                                                                        CAPITAL ISSUES
                                                      -----------------------------------------------------
                                                                                  Number of      Mkt. Value
                                                        IPO                        Shares         of Shares
                                              State     Date         Exchange      Outstg.           ($M)
                                             -----    --------       --------   -----------      ----------
COOP      Cooperative Bankshares, Inc.        NC      08/21/91         NASDAQ     1,491,698          25.36
SOPN      First Savings Bancorp, Inc.         NC      01/06/94         NASDAQ     3,744,000          68.33
GSFC      Green Street Financial Corp.        NC      04/04/96         NASDAQ     4,298,125          55.88
HFNC      HFNC Financial Corp.                NC      12/29/95         NASDAQ    17,192,500         255.74
KSAV      KS Bancorp, Inc.                    NC      12/30/93         NASDAQ       663,263          11.94
MBSP      Mitchell Bancorp, Inc.              NC      07/12/96         NASDAQ            NA             NA
PDB       Piedmont Bancorp, Inc.              NC      12/08/95          AMSE      2,645,000          35.05
SSB       Scotland Bancorp, Inc               NC      04/01/96          AMSE             NA             NA
SSM       Stone Street Bancorp, Inc.          NC      04/01/96          AMSE             NA             NA
UFRM      United Federal Savings Bank         NC      07/01/80         NASDAQ     3,065,064          24.52
CFB       Commercial Federal Corporation      NE      12/31/84          NYSE     15,067,179         585.74
EBCP      Eastern Bancorp                     NH      11/17/83         NASDAQ     3,651,534          59.34
NHTB      New Hampshire Thrift Bncshrs        NH      05/22/86         NASDAQ     1,689,503          16.47
FBER      1st Bergen Bancorp                  NJ      04/01/96         NASDAQ     3,174,000          28.96
CJFC      Central Jersey Financial            NJ      09/01/84         NASDAQ     2,668,269          68.04
COFD      Collective Bancorp, Inc.            NJ      02/07/84         NASDAQ    20,374,141         481.34
FSPG      First Home Bancorp, Inc.            NJ      04/20/87         NASDAQ     2,030,009          38.06
FSFI      First State Financial Services      NJ      12/18/87         NASDAQ     4,024,658          49.30
FMCO      FMS Financial Corporation           NJ      12/14/88         NASDAQ     2,467,593          39.79
IBSFF     IBS Financial Corp.                 NJ      10/13/94         NASDAQ    11,002,393         143.03
LVSB      Lakeview Financial                  NJ      12/22/93         NASDAQ     2,265,704          44.46
LFBl      Little Falls Bancorp, Inc.          NJ      01/05/96         NASDAQ     3,041,750          31.56
OCFC      Ocean Financial Corp.               NJ      07/03/96         NASDAQ            NA             NA
PBCI      Pamrapo Bancorp, Inc.               NJ      11/14/89         NASDAQ       3280964          63.16
PFSB      Pennfed Financial Services Inc      NJ      07/15/94         NASDAQ     5,077,225          75.85
PULS      Pulse Bancorp                       NJ      09/18/86         NASDAQ     3,049,378          53.36
SFlN      Statewide Financial Corp.           NJ      10/02/95         NASDAQ     5,269,752          67.85
WYNE      Wayne Bancorp, Inc.                 NJ      06/27/96         NASDAQ            NA             NA
WWFC      Westwood Financial Corporation      NJ      06/07/96         NASDAQ            NA             NA
FSBC      First Savings Bank, FSB             NM      08/08/86         NASDAQ        695698           4.44
GUPB      GFSB Bancorp, Inc.                  NM      06/30/95         NASDAQ       948,750          12.81


                                                                         Page 8
KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                     EXHIBIT 32
                           KEY FINANCIAL DATA AND RATIOS
                     PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                        (EXCLUDING MUTUAL HOLDING COMPANIES)

                                AS OF AUGUST 2, 1996


                                                                  ASSETS AND EQUITY
                                                       ------------------------------------------
                                                           Total          Total          Total
                                                          Assets         Equity      Tang. Equity
                                             State        ($000)         ($000)          ($000)
                                             -----     -----------    ------------  -------------
ALBK      ALBANK Financial Corporation        NY        3,325,592        316,703        279,777
ALBC      Albion Banc Corp.                   NY           56,692          6,072          6,072
ASFC      Astoria Financial Corporation       NY        7,078,383        561,667        456,987
BFSl      BFS Bankorp, Inc.                   NY          621,324         48,620         48,620
CARV      Carver Federal Savings Bank         NY          362,369         34,793         33,177
FIBC      Financial Bancorp, Inc.             NY          262,497         26,224             NA
HAVN      Haven Bancorp, Inc.                 NY        1,550,275         94,068         93,515
LISB      Long Island Bancorp, Inc.           NY        5,221,019        520,711        521,711
NYB       New York Bancorp Inc.               NY        2,918,120        158,374        158,374
PEEK      Peekskill Financial Corp.           NY          193,675         59,409         59,409
PKPS      Poughkeepsie Savings Bank, FSB      NY          840,491         70,958         70,958
RELY      Reliance Bancorp, Inc.              NY        1,782,550        153,619        104,190
SFED      SFS Bancorp, Inc.                   NY          164,366         22,287         22,287
TPNZ      Tappan Zee Financial, Inc.          NY          114,790         22,360         22,360
YFCB      Yonkers Financial Corporation       NY          212,248         16,598         16,598
ASBP      ASB Financial Corp.                 OH          111,718         25,784         25,784
CAF l     Camco Financial Corporation         OH          343,711         28,625         28,625
COFl      Charter One Financial               OH       13,951,846        934,478             NA
CRCL      Circle Financial Corp.              OH          229,406         24,436         21,196
CTZN      Citfed Bancorp, Inc.                OH        2,597,886        174,109        150,890
CIBI      Community Investors Bancorp         OH           85,785         11,869         11,869
EFBI      Enterprise Federal Bancorp          OH          203,431         31,470         31,405
FFDF      FFD Financial Corp.                 OH           76,159          8,302          8,302
FFYF      FFY Financial Corp.                 OH          573,162        105,162        105,162
FFOH      Fidelity Financial of Ohio          OH          251,188         51,087         51,087
FDEF      First Defiance Financial            OH          520,666        126,605        126,605
FFBZ      First Federal Bancorp, Inc.         OH          177,778         14,022         14,003
FFHS      First Franklin Corporation          OH          216,508         20,287         20,080
FFSW      First Federal Financial Svcs        OH        1,044,608         82,838         71,588
GFCO      Glenway Financial Corp.             OH          273,890         26,485         25,854
HHFC      Harvest Home Financial Corp.        OH           73,005         12,930         12,930



                                                                                PROFITABILITY
                                                            --------------------------------------------------
                                                                           Core                          Core
                                                             ROAA          ROAA           ROAE           ROAE
                                             State            (%)           (%)            (%)            (%)
                                             -----          -----         ------        -------         ------
ALBK      ALBANK Financial Corporation        NY             0.97           0.97           9.50           9.49
ALBC      Albion Banc Corp.                   NY             0.30           0.25           2.87           2.46
ASFC      Astoria Financial Corporation       NY             0.74           0.67           8.56           7.82
BFSl      BFS Bankorp, Inc.                   NY             1.84           1.78          24.09          23.30
CARV      Carver Federal Savings Bank         NY             0.21           0.20           2.15           2.07
FIBC      Financial Bancorp, Inc.             NY             0.66           0.64           5.76           5.65
HAVN      Haven Bancorp, Inc.                 NY             0.74           0.71          11.42          11.05
LISB      Long Island Bancorp, Inc.           NY             0.93           0.85           8.78           7-99
NYB       New York Bancorp Inc.               NY             1.27           1.20          21.77          20.51
PEEK      Peekskill Financial Corp.           NY             1.08           1.11           5.14           5.30
PKPS      Poughkeepsie Savings Bank, FSB      NY             1.70           2.36          21.07          29.34
RELY      Reliance Bancorp, Inc.              NY             0.83           0.79           7.61           7.23
SFED      SFS Bancorp, Inc.                   NY             0.69           0.70           4.88           4.95
TPNZ      Tappan Zee Financial, Inc.          NY             0.81           0.75           6.04           5.63
YFCB      Yonkers Financial Corporation       NY               NA             NA             NA             NA
ASBP      ASB Financial Corp.                 OH             1.02           1.02           4.52           4.52
CAF l     Camco Financial Corporation         OH             1.22           0.94          15.56          11.93
COFl      Charter One Financial               OH             0.42           1.12           6.39          17.06
CRCL      Circle Financial Corp.              OH             0.49           0.42           4.32           3.71
CTZN      Citfed Bancorp, Inc.                OH             0.68           0.56           9.62           7.89
CIBI      Community Investors Bancorp         OH             1.01           0.96           6.98           6.63
EFBI      Enterprise Federal Bancorp          OH             1.03           0.68           5.52           3.65
FFDF      FFD Financial Corp.                 OH             0.87           0.82           6.92           6.51
FFYF      FFY Financial Corp.                 OH             1.21           1.25           6.50           6.72
FFOH      Fidelity Financial of Ohio          OH             0.87           0.87           5.60           5.59
FDEF      First Defiance Financial            OH             1.21           1.19           5.29           5.21
FFBZ      First Federal Bancorp, Inc.         OH             1.14           1.12          15.12          14.89
FFHS      First Franklin Corporation          OH             0.62           0.61           6.56           6.47
FFSW      First Federal Financial Svcs        OH             1.12           0.95          13.85          11.82
GFCO      Glenway Financial Corp.             OH             0.56           0.55           5.82           5.75
HHFC      Harvest Home Financial Corp.        OH             0.80           0.80           4.31           4.31



                                                                          CAPITAL ISSUES
                                                       ----------------------------------------------------
                                                                                  Number of      Mkt. Value
                                                        IPO                        Shares         of Shares
                                             State      Date         Exchange      Outstg.           ($M)
                                             -----    --------       --------    ----------      ----------
ALBK      ALBANK Financial Corporation        NY      04/01/92         NASDAQ    13,287,933         350.47
ALBC      Albion Banc Corp.                   NY      07/26/93         NASDAQ       260,714           4.30
ASFC      Astoria Financial Corporation       NY      11/18/93         NASDAQ    21,509,444         583.44
BFSl      BFS Bankorp, Inc.                   NY      05/12/88         NASDAQ     1,635,488          61.74
CARV      Carver Federal Savings Bank         NY      10/25/94         NASDAQ     2,314,375          18.52
FIBC      Financial Bancorp, Inc.             NY      08/17/94         NASDAQ     1,796,122          22.45
HAVN      Haven Bancorp, Inc.                 NY      09/23/93         NASDAQ     4,320,060         121.50
LISB      Long Island Bancorp, Inc.           NY      04/18/94         NASDAQ    24,805,349         758.05
NYB       New York Bancorp Inc.               NY      01/28/88          NYSE     11,491,858         293.04
PEEK      Peekskill Financial Corp.           NY      12/29/95         NASDAQ     4,099,750          47.66
PKPS      Poughkeepsie Savings Bank, FSB      NY      11/19/85         NASDAQ    12,549,325          62.75
RELY      Reliance Bancorp, Inc.              NY      03/31/94         NASDAQ     9,128,739         142.64
SFED      SFS Bancorp, Inc.                   NY      06/30/95         NASDAQ     1,292,450          16.48
TPNZ      Tappan Zee Financial, Inc.          NY      10/05/95         NASDAQ     1,620,062          19.44
YFCB      Yonkers Financial Corporation       NY      04/18/96         NASDAQ            NA             NA
ASBP      ASB Financial Corp.                 OH      05/11/95         NASDAQ     1,713,960          27.42
CAF l     Camco Financial Corporation         OH            NA         NASDAQ     2,070,051          35.73
COFl      Charter One Financial               OH      01/22/88         NASDAQ    45,009,764        1569.72
CRCL      Circle Financial Corp.              OH      08/06/91         NASDAQ       708,096          18.59
CTZN      Citfed Bancorp, Inc.                OH      01/23/92         NASDAQ     5,685,567         201.84
CIBI      Community Investors Bancorp         OH      02/07/95         NASDAQ       701,246           1034
EFBI      Enterprise Federal Bancorp          OH      10/17/94         NASDAQ     2,085,215          31.02
FFDF      FFD Financial Corp.                 OH      04/03/96         NASDAQ            NA             NA
FFYF      FFY Financial Corp.                 OH      06/28/93         NASDAQ       5192895         117.49
FFOH      Fidelity Financial of Ohio          OH      03/04/96         NASDAQ      4,073589          40.74
FDEF      First Defiance Financial            OH      10/02/95         NASDAQ    10,432,476         108.24
FFBZ      First Federal Bancorp, Inc.         OH      07/13/92         NASDAQ       784,658          18.44
FFHS      First Franklin Corporation          OH      01/26/88         NASDAQ     1,165,318          17.48
FFSW      First Federal Financial Svcs        OH      03/31/87         NASDAQ     3,583,829         104.83
GFCO      Glenway Financial Corp.             OH      11/30/90         NASDAQ       1145431          23.45
HHFC      Harvest Home Financial Corp.        OH      10/10/94         NASDAQ       895,182          10.74



                                                                         Page 9
KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                     EXHIBIT 32
                           KEY FINANCIAL DATA AND RATIOS
                     PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                        (EXCLUDING MUTUAL HOLDLNG COMPANIES)

                                AS OF AUGUST 2, 1996


                                                                  ASSETS AND EQUITY
                                                              ------------------------------------------
                                                           Total          Total          Total
                                                          Assets         Equity      Tang. Equity
                                             State        ($000)         ($000)          ($000)
                                             -----     -----------    ------------  -------------
HVFD      Haverfield Corporation              OH          334,226         28,414         28,352
INBI      Industrial Bancorp                  OH          313,563         60,799         60,799
LONF      London Financial Corporation        OH           37,552          7,834          7,834
MFFC      Milton Federal Financial Corp.      OH          178,289         33,756         33,756
OHSL      OHSL Financial Corp.                OH          209,037         25,494         25,494
PTRS      Potters Financial Corp.             OH          113,862         11,081         11,081
PVFC      PVF Capital Corp.                   OH          318,100         21,325         21,325
SFSL      Security First Corp.                OH          469,656         40,901         39,766
SHFC      Seven Hills Financial Corp.         OH           45,511          9,651          9,651
SSBK      Strongsville Savings Bank           OH          529,187         42,554         41,701
SBCN      Suburban Bancorporation, Inc.       OH          197,137         25,639         25,639
THIR      Third Financial Corp.               OH          155,687         28,257         28,257
WOFC      Western Ohio Financial Corp.        OH          319,558         58,161         54,774
WFCO      Winton Financial Corp.              OH          282,833         21,083         20,544
FFWD      Wood Bancorp. Inc.                  OH          139,718         20,395         20,395
KFBI      Klamath First Bancorp               OR          604,663        167,694        167,694
BRFC      Bridgeville Savings Bank            PA           55,712         15,883         15,883
CVAL      Chester Valley Bancorp Inc.         PA          274,575         25,123         25,123
CMSB      Commonwealth Bancorp, Inc.          PA        1,657,690        137,683        120,977
FSBI      Fidelity Bancorp, Inc.              PA          317,315         21,544         21,434
FBBC      FirstBell Bancorp, Inc.             PA          570,649        116,265        116,265
FKFS      First Keystone Financial            PA          278,204         23,043         23,043
SHEN      First Shenango Bancorp, Inc.        PA          369,279         46,836         46,836
GAF       GA Financial, Inc.                  PA          562,351        128,420        128,420
HARL      Harleysville Savings Bank           PA          298,172         19,826         19,826
LARL      Laurel Capital Group, Inc.          PA          193,008         20,609         20,609
MLFB      MLF Bancorp, Inc.                   PA        1,765,812        140,337        136,838
PVSA      Parkvale Financial Corporation      PA          919,242         69,765          69489
PBIX      Patriot Bank Corp.                  PA          312,990         54,126         54,126
PWBC      PennFirst Bancorp, Inc.             PA          680,434         53,430         48,680
PWBK      Pennwood Savings Bank               PA           42,634          3,862          3,862



                                                                                PROFITABILITY
                                                            --------------------------------------------------
                                                                            Core                         Core
                                                             ROAA           ROAA          ROAE           ROAE
                                             State            (%)           (%)            (%)            (%)
                                             -----          -----          -----         ------         ------
HVFD      Haverfield Corporation              OH             0.71           0.67           8.57           8.10
INBI      Industrial Bancorp                  OH             1.57           1.57           7.13           7.13
LONF      London Financial Corporation        OH               NA             NA             NA             NA
MFFC      Milton Federal Financial Corp.      OH             1.04           0.96           4.80           4.41
OHSL      OHSL Financial Corp.                OH             0.95           0.93           7.55           7.41
PTRS      Potters Financial Corp.             OH             0.54           0.53           5.67           5.55
PVFC      PVF Capital Corp.                   OH             1.13           1.00          17.86          15.90
SFSL      Security First Corp.                OH             1.18           1.24          13.51          14.20
SHFC      Seven Hills Financial Corp.         OH             0.36           0.34           1.69           1.61
SSBK      Strongsville Savings Bank           OH             0.99           0.88          11.84          10.54
SBCN      Suburban Bancorporation, Inc.       OH             0.39           0.57           2.95           4.30
THIR      Third Financial Corp.               OH             1.40           1.25           7.85           7.04
WOFC      Western Ohio Financial Corp.        OH             1.12           0.66           4.19           2.46
WFCO      Winton Financial Corp.              OH             0.94           0.80          12.39          10.50
FFWD      Wood Bancorp. Inc.                  OH             1.17           1.13           8.14           7.85
KFBI      Klamath First Bancorp               OR             1.34           1.34           6.64           6.64
BRFC      Bridgeville Savings Bank            PA             1.24           1.24           4.17           4.17
CVAL      Chester Valley Bancorp Inc.         PA             0.91           0.88          10.03           9.63
CMSB      Commonwealth Bancorp, Inc.          PA             0.78           0.70           8.41           7.52
FSBI      Fidelity Bancorp, Inc.              PA             0.65           0.65           8.66           8.53
FBBC      FirstBell Bancorp, Inc.             PA             1.62           1.61           7.34           7.30
FKFS      First Keystone Financial            PA             0.48           0.52           5.49           5.96
SHEN      First Shenango Bancorp, Inc.        PA             1.03           0.98           7.45           7.10
GAF       GA Financial, Inc.                  PA             0.78           0.96           5.90           7.26
HARL      Harleysville Savings Bank           PA             0.81           0.85          11.83          12.43
LARL      Laurel Capital Group, Inc.          PA             1.35           1.31          13.23          12.79
MLFB      MLF Bancorp, Inc.                   PA             0.71           0.64           7.88           7.04
PVSA      Parkvale Financial Corporation      PA             1.06           0.99          15.13          14.14
PBIX      Patriot Bank Corp.                  PA               NA             NA             NA             NA
PWBC      PennFirst Bancorp, Inc.             PA             0.61           0.58           7.46           7.08
PWBK      Pennwood Savings Bank               PA             0.28           0.12           2.99           1.30



                                                                       CAPITAL ISSUES
                                                      -----------------------------------------------------
                                                                                  Number of      Mkt. Value
                                                        IPO                        Shares         of Shares
                                             State      Date         Exchange      Outstg.           ($M)
                                             -----    --------       --------   -----------      ----------
HVFD      Haverfield Corporation              OH      03/19/85         NASDAQ     1,906,591          36.23
INBI      Industrial Bancorp                  OH      08/01/95         NASDAQ     5,554,500          62.49
LONF      London Financial Corporation        OH      04/01/96         NASDAQ            NA             NA
MFFC      Milton Federal Financial Corp.      OH      10/07/94         NASDAQ     2,263,797          27.73
OHSL      OHSL Financial Corp.                OH      02/10/93         NASDAQ     1,217,386          24.35
PTRS      Potters Financial Corp.             OH      12/31/93         NASDAQ       532,809           9.32
PVFC      PVF Capital Corp.                   OH      12/30/92         NASDAQ     1,548,957          30.20
SFSL      Security First Corp.                OH      01/22/88         NASDAQ     3,531,508          43.16
SHFC      Seven Hills Financial Corp.         OH      12/31/93         NASDAQ       536,472           7.78
SSBK      Strongsville Savings Bank           OH            NA         NASDAQ     2,530,800          51.88
SBCN      Suburban Bancorporation, Inc.       OH      09/30/93         NASDAQ     1,480,732          23.88
THIR      Third Financial Corp.               OH      03/25/93         NASDAQ     1,135,954          33.23
WOFC      Western Ohio Financial Corp.        OH      07/29/94         NASDAQ     2,309,342          52.54
WFCO      Winton Financial Corp.              OH      08/04/88         NASDAQ     1,986,152          28.30
FFWD      Wood Bancorp. Inc.                  OH      08/31/93         NASDAQ     1,551,255          19.13
KFBI      Klamath First Bancorp               OR      10/05/95         NASDAQ    11,254,475         150.53
BRFC      Bridgeville Savings Bank            PA      10/07/94         NASDAQ     1,124,125          15.18
CVAL      Chester Valley Bancorp Inc.         PA      03/27/87         NASDAQ     1,579,803          28.83
CMSB      Commonwealth Bancorp, Inc.          PA      06/17/96         NASDAQ            NA             NA
FSBI      Fidelity Bancorp, Inc.              PA      06/24/88         NASDAQ     1,369,511          22.60
FBBC      FirstBell Bancorp, Inc.             PA      06/29/95         NASDAQ      8,166450         112.29
FKFS      First Keystone Financial            PA      01/26/95         NASDAQ     1,292,500          24.56
SHEN      First Shenango Bancorp, Inc.        PA      04/06/93         NASDAQ     2,281,250          46.20
GAF       GA Financial, Inc.                  PA      03/26/96          AMSE      8,900,000          97.90
HARL      Harleysville Savings Bank           PA      08/04/87         NASDAQ      1,289442          22.89
LARL      Laurel Capital Group, Inc.          PA      02/20/87         NASDAQ     1,508,464          23.76
MLFB      MLF Bancorp, Inc.                   PA      08/11/94         NASDAQ     6,246,900         149.14
PVSA      Parkvale Financial Corporation      PA      07/16/87         NASDAQ     3,235,643          81.70
PBIX      Patriot Bank Corp.                  PA      12/04/95         NASDAQ     3,497,748          44.60
PWBC      PennFirst Bancorp, Inc.             PA      06/13/90         NASDAQ     3,996,494          47.96
PWBK      Pennwood Savings Bank               PA      07/15/96         NASDAQ            NA             NA


KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                     EXHIBIT 32
                           KEY FINANCIAL DATA AND RATIOS
                     PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                        (EXCLUDING MUTUAL HOLDING COMPANIES)

                                AS OF AUGUST 2, 1996


                                                                  ASSETS AND EQUITY
                                                       ------------------------------------------
                                                           Total          Total          Total
                                                          Assets         Equity      Tang. Equity
                                             State        ($000)         ($000)          ($000)
                                             -----     -----------    ------------  -------------
PHFC      Pittsburgh Home Financial Corp      PA          184,002         30,406         30,406
PRBC      Prestige Bancorp, Inc.              PA           91,841          7,178          7,178
PSAB      Prime Bancorp, Inc.                 PA          644,560         58,048         54,425
PFNC      Progress Financial Corporation      PA          347,858         19,508         19,374
SVRN      Sovereign Bancorp, Inc.             PA        9,183,447        461,466        344,022
THRD      TF Financial Corporation            PA          519,196         74,298         74,298
THBC      Troy Hill Bancorp, Inc.             PA           80,484         17,865         17,865
WVFC      WVS Financial Corporation           PA          240,282         36,331         36,331
YFED      York Financial Corp.                PA        1,048,673         92,078         92,078
AMFB      American Federal Bank               SC        1,339,147        109,941        101,420
CFCP      Coastal Financial Corp.             SC          441,216         26,847         26,847
FFCH      First Financial Holdings Inc.       SC        1,449,162         95,758         95,758
FSFC      First Southeast Financial Corp      SC          326,573         33,669         33,669
PALM      PalFed, Inc.                        SC          623,553         52,706         50,118
SCCB      S. Carolina Community Bancshrs      SC           44,088         12,553         12,553
HFFC      HF Financial Corp.                  SD          574,027         51,514         51,355
LFCT      Leader Financial Corp.              TN        3,211,064        266,390        266,390
TWIN      Twin City Bancorp                   TN          102,423         14,095         14,095
CBSA      Coastal Bancorp, Inc.               TX        2,796,568         95,091         78,680
ETFS      East Texas Financial Services       TX          114,961         22,570         22,570
FBHC      Fort Bend Holding Corp.             TX          254,739         18,008         18,008
LOAN      Horizon Bancorp                     TX          130,930         11,195         10,830
JXVL      Jacksonville Bancorp, Inc.          TX          213,062         35,582         35,582
BFSB      Bedford Bancshares, Inc.            VA          117,596         18,938         18,938
CNIT      CENIT Bancorp, Inc.                 VA          655,771         47,716         46,010
CFFC      Community Financial Corp.           VA          159,793         21,900         21,900
ESX       Essex Bancorp, Inc.                 VA          315,568         23,114         14,739
FFFC      FFVA Financial Corp.                VA          517,754         84,487         82,789
FFRV      Fidelity Financial Bankshares       VA          321,558         27,360         27,337
GSLC      Guaranty Financial Corp.            VA          102,967          6,373          6,373
LIFB      Life Bancorp, Inc.                  VA        1,240,520        148,718        143,199



                                                                            PROFITABILITY
                                                            --------------------------------------------------
                                                                           Core                          Core
                                                             ROAA          ROAA           ROAE           ROAE
                                             State            (%)           (%)            (%)            (%)
                                             -----          -----         ------        -------         ------
PHFC      Pittsburgh Home Financial Corp      PA              NA             NA             NA              NA
PRBC      Prestige Bancorp, Inc.              PA            0.18           0.20           2.26            2.51
PSAB      Prime Bancorp, Inc.                 PA            1.02           0.95          10.90           10.19
PFNC      Progress Financial Corporation      PA            0.91           0.71          18.78           14.73
SVRN      Sovereign Bancorp, Inc.             PA            0.79           0.76          14.64           14.24
THRD      TF Financial Corporation            PA            0.92           0.87           5.60            5.29
THBC      Troy Hill Bancorp, Inc.             PA            1.38           1.26           6.09            5.57
WVFC      WVS Financial Corporation           PA            1.23           1.29           8.09            8.45
YFED      York Financial Corp.                PA            0.97           0.83          11.42            9.78
AMFB      American Federal Bank               SC            1.29           1.41          15.99           17.42
CFCP      Coastal Financial Corp.             SC            1.00           0.90          16.47           14.86
FFCH      First Financial Holdings Inc.       SC            0.75           0.76          11.29           11.45
FSFC      First Southeast Financial Corp      SC            0.31           0.82           1.61            4.26
PALM      PalFed, Inc.                        SC            0.66           0.56           8.53            7.19
SCCB      S. Carolina Community Bancshrs      SC            1.35           1.35           4.50            4.50
HFFC      HF Financial Corp.                  SD            0.78           0.61           8.68            6.79
LFCT      Leader Financial Corp.              TN            1.48           1.45          18.45           18.01
TWIN      Twin City Bancorp                   TN            1.08           0.93           7.84            6.79
CBSA      Coastal Bancorp, Inc.               TX            0.40           0.38          11.69           11.27
ETFS      East Texas Financial Services       TX            0.89           0.83           4.58            4.27
FBHC      Fort Bend Holding Corp.             TX            0.70           0.62           9.62            8.50
LOAN      Horizon Bancorp                     TX            1.47           1.18          16.04           12.84
JXVL      Jacksonville Bancorp, Inc.          TX            0.79           0.79           7.47            7.47
BFSB      Bedford Bancshares, Inc.            VA            1.26           1.25           7.56            7.54
CNIT      CENIT Bancorp, Inc.                 VA            0.48           0.54           6.76            7.51
CFFC      Community Financial Corp.           VA            1.30           1.30           9.71            9.70
ESX       Essex Bancorp, Inc.                 VA            0.32          (0.77)          6.11          (14.69)
FFFC      FFVA Financial Corp.                VA            1.25           1.21           7.22            7.04
FFRV      Fidelity Financial Bankshares       VA            0.99           0.97          12.15           11.93
GSLC      Guaranty Financial Corp.            VA            0.68           0.42          10.91            6.77
LIFB      Life Bancorp, Inc.                  VA            0.87           0.91           6.27            6.57



                                                                          CAPITAL ISSUES
                                                     ------------------------------------------------------
                                                                                  Number of      Mkt. Value
                                                        IPO                        Shares         of Shares
                                             State      Date         Exchange      Outstg.           ($M)
                                             -----    --------       --------    ----------      ----------
PHFC      Pittsburgh Home Financial Corp      PA      04/01/96         NASDAQ     2,182,125          21.95
PRBC      Prestige Bancorp, Inc.              PA      06/27/96         NASDAQ            NA             NA
PSAB      Prime Bancorp, Inc.                 PA      11/21/88         NASDAQ     3,725,056          69.14
PF NC     Progress Financial Corporation      PA      07/18/83         NASDAQ     3,730,000          24.25
SVRN      Sovereign Bancorp, Inc.             PA      08/12/86         NASDAQ    49,573,278         495.73
THRD      TF Financial Corporation            PA      07/13/94         NASDAQ     4,523,374          65.02
THBC      Troy Hill Bancorp, Inc.             PA      06/27/94         NASDAQ     1,067,917          14.42
WVFC      WVS Financial Corporation           PA      11/29/93         NASDAQ     1,736,400          36.90
YFED      York Financial Corp.                PA      02/01/84         NASDAQ     6,049,983         108.90
AMFB      American Federal Bank               SC      01/19/89         NASDAQ    10,921,085         163.82
CFCP      Coastal Financial Corp.             SC      09/26/90         NASDAQ     3,427,140          55.52
FFCH      First Financial Holdings Inc.       SC      11/10/83         NASDAQ     6,365,941         132.09
FSFC      First Southeast Financial Corp      SC      10/08/93         NASDAQ     4,388,231          43.88
PALM      PalFed, Inc.                        SC      12/15/85         NASDAQ     5,221,962          67.42
SCCB      S. Carolina Community Bancshrs      SC      07/07/94         NASDAQ       747,188          12.70
HFFC      HF Financial Corp.                  SD      04/08/92         NASDAQ     3,054,572          43.53
LFCT      Leader Financial Corp.              TN      09/30/93         NASDAQ     9,947,794         445.16
TWIN      Twin City Bancorp                   TN      01/04/95         NASDAQ       898,404          15.27
CBSA      Coastal Bancorp, Inc.               TX            NA         NASDAQ     4,962,344          89.32
ETFS      East Texas Financial Services       TX      01/10/95         NASDAQ     1,193,568          17.68
FBHC      Fort Bend Holding Corp.             TX      06/30/93         NASDAQ       819,198          14.54
LOAN      Horizon Bancorp                     TX            NA         NASDAQ     1,386,757          15.60
JXVL      Jacksonville Bancorp, Inc.          TX      04/01/96         NASDAQ            NA             NA
BFSB      Bedford Bancshares, Inc.            VA      08/22/94         NASDAQ     1,194,875          20.61
CNIT      CENIT Bancorp, Inc.                 VA      08/06/92         NASDAQ     1,612,952          54.84
CFFC      Community Financial Corp.           VA      03/30/88         NASDAQ     1,269,698          26.66
ESX       Essex Bancorp, Inc.                 VA            NA          AMSE      1,050,547           2.76
FFFC      FFVA Financial Corp.                VA      10/12/94         NASDAQ     5,425,664          79.51
FFRV      Fidelity Financial Bankshares       VA      05/01/86         NASDAQ     2,279,047          30.20
GSLC      Guaranty Financial Corp.            VA            NA         NASDAQ       919,168           7.12
LIFB      Life Bancorp, Inc.                  VA      10/11/94         NASDAQ    10,097,094         142.62


KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                     EXHIBIT 32
                           KEY FINANCIAL DATA AND RATIOS
                     PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                        (EXCLUDING MUTUAL HOLDING COMPANIES)

                                AS OF AUGUST 2, 1996


                                                                    ASSETS AND EQUITY
                                                       ------------------------------------------
                                                           Total          Total          Total
                                                          Assets         Equity      Tang. Equity
                                             State        ($000)         ($000)          ($000)
                                             -----     -----------    ------------  -------------
VABF      Virginia Beach Fed. Financial       VA          624,964         41,100         41,100
VFFC      Virginia First Financial            VA          713,931         55,114         53,131
CASB      Cascade Financial Corp.             WA          326,266         20,269         20,269
FWWB      First SB of Washington Bancorp      WA          743,176        154,142        154,142
IWBK      InterWest Bancorp, Inc.             WA        1,413,926         96,338         93,662
MSEA      Metropolitan Bancorp                WA          761,014         51,166         46,402
STSA      Sterling Financial Corp.            WA        1,479,643         85,745         74,141
WFSL      Washington Federal, Inc.            WA        5,040,588        597,495        569,151
AADV      Advantage Bancorp, Inc.             WI          979,891         95,793         82,999
ABCW      Anchor BanCorp Wisconsin            WI        1,754,556        118,402        115,297
FCBF      FCB Financial Corp.                 WI          255,660         47,192         47,192
FF EC     First Fed Bncshrs Eau Claire        WI          672,300         96,278         92,366
FTFC      First Federal Capital Corp.         WI        1,382,069         94,672         89,135
FFHC      First Financial Corp.               WI        5,579,294        407,905        388,953
FNGB      First Northern Capital Corp.        WI          580,128         70,754         70,754
HALL      Hallmark Capital Corp.              WI          339,283         26,524         26,524
MWFD      Midwest Federal Financial           WI          178,249         16,664         15,901
NWEQ      Northwest Equity Corp.              WI           86,355         11,864         11,864
OSBF      OSB Financial Corp.                 WI          250,003         31,400         31,400
RELI      Reliance Bancshares, Inc.           WI           32,260          9,616             NA
SECP      Security Capital Corporation        WI        3,437,317        559,048        559,048
STFR      St. Francis Capital Corp.           WI        1,329,903        130,656        124,711
FOBC      FedOne Bancorp                      WV          343,028         41,188         39,077
CRZY      Crazy Woman Creek Bancorp           WY           50,324         15,453         15,453
TRIC      Tri-County Bancorp, Inc.            WY           73,436         13,094         13,094



                                                                              PROFITABILITY
                                                             -------------------------------------------------
                                                                            Core                          Core
                                                             ROAA           ROAA           ROAE           ROAE
                                             State            (%)            (%)            (%)            (%)
                                             -----           ----          -----         ------          -----
VABF      Virginia Beach Fed. Financial       VA             0.23           0.01          3.99            0.20
VFFC      Virginia First Financial            VA             1.21           0.98         16.02           13.01
CASB      Cascade Financial Corp.             WA             0.56           0.27          8.90            4.22
FWWB      First SB of Washington Bancorp      WA             1.11           1.06          6.62            6.35
IWBK      InterWest Bancorp, Inc.             WA             1.11           1.06         15.69           14.93
MSEA      Metropolitan Bancorp                WA             0.78           0.83         11.41           12.23
STSA      Sterling Financial Corp.            WA             0.45           0.43          7.73            7.39
WFSL      Washington Federal, Inc.            WA             1.78           1.71         14.47           13.84
AADV      Advantage Bancorp, Inc.             WI             0.90           0.81          9.43            8.49
ABCW      Anchor BanCorp Wisconsin            WI             0.88           0.85         12.13           11.69
FCBF      FCB Financial Corp.                 WI             1.03           1.01          5.37            5.26
FF EC     First Fed Bncshrs Eau Claire        WI             0.97           0.92          5.85            5.57
FTFC      First Federal Capital Corp.         WI             0.92           0.68         13.46            9.91
FFHC      First Financial Corp.               WI             1.31           1.26         18.55           17.93
FNGB      First Northern Capital Corp.        WI             0.78           0.75          6.12            5.85
HALL      Hallmark Capital Corp.              WI             0.57           0.52          6.40            5.74
MWFD      Midwest Federal Financial           WI             1.20           0.96         12.27            9.86
NWEQ      Northwest Equity Corp.              WI             1.06           1.01          6.95            6.62
OSBF      OSB Financial Corp.                 WI             0.21           0.36          1.63            2.85
RELI      Reliance Bancshares, Inc.           WI             1.23           1.25          4.32            4.39
SECP      Security Capital Corporation        WI             0.99           1.04          5.85            6.13
STFR      St. Francis Capital Corp.           WI             1.18           0.87         10.78            7.95
FOBC      FedOne Bancorp                      WV             1.00           1.00          7.93            7.92
CRZY      Crazy Woman Creek Bancorp           WY               NA             NA            NA              NA
TRIC      Tri-County Bancorp, Inc.            WY             0.94           0.91          4.69            4.53



                                                                        CAPITAL ISSUES
                                                      -----------------------------------------------------
                                                                                  Number of      Mkt. Value
                                                        IPO                        Shares         of Shares
                                             State      Date         Exchange      Outstg.           ($M)
                                             -----    --------       --------   -----------      ----------
VABF      Virginia Beach Fed. Financial       VA      11/01/80         NASDAQ     4,961,840          39.69
VFFC      Virginia First Financial            VA      01/01/78         NASDAQ     5,615,450          67.39
CASB      Cascade Financial Corp.             WA      09/16/92         NASDAQ     2,040,485          27.75
FWWB      First SB of Washington Bancorp      WA      11/91/95         NASDAQ    10,077,498         136.05
IWBK      InterWest Bancorp, Inc.             WA            NA         NASDAQ     6,450,308         154.00
MSEA      Metropolitan Bancorp                WA      01/09/90         NASDAQ     3,710,205          50.09
STSA      Sterling Financial Corp.            WA            NA         NASDAQ     5,426,398          80.04
WFSL      Washington Federal, Inc.            WA      11/17/82         NASDAQ    42,246,383         866.05
AADV      Advantage Bancorp, Inc.             WI      03/23/92         NASDAQ     3,449,426         112.11
ABCW      Anchor BanCorp Wisconsin            WI      07/16/92         NASDAQ     4,934,350         166.53
FCBF      FCB Financial Corp.                 WI      09/24/93         NASDAQ     2,512,614          45.23
FF EC     First Fed Bncshrs Eau Claire        WI      10/12/94         NASDAQ     6,855,379          95.98
FTFC      First Federal Capital Corp.         WI      11/02/89         NASDAQ     6,297,735         125.95
FFHC      First Financial Corp.               WI      12/24/80         NASDAQ    29,905,406         672.87
FNGB      First Northern Capital Corp.        WI      12/29/83         NASDAQ     4,394,725          67.02
HALL      Hallmark Capital Corp.              WI      01/03/94         NASDAQ     1,442,950          22.00
MWFD      Midwest Federal Financial           WI      07/08/92         NASDAQ     1,632,880          18.78
NWEQ      Northwest Equity Corp.              WI      10/11/94         NASDAQ       980,892          10.18
OSBF      OSB Financial Corp.                 WI      07/01/92         NASDAQ     1,110,984          26.11
RELI      Reliance Bancshares, Inc.           WI      04/19/96         NASDAQ            NA             NA
SECP      Security Capital Corporation        WI      01/03/94         NASDAQ     9,314 365         554.20
STFR      St. Francis Capital Corp.           WI      06/21/93         NASDAQ     5,586,837         139.67
FOBC      FedOne Bancorp                      WV      01/19/95         NASDAQ     2,558,191          38.37
CRZY      Crazy Woman Creek Bancorp           WY      03/29/96         NASDAQ     1,058,000          10.71
TRIC      Tri-County Bancorp, Inc.            WY      09/30/93         NASDAQ       630,788          11.67


KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                     EXHIBIT 32
                           KEY FINANCIAL DATA AND RATIOS
                     PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                        (EXCLUDING MUTUAL HOLDING COMPANIES)

                                AS OF AUGUST 2, 1996


                                                   ASSETS AND EQUITY
                                      -------------------------------------------
                                            Total         Total           Total
                                           Assets        Equity       Tang. Equity
                         State             ($000)        ($000)           ($000)
                         -----        ------------     ----------   ------------
ALL THRIFTS
     AVERAGE                           1,296,856          102,068         90,919
     MEDIAN                              312,874           36,158         35,582
     HIGH                             49,506,630        2,834,725      2,637,334
     LOW                                  27,596            3,295          3,295

AVERAGE FOR STATE
     OH                                  786,279           68,188         37,825

AVERAGE BY REGION
     MIDWEST                             867,462           78,819         68,102
     NEW ENGLAND                         768,552           75,957         45,418
     MID ATLANTIC                        478,640           56,685         55,027
     SOUTHEAST                           855,084           66,602         56,499
     SOUTHWEST                           682,548           78,916         77,443
     WEST                              5,455,270          339,858        319,901

AVERAGE BY EXCHANGE
     NYSE                             16,113,500          998,760      1,005,177
     AMEX                                232,537           34,692         34,741
     OTC/NASDAQ                          726,269           67,712         60,376



                                                        PROFITABILITY
                                            -------------------------------------
                                                       Core                Core
                                             ROAA      ROAA      ROAE      ROAE
                              State           (%)       (%)       (%)       (%)
                              -----         ------    ------   -------   -------
ALL THRIFTS
     AVERAGE                                 0.86      0.80      8.13      7.24
     MEDIAN                                  0.90      0.82      7.38      6.79
     HIGH                                    2.25      2.36     35.92     29.34
     LOW                                    (1.74)    (1.75)   (30.56)   (30.67)

AVERAGE FOR STATE
     OH                                      0.93      0.88      7.90      7.66

AVERAGE BY REGION
     MIDWEST                                 0.92      0.86      8.13      7.38
     NEW ENGLAND                             0.82      0.66      6.53      4.53
     MID ATLANTIC                            0.93      0.90      8.15      7.82
     SOUTHEAST                               0.89      0.81      9.43      8.30
     SOUTHWEST                               0.46      0.38      4.76      3.84
     WEST                                    0.58      0.49      6.56      5.02

AVERAGE BY EXCHANGE
     NYSE                                    0.83      0.68     12.86     10.88
     AMEX                                    0.76      0.68      6.00      4.48
     OTC/NASDAQ                              0.87      0.81      8.02      7.22




                                                    CAPITAL ISSUES
                                     ------------------------------------------------
                                                             Number of     Mkt. Value
                                       IPO                    Shares        of Shares
                              State    Date    Exchange       Outstg.          ($M)
                              -----  --------  --------    -----------     ----------
ALL THRIFTS
     AVERAGE                                                 5,941,757         127.42
     MEDIAN                                                  2,477,022          39.16

     HIGH                                                  137,392,481       3,280.25
     LOW                                                       229,588           2.76

AVERAGE FOR STATE
     OH                                                      3,908,053          96.08

AVERAGE BY REGION
     MIDWEST                                                 4,727,774         103.68
     NEW ENGLAND                                             5,551,728         103.64
     MID ATLANTIC                                            3,902,786          63.42
     SOUTHEAST                                               4,790,674          78.14
     SOUTHWEST                                               6,642,346         102.83
     WEST                                                   16,120,249         423.72

AVERAGE BY EXCHANGE
     NYSE                                                   43,421,533       1,236.10
     AMEX                                                    2,666,766          30.94
     OTC/NASDAQ                                              4,382,084          81.10


                                      EXHIBIT 33
KELLER & COMPANY
Columbus, Ohio
614-766-1426


                 RECENTLY CONVERTED, SAIF-INSURED THRIFT INSTITUTIONS
                              PRICES AND PRICING RATIOS




                                                             PRO FORMA RATIOS                        CURRENT RATIOS
                                                      -----------------------------------  ----------------------------------
                                                                Price/   Price/                    Price/    Price/
                                                       Price/    Book   Tang. Bk.  Price/  Price/   Book    Tang. Bk.  Price/
                                               IPO    Earnings   Value    Value    Assets  Earnings Value     Value    Assets
                                               Date      (X)      (%)      (%)      (%)      (X)     (%)       (%)      (%)
                                               ----   --------   -----   --------  ------  -------- -----  ----------  ------
FFBA   First Colorado Bancorp, Inc.    CO   01/02/96     NA       NA       NA       NA     13.34   114.01   115.34    18.61
LFBI   Little Falls Bancorp, Inc.      NJ   01/05/96   31.90    71.40    71.43    13.40    17.08    71.18    77.18    11.05
BYFC   Broadway Financial Corp.        CA   01/09/96   13.30    68.50    68.48     8.00      NA     67.89    67.89     7.75
FFOH   Fidelity Financial of Ohio      OH   03/04/96     NA       NA       NA       NA     15.23    77.75    77.75    15.81
FFFD   North Central Bancshares, Inc.  IA   03/21/96     NA       NA       NA       NA     10.58    79.14    79.14    22.71
GAF    GA Financial, Inc.              PA   03/26/96   13.80    70.50    70.52    15.70    11.42    82.29    82.29    18.79
CFTP   Community Federal Bancorp       MS   03/26/96   14.00    71.40    71.35    22.20    16.09    89.60    89.60    29.56
PFFB   PFF Bancorp, Inc.               CA   03/29/96   26.60    69.00    68.99     9.50    21.88    77.70    78.61    10.51
CRZY   Crazy Woman Creek Bancorp       WY   03/29/96   16.40    69.70    69.72    22.00    18.41    70.57    70.57    21.67
SSM    Stone Street Bancorp, Inc.      NC   04/01/96   19.70    74.90    74.92    24.40      NA       NA       NA       NA
JXVL   Jacksonville Bancorp, Inc.      TX   04/01/96     NA       NA       NA       NA       NA       NA       NA       NA
WHG    WHG Bancshares Corp.            MD   04/01/96   15.50    71.10    71.08    16.00      NA       NA       NA       NA
PHFC   Pittsburgh Home Financial Corp. PA   04/01/96   17.50    72.80    72.83    12.20      NA     73.58    73.58    12.16
LONF   London Financial Corporation    OH   04/01/96   22.40    68.50    68.46    13.40      NA       NA       NA       NA
SSB    Scotland Bancorp, Inc.          NC   04/01/96   16.20    74.80    74.83    24.20      NA       NA       NA       NA
AMFC   AMB Financial Corp.             IN   04/01/96   18.20    70.80    70.83    14.00      NA       NA       NA       NA
FBER   1st Bergen Bancorp              NJ   04/01/96   21.70    74.80    74.81    12.50      NA     69.93    69.93    12.03
FFDF   FFD Financial Corp.             OH   04/03/96   17.40    69.90    69.87    19.80      NA       NA       NA       NA
GSFC   Green Street Financial Corp.    NC   04/04/96   14.80    71.00    71.03    22.20      NA     88.18    88.18    30.92
YFCB   Yonkers Financial Corporation   NY   04/18/96   16.10    74.90    74.93    14.60      NA       NA       NA       NA
RELI   Reliance Bancshares, Inc.       WI   04/19/96   22.50    72.50    72.47    38.90      NA       NA       NA       NA
CBK    Citizens First Financial Corp.  IL   05/01/96   15.30    73.10    73.10    11.00      NA       NA       NA       NA
FFBH   First Federal Bancshares of AR  AR   05/03/96    9.80    63.40    63.39    10.20      NA       NA       NA       NA
LXMO   Lexington B&L Financial Corp.   MO   06/06/96   14.40    69.10    69.10    20.20      NA       NA       NA       NA
WWF    Westwood Financial Corporation  NJ   06/07/96     NA       NA       NA       NA       NA       NA       NA       NA
CNSB   CNS Bancorp. Inc.               MO   06/12/96   26.10    69.30    69.35    16.20      NA       NA       NA       NA
CMS    Commonwealth Bancorp, Inc.      PA   06/17/96     NA       NA       NA       NA       NA       NA       NA       NA
WYN    Wayne Bancorp. Inc.             NJ   06/27/96   16.70    60.90    60.94     9.70      NA       NA       NA       NA
PRBC   Prestige Bancorp, Inc.          PA   06/27/96   24.60    61.90    61.90     9.50      NA       NA       NA       NA
PROV   Provident Financial Holdings    CA   06/28/96   18.20    60.90    60.87     8.20      NA       NA       NA       NA
FLKY   First Lancaster Bancshares      KY   07/01/96   19.00    72.50    72.51    21.30      NA       NA       NA       NA
EGLB   Eagle BancGroup, Inc.           IL   07/01/96   58.10    57.10    57.11     7.90      NA       NA       NA       NA
HWE    Home Financial Bancorp          IN   07/02/96   12.40    66.20    66.23    13.10      NA       NA       NA       NA
OCFC   Ocean Financial Corp.           NJ   07/03/96   13.80    69.20    69.21    13.90      NA       NA       NA       NA
MBSP   Mitchell Bancorp, Inc.          NC   07/12/96   94.50    68.10    68.13    25.80      NA       NA       NA       NA
PWB    Pennwood Savings Bank           PA   07/15/96   13.30    65.80    65.76    12.80      NA       NA       NA       NA
ANA    Acadiana Bancshares, Inc.       LA   07/16/96     NA     69.90    69.92    12.70      NA       NA       NA       NA


                                                                      PRICES AND TREND FROM IPO DATE
                                                       ------------------------------------------------------------
                                                                 1 Day            1 Week            1 Mo.
                                                         IPO     After             After            After
                                               IPO      Price     IPO       %       IPO       %      IPO       %
                                               Date      ($)      ($)     Change    ($)     Change   ($)     Change
                                               ----     -----    -----    ------   -----    ------  ------   ------
FFBA   First Colorado Bancorp, Inc.    CO   01/02/96     NA     11.44      NA     11.63      NA     12.00      NA
LFBI   Little Falls Bancorp, Inc.      NJ   01/05/96   10.00    11.31    13.13    11.38    13.75    11.00    10.00
BYFC   Broadway Financial Corp.        CA   01/09/96   10.00    10.38     3.75    10.25     2.50    10.25     2.50
FFOH   Fidelity Financial of Ohio      OH   03/04/96     NA     10.50      NA     10.00      NA     10.13      NA
FFFD   North Central Bancshares, Inc.  IA   03/21/96     NA     10.88      NA     10.69      NA     10.44      NA
GAF    GA Financial, Inc.              PA   03/26/96   10.00    11.38    13.75    11.50    15.00    11.00    10.00
CFTP   Community Federal Bancorp       MS   03/26/96   10.00    12.63    26.25    12.88    28.75    12.63    26.25
PFFB   PFF Bancorp, Inc.               CA   03/29/96   10.00    11.38    13.75    11.63    16.25    11.63    16.25
CRZY   Crazy Woman Creek Bancorp       WY   03/29/96   10.00      NA       NA     10.75     7.50    10.50     5.00
SSM    Stone Street Bancorp, Inc.      NC   04/01/96   15.00    17.50    16.67    18.00    20.00    17.75    18.33
JXVL   Jacksonville Bancorp, Inc.      TX   04/01/96     NA     11.11      NA      9.63      NA      9.88      NA
WHG    WHG Bancshares Corp.            MD   04/01/96   10.00    11.13    11.25    11.06    10.60    11.25    12.50
PHFC   Pittsburgh Home Financial Corp. PA   04/01/96   10.00    11.00    10.00    11.00    10.00    10.63     6.25
LONF   London Financial Corporation    OH   04/01/96   10.00    10.81     8.12    10.63     6.25    10.13     1.25
SSB    Scotland Bancorp, Inc.          NC   04/01/96   10.00    12.25    22.50    12.50    25.00    11.75    17.50
AMFC   AMB Financial Corp.             IN   04/01/96   10.00    10.50     5.00    10.50     5.00    10.50     5.00
FBER   1st Bergen Bancorp              NJ   04/01/96   10.00    10.00     0.00     9.50    (5.00)    9.63    (3.75)
FFDF   FFD Financial Corp.             OH   04/03/96   10.00    10.50     5.00    10.50     5.00    10.31     3.10
GSFC   Green Street Financial Corp.    NC   04/04/96   10.00    12.88    28.75    12.25    22.50    12.31    23.10
YFCB   Yonkers Financial Corporation   NY   04/18/96   10.00     9.75    (2.50)   10.13     1.25     9.94    (0.60)
RELI   Reliance Bancshares, Inc.       WI   04/19/96    8.00     8.38     4.69     8.25     3.13     7.94    (0.75)
CBK    Citizens First Financial Corp.  IL   05/01/96   10.00    10.50     5.00    10.00     0.00    10.13     1.25
FFBH   First Federal Bancshares of AR  AR   05/03/96   10.00    13.00    30.00    13.25    32.50    13.69    36.90
LXMO   Lexington B&L Financial Corp.   MO   06/06/96   10.00     9.50    (5.00)    9.75    (2.50)   10.13     1.25
WWF    Westwood Financial Corporation  NJ   06/07/96     NA     10.75      NA     10.38      NA     10.63      NA
CNSB   CNS Bancorp. Inc.               MO   06/12/96   10.00    11.00    10.00    11.63    16.25    11.50    15.00
CMS    Commonwealth Bancorp, Inc.      PA   06/17/96     NA     10.50      NA     10.75       NA    10.00      NA
WYN    Wayne Bancorp. Inc.             NJ   06/27/96   10.00    11.13    11.25    11.38    13.75    11.25    12.50
PRBC   Prestige Bancorp, Inc.          PA   06/27/96   10.00    10.38     3.75    10.25     2.50     9.75    (2.50)
PROV   Provident Financial Holdings    CA   06/28/96   10.00    10.97     9.70    10.81     8.10    10.13     1.25
FLKY   First Lancaster Bancshares      KY   07/01/96   10.00    13.50    35.00    13.38    33.75    13.75    37.50
EGLB   Eagle BancGroup, Inc.           IL   07/01/96   10.00    11.25    12.50    11.25    12.50    11.13    11.25
HWE    Home Financial Bancorp          IN   07/02/96   10.00    10.25     2.50     9.88    (1.25)   10.50     5.00
OCFC   Ocean Financial Corp.           NJ   07/03/96   20.00    21.25     6.25    20.13     0.63    21.00     5.00
MBSP   Mitchell Bancorp, Inc.          NC   07/12/96   10.00      NA       NA     10.63     6.25      NA       NA
PWB    Pennwood Savings Bank           PA   07/15/96   10.00     9.50    (5.00)    9.13    (8.75)     NA       NA
ANA    Acadiana Bancshares, Inc.       LA   07/16/96   12.00    12.00     0.00    11.75    (2.08)     NA       NA


                                      EXHIBIT 34


                                                                          Page 1
KELLER & COMPANY
Columbus, Ohio
614-766-1426



                     THRIFT ACQUISITIONS AND PENDING ACQUISITIONS

          COUNTY, CITY OR MARKET AREA OF MARKET BUILDING AND SAVING COMPANY


    1.   Target institution:
           Name                        Brentwood Financial Corp.
           City and state              Cincinnati, OH
           Asset size                     $100,300,000

         Acquiring institution:
           Name                        PNC Bank Corp.
           City and state              Pittsburgh, PA
           Asset size                  $64,000,000,000

         Transaction:
           Purchase price                  $21,700,000
           Price/earnings (x)                    21.00
           Price/book value (%)                 153.00
           Date completed                     03/03/95


    2.   Target institution:
           Name                        Circle Financial Corp.
           City and state              Sharonville, OH
           Asset size                     $229,400,000

         Acquiring institution:
           Name                        Fidelity Financial of Ohio, Inc.
           City and state              Cincinnati, OH
           Asset size                     $249,400,000

         Transaction:
           Purchase price                  $27,000,000
           Price/earnings (x)                     25.9
           Price/book value(%)                   111.0
           Date completed              Pending (announced 4/29/96)

                                                                          Page 2
KELLER & COMPANY
Columbus, Ohio
614-766-1426



                     THRIFT ACQUISITIONS AND PENDING ACQUISITIONS

          COUNTY, CITY OR MARKET AREA OF MARKET BUILDING AND SAVING COMPANY


    3.   Target institution:
           Name                        Kentucky Enterprise Bancorp, Inc.
           City and state              Newport, KY
           Asset size                     $276,100,000

         Acquiring institution:
           Name                        Fifth Third Bancorp
           City and state              Cincinnati, OH
           Asset size                  $18,900,000,000

         Transaction:
           Purchase price                  $94,000,000
           Price/earnings (x)                       NM
           Price/book value (%)                  176.0
           Date completed                      3/15/96


    4.   Target institution:
           Name                        PSB Holdings Corp.
           City and state              Xenia, Ohio
           Asset size                     $174,800,000

         Acquiring institution:
           Name                        CitFed Bancorp, Inc.
           City and state              Dayton, Ohio
           Asset size                   $2,300,000,000

         Transaction:
           Purchase price                  $56,000,000
           Price/earnings (x)                       NM
           Price/book value (%)                  175.0
           Date completed                     08/31/95

                                                                          Page 3
KELLER & COMPANY
Columbus, Ohio
614-766-1426



                     THRIFT ACQUISITIONS AND PENDING ACQUISITIONS

          COUNTY, CITY OR MARKET AREA OF MARKET BUILDING AND SAVING COMPANY


    5.   Target institution:
           Name                        Seven Hills Financial Corporation
           City and state              Cincinnati, Ohio
           Asset size                      $45,500,000

         Acquiring institution:
           Name                        Western Ohio Financial Corporation
           City and state              Springfield, Ohio
           Asset size                     $319,600,000

         Transaction:
           Purchase price                  $10,500,000
           Price/earnings (x)                       NM
           Price/book value (%)                  108.8
           Date announced                     06/14/96

EXHIBIT 35
KELLER & COMPANY
Columbus, Ohio
614-766-1426

                        THRIFT STOCK PRICES AND PRICING RATIOS
                PUBLICLY-TRADED, SAIF INSURED MUTUAL HOLDING COMPANIES
                                 AS OF AUGUST 2, 1996



                                                                                         PER SHARE
                                                         -------------------------------------------------------------------------
                                                          Latest  All Time  All Time  Monthly  Quarterly   Book          12 Month
                                                          price     High      Low     Change    Change    Value  Assets     Div.
                                       State   Exchange    ($)      ($)       ($)      (%)       (%)       ($)    ($)       ($)
                                       -----   --------   ------  --------  --------  -------  ---------  -----  ------  --------
PFSL Pocahontas FS&LA, MHC              AR      NASDAQ    14.500    17.250    9.500    (1.69)    (3.33)    13.64   229.43   0.67
CMSV Community Savings, MHC             FL      NASDAQ    16.500    18.250   10.000     1.54     12.82     15.35   129.91   0.65
FFFL Fidelity FSB of Florida, MHC       FL      NASDAQ    12.750    17.000    9.091    (8.93)    (4.67)    12.18   117.84   0.57
HARB Harbor Federal Savings Bk, MHC     FL      NASDAQ    24.250    29.250   11.875    (3.00)   (16.38)    17.24   205.56   1.05
FFSX First Fed SB of Siouxland, MHC     IA      NASDAQ    24.500    28.625    9.063    (2.00)     2.08     21.52   255.82   0.69
WCFB Webster City Federal SB, MHC       IA      NASDAQ    12.875    13.500    8.813    (0.96)     1.98     10.32    46.31   0.80
JXSB Jacksonville Savings Bank, MHC     IL      NASDAQ    13.000    14.250   10.000     0.00     (7.14)    13.41   113.76     NA
LFED Leeds Federal Savings Bk, MHC      MD      NASDAQ    13.000    16.750    9.875    (3.70)    (7.14)    12.65    77.34   0.63
GFED Guaranty Federal SB, MHC           MO      NASDAQ    10.500    12.500    8.000    (8.70)    (6.67)     8.69    59.37     NA
PULB Pulaski Bank, Savings Bk, MHC      MO      NASDAQ    12.500    16.500   10.500   (10.71)   (10.71)    10.82    85.68   0.80
FSLA First Savings Bank, MHC            NJ      NASDAQ    16.250    17.500    5.579     3.17      5.69     13.98   147.33   0.37
FSNJ First Savings Bk of NJ, MHC        NJ      NASDAQ    14.000    19.500   10.750    (0.88)     0.00     16.17   212.89   0.50
SBFL SB of the Finger Lakes, MHC        NY      NASDAQ    16.500    17.000    8.125     0.00      0.00     11.40    98.92     NA
WAYN Wayne Savings & Loan Co. MHC       OH      NASDAQ    19.250    22.000   11.255    (3.75)    (3.75)    15.31   166.54   1.05
GDVS Greater Delaware Valley SB, MHC    PA      NASDAQ     9.250    13.000    9.250    (7.50)   (13.95)     8.86    72.08   0.27
HARS Harris Savings Bank, MHC           PA      NASDAQ    15.440    20.500   12.750    (6.42)    (7.82)    13.45   111.45   0.53
NWSB Northwest Savings Bank, MHC        PA      NASDAQ    11.125    13.500    7.375    (5.32)   (11.00)     8.28    80.32   0.30
RVSB Riverview Savings Bank, MHC        WA      NASDAQ    15.000    17.000    9.711     4.35    (11.76)    10.75    97.21   0.19

ALL MUTUAL HOLDING COMPANIES
     AVERAGE                                              15.066    17.993    9.528    (3.03)    (4.54)    13.00   128.21   0.60
     MEDIAN                                               14.250    17.000    9.606    (2.50)    (5.67)    13.03   112.60   0.63
     HIGH                                                 24.500    29.250   12.750     4.35     12.82     21.52   255.82   1.05
     LOW                                                   9.250    12.500    5.579   (10.71)   (16.38)     8.28    46.31   0.19


                                                                       PRICING RATIOS
                                                        -------------------------------------------
                                                          Price/     Price/     Price/  Price/Core
                                                         Earnings   Bk. Value   Assets   Earnings
                                       State   Exchange     (X)        (%)        (%)       (X)
                                       -----   --------  --------   ---------   ------  ----------
PFSL Pocahontas FS&LA, MHC              AR      NASDAQ     11.98     106.30      6.32     11.69
CMSV Community Savings, MHC             FL      NASDAQ     16.50     107.49     12.70     19.19
FFFL Fidelity FSB of Florida, MHC       FL      NASDAQ     17.47     104.68     10.82     18.75
HARB Harbor Federal Savings Bk, MHC     FL      NASDAQ     11.02     140.66     11.80     11.02
FFSX First Fed SB of Siouxland, MHC     IA      NASDAQ     15.03     113.85      9.58     16.33
WCFB Webster City Federal SB, MHC       IA      NASDAQ     24.76     124.76     27.80     25.25
JXSB Jacksonville Savings Bank, MHC     IL      NASDAQ        NA      96.94     11.43        NA
LFED Leeds Federal Savings Bk, MHC      MD      NASDAQ     16.25     102.77     16.81     16.05
GFED Guaranty Federal SB, MHC           MO      NASDAQ        NA     120.83     17.69        NA
PULB Pulaski Bank, Savings Bk, MHC      MO      NASDAQ     17.12     115.53     14.59     20.16
FSLA First Savings Bank, MHC            NJ      NASDAQ     13.43     116.24     11.03     14.25
FSNJ First Savings Bk of NJ, MHC        NJ      NASDAQ     66.67      86.58      6.58     20.00
SBFL SB of the Finger Lakes, MHC        NY      NASDAQ        NA     144.75     16.68        NA
WAYN Wayne Savings & Loan Co. MHC       OH      NASDAQ     20.05     125.73     11.56     21.39
GDVS Greater Delaware Valley SB, MHC    PA      NASDAQ     26.43     104.40     12.83     26.43
HARS Harris Savings Bank, MHC           PA      NASDAQ     20.86     114.80     13.85     21.15
NWSB Northwest Savings Bank, MHC        PA      NASDAQ     14.45     134.36     13.85     13.91
RVSB Riverview Savings Bank, MHC        WA      NASDAQ     12.30     140.06     15.43     13.64

ALL MUTUAL HOLDING COMPANIES
     AVERAGE                                               20.29     116.71     13.41     17.95
     MEDIAN                                                16.50     115.17     12.77     18.75
     HIGH                                                  66.67     144.74     27.80     26.43
     LOW                                                   11.02      86.58      6.32     11.02


                                      EXHIBIT 36
KELLER & COMPANY
Columbus, Ohio
614-766-1426


                            KEY FINANCIAL DATA AND RATIOS
                PUBLICLY-TRADED, SAIF INSURED MUTUAL HOLDING COMPANIES
                                 AS OF AUGUST 2, 1996


                                                      ASSETS AND EQUITY                    PROFITABILITY
                                              -------------------------------  ------------------------------------

                                                Total    Total      Total                 Core                Core
                                               Assets    Equity  Tang. Equity   ROAA      ROAA      ROAE      ROAE
                                       State   ($000)    ($000)     ($000)       (%)       (%)       (%)       (%)
                                       -----   ------    ------  ------------   ----      ----      ----      ----
PFSL Pocahontas FS&LA, MHC              AR     369,379    21,964    21,964      0.56      0.58      9.45      9.70
CMSV Community Savings, MHC             FL     632,507    74,750    74,750      0.84      0.72      6.62      5.67
FFFL Fidelity FSB of Florida, MHC       FL     791,897    81,076    80,095      0.65      0.60      6.23      5.83
HARB Harbor Federal Savings Bk, MHC     FL   1,014,013    85,062    81,880      1.18      1.18     13.57     13.56
FFSX First Fed SB of Siouxland, MHC     IA     436,519    36,727    36,547      0.64      0.59      7.78      7.16
WCFB Webster City Federal SB, MHC       IA      97,258    21,675    21,675      1.11      1.09      5.04      4.93
JXSB Jacksonville Savings Bank, MHC     IL     142,200    16,761    16,759      0.43      0.35      3.96      3.22
LFED Leeds Federal Savings Bk, MHC      MD     266,658    43,610    43,610      1.03      1.04      6.32      6.37
GFED Guaranty Federal SB, MHC           MO     185,546    27,165    27,165      1.02      0.56      7.11      3.92
PULB Pulaski Bank, Savings Bk, MHC      MO     179,406    22,651    22,651      0.84      0.71      6.94      5.89
FSLA First Savings Bank, MHC            NJ     959,356    91,060    79,028      0.87      0.82      9.48      8.97
FSNJ First Savings Bk of NJ, MHC        NJ     651,945    49,519    49,519      0.11      0.36      1.20      4.01
SBFL SB of the Finger Lakes, MHC        NY     176,570    20,351    20,351        NA        NA        NA        NA
WAYN Wayne Savings & Loan Co. MHC       OH     248,503    22,852    22,852      0.58      0.55      6.32      5.96
GDVS Greater Delaware Valley SB, MHC    PA     235,877    28,982    28,982      0.48      0.48      3.98      3.98
HARS Harris Savings Bank, MHC           PA   1,249,497   150,835   141,219      0.70      0.69      5.58      5.50
NWSB Northwest Savings Bank, MHC        PA   1,877,529   190,651   181,003      1.01      1.05      9.47      9.83
RVSB Riverview Savings Bank, MHC        WA     209,506    23,086    20,430      1.31      1.18     12.02     10.85

ALL MUTUAL HOLDING COMPANIES
     AVERAGE                                   540,231    56,043    53,916      0.79      0.74      7.12      6.79
     MEDIAN                                    318,019    32,855    32,765      0.84      0.69      6.62      5.89
     HIGH                                    1,877,529   190,651   181,003      1.31      1.18     13.57     13.56
     LOW                                        97,258    16,761    16,759      0.11      0.35      1.20      3.22


                                                            CAPITAL ISSUES
                                              ---------------------------------------------
                                                                    Number of   Mkt. Value
                                                IPO                  Shares     of Shares
                                      State     Date     Exchange    Outstg.      ($M)
                                      -----     ----     --------   ---------   ----------
PFSL Pocahontas FS&LA, MHC              AR    04/05/94    NASDAQ    1,610,000      25.36
CMSV Community Savings, MHC             FL    10/24/94    NASDAQ    4,868,732      75.47
FFFL Fidelity FSB of Florida, MHC       FL    01/07/94    NASDAQ    6,720,252      89.04
HARB Harbor Federal Savings Bk, MHC     FL    01/06/94    NASDAQ    4,932,854     124.55
FFSX First Fed SB of Siouxland, MHC     IA    07/13/92    NASDAQ    1,706,345      41.81
WCFB Webster City Federal SB, MHC       IA    08/15/94    NASDAQ    2,100,000      25.73
JXSB Jacksonville Savings Bank, MHC     IL    04/21/95    NASDAQ    1,250,000      16.88
LFED Leeds Federal Savings Bk, MHC      MD    05/02/94    NASDAQ    3,448,000      51.72
GFED Guaranty Federal SB, MHC           MO    04/10/95    NASDAQ    3,125,000      36.72
PULB Pulaski Bank, Savings Bk, MHC      MO    05/11/94    NASDAQ    2,094,000      31.67
FSLA First Savings Bank, MHC            NJ    07/10/92    NASDAQ    6,511,756     100.93
FSNJ First Savings Bk of NJ, MHC        NJ    01/09/95    NASDAQ    3,062,321      46.70
SBFL SB of the Finger Lakes, MHC        NY    11/11/94    NASDAQ    1,785,000      28.34
WAYN Wayne Savings & Loan Co. MHC       OH    06/25/93    NASDAQ    1,492,149      30.55
GDVS Greater Delaware Valley SB, MHC    PA    03/03/95    NASDAQ    3,272,500      35.18
HARS Harris Savings Bank, MHC           PA    01/25/94    NASDAQ   11,211,400     201.81
NWSB Northwest Savings Bank, MHC        PA    11/07/94    NASDAQ   23,376,000     262.98
RVSB Riverview Savings Bank, MHC        WA    10/26/93    NASDAQ    2,155,206      35.56

ALL MUTUAL HOLDING COMPANIES
     AVERAGE                                                        4,706,751      70.06
     MEDIAN                                                         3,093,661      39.27
     HIGH                                                          23,376,000     262.98
     LOW                                                            1,250,000      16.88


KELLER & COMPANY                                                          Page 1
Columbus, Ohio
614-766-1426

                                      EXHIBIT 37
                        THE MARKET BUILDING AND SAVING COMPANY
                              COMPARABLE GROUP SELECTION

                               BALANCE SHEET PARAMETERS

General Parameters:
    States:  IA IL IN KY MI OH PA WI WV
    IPO Date:   03/31/95
    Asset size:    $250,000



                                                                        Cash &                1-4 Fam.  Total Net
                                                             Total     Invest./     MBS/      Loans/     Loans/
                                                             Assets     Assets     Assets     Assets     Assets
                                                 IPO Date    ($000)      (%)         (%)       (%)       (%)
                                                 --------    ------    --------    ------     --------  --------
         MARKET BUILDING & SAVING CO.              --         46,260    45.54       3.86      44.88      48.38
         -------------------------------------------------------------------------------------------------------
         DEFINED PARAMETERS FOR                  Prior to   Less Than   10.00-   Less Than    35.00-     40.00-
         INCLUSION IN COMPARABLE GROUP           03/31/95    250,000    50.00      25.00      70.00      85.00
         -------------------------------------------------------------------------------------------------------

HBBI     Home Building Bancorp              IN   02/08/95     42,407    16.97       12.13     51.03      68.16
MSBF     MSB Financial, Inc.                MI   02/06/95     56,317     6.27        3.71     64.02      87.63
CKFB     CKF Bancorp, Inc.                  KY   01/04/95     58,763    11.76        0.02     68.59      86.58
GWBC     Gateway Bancorp, Inc.              KY   01/18/95     71,260    33.13       41.47     22.74      24.17
HZFS     Horizon Financial Svcs Corp.       IA   06/30/94     72,225    29.62        0.00     44.04      67.11
HHFC     Harvest Home Financial Corp.       OH   10/10/94     73,005    45.33        7.70     48.14      54.74
ATSB     AmTrust Capital Corp.              IN   03/28/95     73,072    19.57        6.38     40.49      68.35
SFFC     StateFed Financial Corporation     IA   01/05/94     74,181    12.61        0.00     54.46      82.23
SOBI     Sobieski Bancorp, Inc.             IN   03/31/95     76,362    11.72       20.72     56.33      64.03
THBC     Troy Hill Bancorp, Inc.            PA   06/27/94     80,484    10.63        7.49     58.01      79.92
GFSB     GFS Bancorp, Inc.                  IA   01/06/94     83,305     8.02        4.12     55.32      86.16
CIBI     Community Investors Bancorp        OH   02/07/95     85,785    26.17        2.90     59.73      74.02
NWEQ     Northwest Equity Corp.             WI   10/11/94     86,355     8.19        6.22     57.07      81.85
FFBI     First Financial Bancorp, Inc.      IL   10/04/93     88,615    16.80        8.87     59.14      72.00
INCB     Indiana Community Bank, SB         IN   12/15/94     94,476    15.10        3.49     41.74      78.20
PTRS     Potters Financial Corp.            OH   12/31/93    113,862    28.33       24.74     32.79      43.98
MIFC     Mid-Iowa Financial Corp.           IA   10/14/92    115,260    19.74       25.74     39.47      52.80
NBSI     North Bancshares, Inc.             IL   12/21/93    119,436    34.86        6.94     45.48      55.50
MWBI     Midwest Bancshares, Inc.           IA   11/12/92    138,628    16.11       23.61     44.47      57.32


                                                 Total Net       Borrowed
                                                  Loans &         Funds/         Equity/
                                                 MBS Assets       Assets         Assets
                                                     (%)           (%)            (%)
                                                 ----------      ---------      --------
         MARKET BUILDING & SAVING CO.               52.24           0.00          16.28
         -------------------------------------------------------------------------------
         DEFINED PARAMETERS FOR                     45.00-       Less Than        8.00-
         INCLUSION IN COMPARABLE GROUP              90.00          30.00          25.00
         -------------------------------------------------------------------------------

HBBI     Home Building Bancorp              IN      80.29           9.97          14.13
MSBF     MSB Financial, Inc.                MI      91.34           3.55          22.63
CKFB     CKF Bancorp, Inc.                  KY      86.59           0.47          27.29
GWBC     Gateway Bancorp, Inc.              KY      65.64           0.00          24.86
HZFS     Horizon Financial Svcs Corp.       IA      67.11          12.70          11.57
HHFC     Harvest Home Financial Corp.       OH      62.44           0.00          17.71
ATSB     AmTrust Capital Corp.              IN      74.73          19.16          10.34
SFFC     StateFed Financial Corporation     IA      82.23          17.52          20.12
SOBI     Sobieski Bancorp, Inc.             IN      84.75           0.00          18.49
THBC     Troy Hill Bancorp, Inc.            PA      87.41          10.66          22.20
GFSB     GFS Bancorp, Inc.                  IA      90.28          23.19          11.94
CIBI     Community Investors Bancorp        OH      76.92           2.28          13.84
NWEQ     Northwest Equity Corp.             WI      88.07          19.58          13.74
FFBI     First Financial Bancorp, Inc.      IL      80.87          11.28           8.88
INCB     Indiana Community Bank, SB         IN      81.68           0.00          14.98
PTRS     Potters Financial Corp.            OH      68.71           1.28           9.73
MIFC     Mid-Iowa Financial Corp.           IA      78.54          20.82           9.38
NBSI     North Bancshares, Inc.             IL      62.43          18.21          15.50
MWBI     Midwest Bancshares, Inc.           IA      80.93          20.20           6.67


KELLER & COMPANY                                                          Page 2
Columbus, Ohio
614-766-1426

                                     EXHIBIT 37
                       THE MARKET BUILDING AND SAVING COMPANY
                             COMPARABLE GROUP SELECTION

                              BALANCE SHEET PARAMETERS

General Parameters:
    States:  IA IL IN KY MI OH PA WI WV
    IPO Date:   03/31/95
    Asset size:   $250,000



                                                                        Cash &                1-4 Fam.  Total Net
                                                             Total     Invest./      MBS/     Loans/     Loans/
                                                             Assets     Assets     Assets     Assets     Assets
                                                 IPO Date    ($000)      (%)         (%)       (%)       (%)
                                                 --------    ------    --------    ------     --------  --------
         MARKET BUILDING & SAVING CO.
                                                    --        46,260    45.54        3.86     44.88      48.38
         -------------------------------------------------------------------------------------------------------
         DEFINED PARAMETERS FOR                  Prior to   Less Than   10.00-    Less Than   35.00-     40.00-
         INCLUSION IN COMPARABLE GROUP           03/31/95    250,000    50.00       25.00     70.00      85.00
         -------------------------------------------------------------------------------------------------------

BWFC     Bank West Financial Corp.          MI   03/30/95    139,217    21.53        1.84     68.63      73.74
FFWD     Wood Bancorp, Inc.                 OH   08/31/93    139,718    18.62        3.79     62.62      76.02
FFWC     FFW Corp.                          IN   04/05/93    148,892    17.60       12.99     44.56      67.24
SJSB     SJS Bancorp                        MI   02/16/95    150,752    26.46        9.72     42.45      61.74
MARN     Marion Capital Holdings            IN   03/18/93    177,767    12.67        0.02     47.76      80.54
FFBZ     First Federal Bancorp, Inc.        OH   07/13/92    177,778     7.30        0.96     55.98      87.69
MWFD     Midwest Federal Financial          WI   07/08/92    178,249    18.42        6.19     33.37      70.95
MFFC     Milton Federal Financial Corp.     OH   10/07/94    178,289    23.80       10.57     53.84      63.08
LARL     Laurel Capital Group, Inc.         PA   02/20/87    193,008    15.92        7.81     57.20      74.40
CBCO     CB Bancorp, Inc.                   IN   12/28/92    195,658      NA          NA      38.49      46.18
SBCN     Suburban Bancorporation, Inc.      OH   09/30/93    197,137     6.99       15.29     55.19      75.47
EFBI     Enterprise Federal Bancorp         OH   10/17/94    203,431    20.61       15.71     47.06      64.07
OHSL     OHSL Financial Corp.               OH   02/10/93    209,037    20.05        6.91     48.56      71.45
MFBC     MFB Corp.                          IN   03.25/94    210,559    30.47        2.70     60.71      65.90
FFHS     First Franklin Corporation         OH   01/26/88    216,508    11.23       19.40     53.54      67.30
WVFC     WVS Financial Corporation          PA   11/29/93    240,282    33.38        6.22     47.14      58.56

                                                 Total Net       Borrowed
                                                  Loans &         Funds/         Equity/
                                                 MBS Assets       Assets         Assets
                                                     (%)           (%)            (%)
                                                 ----------      ---------      --------
         MARKET BUILDING & SAVING CO.
                                                    52.24           0.00          16.28
         -------------------------------------------------------------------------------
         DEFINED PARAMETERS FOR                     45.00-       Less Than         8.00-
         INCLUSION IN COMPARABLE GROUP              90.00          30.00          25.00
         -------------------------------------------------------------------------------
BWFC     Bank West Financial Corp.          MI      75.58          15.64          19.78
FFWD     Wood Bancorp, Inc.                 OH      79.80           2.41          14.60
FFWC     FFW Corp.                          IN      80.23          26.39          10.80
SJSB     SJS Bancorp                        MI      71.46          14.63          11.67
MARN     Marion Capital Holdings            IN      80.56           3.51          23.35
FFBZ     First Federal Bancorp, Inc.        OH      88.65          17.74           7.89
MWFD     Midwest Federal Financial          WI      77.13           7.29           9.35
MFFC     Milton Federal Financial Corp.     OH      73.65           9.00          18.93
LARL     Laurel Capital Group, Inc.         PA      82.21           2.24          10.68
CBCO     CB Bancorp, Inc.                   IN       NA            22.53           9.87
SBCN     Suburban Bancorporation, Inc.      OH      90.76          21.65          13.01
EFBI     Enterprise Federal Bancorp         OH      79.77          14.75          15.47
OHSL     OHSL Financial Corp.               OH      78.36           8.12          12.20
MFBC     MFB Corp.                          IN      68.60           8.31          17.90
FFHS     First Franklin Corporation         OH      86.69           3.34           9.37
WVFC     WVS Financial Corporation          PA      64.78          11.24          15.12


KELLER & COMPANY                                                          Page 1
Columbus, Ohio
614-766-1426

                                      EXHIBIT 38
                        THE MARKET BUILDING AND SAVING COMPANY
                              COMPARABLE GROUP SELECTION

                  OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
                              MOST RECENT FOUR QUARTERS

General Parameters:
    States:  IA IL IN KY MI OH PA WI WV
    IPO Date:     03/31/95
    Asset size:    $250,000



                                                                                          OPERATING PERFORMANCE
                                                                         ------------------------------------------------------

                                                                                              Net       Operating   Noninterest
                                                               Total                        Interest    Expenses/     Income/
                                                               Assets    ROAA      ROAE     Margin**     Assets       Assets
                                                 IPO Date      ($000)     (%)       (%)       (%)         (%)          (%)
                                                 --------      ------    -----     ----     ---------   ---------   -----------
         MARKET BUILDING & SAVING CO.               --         46,260     0.85      5.63      3.31        1.92         0.02
         ----------------------------------------------------------------------------------------------------------------------
         DEFINED PARAMETERS FOR                  Prior to    Less Than    0.55-     2.00-     2.75-       1.50-     Less Than
         INCLUSION IN COMPARABLE GROUP           03/31/95     250,000     1.20     10.00      4.00        2.75         0.35
         ----------------------------------------------------------------------------------------------------------------------

HBBI     Home Building Bancorp              IN   02/08/95      42,407     0.46      3.16      3.82        2.50         0.32
MSBF     MSB Financial, Inc.                MI   02/06/95      56,317     1.92      7.79      5.80        3.31         0.50
CKFB     CKF Bancorp, Inc.                  KY   01/04/95      58,763     1.24      4.39      3.90        1.97         0.07
GWBC     Gateway Bancorp, Inc.              KY   01/18/95      71,260     1.05      4.05      2.83        1.23         0.04
HZFS     Horizon Financial Svcs Corp.       IA   06/30/94      72,225     0.46      3.71      3.30        2.66         0.48
HHFC     Harvest Home Financial Corp.       OH   10/10/94      73,005     0.80      4.31      3.20        2.00         0.07
ATSB     AmTrust CapitalCorp                IN   03/28/95      73,072     0.31      2.75      2.81        2.95         0.44
SFFC     StateFed Financial Corporation     IA   01/05/94      74,181     1.18      5.80      3.70        1.75         0.08
SOBI     Sobieski Bancorp, Inc              IN   03/31/95      76,362     0.42      2.24      3.28        2.69         0.21
THBC     Troy Hill Bancorp, Inc.            PA   06/27/94      80,484     1.38      6.09      4.24        2.06         0.10
GFSB     GFS Bancorp, Inc.                  IA   01/06/94      83,305     1.16      9.19      3.46        1.73         0.12
CIBI     Community Investors Bancorp        OH   02/07/95      85,785     1.01      6.98      3.60        2.06         0.17
NWEQ     Northwest Equity Corp.             WI   10/11/94      86,355     1.06      6.95      4.26        2.73         0.47
FFBI     First Financial Bancorp, Inc.      IL   10/04/93      88,615     0.70      6.53      3.28        3.18         0.46
INCB     Indiana Community Bank, SB         IN   12/15/94      94,476     0.67      4.39      4.35        3.72         0.84
PTRS     Potters Financial Corp.            OH   12/31/93     113,862     0.54      5.67      3.40        2.64         0.22


                                                                  ASSET QUALITY*
                                                   -----------------------------------------

                                                      NPA/          REO/          Reserves/
                                                     Assets        Assets          Assets
                                                      (%)           (%)             (%)
                                                   ---------      ---------     ------------
         MARKET BUILDING & SAVING CO.                0.03           0.00           0.11
         -----------------------------------------------------------------------------------
         DEFINED PARAMETERS FOR                   Less Than      Less Than     Greater Than
         INCLUSION IN COMPARABLE GROUP               0.75           0.20           0.10
         -----------------------------------------------------------------------------------
HBBI     Home Building Bancorp              IN       0.23           0.00           1.02
MSBF     MSB Financial, Inc.                MI       0.60           0.00           0.61
CKFB     CKF Bancorp, Inc.                  KY       1.70           0.00           0.18
GWBC     Gateway Bancorp, Inc.              KY       0.31           0.00           0.11
HZFS     Horizon Financial Svcs Corp.       IA       1.57           0.28           0.45
HHFC     Harvest Home Financial Corp.       OH       0.20           0.00           0.15
ATSB     AmTrust CapitalCorp                IN       1.31           0.00           0.50
SFFC     StateFed Financial Corporation     IA       0.53           0.00           0.32
SOBI     Sobieski Bancorp, Inc              IN       0.00            NA            0.26
THBC     Troy Hill Bancorp, Inc.            PA       2.95           0.03           0.88
GFSB     GFS Bancorp, Inc.                  IA       0.00           0.27            NA
CIBI     Community Investors Bancorp        OH       0.73           0.11           0.50
NWEQ     Northwest Equity Corp.             WI       0.92           0.15           0.50
FFBI     First Financial Bancorp, Inc.      IL       0.53           0.00           0.40
INCB     Indiana Community Bank, SB         IN        NA            0.00           0.48
PTRS     Potters Financial Corp.            OH       2.49           0.09           1.81


KELLER & COMPANY                                                          Page 2
Columbus, Ohio
614-766-1426

                                     EXHIBIT 38
                       THE MARKET BUILDING AND SAVING COMPANY
                             COMPARABLE GROUP SELECTION

                 OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
                             MOST RECENT FOUR QUARTERS

General Parameters:
         States:  IA IL IN KY MI OH PA WI WV
         IPO Date:     03/31/95
         Asset size:    $250,000


                                                                                          OPERATING PERFORMANCE
                                                                          ------------------------------------------------------

                                                                                              Net       Operating   Noninterest
                                                               Total                        Interest    Expenses/     Income/
                                                               Assets    ROAA      ROAE     Margin **    Assets       Assets
                                                 IPO Date      ($000)     (%)       (%)       (%)         (%)          (%)
                                                 --------      ------    -----     ----     ---------   --------    -----------
         MARKET BUILDING & SAVING CO.              --          46,260     0.85      5.63      3.31        1.92         0.02
         ----------------------------------------------------------------------------------------------------------------------
         DEFINED PARAMETERS FOR                  Prior to    Less Than    0.55-     2.00-     2.75-       1.50-     Less Than
         INCLUSION IN COMPARABLE GROUP           03/31/95     250,000     1.20     10.00      4.00        2.75         0.35
         ----------------------------------------------------------------------------------------------------------------------

MIFC     Mid-Iowa Financial Corp.           IA   10/14/92     115,260     0.93     10.00      2.83        2.18         0.80
NBSI     North Bancshares, Inc.             IL   12/21.93     119,436     0.59      3.19      3.27        2.50         0.14
MWBI     Midwest Bancshares, Inc.           IA   11/12/92     138,628     1.01     14.64      2.95        1.91         0.16
BWFC     Bank West Financial Corp.          MI   03/30/95     139,217     0.69      3.41      3.06        2.44         0.12
FFWD     Wood Bancorp, Inc.                 OH   08/31/93     139,718     1.17      8.14      4.29        2.52         0.26
FFWC     FFW Corp.                          IN   04/05/93     148,892     0.90      8.07      3.01        1.72         0.31
SJSB     SJS Bancorp                        MI   02/16/95     150,752     0.63      5.00      2.89        2.32         0.34
MARN     Marion Capital Holdings            IN   03/18/93     177,767     1.41      5.86      4.18        2.14         0.18
FFBZ     First Federal Bancorp, Inc.        OH   07/13/92     177,778     1.14     15.12      3.91        2.43         0.47
MWFD     Midwest Federal Financial          WI   07/08/92     178,249     1.20     12.27      4.06        2.98         0.81
MFFC     Milton Federal Financial Corp.     OH   10/07/94     178,289     1.04      4.80      3.61        2.16         0.13
LARL     Laurel Capital Group, Inc.         PA   02/20/87     193,008     1.35     13.23      4.00        2.01         0.26
CBCO     CB Bancorp, Inc.                   IN   12/28/92     195,658     1.38     14.64      4.81        2.02         0.68
SBCN     Suburban Bancorporation, Inc.      OH   09/30/93     197,137     0.39      2.95      3.01        2.29         0.24
EFBI     Enterprise Federal Bancorp.        OH   10/17/94     203,431     1.03      5.52      2.96        1.91         0.05
OHSL     OHSL Financial Corp.               OH   02/10/93     209,037     0.95      7.55      3.39        2.06         0.15

                                                                  ASSET QUALITY*
                                                   -----------------------------------------

                                                      NPA/          REO/          Reserves/
                                                     Assets        Assets          Assets
                                                      (%)           (%)             (%)
                                                   ---------      ---------     ------------
         MARKET BUILDING & SAVING CO.                0.03           0.00           0.11
         ------------------------------------------------------------------------------------
         DEFINED PARAMETERS FOR                    Less Than     Less Than      Greater Than
         INCLUSION IN COMPARABLE GROUP               0.75           0.20           0.10
         ------------------------------------------------------------------------------------
MIFC     Mid-Iowa Financial Corp.           IA        NA             NA            0.24
NBSI     North Bancshares, Inc.             IL       0.00           0.00           0.17
MWBI     Midwest Bancshares, Inc.           IA       0.28           0.14           0.48
BWFC     Bank West Financial Corp.          MI       0.08           0.03           0.10
FFWD     Wood Bancorp, Inc.                 OH       0.18           0.02           0.35
FFWC     FFW Corp.                          IN       0.06           0.01           0.35
SJSB     SJS Bancorp                        MI       0.29           0.06           0.42
MARN     Marion Capital Holdings            IN       1.07           0.10           1.13
FFBZ     First Federal Bancorp, Inc.        OH        NA             NA            0.87
MWFD     Midwest Federal Financial          WI       0.26           0.00           0.76
MFFC     Milton Federal Financial Corp.     OH       0.40           0.02           0.23
LARL     Laurel Capital Group, Inc.         PA       0.70           0.12           0.99
CBCO     CB Bancorp, Inc.                   IN        NA             NA             NA
SBCN     Suburban Bancorporation, Inc.      OH       0.20           0.16           1.59
EFBI     Enterprise Federal Bancorp.        OH       0.01           0.00           0.17
OHSL     OHSL Financial Corp.               OH       0.12           0.00           0.25


                                                                          Page 3
KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                     EXHIBIT 38
                       THE MARKET BUILDING AND SAVING COMPANY
                             COMPARABLE GROUP SELECTION

                 OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
                             MOST RECENT FOUR QUARTERS
General Parameters:
    States:   IA IL IN KY MI OH PA WI WV
    IPO Date:     03/31/95
    Asset size:     $250,000


                                                                                         OPERATING PERFORMANCE
                                                                         ------------------------------------------------------

                                                                                              Net       Operating   Noninterest
                                                               Total                        Interest    Expenses/     Income/
                                                               Assets     ROAA      ROAE    Margin**     Assets       Assets
                                                 IPO Date      ($000)     (%)       (%)       (%)         (%)          (%)
                                                 --------    ---------    -----     ----    ---------   --------    -----------
         MARKET BUILDING & SAVING CO.              --         46,260     0.85      5.63      3.31        1.92         0.02
         ----------------------------------------------------------------------------------------------------------------------
         DEFINED PARAMETERS FOR                  Prior to   Less Than     0.55-     2.00-     2.75-       1.50-     Less Than
         INCLUSION IN COMPARABLE GROUP           03/31/95     250,000     1.20     10.00      4.00        2.75         0.35
         ----------------------------------------------------------------------------------------------------------------------
MFBC     MFB Corp.                          IN   03/25/94     210,559     0.73      3.69      3.06        1.95         0.15
FFHS     First Franklin Corporation         OH   01/26/88     216,508     0.62      6.56      2.74        1.91         0.18
WVFC     WVS Financial Corporation          PA   11/29/93     240,282     1.23      8.09      4.06        1.91         0.13



                                                                  ASSET QUALITY*
                                                   -----------------------------------------

                                                      NPA/          REO/          Reserves/
                                                     Assets        Assets          Assets
                                                      (%)           (%)             (%)
                                                   ---------      ---------     ------------
         MARKET BUILDING & SAVING CO.                0.03           0.00           0.11
         ------------------------------------------------------------------------------------
         DEFINED PARAMETERS FOR                    Less Than      Less Than     Greater Than
         INCLUSION IN COMPARABLE GROUP               0.75           0.20           0.10
         ------------------------------------------------------------------------------------
MFBC     MFB Corp.                          IN       0.05           0.00           0.16
FFHS     First Franklin Corporation         OH       0.50           0.09           0.43
WVFC     WVS Financial Corporation          PA       0.45           0.01           0.80


* Asset quality ratios reflect balance sheet totals at the end of the most recent quarter.

**  Based on average interest-earning assets.

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                      EXHIBIT 39
                        THE MARKET BUILDING AND SAVING COMPANY
                                FINAL COMPARABLE GROUP

                                 BALANCE SHEET RATIOS



                                                                                                        Total
                                                                 Cash &           1-4 Fam.  Total Net  Net Loans  Borrowed
                                                        Total   Invest./   MBS/    Loans/     Loans/    & MBS/     Funds/   Equity/
                                                        Assets   Assets   Assets   Assets     Assets    Assets     Assets    Assets
                                           IPO Date     ($000)    (%)      (%)      (%)        (%)       (%)        (%)       (%)
                                           --------     ------  --------  ------  --------  ---------  ---------  --------  -------
      MARKET BUILDING & SAVING CO.
                                              --        46,260    45.54     3.86    44.88     48.38     52.24      0.00     16.28
      ------------------------------------------------------------------------------------------------------------------------------
                                                                                                                             8.00-
                                                        Less               Less                                   Less       Less
       DEFINED PARAMETERS FOR              Prior to     than      10.00    than     35.00-    40.00-    45.00-    than       than
       INCLUSION IN COMPARABLE GROUP       03/31/95    250,000    50.00    25.00    70.00     85.00     90.00     30.00     25.00
      ------------------------------------------------------------------------------------------------------------------------------

HHFC  Harvest Home Financial Corp.    OH   10/10/94     73,005    45.33     7.70    48.14     54.74     62.44      0.00     17.71
SFFC  StateFed Financial Corporation  IA   01/05/94     74,181    12.61     0.00    54.46     82.23     82.23     17.52     20.12
CIBI  Community Investors Bancorp     OH   02/07/95     85,785    26.17     2.90    59.73     74.02     76.92      2.28     13.84
NBSI  North Bancshares, Inc.          IL   12/21/93    119,436    34.86     6.94    45.48     55.50     62.43     18.21     15.50
FFWC  FFW Corp.                       IN   04/05/93    148,892    17.60    12.99    44.56     67.24     80.23     26.39     10.80
MFFC  Milton Federal Financial Corp.  OH   10/07/94    178,289    23.80    10.57    53.84     63.08     73.65      9.00     18.93
EFBI  Enterprise Federal Bancorp      OH   10/17/94    203,431    20.61    15.71    47.06     64.07     79.77     14.75     15.47
OHSL  OHSL Financial Corp.            OH   02/10/93    209,037    20.05     6.91    48.56     71.45     78.36      8.12     12.20
MFBC  MFB Corp.                       IN   03/25/94    210,559    30.47     2.70    60.71     65.90     68.60      8.31     17.90
FFHS  First Franklin Corporation      OH   01/26/88    216,508    11.23    19.40    53.54     67.30     86.69      3.34      9.37

                                 AVERAGE               151,912    24.27     8.58    51.61     66.55     75.13     10.79     15.18
                                  MEDIAN               163,591    22.20     7.32    51.05     66.57     77.64      8.66     15.49
                                    HIGH               216,508    45.33    19.40    60.71     82.23     86.69     26.39     20.12
                                     LOW                73,005    11.23     0.00    44.56     54.74     62.43      0.00      9.37


KELLER & COMPANY
Columbus, Ohio
614-766-1426


                                      EXHIBIT 40
                        THE MARKET BUILDING AND SAVING COMPANY
                                FINAL COMPARABLE GROUP

                    OPERATING PERFORMANCE AND ASSET QUALITY RATIOS
                              MOST RECENT FOUR QUARTERS


                                                                         OPERATING PERFORMANCE                   ASSET QUALITY*
                                                              --------------------------------------------  ------------------------
                                                                            Net     Operating  Noninterest
                                                      Total               Interest  Expenses/    Income/    NPA/    REO/   Reserves/
                                                     Assets   ROAA  ROAE  Margin**    Assets     Assets    Assets  Assets   Assets
                                          IPO Date   ($000)    (%)   (%)     (%)        (%)       (%)       (%)     (%)      (%)
                                          --------   ------   ----  ----  --------  ---------  ----------- ------  ------  ---------
      MARKET BUILDING & SAVING CO.
                                             --      46,260   0.85   5.36   3.31      1.92        0.02      0.03    0.00    0.11
      ------------------------------------------------------------------------------------------------------------------------------
                                                      Less                                        Less      Less     Less   Greater
       DEFINED PARAMETERS FOR             Prior to    than    0.55-  2.00-  2.75-     1.50-       than      than     than    than
       INCLUSION IN COMPARABLE GROUP      03/31/95  250,000   1.20  10.00   4.00      2.75        0.35      0.75     0.20    0.10
      ------------------------------------------------------------------------------------------------------------------------------


HHFC  Harvest Home Financial Corp.    OH  10/10/94   73,005   0.80   4.31   3.20      2.00        0.07      0.20     0.00    0.15
SFFC  StateFed Financial Corporation  IA  01/05/94   74,181   1.18   5.80   3.70      1.75        0.08      0.53     0.00    0.32
CIBI  Community Investors Bancorp     OH  02/07/95   85,785   1.01   6.98   3.60      2.06        0.17      0.73     0.11    0.50
NBSI  North Bancshares, Inc.          IL  12/21/93  119,436   0.59   3.19   3.27      2.50        0.14      0.00     0.00    0.17
FFWC  FFW Corp.                       IN  04/05/93  148,892   0.90   8.07   3.01      1.72        0.31      0.06     0.01    0.35
MFFC  Milton Federal Financial Corp.  OH  10/07/94  178,289   1.04   4.80   3.61      2.16        0.13      0.40     0.02    0.23
EFBI  Enterprise Federal Bancorp      OH  10/17/94  203,431   1.03   5.52   2.96      1.91        0.05      0.01     0.00    0.17
OHSL  OHSL Financial Corp.            OH  02/10/93  209,037   0.95   7.55   3.39      2.06        0.15      0.12     0.00    0.25
MFBC  MFB Corp.                       IN  03/25/94  210,559   0.73   3.69   3.06      1.95        0.15      0.05     0.00    0.16
FFHS  First Franklin Corporation      OH  01/26/88  216,508   0.62   6.56   2.74      1.91        0.18      0.50     0.09    0.43

                                 AVERAGE            151,912   0.89   5.65   3.25      2.00        0.14      0.26     0.02    0.27
                                  MEDIAN            163,591   0.93   5.66   3.24      1.98        0.15      0.16     0.00    0.24
                                    HIGH            216,508   1.18   8.07   3.70      2.50        0.31      0.73     0.11    0.50
                                     LOW             73,005   0.59   3.19   2.74      1.72        0.05      0.00     0.00    0.15


* Asset quality ratios reflect balance sheet totals at the end of the most recent quarter.

**   Based on average interest-earning assets.

     KELLER & COMPANY
     Columbus, Ohio
     614-766-1426



                                                             EXHIBIT 41

                                                THE MARKET BUILDING & SAVING COMPANY
                                      COMPARABLE GROUP CHARACTERISTICS AND BALANCE SHEET TOTALS


                                                                                   Number
                                                                                     of
                                                                                   Offices        Exchange        Conversion
                                                                                   -------        --------        ----------
SUBJECT
         THE MARKET BUILDING &
         SAVINGS COMPANY                          MT. HEALTHY          OH             2                NA                 NA
COMPARABLE GROUP

CIBI     Community Investors Bancorp, Inc.        Bucyrus              OH             3            NASDAQ           02/07/95
EFBI     Enterprise Federal Bancorp, Inc.         Lockland             OH             5            NASDAQ           10/17/94
FFWC     FFW Corporation                          Wabash               IN             3            NASDAQ           04/05/93
FFHS     First Franklin Corporation               Cincinnati           OH             7            NASDAQ           01/26/88
HHFC     Harvest Home Financial Corporation       Cheviot              OH             3            NASDAQ           10/10/94
MFBC     MFB Corp.                                Mishawaka            IN             4            NASDAQ           03/25/94
MFFC     Milton Federal Financial Corporation     West Milton          OH             2            NASDAQ           10/07/94
NBSI     North Bancshares, Inc.                   Chicago              IL             2            NASDAQ           12/21/93
OHSL     OHSL Financial Corp.                     Cincinnati           OH             5            NASDAQ           02/10/93
SFFC     StateFed Financial Corporation           Des Moines           IA             2            NASDAQ           01/05/94

         Average                                                                      3.6
         Median                                                                       3.0
         High                                                                         7.0
         Low                                                                          2.0






                                                                                           Most Recent Quarter
                                                                   -----------------------------------------------------------------
                                                                                            Total      Goodwill
                                                                    Total   Int. Earning     Net          and       Total    Total
                                                                   Assets      Assets       Loans       Intang.   Deposits  Equity
                                                                   ($000)      ($000)      ($000)       ($000)     ($000)   ($000)
                                                                   ------      ------      ------       ------     ------   ------
SUBJECT
         THE MARKET BUILDING &
         SAVINGS COMPANY                       MT. HEALTHY         46,260      45,015      22,384           0       38,190    7,533
COMPARABLE GROUP
CIBI     Community Investors Bancorp, Inc.     Bucyrus      OH     85,785      83,103      63,498           0       71,548   11,869
EFBI     Enterprise Federal Bancorp, Inc.      Lockland     OH    203,431     201,684     130,334          65      139,708   31,470
FFWC     FFW Corporation                       Wabash       IN    148,892     142,848     100,113           0       92,131   16,083
FFHS     First Franklin Corporation            Cincinnati   OH    216,508     210,224     145,703         207      188,336   20,287
HHFC     Harvest Home Financial Corporation    Cheviot      OH     73,005      70,109      39,963           0       59,606   12,930
MFBC     MFB Corp.                             Mishawaka    IN    210,559     202,589     138,762           0      153,962   37,691
MFFC     Milton Federal Financial Corporation  West Milton  OH    178,289     170,995     112,468           0      127,456   33,756
NBSI     North Bancshares, Inc.                Chicago      IL    119,436     114,046      66,285           0       75,547   18,514
OHSL     OHSL Financial Corp.                  Cincinnati   OH    209,037     203,055     149,350           0      165,035   25,494
SFFC     StateFed Financial Corporation        Des Moines   IA     74,181      70,291      61,002           0       45,665   14,925

         Average                                                  151,912     146,894     100,748          27      111,899   22,302
         Median                                                   163,591     156,922     106,291           0      109,794   19,401
         High                                                     216,508     210,224     149,350         207      188,336   37,691
         Low                                                       73,005      70,109      39,963           0       45,665   11,869



KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                   EXHIBIT 42
                      THE MARKET BUILDING & SAVING COMPANY
                     COMPARABLE GROUP MARKET AREA COMPARISON



                                                                      1990-1995                         Median        Median
                                                           1995      Population    Per Capita          Household      Housing
                                                        Population   Growth (%)    Income ($)         Income ($)     Value ($)
                                                        ----------   ----------    ----------         ----------     ---------
SUBJECT
THE MARKET BUILDING & SAVING
  COMPANY                                      OH         866,222       1.2          18,004             34,401         72,243

COMPARABLE GROUP
EFBI      Enterprise Federal Bancorp           OH         866,222       1.2          18,004             34,401         72,243
CIBI      Community Investors Bancorp          OH          47,870       0.2          16,237             32,915         56,087
FFWC      FFW Corp.                            IN          34,831       0.3          13,428             30,573         43,401
FFHS      First Franklin Corporation           OH         866,222       1.2          18,004             34,401         72,243
HHFC      Harvest Home Financial Corporation   OH         866,222       1.2          18,004             34,401         72,243
MFBC      MFB Corp.                            IN         257,533       0.8          16,003             34,165         50,751
MFFC      Milton Federal Financial Corp.       OH         677,496       1.5          17,691             33,144         67,088
NBSI      North Bancshares, Inc.               IL       5,144,275       0.8          17,825             36,543        102,118
OHSL      OHSL Financial Corp.                 OH         866,222       1.2          18,004             34,401         72,243
SFFC      StateFed Financial Corporation       IA         350,024       1.3          16,864             33,804         59,700

          Average                                         997,692       1.0          17,006             33,875         66,812
          Median                                          771,859       1.2          17,758             34,283         69,666
          High                                          5,144,275       1.5          18,004             36,543        102,118
          Low                                              34,831       0.2          13,428             30,573         43,401








                                                                                                                      Below
                                                        Median          Unem-      High School         College      Poverty
                                                       Rent ($)     ployment (%)  Graduates (%)     Graduates (%)   Level (%)
                                                       --------     ------------  -------------     -------------   ---------
SUBJECT
THE MARKET BUILDING & SAVING
  COMPANY                                      OH         304           3.6          75.6                23.7           13.3

COMPARABLE GROUP
EFBI      Enterprise Federal Bancorp           OH         304           3.6          75.6                23.7           13.3
CIBI      Community Investors Bancorp          OH         309           6.4          73.8                16.8           14.1
FFWC      FFW Corp.                            IN         304           4.8          75.4                12.7           10.2
FFHS      First Franklin Corporation           OH         304           3.6          75.6                12.7           13.3
HHFC      Harvest Home Financial Corporation   OH         304           3.6          75.6                23.7           13.3
MFBC      MFB Corp.                            IN         325           5.7          76.1                19.2            9.7
MFFC      Milton Federal Financial Corp.       OH         317           3.7          74.9                20.7           13.8
NBSI      North Bancshares, Inc.               IL         411           5.1          73.4                22.8           14.2
OHSL      OHSL Financial Corp.                 OH         304           3.6          75.6                23.7           13.3
SFFC      StateFed Financial Corporation       IA         369           3.9          85.4                23.9            9.2

          Average                                         325           4.4          76.1                20.0           12.4
          Median                                          307           3.8          75.6                21.8           13.3
          High                                            411           6.4          85.4                23.9           14.2
          Low                                             304           3.6          73.4                12.7            9.2


KELLER & COMPANY
Columbus, Ohio
614-766-1426


                                  EXHIBIT 43
                                 BALANCE SHEET
                    ASSET COMPOSITION - MOST RECENT QUARTER


                                                                                  As a Percent of Total Assets
                                                            ------------------------------------------------------------------------
                                                                                                  Loan Loss
                                             Total Assets     Cash &         MBS      Net Loans   Reserves   Real Estate  Goodwill &
                                                ($000)      Invest. ($)      (%)         (%)         (%)      Owned(%)    Intang.(%)
                                             ------------   -----------  ----------  ----------  ----------  -----------  ----------
SUBJECT
          THE MARKET BUILDING &
          SAVING COMPANY                         46,260        45.54         3.86       48.38        0.11        0.00         0.00

COMPARABLE GROUP
CIBI      Community Investors Bancorp            85,785        26.17         2.90       74.02        0.50        0.11         0.00
EFBI      Enterprise Federal Bancorp            203,431        20.61        15.71       64.07        0.17        0.00         0.03
FFWC      FFW Corp.                             148,892        17.60        12.99       67.24        0.35        0.01         0.00
FFHS      First Franklin Corporation            216,508        11.23        19.40       67.30        0.43        0.09         0.10
HHFC      Harvest Home Financial Corp.           73,005        45.33         7.70       54.74        0.15        0.00         0.00
MFBC      MFB Corp.                             210,559        30.47         2.70       65.90        0.16        0.00         0.00
MFFC      Milton Federal Financial Corp.        178,289        23.80        10.57       63.08        0.23        0.02         0.00
NBSI      North Bancshares. Inc.                119,436        34.86         6.94       55.50        0.17        0.00         0.00
OHSL      OHSL Financial Corp.                  209,037        20.05         6.91       71.45        0.25        0.00         0.00
SFFC      StateFed Financial Corporation         74,181        12.61         0.00       82.23        0.32        0.00         0.00

          Average                               151,912        24.27         8.58       66.55        0.27        0.02         0.01
          Median                                163,591        22.20         7.32       66.57        0.24        0.00         0.00
          High                                  216,508        45.33        19.40       82.23        0.50        0.11         0.10
          Low                                    73,005        11.23         0.00       54.74        0.15        0.00         0.00
ALL THRIFTS (335)
          Average                             2,738,542        14.52        13.95       66.59        0.63        0.63         0.33

MIDWEST THRIFTS (152)
          Average                               783,533        17.97         9.79       68.35        0.47        0.47         0.15

OHIO THRIFTS (31)
          Average                               786,279        16.07         8.39       72.04        0.50        0.07         0.18


                                                                            As a Percent of Total Assets
                                              ----------------------------------------------------------------------------------
                                                                                         Interest     Interest
                                                                             Non-Perf.    Earning      Bearing      Capitalized
                                              Other Assets  High Risk R.E.    Assets      Assets     Liabilities  Loan Servicing
                                                   (%)          Loan(%)         (%)         (%)          (%)            (%)
                                              ------------  --------------  ----------  ----------   -----------  --------------
SUBJECT
          THE MARKET BUILDING &
          SAVING COMPANY                           1.94           3.45          0.03       97.31        82.56           0.00

COMPARABLE GROUP
CIBI      Community Investors Bancorp              1.37           6.33          0.73       96.87        84.55           0.00
EFBI      Enterprise Federal Bancorp               2.10          16.98          0.01       99.14        84.33           0.00
FFWC      FFW Corp.                                2.15           5.62          0.06       95.94        85.67           0.00
FFHS      First Franklin Corporation               1.89          13.05          0.50       97.10        89.16           0.00
HHFC      Harvest Home Financial Corp.             2.26           6.87          0.20       96.03        79.60           0.00
MFBC      MFB Corp.                                1.51           1.45          0.05       96.21        78.59           0.00
MFFC      Milton Federal Financial Corp.           2.53           6.07          0.40       95.91        78.62           0.00
NBSI      North Bancshares. Inc.                   2.71           3.59          0.00       95.49        79.11           0.00
OHSL      OHSL Financial Corp.                     1.59          19.50          0.12       97.14        84.30           0.01
SFFC      StateFed Financial Corporation           3.23          28.46          0.53       94.76        78.80           0.00

          Average                                  2.13          10.79          0.26       96.46        82.27           0.00
          Median                                   2.13           6.60          0.16       96.12        81.95           0.00
          High                                     3.23          28.46          0.73       99.14        89.16           0.01
          Low                                      1.37           1.45          0.00       94.76        78.59           0.00
ALL THRIFTS (335)
          Average                                  2.93          14.90          1.34       94.16        86.92           0.34

MIDWEST THRIFTS (152)
          Average                                  2.50          12.10          0.58       94.31        82.80           0.10

OHIO THRIFTS (31)
          Average                                  2.30          15.70          0.47       93.31        83.67           0.04


KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                  EXHIBIT 44
                           BALANCE SHEET COMPARISON
                 LIABILITIES AND EQUITY - MOST RECENT QUARTER


                                                                                     As a Percent of Total Assets
                                                                       ----------------------------------------------------------

                                                 Total        Total       Total       Total       Other     Preferred    Common
                                              Liabilities    Equity     Deposits   Borrowings  Liabilities   Equity      Equity
                                                ($000)       ($000)        (%)         (%)         (%)         (%)         (%)
                                              -----------  ----------  ----------  ----------  ----------- ----------  ----------
SUBJECT
          THE MARKET BUILDING &
          SAVING COMPANY                         38,727       7,533       82.56        0.00        1.16           -          --

COMPARABLE GROUP
CIBI      Community Investors Bancorp            73,916      11,869       83.40        2.28        0.48        0.00       13.84
EFBI      Enterprise Federal Bancorp            171,961      31,470       68.68       14.75        1.11        0.00       15.47
FFWC      FFW Corp.                             132,809      16,083       61.88       26.39        0.93        0.00       10.80
FFHS      First Franklin Corporation            196,221      20,287       86.99        3.34        0.30        0.00        9.37
HHFC      Harvest Home Financial Corp.           60,075      12,930       81.65        0.00        0.64        0.00       17.71
MFBC      MFB Corp.                             172,868      37,691       73.12        8.31        0.67        0.00       17.90
MFFC      Milton Federal Financial Corp.        144,533      33,756       71.49        9.00        0.58        0.00       18.93
NBSI      North Bancshares, Inc.                100,922      18,514       63.25       18.21        3.04        0.00       15.50
OHSL      OHSL Financial Corp.                  183,543      25,494       78.95        8.12        0.74        0.00       12.20
SFFC      StateFed Financial Corporation         59,256      14,925       61.56       17.52        0.80        0.00       20.12

          Average                               129,610      22,302       73.10       10.79        0.93        0.00       15.18
          Median                                138,671      19,401       72.30        8.66        0.70        0.00       15.49
          High                                  196,221      37,691       86.99       26.39        3.04        0.00       20.12
          Low                                    59,256      11,869       61.56        0.00        0.30        0.00        9.37

ALL THRIFTS (335)
          Average                             1,194,788     102,068       73.18       12.52        1.46        0.07       12.77
MIDWEST THRIFTS (152)
          Average                               713,379      70,154       72.12       12.51        1.22        0.02       14.14

OHIO THRIFTS (31)
          Average                               718,091      68,188       76.66        8.77        1.12        0.07       13.38


                                                FASB 115                                          Reg.         Reg.        Reg.
                                               Unrealized   Retained      Total     Tangible      Core      Tangible   Risk-Based
                                               Gain (Loss)  Earnings     Equity      Equity      Capital     Capital     Capital
                                                   (%)         (%)         (%)         (%)         (%)         (%)         (%)
                                               ----------  ----------  ----------  ----------  ----------  ----------  ----------
SUBJECT
          THE MARKET BUILDING &
          SAVING COMPANY                           0.85       15.44       16.28       15.44       15.44       15.44       48.85

COMPARABLE GROUP
CIBI      Community Investors Bancorp             (0.00)       7.68       13.84       13.84       11.86       11.86       24.41
EFBI      Enterprise Federal Bancorp               0.09        6.56       15.47       15.44          NA          NA       26.64
FFWC      FFW Corp.                                0.17        5.12       10.80       10.80        7.83        7.83       15.21
FFHS      First Franklin Corporation              (0.04)       3.80        9.37        9.28        6.45        6.45       14.87
HHFC      Harvest Home Financial Corp.             0.17        6.03       17.71       17.71          NA          NA          NA
MFBC      MFB Corp.                               (0.16)       9.74       17.90       17.90          NA          NA       37.61
MFFC      Milton Federal Financial Corp.          (0.06)       8.56       18.93       18.93       14.69       14.69       33.82
NBSI      North Bancshares, Inc.                  (0.63)       9.05       15.50       15.50       14.45       14.45       44.11
OHSL      OHSL Financial Corp.                    (0.09)       6.52       12.20       12.20        9.93        9.93       20.64
SFFC      StateFed Financial Corporation           0.02        8.72       20.12       20.12       13.92       13.92       24.35

          Average                                 (0.05)       7.18       15.18       15.17       11.30       11.30       26.85
          Median                                  (0.02)       7.12       15.49       15.47       11.86       11.86       24.41
          High                                     0.17        9.74       20.12       20.12       14.69       14.69       44.11
          Low                                     (0.63)       3.80        9.37        9.28        6.45        6.45       14.87


ALL THRIFTS (335)
          Average                                 (0.01)       6.46       12.84       12.70       10.65       10.52       23.26

MIDWEST THRIFTS (152)
          Average                                 (0.02)       7.26       14.16       14.03       11.54       11.48       24.40

OHIO THRIFTS (31)
          Average                                  0.03        6.81       13.45       13.51       11.22       11.42       22.80


KELLER & COMPANY
Columbus, Ohio
614-766-1426
                                      EXHIBIT 45
                            INCOME AND EXPENSE COMPARISON
                                TRAILING FOUR QUARTERS
                                        ($000)



                                                                   Net                    Gain      Total      Goodwill     Net
                                           Interest  Interest    Interest    Provision   (Loss)    Non-Int.    & Intang  Real Est.
                                            Income    Expense     Income     for Loss    on Sale    Income       Amts.    Expense
                                           --------  --------    --------    ---------   -------   --------    --------  ---------
SUBJECT
         THE MARKET BUILDING
          & SAVING COMPANY                 3,275      1,788      1,487         13          0          8          0          0

COMPARABLE GROUP
 CIBI    Community Investors Bancorp       6,651      3,668      2,983        149         65        148          0         54
 EFBI    Enterprise Federal Bancorp       14,103      8,410      5,693         30      1,052        108         30        (39)
 FFWC    FFW Corp.                        10,804      6,638      4,166         54       (168)       455          0         (1)
 FFHS    First Franklin Corporation       15,238      9,598      5,640         56         31        388          5          3
 HHFC    Harvest Home Financial Corp.      4,954      2,752      2,202          6          0         52          0          0
 MFBC    MFB Corp.                        13,393      7,635      5,758         30         58        318          0          0
 MFFC    Milton Federal Financial Corp.   12,265      6,448      5,817         72        214        231          0          2
 NBSI    North Bancshares. Inc.            7,957      4,367      3,590         24         85        173          0          0
 OHSL    OHSL Financial Corp.             15,616      8,915      6,701          8         19        319          0          0
 SFFC    StateFed Financial Corporation    5,658      3,129      2,529         24          0         57          0       (220)

         Average                          10,664      6,156      4,508         45        136        225          4        (20)
         Median                           11,535      6,543      4,903         30         45        202          0          0
         High                             15,616      9,598      6,701        149      1,052        455         30         54
         Low                               4,954      2,752      2,202          6       (168)        52          0       (220)

ALL THRIFTS (335)
         Average                          96,561     59,670     36,891      2,733      2,602      6,410        598        691

MIDWEST THRIFTS (152)
         Average                          56,685     34,405     22,280        576        575      4,434        328        (91)

OHIO THRIFTS (31)
         Average                          58,801     36,781     22,021        261        511      3,056        187        (16)




                                                                   Net                Net Inc.
                                            Total         Non-    Income               Before
                                           Non-Int.    Recurring  Before    Income    Extraord     Extraord     Net       Core
                                           Expense      Expense    Taxes     Taxes      Items        Items    Income     Income
                                          ---------    ---------  ------    ------    --------     --------   ------     ------
SUBJECT
         THE MARKET BUILDING
          & SAVING COMPANY                   882          0        600        208        392          0        392        392

COMPARABLE GROUP
 CIBI    Community Investors Bancorp       1,749          0      1,298        443        855          0        855        813
 EFBI    Enterprise Federal Bancorp        3,740          0      3,083      1,069      2,014          0      2,014      1,331
 FFWC    FFW Corp.                         2,449         51      1,899        613      1,286          0      1,286      1,428
 FFHS    First Franklin Corporation        4,042          0      1,961        645      1,316          0      1,316      1,297
 HHFC    Harvest Home Financial Corp.      1,404          0        844        286        558          0        558        558
 MFBC    MFB Corp.                         3,758          0      2,346        935      1,411          0      1,411      1,373
 MFFC    Milton Federal Financial Corp.    3,563          0      2,627        900      1,727          0      1,727      1,588
 NBSI    North Bancshares. Inc.            2,796          0      1,028        372        656          0        656        600
 OHSL    OHSL Financial Corp.              4,155          0      2,911        998      1,913          0      1,913      1,878
 SFFC    StateFed Financial Corporation    1,262          0      1,300        454        847          0        847        847

         Average                           2,892          5      1,930        672      1,258          0      1,258      1,171
         Median                            3,180          0      1,930        629      1,301          0      1,301      1,314
         High                              4,155         51      3,083      1,069      2,014          0      2,014      1,878
         Low                               1,262          0        844        286        558          0        558        558

ALL THRIFTS (335)
         Average                          25,700        657     16,866      6,283     10,583        (27)    10,555      9,284

MIDWEST THRIFTS (152)
         Average                          15,362      1,003     10,382      3,631      6,751         (8)     6,742      7,007

OHIO THRIFTS (31)
         Average                          13,323      4,678      7,352      2,509      4,843          0      4,843      7,534



KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                      EXHIBIT 46
                            INCOME AND EXPENSE COMPARISON
                          AS A PERCENTAGE OF AVERAGE ASSETS
                                TRAILING FOUR QUARTERS




                                                                  Net                   Gain      Total     Goodwill    Net
                                          Interest   Interest   Interest  Provision    (Loss)    Non-Int.   & Intang  Real Est.
                                           Income    Expense     Income    for Loss    on Sale    Income       Amts.   Expense
                                            (%)        (%)        (%)        (%)        (%)        (%)         (%)       (%)
                                          --------   -------    --------  ---------    -------   --------   ---------  --------
SUBJECT
         THE MARKET BUILDING
          & SAVING COMPANY                  7.14       3.90       3.24       0.03       0.00       0.02       0.00       0.00

COMPARABLE GROUP
 CIBI    Community Investors Bancorp        7.82       4.31       3.51       0.18       0.08       0.17       0.00       0.06
 EFBI    Enterprise Federal Bancorp         7.21       4.30       2.91       0.02       0.54       0.06       0.02      (0.02)
 FFWC    FFW Corp.                          7.60       4.67       2.93       0.04      (0.12)      0.32       0.00      (0.00)
 FFHS    First Franklin Corporation         7.21       4.54       2.67       0.03       0.01       0.18       0.00       0.00
 HHFC    Harvest Home Financial Corp.       7.06       3.92       3.14       0.01       0.00       0.07       0.00       0.00
 MFBC    MFB Corp.                          6.95       3.96       2.99       0.02       0.03       0.16       0.00       0.00
 MFFC    Milton Federal Financial Corp.     7.42       3.90       3.52       0.04       0.13       0.14       0.00       0.00
 NBSI    North Bancshares. Inc.             7.10       3.90       3.20       0.02       0.08       0.15       0.00       0.00
 OHSL    OHSL Financial Corp.               7.75       4.42       3.32       0.00       0.01       0.16       0.00       0.00
 SFFC    StateFed Financial Corporation     7.86       4.35       3.51       0.03       0.00       0.08       0.00      (0.31)

         Average                            7.40       4.23       3.17       0.04       0.08       0.15       0.00      (0.03)
         Median                             7.32       4.31       3.17       0.02       0.02       0.16       0.00       0.00
         High                               7.86       4.67       3.52       0.18       0.54       0.32       0.02       0.06
         Low                                6.95       3.90       2.67       0.00      (0.12)      0.06       0.00      (0.31)

ALL THRIFTS (335)
         Average                            7.41       4.21       3.20       0.12       0.11       0.44       0.02       0.01

MIDWEST THRIFTS (152)
         Average                            7.41       4.22       3.19       0.08       0.10       0.41       0.01      (0.01)

OHIO THRIFTS (31)
         Average                            7.57       4.25       3.33       0.05       0.10       0.26       0.02       0.00


                                                                  Net                  Net Inc.
                                            Total      Non-      Income                 Before
                                           Non-Int.  Recurring   Before     Income     Extraord  Extraord      Net       Core
                                           Expense    Expense     Taxes      Taxes       Items     Items     Income     Income
                                             (%)        (%)        (%)         (%)        (%)       (%)        (%)        (%)
                                           -------   ---------   -------    ------     --------  --------    ------     -------
SUBJECT
         THE MARKET BUILDING
          & SAVING COMPANY                  1.92       0.00       1.30       0.45       0.85       0.00       0.85       0.85

COMPARABLE GROUP
 CIBI    Community Investors Bancorp        2.06       0.00       1.53       0.52       1.01       0.00       1.01       0.96
 EFBI    Enterprise Federal Bancorp         1.91       0.00       1.58       0.55       1.03       0.00       1.03       0.68
 FFWC    FFW Corp.                          1.72       0.04       1.34       0.43       0.90       0.00       0.90       1.00
 FFHS    First Franklin Corporation         1.91       0.00       0.93       0.30       0.62       0.00       0.62       0.61
 HHFC    Harvest Home Financial Corp.       2.00       0.00       1.20       0.41       0.80       0.00       0.80       0.80
 MFBC    MFB Corp.                          1.95       0.00       1.22       0.48       0.73       0.00       0.73       0.71
 MFFC    Milton Federal Financial Corp.     2.16       0.00       1.59       0.54       1.04       0.00       1.04       0.96
 NBSI    North Bancshares. Inc.             2.50       0.00       0.92       0.33       0.59       0.00       0.59       0.54
 OHSL    OHSL Financial Corp.               2.06       0.00       1.44       0.50       0.95       0.00       0.95       0.93
 SFFC    StateFed Financial Corporation     1.75       0.00       1.81       0.63       1.18       0.00       1.18       1.18

         Average                            2.00       0.00       1.35       0.47       0.88       0.00       0.88       0.84
         Median                             1.98       0.00       1.39       0.49       0.93       0.00       0.93       0.86
         High                               2.50       0.04       1.81       0.63       1.18       0.00       1.18       1.18
         Low                                1.72       0.00       0.92       0.30       0.59       0.00       0.59       0.54

ALL THRIFTS (335)
         Average                            2.29       0.02       1.33       0.47       0.86       0.00       0.86       0.80

MIDWEST THRIFTS (152)
         Average                            2.20       0.02       1.42       0.50       0.92      (0.00)      0.92       0.86

OHIO THRIFTS (31)
         Average                            2.21       0.05       1.40       0.47       0.93       0.00       0.93       0.88


KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                      EXHIBIT 47
                          YIELDS, COSTS AND EARNINGS RATIOS
                                TRAILING FOUR QUARTERS


                                         Yield on        Cost of          Net         Net
                                       Int. Earning    Int. Bearing    Interest    Interest              Core               Core
                                          Assets       Liabilities      Spread      Margin*    ROAA      ROAA      ROAE     ROAE
                                           (%)             (%)            (%)        (%)        (%)       (%)       (%)      (%)
                                       ------------    ------------    --------    --------    ----      ----      ----     ----
SUBJECT
       THE MARKET BUILDING
         & SAVING COMPANY                  7.30            4.70          2.60        3.31      0.85      0.85      5.36      5.36

CIBI   Community Investors Bancorp         8.02            5.08          2.94        3.60      1.01      0.96      6.98      6.63
EFBI   Enterprise Federal Bancorp          7.34            5.35          1.99        2.96      1.03      0.68      5.52      3.65
FFWC   FFW Corp.                           7.82            5.42          2.40        3.01      0.90      1.00      8.07      8.96
FFHS   First Franklin Corporation          7.41            5.06          2.35        2.74      0.62      0.61      6.56      6.47
HHFC   Harvest Home Financial Corp.        7.21            4.85          2.36        3.20      0.80      0.80      4.31      4.31
MFBC   MFB Corp.                           7.12            5.02          2.10        3.06      0.73      0.71      3.69      3.59
MFFC   Milton Federal Financial Corp.      7.62            5.04          2.58        3.61      1.04      0.96      4.80      4.41
NBSI   North Bancshares, Inc.              7.24            4.97          2.27        3.27      0.59      0.54      3.19      2.92
OHSL   OHSL Financial Corp.                7.91            5.15          2.76        3.39      0.95      0.93      7.55      7.41
SFFC   StateFed Financial Corporation      8.28            5.54          2.74        3.70      1.18      1.18      5.80      5.80

       Average                             7.60            5.15          2.45        3.25      0.89      0.84      5.65      5.42
       Median                              7.52            5.07          2.38        3.24      0.93      0.87      5.66      5.11
       High                                8.28            5.54          2.94        3.70      1.18      1.18      8.07      8.96
       Low                                 7.12            4.85          1.99        2.74      0.59      0.54      3.19      2.92

ALL THRIFTS (335)
       Average                             7.72            4.91          2.82        3.34      0.86      0.80      8.13      7.24

MIDWEST THRIFTS (152)
       Average                             7.70            5.00          2.70        3.32      0.92      0.86      7.75      7.07

OHIO THRIFTS (31)
       Average                             7.86            4.99          2.87        3.45      0.93      0.88      7.90      7.66

*      Based on average interest-earning assets.


KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                      EXHIBIT 48
                      DIVIDENDS, RESERVES AND SUPPLEMENTAL DATA


                                                             DIVIDENDS
                                            --------------------------------------------
                                                        12 Month                12 Month
                                            12 Month     Common      Current    Dividend
                                            Preferred    Div./      Dividend     Payout
                                            Dividends    Share        Yield       Ratio
                                              ($000)      ($)          (%)         (%)
                                            ---------   --------    --------    --------
SUBJECT
       THE MARKET BUILDING
         & SAVING COMPANY                      NA           NA           NA           NA

COMPARABLE GROUP
CIBI   Community Investors Bancorp              0         0.12         2.67         9.52
EFBI   Enterprise Federal Bancorp               0         3.00         0.00       300.00
FFWC   FFW Corp.                                0         0.48         3.00        28.24
FFHS   First Franklin Corporation               0         0.29         2.21        27.10
HHFC   Harvest Home Financial Corp.             0         0.39         3.33        60.94
MFBC   MFB Corp.                                0         0.00         1.63         0.00
MFFC   Milton Federal Financial Corp.           0         1.37         4.52       187.67
NBSI   North Bancshares, Inc.                   0         0.20         2.46        36.36
OHSL   OHSL Financial Corp.                     0         0.72         3.90        47.37
SFFC   StateFed Financial Corporation           0         0.40         2.62        38.46

       Average                                  0         0.70         2.63        73.57
       Median                                   0         0.40         2.65        37.41
       High                                     0         3.00         4.52       300.00
       Low                                      0         0.00         0.00         0.00

ALL THRIFTS (335)
       Average                                362         0.26         1.39        22.38

MIDWEST THRIFTS (152)
       Average                                 46         0.38         1.85        35.21

OHIO THRIFTS (31)
       Average                                  0         0.25         1.40        18.60


                                                           RESERVES AND SUPPLEMENTAL DATA - MOST RECENT PERIOD
                                           ------------------------------------------------------------------------------------
                                                                      Net
                                           Reserves/   Reserves/   Chargeoffs/   Provisions/     1 Year                 Total
                                            Gross      Non-Perf.    Average         Net        Repricing   Effective    Assets/
                                            Loans       Assets       Loans       Chargeoffs       Gap      Tax Rate    Employee
                                             (%)         (%)          (%)           (%)           (%)        (%)        ($000)
                                           ---------   ---------   -----------   -----------   ---------   ---------   --------
SUBJECT
       THE MARKET BUILDING
         & SAVING COMPANY                    0.23       346.67         0.00           NM           NA        34.67        7,710

COMPARABLE GROUP
CIBI   Community Investors Bancorp           0.68        69.06         0.27       102.33           NA        38.32           NA
EFBI   Enterprise Federal Bancorp            0.27           NM         0.00           NM           NA        34.13           NA
FFWC   FFW Corp.                             0.52       620.00         0.09       163.64        11.64        32.99        4,024
FFHS   First Franklin Corporation            0.63        84.85         0.04       133.33           NA        33.06        4,419
HHFC   Harvest Home Financial Corp.          0.28        75.00           NA           NA           NA        34.30           NA
MFBC   MFB Corp.                             0.24           NA           NA           NA           NA        39.69           NA
MFFC   Milton Federal Financial Corp.        0.36        56.05         0.00           NM           NA        34.13        3,962
NBSI   North Bancshares, Inc.                0.31           NM         0.00           NM           NA        36.36        3,732
OHSL   OHSL Financial Corp.                  0.35       206.77         0.00           NM           NA        35.26        3,604
SFFC   StateFed Financial Corporation        0.38           NA         0.00           NM           NA        34.82           NA

       Average                               0.40       185.29         0.05       133.10        11.64        35.31        3,948
       Median                                0.36        79.93         0.00       133.33        11.64        34.56        3,962
       High                                  0.68       620.00         0.27       163.64        11.64        39.69        4,419
       Low                                   0.24        56.05         0.00       102.33        11.64        32.99        3,604

ALL THRIFTS (335)
       Average                               0.67        89.89         0.11       108.29        -0.29        24.57        3,984

MIDWEST THRIFTS (152)
       Average                               0.69       154.64         0.08       187.31        -1.16        35.20        3,839

OHIO THRIFTS (31)
       Average                               0.68       117.76         0.08       255.76        -2.60        34.42        3,794


KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                      EXHIBIT 49
                COMPARABLE GROUP MARKET, PRICING AND FINANCIAL RATIOS
                           Stock Prices as of August 2,1996


                                                   Market Data                                     Pricing Ratios
                                      -------------------------------------    ----------------------------------------------------
                                                                      Book                  Price/               Price/     Price/
                                      Market    Price/     12 Mo.     Value      Price/      Book      Price/     Tang.      Core
                                      Value     Share       EPS      /Share     Earnings    Value      Assets    Bk. Val.  Earnings
                                       ($M)      ($)        ($)        ($)        (X)        (%)         (%)        (%)      (%)
                                      ------    ------     ------    ------     --------    ------     ------    -------   --------
THE MARKET BUILDING & SAVING COMPANY
     APPRAISED VALUE- MIDPOINT        10.10      10.00       0.56      15.83      17.78      63.18      18.06     63.18     17.78
     Minimum of range                  8.59      10.00       0.63      17.09      15.90      58.52      15.77     58.52     15.90
     Maximum of range                 11.62      10.00       0.51      14.90      19.48      67.13      20.23     67.13     19.48
     Superrange maximum               13.36      10.00       0.47      14.09      21.24      70.99      22.58     70.99     21.24

ALL THRIFTS (335)
     Average                         122.76      17.22       1.40      16.76      16.42     106.18      12.77    109.33     17.61
     Median                           35.46      15.75       1.25      16.14      13.34      99.79      11.18    101.81     14.66

OHIO THRIFTS (31)
     Average                          73.93      17.88       1.39      19.46      15.95      94.40      12.60     95.85     18.30
     Median                           46.99      16.56       1.33      18.18      15.40      94.87      10.84     95.00     16.67

COMPARABLE GROUP (10)
     Average                          19.07      15.25       1.02      17.53      16.33      86.75      13.07     86.85     17.54
     Median                           17.50      14.88       1.02      17.17      14.21      86.38      13.96     86.38     15.91

COMPARABLE GROUP
CIBI Community Investors Bancorp      10.52      15.00       1.26      16.93      11.90      88.60      12.26     88.60     12.61
EFBI Enterprise Federal Bancorp       28.45      13.75       1.00      15.09      13.75      91.12      14.09     91.30     20.83
FFWC FFW Corp.                        14.78      20.00       1.70      21.76      11.76      91.91       9.93     91.91     10.58
FFHS First Franklin Corporation       16.90      14.50       1.07      17.41      13.55      83.29       7.80     84.16     13.81
HHFC Harvest Home Financial Corp.     10.74      12.00       0.64      14.44      18.75      83.10      14.71     83.10     18.75
MFBC MFB Corp.                        29.12      14.75       0.71      19.09      20.77      77.27      13.83     77.27     21.38
MFFC Milton Federal Financial Corp.   25.98      11.50       0.73      14.91      15.75      77.13      14.60     77.13     17.16
NBSI North Bancshares, Inc.           18.10      16.25       0.55      16.62      29.55      97.77      15.15     97.77     32.50
OHSL OHSL Financial Corp.             23.74      19.50       1.52      20.94      12.83      93.12      11.36     93.12     13.09
SFFC StateFed Financial Corporation   12.41      15.25       1.04      18.12      14.66      84.16      16.93     84.16     14.66


                                               Dividends                     Financial Ratios
                                      ----------------------------    ----------------------------
                                      Div./     Dividend    Payout    Equity/
                                      Share      Yield      Ratio     Assets       ROA        ROE
                                       ($)        (%)        (%)       (%)         (%)        (%)
                                      -----     --------    ------    -------      ---        ---
THE MARKET BUILDING & SAVING COMPANY
     APPRAISED VALUE- MIDPOINT         0.00       0.00       0.00      28.58       1.02       3.55

     Minimum of range                  0.00       0.00       0.00      26.95       0.99       3.68
     Maximum of range                  0.00       0.00       0.00      30.13       1.04       3.45
     Superrange maximum                0.00       0.00       0.00      31.81       1.06       3.34

ALL THRIFTS (335)
     Average                           0.41       1.89      32.57      12.84       0.86       8.13
     Median                            0.35       2.00      23.11      10.31       0.90       7.40

OHIO THRIFTS (31)
     Average                           0.26       1.40      19.38      13.40       0.73       6.09
     Median                            0.22       1.91      18.23      10.41       0.70       6.32

COMPARABLE GROUP (10)
     Average                           0.70       2.63      73.57      15.18       0.89       5.65
     Median                            0.40       2.65      37.41      15.49       0.93       5.66

COMPARABLE GROUP
CIBI Community Investors Bancorp       0.12       2.67       9.52      13.84       1.01       6.98
EFBI Enterprise Federal Bancorp        3.00       0.00     300.00      15.47       1.03       5.52
FFWC FFW Corp.                         0.48       3.00      28.24      10.80       0.90       8.07
FFHS First Franklin Corporation        0.29       2.21      27.10       9.37       0.62       6.56
HHFC Harvest Home Financial Corp.      0.39       3.33      60.94      17.71       0.80       4.31
MFBC MFB Corp.                         0.00       1.63       0.00      17.90       0.73       3.69
MFFC Milton Federal Financial Corp.    1.37       4.52     187.67      18.93       1.04       4.80
NBSI North Bancshares, Inc.            0.20       2.46      36.36      15.50       0.59       3.19
OHSL OHSL Financial Corp.              0.72       3.90      47.37      12.20       0.95       7.55
SFFC StateFed Financial Corporation    0.40       2.62      38.46      20.12       1.18       5.80


                                       EXHIBIT 50
KELLER & COMPANY
Columbus, Ohio
614-766-1426

                          VALUATION ANALYSIS AND CONCLUSIONS

            MARKET FINANCIAL CORPORATION/THE MARKET BUILDING & SAVING CO.
                          Stock Prices as of August 2, 1996


Valuation assumptions:                                           Comparable Group      All Thrifts
                                                                -----------------   ----------------
                                       Symbol    Value          Average   Median    Average   Median
                                       ------    -----          -------   ------    -------   ------
Post conv. price to earnings           P/E        17.78         16.33     14.21     16.42     13.34
Post conv. price to book value         P/B       63.18%         86.75%    86.38%    106.18%   99.79%
Post conv. price to assets             P/A       18.06%         13.07%    13.96%    12.77%    11.18%
Post conv. price to core earnings      P/E        17.78         17.54     15.91     17.61     14.86
Pre conversion earnings ($)             Y      $  392,000       For the twelve months ended June 30,1996.
Preconversion book value ($)            B      $ 7,533,000      At June 30, 1996.
Pre conversion assets ($)               A      $46,260,000      At June 30, 1996.
Pre conversion core earnings ($)               $  392,000       For the twelve months ended June 30, 1996.
Conversion expense ($)                  X      $  435,000
Proceeds not reinvested ($)             Z      $  808,000
ESOP borrowings ($)                     E      $  808,000
ESOP cost of borrowings, net(%)         S          6.11%
ESOP term of borrowings (yrs.)          T             8
RRP amount ($)                          M      $  404,000
RRP expense ($)                         N      $  80,800
Tax rate (%)                           TAX        34.00%
Investment rate of return, net (%)      R          3.90%
Investment rate of return, pretax (%)              5.91%


FORMULAE TO INDICATE VALUE AFTER CONVERSION:

1.  P/E method: Value = P/E(Y-R(X+Z)-ES-(1-TAX)E/T-(1-TAX)N))
                        -------------------------------------  =  $  10,098,278
                                  1-(P/E)R

2.  P/B method: Value = P/B(B-X-E-M)
                       ------------                           =  $  10,101,137
                        1-P/B

3.  P/A method: Value = P/A(A-X)
                       --------                               =  $  10,099,364
                        1-P/A

VALUATION CORRELATION AND CONCLUSIONS:

                                        Number of        Price         TOTAL
                                         Shares        Per Share       VALUE
                                        ---------      ---------    -----------
APPRAISED VALUE - MIDRANGE              1,010,000        $10.00     $10,100,000

Minimum - 85% of midrange                 858,500        $10.00     $ 8,585,000
Maximum - 115% of midrange              1,161,500        $10.00     $11,615,000
Superrange- 115% of maximum             1,335,725        $10.00     $13,357,250

                                      EXHIBIT 51

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                       PROJECTED EFFECT OF CONVERSION PROCEEDS
            Market Financial Corporation/The Market Building & Saving Co.
                             At the MINIMUM of the Range

1.   GROSS CONVERSION PROCEEDS

     Minimum market value                                               $  8,585,000
         Less: Estimated conversion expenses                                 417,000

     Net conversion proceeds                                            $  8,168,000


2.   GENERATION OF ADDITIONAL INCOME

     Net conversion proceeds                                            $  8,168,000
         Less: Proceeds not invested (1)                                     686,800
     Total conversion proceeds invested                                 $  7,481,200

     Investment rate                                                           3.90%

     Earnings increase - return on proceeds invested                    $    291,812
         Less:     Estimated cost of ESOP borrowings                          41,963
         Less:     Amortization of ESOP borrowings, net of taxes              56,661
         Less:     RRP expense, net of taxes                                  45,329

     Net earnings increase                                              $    147,858


3.   COMPARATIVE EARNINGS
                                                                             Regular           Core
                                                                             -------           ----
     Before conversion - 12 months ended 06/30/96                       $    392,000        392,000
     Net earnings increase                                                   147,858        147,858
     After conversion                                                   $    539,858        539,858


4.   COMPARATIVE NET WORTH (2)

     Before conversion - 06/30/96                                       $  7,533,000
     Conversion proceeds                                                   7,137,800
     After conversion                                                   $ 14,670,800

5.   COMPARATIVE NET ASSETS

     Before conversion - 06/30/96                                        $46,260,000
     Conversion proceeds                                                   8,168,000
     After conversion                                                    $54,428,000


(1)  Represents ESOP borrowings.
(2)  ESOP borrowings and RRP are omitted from net worth.

                                      EXHIBIT 52
KELLER & COMPANY
Columbus, Ohio
614-766-1426

                       PROJECTED EFFECT OF CONVERSION PROCEEDS
            Market Financial Corporation/The Market Building & Saving Co.
                             At the MIDPOINT of the Range

1.   GROSS CONVERSION PROCEEDS

     Midpoint market value                                              $ 10,100,000
         Less:  Estimated conversion expenses                                435,000

     Net conversion proceeds                                            $  9,665,000


2.   GENERATION OF ADDITIONAL INCOME

     Net conversion proceeds                                            $  9,665,000
         Less: Proceeds not invested (1)                                     808,000
     Total conversion proceeds invested                                 $  8,857,000

     Investment rate of return                                                 3.90%

     Earnings increase - return on proceeds invested                    $    345,476
         Less:     Estimated cost of ESOP borrowings                          49,369
         Less:     Amortization of ESOP borrowings, net of taxes              66,660
         Less:     RRP expense, net of taxes                                  53,328

     Net earnings increase                                              $    176,119


3.   COMPARATIVE EARNINGS
                                                                             Regular           Core
                                                                             -------           ----
     Before conversion - 12 months ended 06/30/96                       $    392,000        392,000
     Net earnings increase                                                   176,119        176,119
     After conversion                                                   $    568,119        568,119


4.   COMPARATIVE NET WORTH (2)

     Before conversion - 06/30/96                                       $  7,533,000
     Conversion proceeds                                                   8,453,000
     After conversion                                                   $ 15,986,000


5.   COMPARATIVE NET ASSETS

     Before conversion - 06/30/96                                       $ 46,260,000
     Conversion proceeds                                                   9,665,000
     After conversion                                                   $ 55,925,000


(1)  Represents ESOP borrowings.
(2)  ESOP borrowings and RRP are omitted from net worth.

                                      EXHIBIT 53

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                       PROJECTED EFFECT OF CONVERSION PROCEEDS
            Market Financial Corporation/The Market Building & Saving Co.
                             At the MAXIMUM of the Range

1.   GROSS CONVERSION PROCEEDS

     Maximum market value                                                $11,615,000
         Less: Estimated conversion expenses                                 453,000

     Net conversion proceeds                                             $11,162,000


2.   GENERATION OF ADDITIONAL INCOME

     Net conversion proceeds                                             $11,162,000
         Less: Proceeds not invested (1)                                     929,200
     Total conversion proceeds invested                                  $10,232,800

     Investment rate                                                           3.90%

     Earnings increase - return on proceeds invested                     $   399,141
         Less:     Estimated cost of ESOP borrowings                          56,774
         Less:     Amortization of ESOP borrowings, net of taxes              76,659
         Less:     RRP expense, net of taxes                                  61,327

     Net earnings increase                                               $   204,380


3.   COMPARATIVE EARNINGS
                                                                             Regular           Core
                                                                             -------           ----
     Before conversion - 12 months ended 06/30/96                        $   392,000        392,000
     Net earnings increase                                                   204,380        204,380
     After conversion                                                    $   596,380        596,380

4.   COMPARATIVE NET WORTH (2)

     Before conversion - 06/30/96                                        $ 7,533,000
     Conversion proceeds                                                   9,768,200
     After conversion                                                    $17,301,200


5.   COMPARATIVE NET ASSETS

     Before conversion - 06/30/96                                        $46,260,000
     Conversion proceeds                                                  11,162,000
     After conversion                                                    $57,422,000


(1)  Represents ESOP borrowings.
(2)  ESOP borrowings and RRP are omitted from net worth.

                                      EXHIBIT 54

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                       PROJECTED EFFECT OF CONVERSION PROCEEDS
            Market Financial Corporation/The Market Building & Saving Co.
                              At the SUPERRANGE Maximum


1.   GROSS CONVERSION PROCEEDS

     Superrange market value                                             $13,357,250
         Less: Estimated conversion expenses                                 473,000

     Net conversion proceeds                                             $12,884,250


2.   GENERATION OF ADDITIONAL INCOME

     Net conversion proceeds                                             $12,884,250
         Less: Proceeds not invested (1)                                   1,068,580
     Total conversion proceeds invested                                  $11,815,670

     Investment rate                                                           3.90%

     Earnings increase - return on proceeds invested                     $   460,882
         Less:     Estimated cost of ESOP borrowings                          65,290
         Less:     Amortization of ESOP borrowings, net of taxes              88,158
         Less:     RRP expense, net of taxes                                  70,526

     Net earnings increase                                               $   236,908


3.   COMPARATIVE EARNINGS
                                                                             Regular           Core
                                                                             -------           ----
     Before conversion - 12 months ended 06/30/96                        $   392,000        392,000
     Net earnings increase                                                   236,908        236,908
     After conversion                                                    $   628,908        628,908

4.   COMPARATIVE NET WORTH (2)

     Before conversion - 06/30/96                                        $ 7,533,000
     Conversion proceeds                                                  11,281,380
     After conversion                                                    $18,814,380


5.   COMPARATIVE NET ASSETS

     Before conversion - 06/30/96                                        $46,260,000
     Conversion proceeds                                                  12,884,250
     After conversion                                                    $59,144,250



(1) Represents ESOP borrowings.
(2) ESOP borrowings and RRP are omitted from net worth.

                                      EXHIBIT 55

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                       SUMMARY OF VALUATION PREMIUM OR DISCOUNT

                                                      Premium or (discount)
                                                      from comparable group.
                                                     ------------------------
                                        Market         Average       Median
                                        ------         -------       ------

MIDPOINT:
Price/earnings                          17.78x           8.88%       25.15%
Price/book value                        63.18%  *      (27.16)%     (26.85)%
Price/assets                            18.06%          38.21%       29.36%
Price/tangible book value               63.18%         (27.26)%     (26.86)%
Price/core earnings                     17.78x           1.37%       11.73%

MINIMUM OF RANGE:
Price/earnings                          15.90x          (2.60)%      11.95%
Price/book value                        58.52%  *      (32.54)%     (32.26)%
Price/assets                            15.77%          20.72%       12.99%
Price/tangible book value               58.52%         (32.62)%     (32.26)%
Price/core earnings                     15.90x          (9.32)%      (0.05)%

MAXIMUM OF RANGE:
Price/earnings                          19.48x          19.29%       37.11%
Price/book value                        67.13%  *      (22.61)%     (22.28)%
Price/assets                            20.23%          54.81%       44.90%
Price/tangible book value               67.13%         (22.70)%     (22.28%)
Price/core earnings                     19.48x          11.06%       22.41%

SUPER MAXIMUM OF RANGE:
Price/earnings                          21.24x          30.08%       49.52%
Price/book value                        70.99%  *      (18.16)%     (17.81)%
Price/assets                            22.58%          72.85%       61.78%
Price/tangible book value               70.99%         (18.26)%     (17.81)%
Price/core earnings                     21.24x          21.11%       33.49%


*  Represents pricing ratio associated with primary valuation method.

                                      EXHIBIT A


                                KELLER & COMPANY, INC.
                                555 METRO PLACE NORTH
                                      SUITE 524
                                  DUBLIN, OHIO 43017
                                    (614) 766-1426
                                  (614) 766-1459 FAX


                                 PROFILE OF THE FIRM


KELLER & COMPANY, INC. is a full service consulting firm to financial institutions, serving clients throughout the United States from its offices in Columbus, Ohio. The firm consults primarily in the areas of regulatory and compliance matters, financial analysis and strategic planning, stock valuation and appraisal, mergers and acquisitions, mutual to stock conversions, conversion/mergers and branching. Since its inception in 1985, KELLER & COMPANY has provided a wide range of consulting services to over 80 financial institutions including thrifts, banks, mortgage companies and holding companies. KELLER & COMPANY is an affiliate member of the Community Bankers of America, the Ohio League of Financial institutions, and the Tri State League of Financial Institutions.

Each of the firm's senior consultants has over fifteen years front line experience and accomplishment in various areas of the thrift, banking, and real estate industries. Each consultant provides to clients distinct and diverse areas of expertise. Specific services and projects have included charter and insurance applications, market studies, institutional mergers and acquisitions, branch sales and acquisitions, operations and performance analyses, business plans, strategic planning, financial projection and modeling, stock valuation, fairness opinions, capital plans, policy development and revision, lending, underwriting and investment criteria, data processing and management information systems, and incentive compensation programs.

It is the goal of KELLER & COMPANY to provide specific and ongoing services that are pertinent and responsive to the needs of the individual client institution within the changing industry environment, and to offer those services at reasonable fees on a timely basis. in recent years, KELLER & COMPANY has become one of the leading consulting firms in the nation.

                               CONSULTANTS IN THE FIRM

MICHAEL R. KELLER has over eighteen years experience as a consultant to the financial institution industry. immediately following his graduation from college, he was employed by the Ohio Division of Savings and Loan Associations, working for two years in the northeastern Ohio district as an examiner of thrift institutions before pursuing graduate studies at the Ohio State University.

Mr. Keller later worked as an associate for a management consulting firm specializing in services to thrift institutions. During his eight years with the firm, he specialized in mergers and acquisitions, branch acquisitions and sales, branch feasibility studies, stock valuations, charter applications, and site selection analyses. By the time of his departure, he had attained the position of Vice President, with experience in almost all facets of thrift operations.

Prior to forming Keller & Company, Mr. Keller also worked as a senior consultant in a larger consulting firm. in that position, he broadened his activities and experience, becoming more involved with institutional operations, business and strategic planning, regulatory policies and procedures, conversion appraisals, and fairness opinions. Mr. Keller established the firm in November, 1985 to better serve the needs of the financial institution industry.

Mr. Keller graduated from Wooster College with a B.A. in Economics in 1972, and later received an M.B.A. in Finance in 1976 from the Ohio State University where he took courses in corporate stock valuations.

JOHN A. SHAFFER has over twenty years experience in banking, finance, real estate lending, and development.

From 1971 to 1974, Mr. Shaffer was employed by a large real estate investment trust as a lending officer, specializing in construction and development loans. By 1974, having gained experience in loan underwriting, management and workout, he joined Chemical Bank of New York and was appointed Vice President for Loan Administration of Chemical Mortgage Company in Columbus, Ohio. At Chemical, he managed all commercial and residential loan servicing, administering a portfolio in excess of $1 billion. His responsibilities also included the analysis, management and workout of problem commercial loans and properties, and the structuring, negotiation, acquisition and sale of loan servicing and mortgage and equity securities.

Mr. Shaffer later formed an independent real estate and financial consulting firm, serving corporate and institutional clients, and also investing in and developing real estate. His primary activities have included the planning, analysis, financing, implementation, and administration of real estate projects, as well as financial projection and modeling, cost and profit analysis, loan management, budgeting, cash flow management and project design.

Mr. Shaffer graduated from Syracuse University in 1965 with a B.S. in Business Administration, later receiving an M.B.A. in Finance and a Ph.D. in Economics from New York University.

JOHN S. KORTING has eighteen years experience in the financial institution industry working in such areas as data processing, software design, strategic planning, productivity improvement, cash management, incentive compensation planning, asset and liability management and organizational planning.

Mr. Korting began his career with Huntington Bank, Columbus, Ohio, in 1976 as manager of the accounting department in the Bank's operations area, focusing on system analysis for automated teller machines and electronic funds transfer.
Mr. Korting then became a system engineer with Electronic Data Systems, Dallas, Texas, providing computer programming and implementation support. He then served as a senior consultant with two big eight accounting firms, Deloitte & Touche and Price Waterhouse. He worked on a wide variety of financial institution projects, including strategic planning, Office of Thrift Supervision business plans, financial analysis, computer, installations, computerized financial modeling, and bank operations.

John Korting graduated from the Ohio State University with a B.S. in Accounting and Computer Science in 1976.

                                      EXHIBIT B




                                         RB2O

                                    CERTIFICATION



    I hereby certify that I have not been the subject of any criminal, civil or administrative judgments, consents, undertakings or orders, or any past or ongoing indictments, formal investigations, examinations, or administrative proceedings (excluding routine or customary audits, inspections and investigations) issued by any federal or state court, any department, agency, or commission of the U.S. Government, any state or municipality, any self- regulatory trade or professional organization, or any foreign government or governmental entity, which involve:

    (i) commission of a felony, fraud, moral turpitude, dishonesty or breach of trust;

    (ii)      violation of securities or commodities laws or regulations;

    (iii)     violation of depository institution laws or regulations;

    (iv)      violation of housing authority laws or regulations;

    (v) violation of the rules, regulations, codes of conduct or ethics of a self- regulatory trade or professional organization;

    (vi) adjudication of bankruptcy or insolvency or appointment of a receiver, conservator, trustee, referee, or guardian.

I hereby certify that the statements l have made herein are true, complete, and correct to the best of my knowledge and belief.


                                  Conversion Appraiser


-----------------------           ----------------------------------
    Date                          Michael R. Keller

                                      EXHIBIT C






                              AFFIDAVIT OF INDEPENDENCE
                              -------------------------

STATE OF OHIO,

COUNTY OF FRANKLIN, ss:


    I, Michael R. Keller, being first duly sworn hereby depose and say that:

    The fee which I received directly from the applicant, The Market Building and Saving Company, Mt. Healthy, Ohio, in the amount of $17,000 for the performance of my appraisal was not related to the value determined in the appraisal; that the undersigned appraiser is independent and has fully disclosed to the Office of Thrift Supervision any relationships which may have a material bearing upon the question of my independence; and that any indemnity agreement with the applicant has been fully disclosed in a written statement to the Office of Thrift Supervision.

    Further, affiant sayeth naught.

                                  ------------------------------
                                  MICHAEL R. KELLER


    Sworn to before me and subscribed in my presence this 9th day of August, 1996.


                                  ------------------------------
                                  NOTARY PUBLIC